    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1998
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CITIZENS BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              OHIO                             6022                          34-1372535
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43945
                                 (330) 679-2328
  (ADDRESS, INCLUDING INDEMNIFIED PERSON CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 MARTY E. ADAMS
                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43945
                                 (330) 679-2328
    (NAME, ADDRESS, INCLUDING INDEMNIFIED PERSON CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

     M. PATRICIA OLIVER, ESQ.            MARK J. MENTING, ESQ.           WILLIAM S. RUBENSTEIN, ESQ.
    SQUIRE, SANDERS & DEMPSEY             SULLIVAN & CROMWELL               SKADDEN, ARPS, SLATE,
          4900 KEY TOWER                    125 BROAD STREET                  MEAGHER & FLOM LLP
        127 PUBLIC SQUARE               NEW YORK, NEW YORK 10004               919 THIRD AVENUE
      CLEVELAND, OHIO 44114                                                NEW YORK, NEW YORK 10022

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.   [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM
                                                           OFFERING PRICE         PROPOSED MAXIMUM          AMOUNT OF
       TITLE OF EACH CLASS OF          AMOUNT TO BE         PER SHARE OF              AGGREGATE            REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED(1)        COMMON STOCK          OFFERING PRICE(2)           FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value(4)      19,170,700              N.A.                $629,261,133             $185,632
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) The number of shares of common stock, without par value ("Bancshares Common Stock"), of Citizens Bancshares, Inc., an Ohio corporation ("Bancshares") to be registered pursuant to this Registration Statement is based upon the number of shares of common stock, without par value, of Mid Am, Inc., an Ohio corporation ("Mid Am") presently outstanding or reserved for issuance under various plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates, multiplied by the exchange ratio of 0.77 shares of Bancshares Common Stock for each share of Mid Am Common Stock.
(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the Mid Am Common Stock to be canceled in the merger and is equal to the product of (i) $25.28125, the average of the high and low sale prices per share of Mid Am Common Stock quoted on the Nasdaq National Market System on August 3, 1998 and (ii) 24,890,428, the estimated maximum number of such shares that will be canceled in the merger.
(3) The registration fee was calculated as follows: .000295 of the proposed maximum aggregate offering price less $123,546.98. A registration fee of $123,546.98 was previously paid in connection with the joint filing by Bancshares and Mid Am of preliminary proxy solicitation materials, under
    Section 14(g) and Rule 0-11(a)(2) of the Securities Exchange Act of 1934, as amended, which fee, pursuant to Rule 457(b) under the Securities Act of 1933, as amended, has been credited against the registration fee payable hereunder.
(4) Includes associated preferred shares purchase rights. Prior to the occurrence of certain events, such rights will not be evidenced or traded separately from the common stock.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  [CBI LOGO]
                           CITIZENS BANCSHARES, INC.

                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43945

                                                                  August 6, 1998

To our Shareholders:

     You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of Citizens Bancshares, Inc. ("Bancshares"), to be held on October 1, 1998, at 7 p.m., local time, at the Raymond T. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio 43945. The accompanying Notice of the Special Meeting, Joint Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the Special Meeting. I encourage you to review these materials and to attend the Special Meeting.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), between Bancshares and Mid Am, Inc., a bank holding company organized and existing under the laws of Ohio ("Mid Am"), pursuant to which Bancshares and Mid Am will combine in a merger of equals transaction. Pursuant to the Merger Agreement, Mid Am will be merged with and into Bancshares (the "Merger") with Bancshares as the surviving corporation under the name Sky Financial Group, Inc. ("Sky Financial"). The Merger will create a combined organization with over $4 billion in assets, 145 branches and over 2,300 employees and will be one of the premier regional banking organizations in Ohio.

     The proposal to approve the Merger Agreement (the "Merger Proposal") includes a proposal to amend the Fifth Amended Articles of Incorporation of Bancshares (the "Bancshares Articles of Incorporation") as follows: (i) to change the name of the corporation from Citizens Bancshares, Inc. to Sky Financial Group, Inc.; (ii) to change the location of Bancshares' principal office from Salineville, Ohio to Bowling Green, Ohio; (iii) to increase the number of authorized shares of Bancshares common stock, no par value, from 36,000,000 to 150,000,000; (iv) to increase the number of authorized shares of Bancshares serial preferred stock, par value $10.00 per share, from 200,000 to 10,000,000; (v) to eliminate cumulative voting in the election of directors; and
(vi) to reduce the shareholder vote required to approve various material transactions of Bancshares, including certain mergers, consolidations and asset sales, from 66 2/3% to a majority of the voting stock of the corporation.

     In addition, the Merger Proposal includes a proposal to amend the Code of Regulations of Bancshares to effect the following: (i) conform the list of officers authorized to call a special meeting of the shareholders with the additional officer positions provided for in the Merger Agreement; (ii) increase the current size of the Board of Directors of Bancshares (the "Bancshares Board") from fourteen (14) members to twenty-two (22) members and establish a maximum board size of thirty-five (35) members; (iii) provide that for a period of three years after the effective time of the Merger, the Sky Financial Board of Directors will contain equal numbers of directors nominated by certain Bancshares directors and by certain Mid Am directors; (iv) vest the power to remove directors solely with the 80% vote of the Bancshares Board and then solely upon a finding of cause; (v) provide that for a period of three years after the effective time of the Merger, the Executive Committee of the Bancshares Board, if established, would contain equal numbers of directors elected by certain Bancshares directors and by certain Mid Am directors; (vi) set forth a description of officer positions consistent with the provisions of the Merger Agreement; and (vii) provide for the creation of a Management Executive Committee to oversee management and operations of Sky Financial post-Merger.

     Upon consummation of the Merger, each share of common stock, without par value of Mid Am ("Mid Am Common Stock") will be converted into 0.77 (the "Exchange Ratio") shares of stock, without par value, of Sky Financial ("Sky Financial Common Stock"). The original Exchange Ratio as stated in the Merger Agreement was 0.385. The Exchange Ratio has been adjusted to 0.77 to reflect Bancshares' June 1998 two-for-one stock split. The exchange of Mid Am Common Stock for Sky Financial Common Stock is intended to qualify generally as tax-free to Bancshares, Mid Am and holders of Mid Am Common Stock for federal income tax purposes. Each share of issued and outstanding Bancshares Common Stock prior to the Merger will remain unchanged as an issued and outstanding share of Sky Financial Common Stock.

     Consummation of the Merger is subject to certain conditions, including but not limited to, obtaining the requisite vote of the shareholders of Bancshares and Mid Am and the receipt of certain regulatory approvals.

     At the Special Meeting, you will also be asked to consider and vote upon the following in contemplation of the Merger: (i) a proposal to amend the Bancshares Articles of Incorporation to repeal the control share acquisition provision set forth in Article Sixth thereof (the "Control Share Acquisition Amendment"); (ii) a proposal to approve the Amended and Restated 1998 Non-Statutory Stock Option Plan for Non-Employee Directors (the "Director Stock Option Plan"); and (iii) a proposal to approve the 1998 Stock Option Plan for Employees of Sky Financial (the "Employee Stock Option Plan").

     THE BANCSHARES BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER PROPOSAL, THE CONTROL SHARE ACQUISITION AMENDMENT, THE DIRECTOR STOCK OPTION PLAN AND THE EMPLOYEE STOCK OPTION PLAN ARE IN THE BEST INTERESTS OF BANCSHARES AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL THEREOF.

     Bancshares' financial advisor, Sandler O'Neill & Partners, L.P., has rendered an opinion, dated August 5, 1998, to the Bancshares Board of Directors to the effect that, as of that date, and based upon and subject to certain matters stated in such opinion, the Exchange Ratio is fair to shareholders of Bancshares from a financial point of view.

     If the accompanying Proxy Card is executed properly and returned to Bancshares in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Merger Proposal, the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan. The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. A Bancshares shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Tracey L. Reeder, Citizens Bancshares, Inc., 10 East Main Street, Salineville, Ohio 43945 or by attending the Special Meeting and advising the Secretary of the shareholder's intent to vote the shares.

     Approval and adoption of the Merger Proposal requires the affirmative vote of the holders of two-thirds of the outstanding common shares of Bancshares. Approval and adoption of the Control Share Acquisition Amendment requires the affirmative vote of 75% of the outstanding common shares of Bancshares. Approval and adoption of the Director Stock Option Plan and the Employee Stock Option Plan requires, in each case, the affirmative vote of a majority of the common shares of Bancshares present in person or by proxy at the Special Meeting. Accordingly, it is very important that your shares be represented at the Bancshares Special Meeting. Approvals of the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan are not conditions to the Merger. We have engaged Morrow & Company, Inc. to assist us with the proxy solicitation effort. You may receive a phone call from one of their representatives reminding you to send in your proxy. I urge you to vote FOR the Merger Proposal, the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                          Sincerely,

                                          Marty E. Adams
                                          President and Chief Executive Officer

                              [MIDAM, INC. LOGO]
                            221 SOUTH CHURCH STREET
                           BOWLING GREEN, OHIO 43402

                                                                  August 6, 1998

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of Mid Am, Inc. ("Mid Am"), to be held on September 29, 1998, at 4 p.m., local time, at The Toledo Club, Madison Avenue at 14th Street, Toledo, Ohio. The accompanying Notice of the Special Meeting, Joint Proxy Statement/Prospectus and Proxy Card set forth the formal business to be transacted at the Special Meeting. I encourage you to review these materials and to attend the Special Meeting.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), between Citizens Bancshares, Inc., a bank holding company organized and existing under the laws of Ohio ("Bancshares"), and Mid Am, pursuant to which Bancshares and Mid Am will combine in a merger of equals transaction. Pursuant to the Merger Agreement, Mid Am will be merged with and into Bancshares (the "Merger") with Bancshares as the surviving corporation under the name Sky Financial Group, Inc. ("Sky Financial"). The Merger will create a combined organization with over $4 billion in assets, 145 branches and over 2,300 employees and be one of the premier regional banking organizations in Ohio.

     Upon consummation of the Merger, each share of common stock, without par value of Mid Am ("Mid Am Common Stock") will be converted into 0.77 (the "Exchange Ratio") shares of common stock, without par value, of Sky Financial ("Sky Financial Common Stock"). The original Exchange Ratio as stated in the Merger Agreement was 0.385. The Exchange Ratio has been adjusted to 0.77 to reflect Bancshares' June 1998 two-for-one stock split. The exchange of Mid Am Common Stock for Sky Financial Common Stock is intended to qualify generally as tax-free to Bancshares, Mid Am and holders of Mid Am Common Stock for federal income tax purposes. Each share of issued and outstanding Bancshares Common Stock prior to the Merger will remain unchanged as an issued and outstanding share of Sky Financial Common Stock.

     Consummation of the Merger is subject to certain conditions, including but not limited to, obtaining the requisite vote of the shareholders of Bancshares and Mid Am and the receipt of certain regulatory approvals.

     THE MID AM BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF MID AM AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

     Mid Am's financial advisor, McDonald & Company Securities, Inc., has rendered an opinion, dated August 5, 1998, to the Mid Am Board of Directors to the effect that, as of that date, and based upon and subject to certain matters stated in such opinion, the Exchange Ratio is fair to shareholders of Mid Am from a financial point of view.

     If the accompanying Proxy Card is executed properly and returned to Mid Am in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted for approval of the Merger Agreement and the Merger. The presence of a shareholder at the Special Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with or delivering a duly executed proxy bearing a later date to Marci L. Klumb, Mid Am, Inc., 221 South Church Street, Bowling Green, Ohio 43402 or by attending the Special Meeting and advising the Secretary of the shareholder's intent to vote the shares.

     Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of at least a majority of the outstanding common shares of Mid Am. Accordingly, it is very important that your shares be represented at the Mid Am Special Meeting. We have engaged Georgeson & Company Inc. to assist us with the proxy solicitation effort. You may receive a phone call from one of their representatives reminding you to send in your proxy. I urge you to vote FOR the Merger, and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the Mid Am Special Meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                         Sincerely,

                                         Edward J. Reiter
                                         Chairman of the Board
                                         and Chief Executive Officer

                                  [CBI LOGO]
                           CITIZENS BANCSHARES, INC.

                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43945

--------------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 1, 1998

--------------------------------------------------------------------------------

To the Shareholders of Citizens Bancshares, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (including any adjournments or postponements thereof, the "Special Meeting") of Citizens Bancshares, Inc. will be held on October 1, 1998, at 7 p.m., local time, at Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio 43945. A Proxy Card and Joint Proxy Statement/Prospectus for the Special Meeting are enclosed. The purpose of the Special Meeting is to consider and vote upon the following matters:

          1. A proposal (the "Merger Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), between Bancshares and Mid Am, Inc. ("Mid Am"), pursuant to which Bancshares and Mid Am will be combined in a merger of equals transaction. Pursuant to the Merger Agreement, Mid Am will be merged with and into Bancshares (the "Merger") with Bancshares as the surviving corporation under the name Sky Financial Group, Inc. The Merger Proposal also includes a proposal to amend the Articles of Incorporation of Bancshares (the "Bancshares Articles Amendment") in order to (a) change the name of the corporation from Citizens Bancshares, Inc. to Sky Financial Group, Inc.; (b) change the location of Bancshares' principal office from Salineville, Ohio to Bowling Green, Ohio; (c) increase the number of authorized shares of Bancshares common stock, no par value, from 36,000,000 to 150,000,000; (d) increase the number of authorized shares of Bancshares serial preferred stock, par value $10.00 per share, from 200,000 to 10,000,000; (e) eliminate cumulative voting in the election of directors; and (f) reduce the shareholder vote required to approve various material transactions of Bancshares, including certain mergers, consolidations and asset sales, from 66 2/3% to a majority of the voting stock of the corporation (collectively, the "Bancshares Articles Amendment"). In addition, the proposal to approve the Merger Agreement includes a proposal to amend the Code of Regulations of Bancshares to effect the following: (a) conform the list of officers authorized to call a special meeting of the shareholders with the additional officer positions provided for in the Merger Agreement; (b) increase the current size of the Board of Directors of Bancshares (the "Bancshares Board") from fourteen (14) members to twenty-two (22) members and establish a maximum board size of thirty-five
     (35) members; (c) provide that for a period of three years after the effective time of the Merger, the Sky Financial Board of Directors will contain equal numbers of directors nominated by certain Bancshares directors and by certain Mid Am directors; (d) vest the power to remove directors solely with the 80% vote of the Bancshares Board and then solely upon a finding of cause; (e) provide that for a period of three years after the effective time of the Merger, the Executive Committee of the Bancshares Board, if established, would contain equal numbers of directors elected by certain Bancshares directors and by certain Mid Am directors; (f) set forth a description of officer positions consistent with the provisions of the Merger Agreement; and (g) provide for the creation of a Management Executive Committee to oversee management and operations of Sky Financial post-Merger. A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

          2. A proposal to amend the Bancshares Articles of Incorporation to repeal the control share acquisition provision set forth in Article Sixth thereof (the "Control Share Acquisition Amendment").

          3. A proposal to approve and adopt the Amended and Restated 1998 Non-Statutory Stock Option Plan for Non-Employee Directors (the "Director Stock Option Plan").

          4. A proposal to approve and adopt the 1998 Stock Option Plan for Employees (the "Employee Stock Option Plan").

          5. A proposal to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, including without limitation, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve and adopt the Merger Proposal, the Merger and the other matters set forth above.

     THE BANCSHARES BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER PROPOSAL, THE CONTROL SHARE ACQUISITION AMENDMENT, THE DIRECTOR STOCK OPTION PLAN AND THE EMPLOYEE STOCK OPTION PLAN ARE IN THE BEST INTERESTS OF BANCSHARES AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOREGOING.

     The Board of Directors of Bancshares has fixed the close of business on August 5, 1998 as the record date (the "Record Date") for determination of the shareholders of Bancshares entitled to notice of and to vote at the Special Meeting. Only holders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Approval and adoption of the Merger Proposal requires the affirmative vote of at least two-thirds of the shares of Bancshares Common Stock outstanding on the Record Date. Approval of the Control Share Acquisition Amendment requires the affirmative vote of 75% of the shares of Bancshares Common Stock outstanding on the Record Date. Approval and adoption of the Director Stock Option Plan and the Employee Stock Option Plan requires, in each case, the affirmative vote of a majority of the shares of Bancshares Common Stock present in person or by proxy at the Special Meeting .

     IF PASSED, AN EFFECT OF THE PROVISIONS IN THE BANCSHARES ARTICLES AMENDMENT WILL BE TO DO THE FOLLOWING: (I) TO PERMIT A MAJORITY OF A QUORUM OF THE VOTING POWER IN THE ELECTION OF DIRECTORS TO ELECT EVERY DIRECTOR; (II) TO ELIMINATE CUMULATIVE VOTING AND (III) TO PRECLUDE A MINORITY OF A QUORUM OF THE VOTING POWER IN THE ELECTION OR REMOVAL OF DIRECTORS FROM ELECTING OR PREVENTING THE REMOVAL OF ANY DIRECTOR.

     It is very important that your shares be represented at the Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of Bancshares, and to mail it promptly in the enclosed envelope. All proxies are important, so whether or not you plan to attend the Special Meeting, please complete each Proxy Card sent to you and return it without delay in the enclosed postage-paid envelope provided. Your proxy may be revoked in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the Special Meeting.

                                          By Order of the Board of Directors,

                                          Marty E. Adams
                                          President and
                                          Chief Executive Officer

Salineville, Ohio
August 6, 1998

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY
--------------------------------------------------------------------------------

                              [MIDAM, INC. LOGO]
                            221 SOUTH CHURCH STREET
                           BOWLING GREEN, OHIO 43402

--------------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1998
--------------------------------------------------------------------------------

To the Shareholders of Mid Am, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (including any adjournments or postponements thereof, the "Special Meeting") of Mid Am, Inc. ("Mid Am") will be held on September 29, 1998, at 4 p.m., local time, at The Toledo Club, Madison Avenue at 14th Street, Toledo, Ohio. The purpose of the Special Meeting is to consider and vote upon the following matters:

          1. A proposal (the "Merger Proposal") to approve the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998, between Citizens Bancshares, Inc. ("Bancshares") and Mid Am (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), pursuant to which Mid Am will be merged with and into Bancshares in a merger of equals transaction (the "Merger") with Bancshares as the surviving corporation under the name Sky Financial Group, Inc. A copy of the Merger Agreement is attached as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

          2. A proposal to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, including, without limitation, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement and the Merger.

     THE MID AM BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER PROPOSAL IS IN THE BEST INTERESTS OF MID AM AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER PROPOSAL.

     The Board of Directors of Mid Am has fixed the close of business on July 31, 1998, as the record date (the "Record Date") for determination of the shareholders of Mid Am entitled to notice of and to vote at the Special Meeting. Only holders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Adoption of the Merger Proposal requires the affirmative vote of at least a majority of the shares of Mid Am Common Stock outstanding on the Record Date.

     It is very important that your shares be represented at the Special Meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of Mid Am, and to mail it promptly in the enclosed envelope. All proxies are important, so whether or not you plan to attend the Special Meeting, please complete each Proxy Card sent to you and return it without delay in the enclosed postage-paid envelope provided. Your proxy may be revoked in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the Special Meeting.

                                          By Order of the Board of Directors,

                                          Marci L. Klumb
                                          Secretary

Bowling Green, Ohio
August 6, 1998

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY
--------------------------------------------------------------------------------

                            SKY FINANCIAL GROUP LOGO

                                  MID AM, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1998

                           CITIZENS BANCSHARES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 1, 1998

                             JOINT PROXY STATEMENT
                               ------------------
                           CITIZENS BANCSHARES, INC.
                   (TO BE RENAMED SKY FINANCIAL GROUP, INC.)
                                   PROSPECTUS
                   SHARES OF COMMON STOCK, WITHOUT PAR VALUE
                               ------------------
    This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, without par value ("Mid Am Common Stock"), of Mid Am, Inc., a bank holding company organized and existing under the laws of Ohio ("Mid Am"), in connection with the solicitation of proxies by the Board of Directors of Mid Am (the "Mid Am Board") for use at a special meeting of shareholders to be held at 4 p.m., on September 29, 1998 at The Toledo Club, Madison Avenue at 14th Street, Toledo, Ohio, and at any adjournments or postponements thereof (the "Mid Am Special Meeting").
    This Joint Proxy Statement/Prospectus is also being furnished to holders of common stock, without par value ("Bancshares Common Stock," and after the effective time of the Merger, "Sky Financial Common Stock"), of Citizens Bancshares, Inc., a bank holding company organized and existing under the laws of Ohio ("Bancshares"), in connection with the solicitation of proxies by the Board of Directors of Bancshares (the "Bancshares Board") for use at a special meeting of shareholders to be held at 7 p.m., on October 1, 1998, at Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio 43945, and at any adjournments or postponements thereof (the "Bancshares Special Meeting"), and to holders of Mid Am Common Stock as a prospectus with respect to shares of Sky Financial Common Stock issuable upon consummation of the Merger (as hereinafter defined).
    At the Mid Am Special Meeting in the case of holders of Mid Am Common Stock and at the Bancshares Special Meeting in the case of holders of Bancshares Common Stock, you will be asked to consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Merger Agreement"), between Bancshares and Mid Am pursuant to which Bancshares and Mid Am will combine in a merger of equals transaction. Pursuant to the Merger Agreement, Mid Am will be merged with and into Bancshares (the "Merger") with Bancshares as the surviving corporation under the name Sky Financial Group, Inc. ("Sky Financial"). The Merger will create a combined organization with over $4 billion in assets, 145 branches and over 2,300 employees and will be one of the premier regional banking organizations in Ohio.
    The proposal to approve the Merger Agreement (the "Merger Proposal") includes a proposal to amend the Fifth Amended Articles of Incorporation of Bancshares (the "Bancshares Articles of Incorporation") as follows: (i) to change the name of the corporation from Citizens Bancshares, Inc. to Sky Financial Group, Inc.; (ii) change the location of Bancshares' principal office from Salineville, Ohio to Bowling Green, Ohio; (iii) to increase the number of authorized shares of Bancshares common stock, no par value, from 36,000,000 to 150,000,000; (iv) to increase the number of authorized shares of Bancshares serial preferred stock, par value $10.00 per share (the "Bancshares Preferred Stock"), from 200,000 to 10,000,000; (v) to eliminate cumulative voting in the election of directors; and (vi) to reduce the shareholder vote required to approve various material transactions of Bancshares, including certain mergers, consolidations and asset sales, from 66 2/3% to a majority of the voting stock of the corporation (the "Bancshares Articles Amendment"). In addition, the Merger Proposal includes a proposal to amend the Code of Regulations of Bancshares to effect the following: (i) conform the list of officers authorized to call a special meeting of the shareholders with the additional officer positions provided for in the Merger Agreement; (ii) increase the current size of the Bancshares Board from fourteen (14) members to twenty-two (22) members and establish a maximum board size of thirty-five (35) members; (iii) provide that for a period of three years after the effective time of the Merger (the "Effective Time", and the date thereof, the "Effective Date"), the Sky Financial Board of Directors will contain equal numbers of directors nominated by certain Bancshares directors and by certain Mid Am directors; (iv) vest the power to remove directors solely with the 80% vote of the Bancshares Board and then solely upon a finding of cause; (v) provide that for a period of three years after the Effective Time the Executive Committee of the Bancshares Board, if established, would contain equal numbers of directors elected by certain Bancshares directors and by certain Mid Am directors; (vi) set forth a description of officer positions consistent with the provisions of the Merger Agreement; and (vii) provide for the creation of a Management Executive Committee to oversee management and operations of Sky Financial post-Merger (collectively, the "Bancshares Code of Regulations Amendment").
    In contemplation of the Merger, at the Bancshares Special Meeting shareholders of Bancshares will also be asked to consider and vote upon the following: (i) a proposal to amend the Bancshares Articles of Incorporation to repeal the control share acquisition provision set forth in Article Sixth thereof (the "Control Share Acquisition Amendment"); (ii) a proposal to approve the Amended and Restated 1998 Stock Option Plan for Non-Employee Directors (the "Director Stock Option Plan"); and (iii) a proposal to approve the 1998 Stock Option Plan for Employees (the "Employee Stock Option Plan"). Approval of these proposals is not a condition to the consummation of the Merger.
    Upon consummation of the Merger, each share of Mid Am Common Stock issued and outstanding immediately prior to the Merger shall cease to be outstanding and each such share (excluding certain shares held by Mid Am or its subsidiaries, Bancshares or its subsidiaries and dissenting shareholders of Mid Am and Bancshares, Mid Am, Bancshares or their subsidiaries) shall be converted into 0.77 (the "Exchange Ratio") of a share of Sky Financial Common Stock, subject to adjustment as provided in the Merger Agreement and as described herein, with cash paid in lieu of fractional shares. The original Exchange Ratio as stated in the Merger Agreement was 0.385. The Exchange Ratio has been adjusted to 0.77 to reflect Bancshares' June 1998 two-for-one stock split. The exchange of Mid Am Common Stock for Sky Financial Common Stock is intended to qualify generally as tax-free to Bancshares, Mid Am and holders of Mid Am Common Stock for federal income tax purposes. Each share of Bancshares Common Stock issued and outstanding immediately prior to the Effective Time, will remain unchanged as an issued and outstanding share of Sky Financial Common Stock. The Merger Agreement also provides for the conversion upon consummation of the Merger of all stock options to acquire Mid Am Common Stock (the "Mid Am Stock Options") into options to acquire shares of Sky Financial Common Stock, appropriately adjusted to reflect the Exchange Ratio. See "The Merger."
    Based on the 23,358,898 shares of Mid Am Common Stock outstanding on the Mid Am Record Date (as hereinafter defined)and the 1,361,829 shares issuable upon exercise of outstanding Mid Am Stock Options and estimated to be issued under certain employee benefit plans of Mid Am and the Exchange Ratio of 0.77, up to approximately 19,170,700 shares of Bancshares Common Stock will be issuable upon consummation of the Merger. The shares of Mid Am Common Stock and Bancshares Common Stock are listed for quotation and traded on The Nasdaq Stock Market Inc. (the "Nasdaq Stock Market"). On May 20, 1998, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of Mid Am Common Stock and of Bancshares Common Stock on the Nasdaq Stock Market were $27.00 and $72.75 ($36.38 after giving effect to the June 1998 two-for-one stock split), respectively, and on August 3, 1998, the last practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the last reported sale prices per share were $25.25 and $33.125, respectively. Because the market price of Bancshares Common Stock is subject to fluctuation, the value of the shares of Bancshares Common Stock that holders of Mid Am Common Stock will receive in the Merger may increase or decrease prior to and after the Merger.

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
  ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
 THE SHARES OF BANCSHARES COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
   DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.
                               ------------------

    The date of this Joint Proxy Statement/Prospectus is August 6, 1998, and it is first being mailed or otherwise delivered to Bancshares and Mid Am shareholders on or about the same time.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
AVAILABLE INFORMATION.......................................     iv
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........      v
SUMMARY.....................................................      1
  Parties to the Merger.....................................      1
     Bancshares.............................................      1
     Mid Am.................................................      1
     Recent Developments....................................      2
  Reasons for the Merger; Recommendations of the Board......      3
  Opinions of Financial Advisors............................      3
     Bancshares.............................................      3
     Mid Am.................................................      3
  Terms of the Merger.......................................      3
     General................................................      3
     Effective Time.........................................      3
     Exchange Ratio.........................................      4
     Effects on Bancshares Shareholders.....................      4
     Board of Directors and Management Following the
      Merger................................................      4
     Dissenters' Rights.....................................      5
     NASDAQ Listing.........................................      5
     Conditions; Regulatory Approval........................      5
     Termination of the Merger Agreement....................      5
     Stock Option Agreements................................      5
     Tax and Accounting Treatment...........................      6
     Interest of Certain Persons in the Merger..............      6
     Dividends..............................................      6
  Bancshares Articles Amendment and Bancshares Code of
     Regulations Amendment..................................      6
     Bancshares Articles Amendment..........................      6
     Bancshares Code of Regulations Amendment...............      7
  Control Share Acquisition Amendment.......................      7
  Director Stock Option Plan................................      7
  Employee Stock Option Plan................................      8
  Shareholder Meetings......................................      8
     Date, Time and Place...................................      8
     Purpose of Meetings....................................      8
     Shares Outstanding and Entitled to Vote, Record Date...      8
     Votes Required.........................................      8
     Shares Owned by Directors, Executive Officers and
      Certain Subsidiaries of Bancshares and Mid Am.........      9
COMPARATIVE STOCK PRICES AND DIVIDENDS......................     10
COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA..............     11
SELECTED FINANCIAL DATA OF BANCSHARES (HISTORICAL)..........     12
SELECTED FINANCIAL DATA OF MID AM (HISTORICAL)..............     14
BANCSHARES AND MID AM UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED FINANCIAL DATA...............................     16
INTRODUCTION................................................     17
PARTIES TO THE MERGER.......................................     17
  Bancshares................................................     17
  Mid Am....................................................     18
  Recent Developments.......................................     19

                                                                PAGE
                                                                ----
SPECIAL MEETINGS OF BANCSHARES AND MID AM...................     20
  Time and Place of Special Meetings........................     20
  Record Date, Solicitation and Revocability of Proxies.....     20
  Votes Required............................................     22
  Matters to be Considered at the Bancshares Special
     Meeting................................................     23
  Matters to be Considered at the Mid Am Special Meeting....     23
  Recommendation of Bancshares Board of Directors...........     24
  Recommendation of Mid Am Board of Directors...............     24
  Expenses..................................................     24
THE MERGER..................................................     25
  General...................................................     25
  Background of the Merger..................................     25
  Reasons for the Merger....................................     26
  Opinion of Bancshares Financial Advisor...................     28
  Opinion of Mid Am Financial Advisor.......................     31
  Effective Time............................................     35
  Distribution of Sky Financial Certificates................     35
  Fractional Shares.........................................     36
  Stock Options.............................................     36
  Federal Income Tax Consequences...........................     36
  Board of Directors, Management and Operations after the
     Merger.................................................     38
  Post-acquisition Compensation and Benefits................     39
  Interest of Certain Persons in the Merger.................     40
  Conditions to Consummation................................     43
  Representations and Warranties............................     44
  Regulatory Approvals......................................     44
  Amendment, Waiver and Termination.........................     44
  Acquisition Proposals.....................................     44
  Conduct of Business Pending the Merger....................     45
  Dividends.................................................     46
  Expenses and Fees.........................................     46
  Accounting Treatment......................................     46
  Dissenters' Rights........................................     47
  NASDAQ Listing of Sky Financial Common Stock..............     47
  Resales of Sky Financial Common Stock.....................     47
CERTAIN RELATED AGREEMENTS..................................     48
  Stock Option Agreements...................................     48
RIGHTS OF DISSENTING SHAREHOLDERS...........................     52
  Rights of Dissenting Bancshares Shareholders..............     52
  Rights of Dissenting Mid Am Shareholders..................     52
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................     54
DESCRIPTION OF SKY FINANCIAL CAPITAL STOCK..................     61
  General...................................................     61
  Control Share Acquisition Provision.......................     61
  Shareholders Rights Plan..................................     63
COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF COMMON STOCK OF
  SKY FINANCIAL, MID AM AND BANCSHARES......................     66
  Authorized Shares.........................................     66
  Amendments to Articles of Incorporation or Code of
     Regulations............................................     66
  Special Meetings of Shareholders..........................     67
  Number of Directors; Classified Board of Directors........     67
  Removal of Directors......................................     68

                                                                PAGE
                                                                ----
  Advance Notice of Director Nominations....................     68
  Cumulative Voting.........................................     69
  Control Share Acquisitions................................     69
  Business Combination Provisions...........................     70
  Vote Required to Approve Merger, Consolidation, Sale of
     Substantially All Assets...............................     71
  Indemnification...........................................     71
  Shareholders Rights Plan..................................     72
AMENDMENTS TO THE BANCSHARES ARTICLES OF INCORPORATION AND
  THE BANCSHARES CODE OF REGULATIONS........................     73
  General...................................................     73
  Bancshares Articles Amendment.............................     73
  Control Share Acquisition Amendment.......................     74
  Bancshares Code of Regulations Amendment..................     75
APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK OPTION PLAN
  FOR NON-EMPLOYEE DIRECTORS................................     77
  Purpose...................................................     77
  Summary of the Director Stock Option Plan.................     77
  Federal Income Tax Consequences...........................     78
  Recommendation and Vote...................................     78
APPROVAL OF 1998 STOCK OPTION PLAN FOR EMPLOYEES............     79
  Purpose...................................................     79
  Summary of the Employee Stock Option Plan.................     79
  Federal Income Tax Consequences...........................     80
  Recommendation and Vote...................................     81
EXPERTS.....................................................     82
VALIDITY OF SHARES..........................................     82
PROPOSALS FOR 1999 ANNUAL MEETINGS..........................     82

APPENDIX A    Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998, between Citizens Bancshares, Inc. and Mid
              Am, Inc., including the Form of Stock Option Agreements
APPENDIX B    Amendment to the Articles of Incorporation of Citizens
              Bancshares, Inc. (including as an Attachment A thereto the text of the Control Share Acquisition provision contained in
              Article Sixth of the Bancshares Articles of Incorporation)
APPENDIX C    Amendment to the Code of Regulations of Citizens Bancshares,
              Inc.
APPENDIX D    Opinion of Sandler O'Neill & Partners, L.P.
APPENDIX E    Opinion of McDonald & Company Securities, Inc.
APPENDIX F    Section 1701.85 of the Ohio General Corporation Law
APPENDIX G    Amended and Restated 1998 Stock Option Plan for Non-Employee
              Directors
APPENDIX H    1998 Stock Option Plan for Employees

                             AVAILABLE INFORMATION

     Each of Mid Am and Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Mid Am and Bancshares with the Commission can be inspected and copied at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, which registrants include Mid Am and Bancshares. The address of such site is http://www.sec.gov. The shares of Mid Am Common Stock and Bancshares Common Stock are traded on the NASDAQ National Market System. As such, the periodic reports, proxy statements and other information filed with the Commission by Mid Am and Bancshares may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

     This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus is a part, and the exhibits thereto (together with any amendments thereto, the "Registration Statement"), which has been filed by Bancshares with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and which portions may be inspected and copied as set forth above. Statements contained in this Joint Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.

     This Joint Proxy Statement/Prospectus contains statements describing the material provisions of certain documents included herein as Appendices or filed or incorporated by reference as exhibits to the Registration Statement. Such descriptions are not necessarily complete, and all such statements contained in this Joint Proxy Statement/Prospectus are qualified in their entirety by reference to the full text of such documents.

     All information contained herein with respect to Bancshares and its subsidiaries has been supplied by Bancshares, and all information with respect to Mid Am and its subsidiaries has been supplied by Mid Am.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BANCSHARES OR MID AM. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BANCSHARES, MID AM, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission by Bancshares (File No. 0-18209) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/ Prospectus:

          (1) Bancshares' Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Bancshares 10-K");

          (2) the portions of Bancshares' Proxy Statement for the Annual Meeting of Shareholders held on May 11, 1998 (the "1998 Bancshares Proxy Statement") that have been incorporated by reference into the 1997 Bancshares 10-K;

          (3) Bancshares' Quarterly Report on Form 10-Q for the three months ended March 31, 1998 (the "Bancshares 10-Q");

          (4) Bancshares' Current Reports on Form 8-K, dated January 2, 1998, February 12, 1998, May 21, 1998, June 2, 1998, June 25, 1998, July 24, 1998
     and July 29, 1998 and on Form 8-K/A, dated June 25, 1998;

          (5) the description of the Bancshares Common Stock contained in Bancshares' registration statements filed pursuant to Section 12 of the Exchange Act (and any amendment or report filed for the purpose of updating such description).

     The following documents filed with the Commission by Mid Am (File No. 0-10585) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/ Prospectus:

          (1) Mid Am's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Mid Am 10-K");

          (2) the portions of Mid Am's Proxy Statement for the Annual Meeting of Shareholders held on April 24, 1998 that have been incorporated by reference into the 1997 Mid Am 10-K;

          (3) Mid Am's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 (the "Mid Am 10-Q"); and

          (4) Mid Am's Current Reports on Form 8-K, dated January 28, 1998, May 7, 1998, May 21, 1998 and August 3, 1998.

     All documents filed by Bancshares and Mid Am pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the Special Meetings are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such document.

     In addition to the foregoing, the Bancshares and Mid Am Schedules 13D, each dated May 29, 1998, and the Bancshares Schedule 13D, dated July 10, 1998, are incorporated herein by reference.

     Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus and the registration statement on Form S-4 of which this Proxy Statement/ Prospectus forms a part (the "Registration Statement") to the extent that a statement contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus, or any supplement hereto.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM: CITIZENS BANCSHARES, INC., 10 EAST MAIN STREET, SALINEVILLE, OHIO 43945, (330) 679-2328, ATTENTION: TRACEY L.

REEDER, ASSISTANT CORPORATE SECRETARY, AS TO BANCSHARES DOCUMENTS; AND MID AM, INC., 221 SOUTH CHURCH STREET, BOWLING GREEN, OHIO 43402, (419) 327-6300,
ATTENTION: SECRETARY, AS TO MID AM DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST TO BANCSHARES SHOULD BE MADE BY SEPTEMBER 24, 1998, AND ANY REQUEST TO MID AM SHOULD BE MADE BY SEPTEMBER 22, 1998.

     THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS OR INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, EXPECTED CASH DIVIDEND LEVELS, AND BUSINESS OF EACH OF BANCSHARES, MID AM AND SKY FINANCIAL. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE, DEVELOPMENT, GROWTH PROJECTIONS AND RESULTS OF THE COMBINED COMPANY'S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, THE STATE OF THE ECONOMY, INTEREST RATE MOVEMENTS, TIMELY DEVELOPMENT BY THE COMBINED COMPANY OF TECHNOLOGY ENHANCEMENTS FOR ITS PRODUCTS AND OPERATING SYSTEMS, THE IMPACT OF COMPETITIVE PRODUCTS, SERVICES AND PRICING, CUSTOMER BUSINESS REQUIREMENTS, CONGRESSIONAL LEGISLATION, ACQUISITION COST SAVINGS AND REVENUE ENHANCEMENTS AND SIMILAR MATTERS. READERS OF THIS REPORT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO INFLUENCE BY THE NAMED RISK FACTORS AND UNANTICIPATED FUTURE EVENTS. ACTUAL RESULTS, ACCORDINGLY, MAY DIFFER MATERIALLY FROM MANAGEMENT EXPECTATIONS.

                                    SUMMARY

     The following summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus does not purport to be complete and is qualified in its entirety by reference to the full text of this Joint Proxy Statement/Prospectus, including the Appendices attached hereto and the documents incorporated herein by reference. The information contained in this Joint Proxy Statement/Prospectus with respect to Bancshares has been provided by Bancshares, and the information with respect to Mid Am has been provided by Mid Am.

PARTIES TO THE MERGER

     Bancshares. Bancshares is a bank holding company organized and existing under the laws of the State of Ohio and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Bancshares is a holding company for (i) The Citizens Banking Company, a wholly owned commercial bank subsidiary organized and existing under the banking laws of the State of Ohio ("Citizens"); (ii) First National Bank of Chester, a wholly owned commercial bank subsidiary organized under the laws of the United States ("FNB"); (iii) Century National Bank and Trust Company, a wholly owned commercial bank subsidiary organized under the laws of the United States ("CNB"); (iv) Freedom Express, Inc., a wholly owned courier company; and (v) Freedom Financial Life Insurance Company, a wholly owned reinsurance company. As of the close of business on July 18, 1998, FNB was merged with and into Citizens.

     At June 30, 1998, Bancshares had total consolidated assets of approximately $1.8 billion and total shareholders' equity of approximately $159 million. For the year ended December 31, 1997, Bancshares' return on average total assets and return on average common shareholders' equity was 1.34% and 15.23%, respectively (all amounts are restated to reflect UniBank's March 1998 merger with and into Citizens and the May 1998 merger of Century Financial Corporation ("Century") with and into Bancshares). Bancshares Common Stock is traded on the Nasdaq National Market System under the symbol "CICS."

     On May 12, 1998, Century was merged with and into Bancshares, and its wholly owned banking subsidiary, CNB, became a subsidiary of Bancshares. CNB engages in full service commercial and consumer banking and trust services through thirteen branch offices in Southwestern Pennsylvania.

     The mailing address of Bancshares' principal executive offices is 10 East Main Street, Salineville, Ohio 43945, and its telephone number is (330) 679-2328.

     Mid Am. Mid Am is a bank holding company organized and existing under the laws of the State of Ohio and registered with the Federal Reserve Board pursuant to the BHC Act. Mid Am is a holding company for five bank subsidiaries with a total of 83 banking offices located in western Ohio along the Interstate 75 corridor and in southern Michigan. Mid Am also owns seven financial services subsidiaries which engage in lines of business which are closely related to banking. Through its bank subsidiaries, Mid Am offers a wide range of lending, depository, trust, and related financial services to individual and business customers. Through its financial services subsidiaries, Mid Am offers speciality lending, investment, trust, collection and related financial services to individual and business customers. Mid Am's market area is economically diverse, with a base of manufacturing, service industries, transportation and agriculture, and is not dependent upon any single industry or employer.

     At June 30, 1998, Mid Am had total consolidated assets of approximately $2.3 billion and total shareholders' equity of approximately $163 million. For the year ended December 31, 1997, Mid Am's return on average total assets and return on average common shareholders' equity was 1.42% and 17.58%, respectively. Mid Am Common Stock is traded on the Nasdaq National Market System under the symbol "MIAM."

     The mailing address of Mid Am's principal executive offices is 221 South Church Street, Bowling Green, Ohio 43402, and its telephone number is (419) 327-6300.

RECENT DEVELOPMENTS

     Bancshares Results for the Six Months Ended June 30, 1998. Bancshares' operating income for the six months ended June 30, 1998 was $13.7 million, an increase of 13.2%, as compared to $12.1 million for the same period of 1997. Net income for the quarter and the six months ended June 30, 1998 included nonrecurring after tax income and operating expenses. The nonrecurring after tax income and expenses included a $3.6 million charge related to two acquisitions, a $1.3 million additional provision for loan losses related to an acquisition, and gains on the sales of loans and securities of $309,000. Bancshares' net income, as a result of the after tax financial impact of the nonrecurring items, for the first six months of 1998 was $9.2 million, a 24.3% decline from the $12.1 million earned in the comparable period in 1997. Basic and diluted earnings per share were both $0.52 for the first six months of 1998 compared to basic earnings per share of $0.69 and diluted earnings per share of $0.68 for the same period in 1997. Excluding the after tax effect of the nonrecurring expenses and income items discussed above, for the six months ended June 31, 1998 return on average shareholder equity was 17.62% and return on average assets was 1.54%.

     Mid Am's Results for the Six Months Ended June 30, 1998. Core earnings for the six months ended June 30, 1998 were $14.47 million (excluding a pre-tax $1.48 million favorable legal settlement), an 8.7% increase from $13.31 million core earnings reported for the same period of the prior year (excluding an $8.5 million pre-tax gain related to the sale of various branch offices, $2.0 million pre-tax charges relating to the branch sales, and a $1.0 million pre-tax increase in the provision for credit losses). Return on shareholders' equity relating to core earnings was 17.67%, while return on average assets was 1.30% for the six months ended June 30, 1998. This compares to ratios based on core earnings of 14.39% and 1.24%, respectively, for the same period of the prior year. Including non-recurring items for all comparable periods, net income for the six months ended June 30, 1998 was $15.89 million, a 5% decline from the $16.73 million earned in the same period of 1997. Basic earnings per share were $.67 and diluted earnings per share were $.66 for the first half of 1998, as compared to $.69 and $.65, respectively, for the same period in the prior year. Return on shareholders' equity and return on average assets were 19.37% and 1.43%, respectively, for the six months ended June 30, 1998, compared to 18.01% and 1.56%, respectively, for the same period of the prior year.

     Ohio Bank Transaction. On July 22, 1998, Bancshares and The Ohio Bank ("Ohio Bank"), a state banking association organized and existing under the banking laws of the State of Ohio and headquartered in Findlay, Ohio, entered into a definitive Agreement and Plan of Merger (the "Ohio Bank Agreement"), which provides for the affiliation of Ohio Bank with Bancshares (and ultimately Sky Financial). As of June 30, 1998, Ohio Bank had total consolidated assets of $599.5 million, deposits of $531 million and shareholder's equity of $52.6 million. Ohio Bank had net income of $3.6 million for the six months ended June 30, 1998 and net income of $6 million for the year ended December 31, 1997. Ohio Bank has 17 banking offices located in the Ohio counties of Seneca, Hancock, Putnam, Cuyahoga, Wyandot and Franklin. The Ohio Bank Agreement provides that the affiliation will be effected by means of a merger (the "Ohio Bank Merger") of an interim Ohio bank formed by Bancshares with and into Ohio Bank. In the Ohio Bank Merger, each outstanding share of Ohio Bank Class A and Class B common stock, par value $50 per share (other than those common shares, if any, with respect to which dissenter's rights are exercised), will be converted into 63.25 shares of Bancshares Common Stock in a tax-free exchange. Bancshares expects to issue 5,249,750 shares in the Ohio Bank Merger. In connection with the transactions contemplated by the Ohio Bank Agreement, Bancshares and Ohio Bank entered into a Stock Option Agreement whereby Bancshares may purchase up to 5.42% of Ohio Bank common shares under certain circumstances. Shareholders of Ohio Bank holding in excess of the number of votes necessary to approve the Ohio Bank Merger have agreed to vote in favor of the Ohio Bank Merger.

     Pursuant to the terms of the Ohio Bank Agreement, three directors of Ohio Bank will be invited to join the Board of Directors of Sky Financial, one of whom will be designated for membership on the Board's executive committee, if any such committee is formed. In addition, Bancshares will designate an officer of Ohio Bank to serve on the Management Executive Committee of Sky Financial.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD

     The Board of Directors of each of Mid Am and Bancshares has determined that the Merger would place the combined company in an improved competitive position in the financial markets because of each board's respective belief that the Merger combines two financially sound institutions with complementary businesses and business strategies, thereby creating a stronger combined institution with greater size, flexibility, breadth of services, efficiency, capital resources, profitability and potential for expansion than either party would possess on a stand-alone basis.

     THE BANCSHARES BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF BANCSHARES AND ITS SHAREHOLDERS. THE BANCSHARES BOARD, THEREFORE, UNANIMOUSLY RECOMMENDS THAT BANCSHARES' SHAREHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE MERGER PROPOSAL.

     THE MID AM BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF MID AM AND ITS SHAREHOLDERS. THE MID AM BOARD, THEREFORE, UNANIMOUSLY RECOMMENDS THAT MID AM'S SHAREHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

     In deciding to adopt the Merger Agreement and approve the transactions contemplated therein, the Mid Am Board and the Bancshares Board each considered a number of factors, including the financial condition, results of operations, and future prospects of Mid Am and Bancshares. See "The Merger -- Background of The Merger," "The Merger -- Reasons for the Merger" and "The Merger -- Interest of Certain Persons in the Merger."

OPINIONS OF FINANCIAL ADVISORS

     Bancshares. Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") has served as financial advisor to Bancshares in connection with the Merger and has rendered a written opinion to the Bancshares Board that, as of August 5, 1998, the Exchange Ratio is fair to the shareholders of Bancshares from a financial point of view. The opinion of Sandler O'Neill is attached as Appendix D to this Joint Proxy Statement/Prospectus. Shareholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and the qualifications and limitations on the review undertaken in connection therewith. See "The Merger -- Opinion of Bancshares Financial Advisor."

     Mid Am. McDonald & Company Securities, Inc. ("McDonald & Company") has served as financial advisor to Mid Am in connection with the Merger and has rendered a written opinion to the Mid Am Board that, as of August 5, 1998, the Exchange Ratio is fair from a financial point of view to shareholders of Mid Am. The opinion of McDonald & Company is attached as Appendix E to this Joint Proxy Statement/ Prospectus. Shareholders are urged to read such opinion in its entirety for a description of the procedures followed, assumptions made and matters considered, and the qualifications and limitations of the review undertaken in connection therewith. See "The Merger -- Opinion of Mid Am Financial Advisor."

TERMS OF THE MERGER

     General. Pursuant to the Merger Agreement, Mid Am will be merged with and into Bancshares, with Bancshares as the surviving corporation under the name of Sky Financial Group, Inc. The Merger has been structured as a merger-of-equals transaction with Mid Am shareholders and Bancshares shareholders owning 50.9% and 49.1%, respectively, of Sky Financial immediately after the Effective Time. The combined company will have over $4 billion in assets, 145 branches and over 2,300 employees. The headquarters of Sky Financial will be the current headquarters of Mid Am in Bowling Green, Ohio. Sky Financial will maintain substantial operating facilities in Salineville, Ohio, the current headquarters of Bancshares. See "The Merger -- General."

     Effective Time. The Merger is expected to be consummated during the second half of 1998, although the timing is subject to the satisfaction of various closing conditions, including, without limitation, approval by the shareholders of Bancshares and Mid Am of the Merger Agreement and the transactions contemplated therein, including, in the case of Bancshares, the proposals to approve various amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations Amendment. The time and date on which the Merger is consummated is referred to herein as the "Effective Time." See "The Merger -- Effective Time," "The Merger -- Conditions to Consummation" and "The Merger -- Regulatory Approvals."

     Exchange Ratio. At the Effective Time, each outstanding share of Mid Am Common Stock will be converted into 0.77 shares of Sky Financial Common Stock, with cash paid in lieu of issuing fractional shares of Sky Financial Common Stock. At the Effective Time, each option to purchase Mid Am Common Stock will be automatically converted into an option to purchase such number of shares of Sky Financial Common Stock that is equal to the number of shares of Mid Am Common Stock issuable under the options multiplied by the Exchange Ratio. See "The Merger -- General," "The Merger -- Stock Options." MID AM SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM SKY FINANCIAL, WHICH WILL BE DISTRIBUTED AS SOON AS REASONABLY PRACTICABLE AFTER CONSUMMATION OF THE MERGER. For information on how Mid Am shareholders will be able to exchange their certificates representing shares of Mid Am Common Stock, see "The
Merger -- Distribution of Sky Financial Certificates."

     Effects on Bancshares Shareholders. At the Effective Time, each share of Bancshares Common Stock then issued and outstanding will continue unchanged as one share of Sky Financial Common Stock, and without any action required on the part of Bancshares shareholders. BANCSHARES SHAREHOLDERS ARE NOT BEING ASKED TO SURRENDER THEIR STOCK CERTIFICATES FOR EXCHANGE.

     Board of Directors and Management Following the Merger. At the Effective Time, the Board of Directors of Sky Financial will consist of twenty-two (22) members. Eleven (11) directors will be nominated by Bancshares, and eleven (11) directors will be nominated by Mid Am. Mr. Edward J. Reiter, Chairman of the Board and Chief Executive Officer of Mid Am, will become the Senior Chairman of the Board of Directors of Sky Financial. Mr. David R. Francisco, President and Chief Operating Officer of Mid Am, will become Chairman of the Board of Directors and Chief Executive Officer of Sky Financial, and Mr. Marty E. Adams, President and Chief Executive Officer of Bancshares, will become the President and Chief Operating Officer of Sky Financial. In addition, certain officers of Sky Financial will sit on a management executive committee consisting of at least eight (8) persons, one-half of whom will be selected by the Chairman of the Board and Chief Executive Officer of Mid Am and one-half of whom will be selected by the President and Chief Executive Officer of Bancshares. Mr. Reiter will serve as a chairman of the management executive committee. If an Executive Committee of the Board of Directors of Sky Financial is formed within three years after the Effective Time it will consist of an even number of members, which shall not be less than four (4), one-half of whom will be selected by directors of Bancshares, and one-half of whom will be selected by directors of Mid Am. See "The Merger -- Interest of Certain Persons in the Merger" and "Board of Directors, Management and Operations After the Merger."

     In his capacity as Chairman and Chief Executive Officer, Mr. Francisco will render executive, policy and other management services to Sky Financial of the type customarily performed by persons serving in a similar executive officer capacity. Mr. Francisco will report to the Sky Financial Board of Directors and will perform such related duties as the Sky Financial Board of Directors may from time to time reasonably direct or request. Unless otherwise determined by a majority of the entire Board of Directors of Sky Financial, on the fifth anniversary of the Effective Date Mr. Francisco will relinquish his position as Chief Executive Officer but will continue in his role as Chairman.

     As President and Chief Operating Officer of Sky Financial, Mr. Adams will be the second highest ranking officer of Sky Financial and will render executive policy and other management services to Sky Financial. In addition, Mr. Adams will have primary responsibility for the commercial banking operations of Sky Financial, including related acquisitions. He will also participate in all aspects of other merger and acquisition activity engaged in by Sky Financial. Unless otherwise determined by a majority of the Board of Directors of Sky Financial, Mr. Adams will become the President and Chief Executive Officer of Sky Financial on the earlier of (i) the fifth anniversary of the Effective Date or (ii) the date that Mr. Francisco ceases to serve as the Chief Executive Officer of Sky Financial. Mr. Adams will then become the highest ranking officer of Sky Financial.

     Dissenters' Rights. Holders of Bancshares Common Stock and holders of Mid Am Common Stock, by complying with Section 1701.85 of the Ohio General Corporation Law (the "OGCL"), may exercise dissenters' rights. Failure to comply precisely with the requirements of Section 1701.85 of the OGCL will result in the loss of dissenters' rights. See "Rights of Dissenting Shareholders." HOLDERS OF BANCSHARES COMMON STOCK AND HOLDERS OF MID AM COMMON STOCK WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AT THE BANCSHARES SPECIAL MEETING OR THE MID AM SPECIAL MEETING, AS THE CASE MAY BE, AND MUST SEND A WRITTEN DEMAND FOR PAYMENT FOR THEIR SHARES WITHIN TEN DAYS AFTER THE BANCSHARES SPECIAL MEETING OR THE MID AM SPECIAL MEETING, AS THE CASE MAY BE.

     NASDAQ Listing. At the Effective Time, the shares of Sky Financial Common Stock issuable as a result of the Merger will be accepted for quotation on the Nasdaq National Market System. See "The Merger -- NASDAQ Listing of Sky Financial Common Stock."

     Conditions. Consummation of the Merger is subject to various mutual conditions including, among others, receipt of the shareholder approvals for the Merger Proposal solicited hereby; receipt by each party of a favorable tax opinion from its legal counsel; receipt of letters from each of Crowe, Chizek and Company LLP and PricewaterhouseCoopers LLP to the effect that the Merger qualifies for pooling of interests accounting treatment as of the Effective Time; the continuing accuracy of the representations and warranties of each party; and performance of specified obligations by each party. See "The Merger -- Conditions to Consummation."

     Termination of the Merger Agreement. The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, whether before or after its adoption by the shareholders of Bancshares and Mid Am (i) by the respective majority votes of the Boards of Directors of both Bancshares and Mid Am; or (ii) by either Board of Directors under certain specified circumstances, including if the Merger shall not have been consummated by March 31, 1999. See "The Merger -- Amendment, Waiver and Termination."

     Stock Option Agreements. As an inducement to the willingness of Bancshares to continue to pursue the transactions contemplated in the Merger Agreement, Mid Am and Bancshares entered into a Stock Option Agreement, dated as of May 21, 1998 (the "Mid Am Stock Option Agreement"), pursuant to which Mid Am granted Bancshares an option (the "Mid Am Option") to purchase from Mid Am up to 19.9% of Mid Am Common Stock outstanding as of May 20, 1998 (without giving effect to the exercise of the option), or 4,648,726 shares of Mid Am Common Stock, at a price of $27.00 per share (the closing price of Mid Am Common Stock on May 20, 1998). Bancshares may exercise the Mid Am Option only upon the occurrence of certain events (none of which has occurred) and upon obtaining any regulatory approvals necessary for the acquisition of the Mid Am Common Stock subject to the Mid Am Option. At the request of Bancshares, under limited circumstances (none of which has occurred), Mid Am will repurchase for a formula price the Mid Am Option and any shares of Mid Am Common Stock purchased upon exercise of the Mid Am Option and beneficially owned by Bancshares at that time. See "Certain Related Agreements -- Stock Option Agreements."

     As an inducement to the willingness of Mid Am to continue to pursue the transactions contemplated in the Merger Agreement, Bancshares and Mid Am entered into a Bancshares Stock Option Agreement, dated as of May 21, 1998 (the "Bancshares Stock Option Agreement" and, together with the Mid Am Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Bancshares granted Mid Am an option (the "Bancshares Option") to purchase from Bancshares up to 19.9% of Bancshares Common Stock outstanding as of May 20, 1998 (without giving effect to the exercise of the option), or 3,522,616 shares of Bancshares Common Stock, at a price of $36.375 per share (the closing price of Bancshares Common Stock on May 20, 1998 as adjusted for its June 1998 two-for-one stock split). Mid Am may exercise the Bancshares Option only upon the occurrence of certain events (none of which has occurred) and upon obtaining any regulatory approvals necessary for the acquisition of the Bancshares Common Stock subject to the Bancshares Option. At the request of Mid Am, under limited circumstances (none of which has occurred), Bancshares will repurchase for a formula price the Bancshares Option and any shares of Bancshares Common Stock purchased upon exercise of the Bancshares Option and beneficially owned by Mid Am at that time. See "Certain Related Agreements -- Stock Option Agreements."

     The terms of the Mid Am Stock Option Agreement and the Bancshares Stock Option Agreement are identical in all material respects. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement and to compensate the option holder if the Merger is not consummated. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in either Bancshares or Mid Am from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Mid Am Common Stock than the price per share implicit in the Exchange Ratio.

     Tax and Accounting Treatment. It is intended that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no gain or loss will be recognized for federal income tax purposes by shareholders of Mid Am who exchange all of their Mid Am Common Stock solely for Sky Financial Common Stock pursuant to the Merger (except with respect to any cash received in lieu of fractional share interests). A condition to consummation of the Merger is the receipt by each of Mid Am and Bancshares of an opinion from its respective legal counsel as to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Merger is intended to be accounted for under the pooling-of-interests accounting method. It is a condition to closing that Mid Am and Bancshares shall have each received as of the Effective Time from its respective independent accountants a letter stating that the Merger qualifies for pooling-of-interests accounting treatment. See "The Merger -- Federal Income Tax Consequences" and "The Merger -- Accounting Treatment."

     Interest of Certain Persons in the Merger. Certain members of the respective managements and boards of directors of Bancshares and Mid Am may be deemed to have interests in the Merger in addition to their interests as shareholders of Bancshares and Mid Am, respectively. Following the Merger, the Board of Directors of Sky Financial will contain equal numbers of directors from each of Bancshares and Mid Am. In addition, the Merger Agreement provides that Sky Financial will indemnify all persons serving as officers and directors of Mid Am or Bancshares for a period of six years following the Effective Time for all damages or losses suffered or incurred in their capacity as officers or directors, as the case may be. At the Effective Time, Mr. Francisco will become the Chairman and Chief Executive Officer of Sky Financial, Mr. Adams will become President and Chief Operating Officer of Sky Financial and Mr. Reiter will become Senior Chairman of Sky Financial. If the Merger is consummated, new employment agreements between Sky Financial and each of Messrs. Reiter, Francisco and Adams (the "Employment Agreements") will become effective. Upon consummation of the Merger, Mr. Koch, an Executive Vice President of Bancshares, may receive certain payments and benefits pursuant to the terms of an employment agreement between him and Bancshares. Directors of Mid Am and Bancshares who do not serve on the Board of Directors of Sky Financial will be eligible to serve on Sky Financial's Advisory Board. See "The Merger -- Interest of Certain Persons in the Merger." Each of the Bancshares and Mid Am Boards was aware of these interests and considered them, among others, in unanimously approving the Merger Agreement and the transactions contemplated therein.

     Dividends. Mid Am and Bancshares have agreed that until the Effective Time each may pay quarterly dividends at a rate not to exceed $0.16 per share per quarter in the case of Mid Am and $0.16 per share per quarter in the case of Bancshares. Mid Am and Bancshares will coordinate the declaration of any dividends to ensure that no shareholder of Mid Am or Bancshares will receive two dividends or fail to receive a dividend, if declared, in respect of shares for any quarter. Sky Financial expects to pay dividends at an annual rate of $0.21 per share per quarter. This is equivalent to Mid Am's current dividend rate. There can be no guarantee, however, that such dividend will be paid at all or will be paid in a manner consistent with the past dividend payments of either Mid Am or Bancshares. See "The Merger -- Dividends."

BANCSHARES ARTICLES AMENDMENT AND BANCSHARES CODE OF REGULATIONS AMENDMENT

     Bancshares Articles Amendment. At the Effective Time, the Bancshares Articles of Incorporation will be amended in order to (i) change the name of the corporation from Citizens Bancshares, Inc. to Sky Financial Group, Inc.; (ii) change the location of Bancshares' principal office from Salineville, Ohio to Bowling Green, Ohio; (iii) increase the number of authorized shares of Bancshares Common Stock from 36,000,000 to

150,000,000; (iv) increase the number of authorized shares of Bancshares Preferred Stock from 200,000 to 10,000,000; (v) eliminate cumulative voting in the election of directors; and (vi) reduce the shareholder vote required to approve various material transactions of Bancshares, including certain mergers, consolidations and asset sales. Most of the foregoing amendments are being made in connection with the Merger to conform various provisions in the Bancshares Articles of Incorporation to provisions in the Mid Am Articles of Incorporation. The Bancshares Articles Amendment is included in this Joint Proxy Statement/Prospectus as Appendix B. See "Amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations."

     Bancshares Code of Regulations Amendment. At the Effective Time, the Code of Regulations of Bancshares will be amended to effect the following: (i) conform the list of officers authorized to call a special meeting of the shareholders with the additional officer positions provided for in the Merger Agreement; (ii) increase the current size of the Bancshares Board from fourteen
(14) members to twenty-two (22) members and establish a maximum board size of thirty-five (35) members; (iii) provide that for a period of three years after the Effective Time, the Sky Financial Board of Directors will contain equal numbers of directors nominated by certain Bancshares directors and by certain Mid Am directors; (iv) vest the power to remove directors solely with the 80% vote of the Bancshares Board and then solely upon a finding of cause; (v) provide that for a period of three years after the Effective Time, the Executive Committee of the Bancshares Board, if established, would contain equal numbers of directors to be elected by certain Bancshares directors and by certain Mid Am directors; (vi) set forth a description of officer positions consistent with the provisions of the Merger Agreement; and (vii) provide for the creation of a Management Executive Committee to oversee management and operations of Sky Financial post-Merger. The Bancshares Code of Regulations Amendment is included in this Joint Proxy Statement/Prospectus as Appendix C. See "Amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations."

CONTROL SHARE ACQUISITION AMENDMENT

     At the Bancshares Special Meeting, shareholders of Bancshares will also be asked to approve and adopt the removal of the control share acquisition provision currently set forth in Article Sixth of the Bancshares Articles of Incorporation. The full text of Article Sixth is included together with the Bancshares Articles Amendment in this Joint Proxy Statement/Prospectus as Appendix B. See "Approval of the Control Share Acquisition Amendment." THE BANCSHARES BOARD RECOMMENDS THAT THE BANCSHARES SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE CONTROL SHARE ACQUISITION AMENDMENT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF 75% OF THE SHARES OF BANCSHARES COMMON STOCK OUTSTANDING IS REQUIRED TO APPROVE THE CONTROL SHARE ACQUISITION AMENDMENT. The adoption of the Control Share Acquisition Amendment is not a condition to the consummation of the Merger. As the foregoing proposal, however, is being made in connection with the Merger, if the Merger does not occur, Bancshares does not expect to adopt such proposal.

DIRECTOR STOCK OPTION PLAN

     The Bancshares shareholders are being asked to consider and approve the Director Stock Option Plan, which would permit the granting of stock options to all non-employee directors of Sky Financial and its subsidiaries. The Director Stock Option Plan would provide for the issuance of non-statutory options to purchase, in the aggregate, up to two percent (2%) of the issued and outstanding shares of Sky Financial Common Stock. See "Approval of the Amended and Restated 1998 Stock Option Plan for Non-Employee Directors." THE BANCSHARES BOARD RECOMMENDS THAT THE BANCSHARES SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF BANCSHARES COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE BANCSHARES SPECIAL MEETING IS REQUIRED TO APPROVE THE DIRECTOR STOCK OPTION PLAN. THE ADOPTION OF THE DIRECTOR STOCK OPTION PLAN IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER. As the foregoing proposal, however, is being made in connection with the Merger, if the Merger does not occur, Bancshares does not expect to adopt such proposal.

EMPLOYEE STOCK OPTION PLAN

     The Bancshares shareholders are being asked to consider and approve the Employee Stock Option Plan, which would become effective upon consummation of the Merger. Current and future employees of Sky Financial would be eligible to participate in the Employee Stock Option Plan, which would permit grants of both non-statutory and incentive stock options with respect to, in the aggregate, up to five and one-half percent (5 1/2%) of the outstanding common stock of Sky Financial on the Effective Date of the Merger. If the Employee Stock Option Plan is approved and becomes effective, no further options would be granted under either the Bancshares or Mid Am employee stock option plans currently in effect. See "Approval of 1998 Stock Option Plan for Employees." THE BANCSHARES BOARD RECOMMENDS THAT SHAREHOLDERS OF BANCSHARES VOTE "FOR" THE APPROVAL OF THE EMPLOYEE STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF BANCSHARES COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE BANCSHARES SPECIAL MEETING IS REQUIRED TO APPROVE THE EMPLOYEE STOCK OPTION PLAN. The adoption of the Employee Stock Option Plan is not a condition to the consummation of the Merger. As the foregoing proposal, however, is being made in connection with the Merger, if the Merger does not occur, Bancshares does not expect to adopt such proposal.

SHAREHOLDER MEETINGS

     Date, Time and Place. The Bancshares Special Meeting will be held on October 1, 1998, at 7 p.m., local time, at Raymond J. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio 43945. The Mid Am Special Meeting will be held on September 29, 1998, at 4 p.m., local time, at The Toledo Club, Madison Avenue at 14th Street, Toledo, Ohio. See "Special Meetings of Bancshares and Mid Am."

     Purpose of Meetings. The purpose of both the Bancshares Special Meeting and the Mid Am Special Meeting is to vote on the adoption of the Merger Agreement providing for the Merger of Mid Am into Bancshares in a merger-of-equals transaction under the name Sky Financial Group, Inc. In addition, pursuant to the terms of the Merger Agreement, the adoption of the Merger Proposal by Bancshares shareholders will constitute the adoption of the Merger Agreement, as well as the adoption of various amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations. In the case of the Bancshares Special Meeting, in addition to the approval of the Merger Proposal shareholders of Bancshares are also being asked to approve the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan. See "Special Meetings of Bancshares and Mid Am."

     Shares Outstanding and Entitled to Vote, Record Date. August 5, 1998, is the record date for the Bancshares Special Meeting (the "Bancshares Record Date") and July 31, 1998, is the record date for the Mid Am Special Meeting (the "Mid Am Record Date"). 17,748,688 Bancshares shares were outstanding on the Bancshares Record Date, and 23,358,898 Mid Am shares were outstanding on the Mid Am Record Date. Shares of Bancshares Common Stock outstanding as of the Bancshares Record Date are the only shares entitled to vote at the Bancshares Special Meeting and shares of Mid Am Common Stock outstanding as of the Mid Am Record Date are the only shares entitled to vote at the Mid Am Special Meeting. See "Special Meetings of Bancshares and Mid Am."

     Votes Required. The affirmative vote of two-thirds of the shares of Bancshares Common Stock outstanding on the Bancshares Record Date is required to approve and adopt the Merger Proposal. The affirmative vote of 75% of the shares of Bancshares Common Stock outstanding on the Bancshares Record Date is required to approve and adopt the Control Share Acquisition Amendment. The affirmative vote of a majority of the shares of Bancshares Common Stock present in person or by proxy at the Bancshares Special Meeting is required to approve and adopt each of the Director Stock Option Plan and the Employee Stock Option Plan. The affirmative vote of the majority of the shares of the Mid Am Common Stock outstanding on the Mid Am Record Date is required to approve and adopt the Merger Agreement and the transactions contemplated therein. A vote of the majority of shareholders represented at the Bancshares Special Meeting, whether or not a quorum is present, may adjourn the Bancshares Special Meeting from time to time. A vote of the majority of shareholders represented at the Mid Am Special Meeting, whether or not a quorum is present, may adjourn the Mid Am Special Meeting from time to time. See "Special Meetings of Bancshares and Mid Am."

     Shares Owned by Directors, Executive Officers and Certain Subsidiaries of Bancshares and Mid Am. As of the Bancshares Record Date, Bancshares directors, executive officers and their affiliates owned or were entitled to vote 1,484,967 shares of Bancshares Common Stock, which represent 8.37% of the total number of shares of Bancshares Common Stock entitled to vote at the Bancshares Special Meeting, and all such persons have indicated a present intent to vote their shares for approval and adoption of the Merger Agreement, the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan. The trustee of the Citizens Bancshares, Inc. Employee Stock Ownership Plan will vote the unallocated shares of Bancshares Common Stock in such manner as the trustee shall determine in its sole discretion, subject to compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). There are currently an aggregate of 14,938 unallocated shares of Bancshares Common Stock, representing .08% of the outstanding shares of Bancshares Common Stock in the Citizens Bancshares, Inc. Employee Stock Ownership Plan.

     As of the Mid Am Record Date, Mid Am directors, executive officers and their affiliates owned or were entitled to vote 1,442,025 shares of Mid Am Common Stock, which represent 6.2% of the total number of shares of Mid Am Common Stock entitled to vote at the Mid Am Special Meeting, and all such persons have indicated a present intent to vote their shares for approval and adoption of the Merger Agreement. The trustee of the Mid Am Employee Stock Ownership Pension Plan and the Mid Am Employee Stock Ownership and Savings Plan will vote the unallocated shares in their respective accounts and the allocated shares not voted by the plan participants in accordance with the instructions received from the plan administrator, subject to compliance with the provisions of ERISA. There are currently an aggregate of 327,402 unallocated shares of Mid Am Common Stock, representing 1.4% of the outstanding shares of Mid Am Common Stock entitled to vote at the Special Meeting, in the Mid Am Employee Stock Ownership Pension Plan and the Mid Am Employee Stock Ownership and Savings Plan. See "Special Meetings of Bancshares and Mid Am."

                    COMPARATIVE STOCK PRICES AND DIVIDENDS*

     The shares of Bancshares Common Stock and Mid Am Common Stock are each traded on the Nasdaq National Market System. Bancshares is traded under the symbol "CICS" and Mid Am is traded under the symbol "MIAM." The following table sets forth the high and low sale prices of shares of Bancshares and Mid Am, and the quarterly dividends declared per share, for the periods indicated.

                                                                                                         MID AM
                                         BANCSHARES                                                     DIVIDENDS
                                        SALES PRICE*          BANCSHARES       MID AM SALES PRICE       PER SHARE
            FISCAL                  --------------------      DIVIDENDS       --------------------      ---------
           QUARTER                   HIGH          LOW        PER SHARE*       HIGH          LOW
           -------                   ----          ---        ----------       ----          ---
1996:
First.........................      $14.625      $13.938        $0.095        $ 15.29      $ 13.54       $0.130
Second........................       16.250       14.125         0.095          15.50        15.08        0.130
Third.........................       15.500       14.375         0.100          16.59        15.18        0.140
Fourth........................       16.625       15.250         0.125          16.59        15.45        0.145
1997:
First.........................       19.875       16.250         0.135          15.80        15.00        0.145
Second........................       27.875       18.125         0.135          16.93        15.11        0.145
Third.........................       27.500       25.750         0.135          20.25        16.70        0.150
Fourth........................       38.000       26.125         0.155          25.75        19.50        0.160
1998:
First.........................       34.625       38.125         0.160          28.00        25.50        0.160
Second........................       37.500       31.500         0.160          29.00       24.125        0.160
Third (through August 3,
  1998).......................       36.375       33.000          N.A.         27.938       25.125         N.A.

-------------------------
* Amounts have been adjusted to reflect the two-for-one stock split of June 1, 1998.

     The following table sets forth the last reported sales price for the Bancshares Common Stock and the Mid Am Common Stock on May 20, 1998, the last trading day before announcement of the Merger, and on August 3, 1998, the last practicable trading date before the printing of this Joint Proxy Statement/Prospectus, and pro forma equivalent per share values of the Mid Am Common Stock as of such dates based on the prices of the Bancshares Common Stock.

                                                        BANCSHARES       MID AM      EQUIVALENT PER
                                                       COMMON STOCK   COMMON STOCK      SHARE(1)
                                                       ------------   ------------   --------------
May 20, 1998.........................................    $36.375        $ 27.00         $28.009
August 3, 1998.......................................    $33.125        $25.250         $25.506

-------------------------
(1) The equivalent price per share of Mid Am Common Stock at the specified dates represents the last sale price of a share of Bancshares Common Stock on such date multiplied by the Exchange Ratio of 0.77.

     Shareholders are advised to obtain current market quotations for Bancshares Common Stock. The market price of Bancshares Common Stock will fluctuate between the date of this Joint Proxy Statement/ Prospectus and the Effective Time. Fluctuations in the market price of Bancshares Common Stock will result in an increase or decrease in the market value of the consideration to be received by holders of Mid Am Common Stock in the Merger. The number of shares of Sky Financial Common Stock to be received for each share of Mid Am Common Stock has been fixed at 0.77 and will not be changed. Accordingly, an increase in the market value of Bancshares Common Stock will increase the market value of the consideration to be received by Mid Am Shareholders in the Merger, and a decrease in the market value of Bancshares Common Stock will have the opposite effect. The market value of the consideration at the time of the Merger will depend upon the market value of a share of Bancshares Common Stock at such time. No assurance can be given as to the market price of the Bancshares Common Stock at the time of the Merger or at any other future date.

                 COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

     The following summary presents selected comparative unaudited per share data for Bancshares and Mid Am on an historical basis, on a pro forma combined basis, and with respect to Mid Am, on an equivalent pro forma combined basis, assuming the Merger had been effective during the periods presented and accounted for under the pooling-of-interests accounting method. Pro forma data is derived accordingly. The information shown below should be read in conjunction with the historical financial data and statements of Bancshares and Mid Am incorporated by reference herein, including the respective notes thereto. See "Available Information," "Incorporation of Certain Information by Reference," "-- Selected Financial Data of Bancshares (Historical)," "-- Selected Financial Data of Mid Am (Historical)" and "The Merger -- Accounting Treatment."

     The per share data set forth herein are presented for comparative purposes only and are not necessarily indicative of the future combined financial position, the results of the future operations or the actual results or combined financial position of Sky Financial that would have been achieved had the Merger been consummated as of the dates or for the periods indicated. While no assurance can be given, Sky Financial expects that it will achieve substantial benefits from the Merger, including operating cost savings and revenue enhancements. However, the pro forma comparative unaudited per share data do not reflect any direct costs, potential savings or revenue enhancements which are expected to result from the consolidation of operations of Mid Am and Bancshares and, therefore, do not purport to be indicative of the results of future operations of Sky Financial. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period.

                                                              THREE MONTHS
                                                                 ENDED               YEARS ENDED
                                                               MARCH 31,            DECEMBER 31,
                                                             --------------    -----------------------
                                                             1998     1997     1997     1996     1995
                                                             ----     ----     ----     ----     ----
Net Income Per Common Share
  Historical
     Bancshares
       Basic.............................................    $0.23    $0.34    $1.27    $1.23    $1.06
       Diluted...........................................     0.23     0.33     1.26     1.22     1.06
     Mid Am
       Basic.............................................     0.31     0.40     1.27     1.04     0.96
       Diluted...........................................     0.31     0.37     1.22     0.98     0.92
     Pro forma combined
       Basic.............................................     0.32     0.43     1.46     1.29     1.15
       Diluted...........................................     0.32     0.41     1.43     1.25     1.13
     Equivalent amount of Mid Am(A)
       Basic.............................................     0.25     0.33     1.12     0.99     0.89
       Diluted...........................................     0.25     0.32     1.10     0.96     0.87
Dividends Per Common Share
  Historical
     Bancshares..........................................    $0.16    $0.12    $0.56    $0.42    $0.25
     Mid Am..............................................     0.16     0.15     0.60     0.55     0.52
  Pro forma equivalent amount of Mid Am(A)...............     0.12     0.09     0.43     0.32     0.19
Book Value Per Common Share
  Historical
     Bancshares..........................................    $8.89    $7.98    $8.84    $7.89    $7.16
     Mid Am..............................................     6.94     7.19     7.45     7.12     6.95
  Pro forma combined.....................................     8.96     8.66     9.27     8.56     8.08
  Equivalent amount of Mid Am (A)........................     6.90     6.67     7.14     6.59     6.22

-------------------------
(A) The equivalent pro forma per share data for Mid Am are computed by multiplying Bancshares' pro forma information by 0.77, the Exchange Ratio.

               SELECTED FINANCIAL DATA OF BANCSHARES (HISTORICAL)

     The following table sets forth selected historical financial data of Bancshares and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with Bancshares' audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information, in each case incorporated herein by reference. The interim financial information has been derived from unaudited financial statements of Bancshares, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. See "Incorporation of Certain Information by Reference."

                                 FOR THE QUARTER ENDED
                                       MARCH 31:                         FOR THE YEAR ENDED DECEMBER 31,
                                -----------------------   --------------------------------------------------------------
                                   1998         1997         1997         1996         1995         1994         1993
                                   ----         ----         ----         ----         ----         ----         ----
                                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income...............  $   34,350   $   30,598   $  131,667   $  117,982   $  110,791   $   98,948   $   94,893
Interest expense..............      16,998       14,083       63,209       51,417       48,623       39,985       40,163
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income...........      17,352       16,515       68,458       66,565       62,168       58,963       54,730
Provision for loan losses.....         695          613        4,335        2,279        2,504        2,895        5,418
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after
  provision for loan losses...      16,657       15,902       64,123       64,286       59,664       56,068       49,312
Other income..................       2,974        2,308       10,991        8,735        7,531        7,184        7,956
Other expenses................      14,075        9,631       43,228       41,737       40,172       40,560       40,284
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes....       5,556        8,579       31,886       31,284       27,023       22,692       16,984
Income taxes..................       1,428        2,656        9,466        9,554        8,229        6,746        4,442
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net Income....................  $    4,128   $    5,923   $   22,420   $   21,730   $   18,794   $   15,946   $   12,542
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========
Cash dividends declared.......  $    2,692   $    2,212   $    9,462   $    7,503   $    5,472   $    3,570   $    2,891
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========
Per share data(1):
  Basic net income............  $     0.23   $     0.34   $     1.27   $     1.23   $     1.06   $     0.90   $     0.71
  Diluted net income..........  $     0.23   $     0.33   $     1.26   $     1.22   $     1.06   $     0.90   $     0.71
  Cash dividends declared.....  $     0.16   $     0.12   $     0.56   $     0.42   $     0.25   $     0.15   $     0.09
  Book value at period-end....  $     8.89   $     7.98   $     8.84   $     7.89   $     7.16   $     6.01   $     5.69
  Weighted average shares
    outstanding basic.........      17,699       17,657       17,671       17,708       17,783       17,783       17,783
  Weighted average shares
    outstanding diluted.......      17,808       17,726       17,778       17,768       17,806       17,788       17,783
  Shares outstanding at
    period-end................      17,718       17,770       17,721       17,684       17,796       17,785       17,779
Balance Sheet Data:
  Total assets................  $1,785,680   $1,625,018   $1,791,023   $1,543,029   $1,441,695   $1,360,022   $1,317,368
  Securities available for
    sale......................  $  461,448   $  399,169   $  432,306   $  334,024   $  331,505   $  160,424   $  142,045
  Securities held to
    maturity..................      60,815       90,052       87,207       88,371       74,851      256,373      291,251
  Loans, net of unearned
    income....................   1,146,419    1,027,434    1,127,846    1,002,454      927,014      855,685      784,610
  Allowance for loan losses...      18,373       15,774       18,276       15,629       14,856       15,693       14,715
  Deposits....................   1,401,966    1,257,868    1,380,313    1,232,344    1,179,399    1,113,959    1,112,830
  Federal Home Loan Bank
    advances..................     128,805       80,391      160,765       60,923       96,380       87,932       60,198
  Total shareholders' equity
    at period-end.............     157,577      141,206      156,667      139,461      127,425      106,891      101,123
Average Balances:
  Total assets................  $1,793,693   $1,567,759   $1,674,298   $1,469,112   $1,398,458   $1,337,933   $1,262,090
  Total earning assets........   1,678,187    1,479,602    1,582,715    1,399,017    1,332,638    1,271,933    1,195,927
  Deposits....................   1,597,324    1,239,718    1,294,597    1,205,123    1,156,198    1,120,987    1,098,863
  Net loans...................   1,115,589      997,018    1,054,380      941,848      866,871      802,484      743,248
  Shareholders' equity........     157,785      142,152      147,166      132,138      118,074      104,601       95,505

                                 FOR THE QUARTER ENDED
                                       MARCH 31:                         FOR THE YEAR ENDED DECEMBER 31,
                                -----------------------   --------------------------------------------------------------
                                   1998         1997         1997         1996         1995         1994         1993
                                   ----         ----         ----         ----         ----         ----         ----
                                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Significant Ratios:
  Return on average assets....        0.93%        1.53%        1.34%        1.48%        1.34%        1.19%        0.99%
  Return on average
    shareholders' equity......       10.61        16.90        15.23        16.44        15.92        15.24        13.13
  Average shareholders' equity
    to average assets.........        8.80         9.07         8.79         8.99         8.44         7.82         7.57
  Average loans as a percent
    of average deposits.......       70.99        81.70        82.74        80.21        77.12        73.60        68.72
  Shareholders' equity as a
    percent of period-end
    assets....................        8.82         8.69         8.75         9.04         8.84         7.86         7.68
  Allowance for loan losses as
    a percent of loans........        1.60         1.54         1.62         1.56         1.60         1.83         1.88
  Net charge-offs a percent of
    average loans.............        0.21         0.17         0.16         0.16         0.38         0.23         0.25
  Dividends declared as a
    percent of net income.....       65.21        37.35        42.20        34.53        29.12        22.39        23.05
  Net interest margin, fully
    taxable equivalent........        4.28         4.61         4.47         4.91         4.80         4.76         4.71
  Nonperforming loans to total
    loans.....................        0.60         0.58         0.59         0.32         0.49         1.23         0.92
  Nonperforming assets to
    total assets..............        0.39         0.38         0.38         0.31         0.45         0.92         0.87
  Allowance for loan losses to
    nonperforming loans.......      268.41       265.51       274.87       483.72       326.08       149.13       202.94
  Noninterest expenses as a
    percent of average
    assets....................        3.14         2.46         2.58         2.84         2.87         3.03         3.19
  Operating efficiency
    ratio.....................       67.33        49.77        52.86        53.87        56.11        60.06        63.60

-------------------------
(1) Per share data has been restated to reflect the 1998 two-for-one stock split, the 1995 three-for-two stock split and all acquisitions accounted for as poolings of interests.

                 SELECTED FINANCIAL DATA OF MID AM (HISTORICAL)

     The following table sets forth selected historical financial data of Mid Am and has been derived from its financial statements. Such selected historical financial data should be read in conjunction with Mid Am's audited consolidated financial statements, including the respective notes thereto, and unaudited interim financial information, in each case incorporated herein by reference. The interim financial information has been derived from unaudited financial statements of Mid Am, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for fair statement of the results for the unaudited interim periods. Results for the interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. See "Incorporation of Certain Information by Reference."

                                 FOR THE QUARTER ENDED
                                       MARCH 31,                         FOR THE YEAR ENDED DECEMBER 31,
                                -----------------------   --------------------------------------------------------------
                                   1998         1997         1997         1996         1995         1994         1993
                                   ----         ----         ----         ----         ----         ----         ----
                                            (DOLLARS IN THOUSANDS, EXCEPT SHARES, PER SHARE AND RATIO DATA)
Consolidated Statement of
  Earnings Data
Interest income...............  $   43,408   $   41,544   $  171,202   $  164,983   $  162,543   $  140,571   $  139,387
Interest expense..............      20,884       19,599       81,676       80,069       80,316       59,564       61,057
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income...........      22,524       21,945       89,526       84,914       82,227       81,007       78,330
Provision for credit losses...       1,017        1,885        5,527        4,537        3,002        1,224        3,991
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net interest income after
  provision for credit
  losses......................      21,507       20,060       83,999       80,377       79,225       79,783       74,339
Non-interest and other
  income......................      18,634       19,918       66,569       49,501       35,955       32,554       34,002
Non-interest and other
  expense.....................      28,924       25,201      104,052       91,419       78,416       78,579       72,962
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes....      11,217       14,777       46,516       38,459       36,764       33,758       35,379
Applicable income taxes.......       3,774        5,210       15,635       12,467       11,797       10,505       10,698
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income....................  $    7,443   $    9,567   $   30,881   $   25,992   $   24,967   $   23,253   $   24,681
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========
Net income available to common
  shareholders................  $    7,443   $    9,151   $   30,276   $   23,585   $   22,216   $   20,336   $   21,763
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========
Consolidated Statement of
  Condition Data (Year End)
Total assets..................  $2,239,113   $2,165,890   $2,191,875   $2,180,974   $2,204,751   $2,078,789   $2,067,371
Securities available for
  sale........................  $  405,427   $  379,563   $  385,961   $  432,791   $  461,997   $  212,437   $  238,125
Investment and mortgage-backed
  securities..................  $        0   $        0   $        0   $        0   $        0   $  252,009   $  270,623
Loans held for sale...........  $   11,209   $     4,54   $   11,376   $    7,927   $   12,642   $   12,963   $   88,131
Loans, net of unearned
  income......................  $1,609,918   $1,591,557   $1,619,895   $1,574,880   $1,475,651   $1,433,289   $1,265,945
Allowance for credit losses...  $   18,450   $   16,752   $   17,625   $    5,672   $   14,859   $   14,722   $   15,157
Total deposits................  $1,781,482   $1,747,997   $1,760,312   $1,832,909   $1,860,142   $1,736,492   $1,769,083
Debt and FHLB Advances........  $  175,060   $   57,468   $  122,604   $   42,247   $   48,405   $   65,434   $   28,070
Shareholders' equity..........  $  163,231   $  190,890   $  180,760   $  193,204   $  194,838   $  185,252   $  183,425
Weighted average common shares
  outstanding -- basic........  23,756,000   23,081,000   23,836,000   22,734,000   23,070,000   23,009,000   22,610,000
Weighted average common shares
  outstanding -- diluted......  24,337,000   25,981,000   25,227,000   26,554,000   27,241,000   27,356,000   26,965,000
Per Common Share Data
Cash dividends declared.......  $     0.16   $    0.145   $     0.60   $     0.55   $     0.52   $     0.49   $     0.45
Shareholders' equity..........        6.94         7.19         7.45         7.12         6.95         6.29         6.41
Basic:
Net income....................  $     0.31   $     0.40   $     1.27   $     1.04   $     0.96   $     0.88   $     0.96
Diluted:
Net income....................        0.31         0.37         1.22         0.98         0.92         0.85         0.92
Selected Financial Ratios
Return on average total
  assets......................        1.36%        1.79%        1.42%        1.20%        1.17%        1.14%        1.23%
Return on average common
  shareholders' equity........       17.87        22.51        17.58        15.01        14.51        13.88        16.39
Net interest margin...........        4.51         4.49         4.50         4.32         4.23         4.38         4.30

                                 FOR THE QUARTER ENDED
                                       MARCH 31,                         FOR THE YEAR ENDED DECEMBER 31,
                                -----------------------   --------------------------------------------------------------
                                   1998         1997         1997         1996         1995         1994         1993
                                   ----         ----         ----         ----         ----         ----         ----
                                            (DOLLARS IN THOUSANDS, EXCEPT SHARES, PER SHARE AND RATIO DATA)
Average loans to average
  deposits....................       92.15        89.15        91.99        82.75        81.11        76.94        71.54
Leverage ratio................        8.13         8.55         9.06         8.44         8.37         8.19
Average total shareholders'
  equity to average total
  assets......................        7.63         8.78         8.38         8.82         8.93         9.16         8.65
Allowance for credit losses to
  period end loans............        1.15         1.05         1.09         0.36         1.01         1.03         1.20
Allowance for credit losses to
  total non-performing
  loans.......................      329.23       266.92       387.70        85.64       173.22       231.99       170.67
Non-performing loans to period
  end loans...................        0.35         0.39         0.28         0.42         0.58         0.44         0.70
Net charge-offs to average
  loans.......................        0.05         0.20         0.22         0.25         0.20         0.12         0.41

                   BANCSHARES AND MID AM UNAUDITED PRO FORMA
                     CONDENSED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected unaudited pro forma condensed consolidated financial data of Bancshares and Mid Am giving effect to the Merger as of the beginning of the earliest period presented, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements contained elsewhere in this Joint Proxy Statement/Prospectus. The Merger is expected to be accounted for as a pooling-of-interests. Such selected unaudited pro forma financial data should be read in conjunction with the Bancshares and Mid Am Unaudited Pro Forma Condensed Combined Financial Information, including the notes thereto. The Unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated as of the beginning of the earliest period presented below, or that may exist in the future. The Unaudited Pro Forma Condensed Combined Income Statements are not necessarily indicative of the results that would have occurred had the Merger been consummated on the date indicated or that may be achieved in the future. See "Incorporation of Certain Information by Reference" and "Unaudited Pro Forma Condensed Combined Financial Statements."

                                                  FOR THE QUARTER
                                                  ENDED MARCH 31,            FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------------   ---------------------------------------
                                                1998          1997          1997          1996          1995
                                                ----          ----          ----          ----          ----
                                               (DOLLARS IN THOUSANDS, EXCEPT SHARES, PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
Net interest income........................  $   39,876    $   38,460    $  157,985    $  151,479    $  144,395
Provision for loan losses..................       1,712         2,498         9,862         6,816         5,506
Net income.................................      11,571        15,490        53,301        47,722        43,761
Net income available to common
  shareholders.............................      11,571        15,074        52,696        45,315        41,010
PER COMMON SHARE DATA:
Net income -- basic........................  $     0.32    $     0.43    $     1.46    $     1.29    $     1.15
Net income -- diluted......................  $     0.32    $     0.41    $     1.43    $     1.25    $     1.13
Book value at period end...................  $     8.96    $     8.66    $     9.27    $     8.56    $     8.08
Weighted average shares outstanding --
  basic....................................      35,991        35,429        36,025        35,213        35,547
Weighted average shared outstanding --
  diluted..................................      36,547        37,731        37,203        38,215        38,782
BALANCE SHEET DATA (AT PERIOD-END):
Total assets...............................  $4,031,794    $3,790,907    $3,982,898    $3,724,003    $3,646,436
Net loans..................................   2,730,723     2,591,014     2,723,216     2,553,960     2,385,592
Total deposits.............................   3,183,448     3,005,865     3,140,625     3,065,253     3,039,541
Total shareholders' equity.................     302,809       332,095       337,427       332,665       322,263
RATIOS:
Return on average assets...................        1.17%         1.68%         1.38%         1.31%         1.24%
Return on average common equity............       14.36         19.91         16.53         15.67         15.12
Average total equity to average assets.....        8.15          8.90          8.54          8.89          8.74

                                  INTRODUCTION

     This Joint Proxy Statement/Prospectus is being furnished to holders of Bancshares Common Stock in connection with the solicitation of proxies by the Board of Directors of Bancshares for use at the Bancshares Special Meeting. This Joint Proxy Statement/Prospectus is also being furnished to the holders of Mid Am Common Stock in connection with the solicitation of proxies by the Board of Directors of Mid Am for use at the Mid Am Special Meeting. This Joint Proxy Statement/Prospectus also serves as a prospectus for Sky Financial Common Stock which will be issued upon the effectiveness of the Merger.

     At the Bancshares Special Meeting and the Mid Am Special Meeting, the shareholders of Bancshares and Mid Am, respectively, will be asked to approve and adopt the Merger Proposal. In addition, at the Bancshares Special Meeting, Bancshares shareholders will also be asked to consider and vote upon the following: (i) a proposal to approve the Control Share Acquisition Amendment;
(ii) a proposal to approve the Director Stock Option Plan; and (iii) a proposal to approve the Employee Stock Option Plan. Adoption of these additional proposals is not a condition to the Merger.

     All information contained in this Joint Proxy Statement/Prospectus relating to Bancshares has been furnished by Bancshares. All information contained in this Joint Proxy Statement/Prospectus relating to Mid Am has been furnished by Mid Am.

                             PARTIES TO THE MERGER

BANCSHARES

     Bancshares is a bank holding company organized in 1982 under the laws of the State of Ohio and is registered with the Federal Reserve Board pursuant to the BHC Act and engaged in the business of commercial and retail banking. These activities account for substantially all of Bancshares' revenue, operating income and assets. Bancshares is a holding company for two wholly owned subsidiary banks, a wholly owned reinsurance company and a wholly owned courier company. Citizens, owned by Bancshares since 1982, was organized and chartered under the banking laws of the State of Ohio in 1902. Citizens is an insured bank under the Federal Deposit Insurance Act ("FDIA"). This subsidiary accounts for approximately 72% of Bancshares' consolidated assets. The primary market area for Citizens is eastern Ohio and consists of all of Columbiana County, all of Carroll County, portions of Stark and Mahoning Counties and the northern 75% of Jefferson County. A secondary market is the southern portion of Jefferson County, the panhandle of West Virginia north of Follansbee, and a smaller portion of Pennsylvania south of Beaver and west of Darlington to the Ohio border. Citizens competes not only with locally-owned commercial banks and savings and loans, but also with larger regional financial institutions in offering consumer and commercial financial service products. FNB, owned by Bancshares since January 1, 1990, was organized and chartered as a national banking association under the laws of the United States on December 29, 1969 and formally opened for business on January 2, 1970. FNB is insured under the FDIA and accounts for less than two percent of Bancshares' consolidated assets. FNB's primary market area is Hancock County, West Virginia, with overlap in the East Liverpool, Ohio market. FNB competes with locally-owned commercial banks, credit unions and savings and loan associations. Application was made to the Federal Reserve Board and the Ohio Department of Commerce, Division of Financial Institutions to merge FNB with and into Citizens and the conversion/merger was consummated as of the close of business on July 18, 1998. On May 12, 1998, Bancshares acquired Century, and CNB became a wholly owned commercial bank subsidiary of Bancshares organized under the laws of the United States. CNB engages in full service commercial and consumer banking and trust services through thirteen branch offices in southwestern Pennsylvania. CNB accounts for approximately 25% of Bancshares' consolidated assets. Freedom Financial Life Insurance Company ("Freedom Financial"), owned by Bancshares since August 1985, was organized and chartered under the laws of the State of Arizona in that same year. Freedom Financial provides credit life and accident and health insurance coverage to Citizens' and FNB's loan customers. Freedom Financial accounts for less than one percent of Bancshares' consolidated assets. Freedom Express, Inc. ("Freedom Express"), owned by Bancshares since August 5, 1994, was organized and chartered under the laws of the State of Ohio in 1984. Freedom Express transports papers and documents between and among Ohio, Pennsylvania and West Virginia. Freedom Express accounts for less than one percent of Bancshares' consolidated assets. On August 1, 1997, Citizens acquired ValueNet, Inc., an Internet access company. This is the first step in a plan to offer Internet banking to all of Bancshares' customers during 1998. A part of Bancshares' long term strategy is to be an active acquiror of financial institutions so as to leverage its operations and position itself to enhance shareholder value. Since 1984, Bancshares has made 15 acquisitions totaling approximately $1.3 billion in assets. As of December 31, 1997 and December 31, 1996, Bancshares had total consolidated assets of approximately $1.79 billion and $1.54 million and total shareholders' equity of $156.7 million and $139.5 million, respectively.

     Bancshares is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values and, therefore, some dilution of Bancshares' book value and net income per common share may occur in connection with any future transactions.

     Bancshares' principal executive offices are located at 10 East Main Street, Salineville, Ohio 43945. The telephone number of Bancshares' executive offices is (330) 679-2328.

     Year 2000. The Year 2000 issue deals with the fact that many computer applications, if not corrected, could fail or create erroneous results by or at the year 2000 because many existing computer programs use only two digits to identify a year in the date field and these programs were not designed or developed while considering the impact of the upcoming change in the century. In order to assess the Year 2000 issue, Bancshares has established a project group that represents functional areas to be affected by Year 2000 changes. The Year 2000 project group meets regularly to review Bancshares' progress. All data processing systems have been identified and all major systems and most lesser systems have been assessed for Year 2000 compliance. This assessment indicates that there will be no material impact of Bancshares' operations or budgets to bring systems into compliance by year end 1998. Most security and environmental systems have also been assessed with no material impact indicated. Regardless of the Year 2000 compliance of the corporation's systems, there is not complete assurance that Bancshares will not be adversely affected to the extent other entities not affiliated with Bancshares, such as vendors, services suppliers and loan and other counterparties are unsuccessful in properly addressing this issue.

     The Office of the Comptroller of the Currency (the "OCC") has conducted an examination of Century and found certain deficiencies in its planning for Year 2000. On May 6, 1998, the OCC provided Century with a report from its examination. A written response to the report has been filed by Century, along with a letter from Bancshares advising that the Century transaction was consummated on May 12, 1998, and that Bancshares would be devoting resources to manage the Century Year 2000 matter to insure a satisfactory condition.

     For additional information regarding Bancshares and its business reference is made to the 1997 Bancshares 10-K and the Form 8-K, dated June 25, 1998, which are incorporated by reference to the Joint Proxy Statement/Prospectus. For information regarding the voting securities and principal holders thereof of Bancshares, please see the portions of the 1998 Proxy Statement of Bancshares incorporated by reference to the 1997 Bancshares 10-K.

MID AM

     Mid Am is a bank holding company organized in 1988 under the laws of the State of Ohio and is registered with the Federal Reserve Board pursuant to the BHC Act. Mid Am serves as a holding company for five commercial banking subsidiaries and seven financial services subsidiaries. Mid Am's commercial banks provide a wide range of lending, depository, trust and related banking services to individual and business customers through 83 branch facilities throughout its primary market area, which is comprised of northwestern and west central Ohio and southeastern Michigan. This market area is considered economically diverse with a wide range of manufacturing and service industries, transportation and agriculture, and is not dependent upon any single industry or employer. Mid Am's commercial banks compete with a variety of financial institutions, including several local, regional and national commercial banks, savings and loan associations, credit unions and national providers of financial services products. Four of the Mid Am banks are national banking associations, regulated by the OCC, and one of the banks is a state-chartered bank, regulated by the Michigan Financial Institutions Bureau. All of the Mid Am banks are insured under the FDIA to the fullest extent provided by law. Mid Am's financial services affiliates are comprised of specialty lending units, including financing for health care professionals and non-conforming mortgage financing, investment brokerage and insurance services, trust services, collection and account billing services. The financial services companies consider their market area to be the continental United States, and compete with a variety of local and national providers of services in their respective industries. Several of the financial services companies are regulated by or subject to licensing requirements in various states in which they conduct business. Mid Am's brokerage subsidiary is also regulated by the Commission and the National Association of Securities Dealers (the "NASD"). Mid Am's specialty trust subsidiary is regulated by the OCC. The financial services companies are regulated, directly or indirectly, by the Federal Reserve Board by virtue of the BHC Act.

     Mid Am is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values and, therefore, some dilution of Mid Am's book value and net income per common share may occur in connection with any future transactions.

     At June 30, 1998 and June 30, 1997, Mid Am had total consolidated assets of $2.3 billion and $2.2 billion, respectively, and total shareholders' equity of $163 million and $174 million, respectively.

     Mid Am's principal executive offices are located at 221 South Church Street, Bowling Green, Ohio 43402, and its telephone number is (419) 327-6300.

     Year 2000. Mid Am has initiated a company-wide assessment, remediation and conversion program to address the effect of the year 2000 on Mid Am's information systems and application software. Mid Am's Year 2000 Readiness Project contains assessment, renovation, validation and implementation phases. A substantial majority of the significant application software utilized by Mid Am is licensed from a third-party vendor and management is working with the vendor to ensure that the software will operate properly in the year 2000. At this time, the estimated cost to remediate Mid Am's Year 2000 issues is not expected to be material. Regardless of the Year 2000 compliance of the corporation's systems, there is not complete assurance that MidAm will not be adversely affected to the extent other entities not affiliated with MidAm, such as vendors, services suppliers and loan and other counterparties are unsuccessful in properly addressing this issue.

     For additional information regarding Mid Am and its business reference is made to the 1997 Mid Am 10-K, which is incorporated by reference to this Joint Proxy Statement/Prospectus. For information regarding the voting securities and principal holders thereof of Mid Am, please see the portions of the 1998 Proxy Statement of Mid Am incorporated by reference to the 1997 Mid Am 10-K.

RECENT DEVELOPMENTS

     On July 22, 1998, Bancshares and The Ohio Bank ("Ohio Bank"), a state banking association organized and existing under the banking laws of the State of Ohio and headquartered in Findlay, Ohio, entered into a definitive Agreement and Plan of Merger (the "Ohio Bank Agreement"), which provides for the affiliation of Ohio Bank with Bancshares (and ultimately Sky Financial). As of June 30, 1998, Ohio Bank had total consolidated assets of $599.5 million, deposits of $531.0 million and shareholders' equity of $52.6 million. Ohio Bank had net income of $3.6 million for the six months ended June 30, 1998 and net income of $6.0 million for the year ended December 31, 1997. Ohio Bank has 17 banking offices located in the Ohio counties of Seneca, Hancok, Putnam, Cuyahoga, Wyandot and Franklin. The Ohio Bank Agreement provides that the affiliation will be effected by means of a merger (the "Ohio Bank Merger") of an interim Ohio bank formed by Bancshares with and into Ohio Bank. In the Ohio Bank Merger, each outstanding share of Ohio Bank Class A and Class B common stock, par value $50 per share (other than those common shares, if any, with respect to which dissenter's rights are exercised), will be converted into 63.25 shares of Bancshares Common

Stock in a tax-free exchange. Bancshares expects to issue 5,249,750 shares in the Ohio Bank Merger. In connection with the transactions contemplated by the Ohio Bank Agreement, Bancshares and Ohio Bank entered into a Stock Option Agreement whereby Bancshares may purchase up to 5.42% of Ohio Bank common shares under certain circumstances. Shareholders of Ohio Bank holding in excess of a majority of votes necessary to approve the Ohio Bank Merger have agreed to vote in favor of the Ohio Bank Merger.

     Pursuant to the terms of the Ohio Bank Agreement, three directors of Ohio Bank will be invited to join the Board of Directors of Sky Financial, one of whom will be designated for membership on the Board's executive committee, if any such committee is formed. In addition, Bancshares will designate an officer of the Ohio Bank to serve on the Management Executive Committee of Sky Financial. The Ohio Bank Agreement further provides that following the Ohio Bank Merger, no Ohio Bank employee will be terminated, other than for cause, for a six-month period after consummation of the Ohio Bank Merger.

     The Ohio Bank Agreement may only be terminated: (1) with the mutual consent of Bancshares and Ohio Bank, (ii) by Bancshares or Ohio Bank during the 30 day period following execution thereof by the parties in the event their respective due diligence investigations (and in the case of Bancshares, the disclosure schedules delivered to it by Ohio Bank) disclose one or more matters that are deemed to have a "material adverse effect" (as that term is defined in the Ohio Bank Agreement), or deviate(s) materially and adversely from the financial statements of Bancshares or the Ohio Bank (as the case may be) for the year December 31, 1998 or the period ended March 31, 1998, respectively, (iii) by either party in the event of a material breach or if the transactions contemplated by the Ohio Bank Agreement are not consummated by March 31, 1999, or (iv) by the Bank, if the "NMS Closing Price" (as defined in the Ohio Bank Agreement) is less than $26.00 and a revised offer by Bancshares is not accepted by Ohio Bank. The consummation of the Ohio Bank Merger is contingent upon approval of the Ohio Bank Agreement by the shareholders of Ohio Bank, (and if the merger of equals transaction with Mid Am is not consummated, by the shareholders of Bancshares), and upon the approval of certain regulatory authorities.

     Assuming the consummation of the Mid Am transaction, as soon as reasonably practicable after the Ohio Bank merger and following the receipt of all necessary regulatory approvals, two of Sky Financial's banking affiliates, specifically, American Community Bank, N.A. and Amerifirst Bank, N.A. will be merged with and into Ohio Bank. In addition, two other banking affiliates, specifically, First National Bank Northwest Ohio and Mid American National Bank & Trust Company will merge with one another, with Mid American National Bank & Trust Company as the resulting bank.

                   SPECIAL MEETINGS OF BANCSHARES AND MID AM

TIME AND PLACE OF SPECIAL MEETINGS

     Bancshares. The Bancshares Special Meeting will be held at 7 p.m., on October 1, 1998, at Raymond T. Lowry Auditorium of the Fred H. Johnson Building, 10 East Main Street, Salineville, Ohio 43945 and at any adjournments and postponements thereof to consider and vote upon a proposal to approve the Merger Proposal. In addition, Bancshares shareholders will also be asked to consider and vote upon the following: (i) a proposal to amend the Bancshares Articles of Incorporation to repeal the control share acquisition provision set forth in Article Sixth thereof; (ii) a proposal to approve the Director Stock Option Plan; and (iii) a proposal to approve the Employee Stock Option Plan.

     Mid Am. The Mid Am Special Meeting will be held at The Toledo Club, Madison Avenue at 14th Street, Toledo, Ohio, at 4 p.m., on September 29, 1998, and at any adjournments and postponements thereof to consider and vote upon proposals to approve the Merger Proposal.

     This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Bancshares and Mid Am in connection with the solicitation of proxies by the Bancshares Board and the Mid Am Board for use at the Bancshares Special Meeting and the Mid Am Special Meeting, respectively.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

     Bancshares. The Bancshares Board has fixed the close of business on August 5, 1998 as the record date for determining the Bancshares shareholders entitled to receive notice of and to vote at the Bancshares Special Meeting. Only holders of record of Bancshares Common Stock at the close of business on the Bancshares Record Date are entitled to notice of and to vote at the Special Meeting. As of the Bancshares Record Date, 17,748,688 shares of Bancshares Common Stock were issued and outstanding and held by 3,480 record holders. Holders of Bancshares Common Stock are entitled to one vote on each matter considered and voted on at the Bancshares Special Meeting for each share of Bancshares Common Stock held of record at the close of business on the Bancshares Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Bancshares Common Stock entitled to vote at the Bancshares Special Meeting is necessary to constitute a quorum at the Bancshares Special Meeting. For purposes of determining the presence of a quorum, abstentions and shares represented by a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares ("broker non-votes") will be counted as shares present. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for approval. However, because approval of the Merger Proposal requires the affirmative vote of at least two-thirds of the outstanding shares of Bancshares Common Stock, and because approval of the Control Share Acquisition Amendment requires the affirmative vote of at least 75% of the outstanding shares of Bancshares Common Stock, and because approval of the Director Stock Option Plan and the Employee Stock Option Plan requires, in each case, the approval of a majority of the shares of Bancshares Common Stock present in person or by proxy, abstentions and broker non-votes will have the effect of votes against each of the Merger Proposal, the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan.

     Proxies in the form delivered to Bancshares shareholders with this Joint Proxy Statement/Prospectus are being solicited by the Bancshares Board. Shares of Bancshares Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted "FOR" approval of the Merger Proposal, the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan, and in the discretion of the individuals named as proxies as to any other matter that may come before the Bancshares Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Bancshares Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against the proposal to approve the Merger Proposal will be voted in favor of any such adjournment or postponement.

     A Bancshares shareholder who has given a proxy may revoke it at any time prior to its exercise at the Bancshares Special Meeting by (i) giving written notice of revocation to the Secretary of Bancshares, (ii) properly submitting to Bancshares a duly executed proxy bearing a later date, or (iii) voting in person at the Bancshares Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Bancshares as follows: Tracey L. Reeder, Citizens Bancshares, Inc., 10 East Main Street, Salineville, Ohio 43945. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with Bancshares' Secretary or other person responsible for tabulating votes on behalf of Bancshares.

     Bancshares has retained Morrow & Co., Inc. to assist Bancshares in connection with its communications with its shareholders with respect to, and to provide other services to Bancshares in connection with, the Bancshares Special Meeting. Morrow & Co., Inc. will receive a fee of $10,000 for its services and reimbursement of out-of-pocket expenses in connection therewith.

     Mid Am. The Mid Am Board has fixed the close of business on July 31, 1998, as the record date for determining the Mid Am shareholders entitled to receive notice of and to vote at the Mid Am Special Meeting. Only holders of record of Mid Am Common Stock as of the Mid Am Record Date are entitled to notice of and to vote at the Mid Am Special Meeting. As of the Mid Am Record Date, 23,358,898 shares of Mid Am Common Stock were issued and outstanding and held by 8,315 record holders. Holders of Mid Am Common Stock are entitled to one vote on each matter considered and voted on at the Mid Am Special Meeting for each share of Mid Am Common Stock held of record at the close of business on the Mid Am Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Mid Am Common Stock entitled to vote at the Mid Am Special Meeting is necessary to constitute a quorum at the Mid Am Special Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as shares present but broker non-votes will not be counted as shares present. Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for approval. However, because approval of the Merger Agreement requires the affirmative vote of at least a majority of the outstanding shares of Mid Am Common Stock, abstentions and broker non-votes will have the effect of votes against the Merger Agreement.

     Proxies in the form delivered to Mid Am Shareholders with this Joint Proxy Statement/Prospectus are being solicited by the Mid Am Board. Shares of Mid Am Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted "FOR" approval of the Merger and consummation of the transactions contemplated therein, and in the discretion of the individuals named as proxies as to any other matter that may come before the Mid Am Special Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Mid Am Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against the proposal to approve the Merger Proposal will be voted in favor of any such adjournment or postponement.

     A Mid Am shareholder who has given a proxy may revoke it at any time prior to its exercise at the Mid Am Special Meeting by (i) giving written notice of revocation to the Secretary of Mid Am, (ii) properly submitting to Mid Am a duly executed proxy bearing a later date, or (iii) voting in person at the Mid Am Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Mid Am as follows: Mid Am, Inc., 221 South Church Street, Bowling Green, Ohio 43402, Attention:
Secretary, Marci L. Klumb. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with Mid Am's Secretary or other person responsible for tabulating votes on behalf of Mid Am.

     Mid Am has retained Georgeson & Co., Inc. to assist Mid Am in connection with its communications with its shareholders with respect to, and to provide other services to Mid Am in connection with, the Special Meeting. Georgeson & Co., Inc. will receive a fee of $10,000 for its services and reimbursement of out-of-pocket expenses in connection therewith.

VOTES REQUIRED

     Bancshares. Approval of the Merger Proposal requires the affirmative vote of the holders of at least two-thirds of the shares of Bancshares Common Stock outstanding as of the Bancshares Record Date. Approval of the Control Share Acquisition Amendment requires the affirmative vote of the holders of 75% of the shares of Bancshares Common Stock outstanding as of the Bancshares Record Date. Approval of the Director Stock Option Plan and the Employee Stock Option Plan requires, in each case, the affirmative vote of the holders of a majority of the shares of Bancshares Common Stock present in person or by proxy at the Bancshares Special Meeting.

     As of the Bancshares Record Date, Bancshares directors and executive officers and their affiliates held approximately 8.37% of the outstanding shares of Bancshares Common Stock entitled to vote at the Bancshares Special Meeting and such persons have indicated a present intent to vote their shares for approval and adoption of the Merger Proposal, the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan. As of the Bancshares Record Date, Mid Am held no shares of Bancshares Common Stock and none of its directors and executive officers or their affiliates held any shares of

Bancshares Common Stock. The trustee of the Citizens Bancshares, Inc. Employee Stock Ownership Plan will vote the unallocated shares of Bancshares Common Stock in such manner as the trustee shall determine in its sole discretion, subject to compliance with the provisions of ERISA. There are currently an aggregate of 14,938 unallocated shares of Bancshares Common Stock, representing .08% of the outstanding shares of Bancshares Common Stock in the Citizens Bancshares, Inc. Employee Stock Ownership Plan. See "The Merger -- Interest of Certain Persons in the Merger."

     Mid Am. Approval of the Merger Agreement and consummation of the transaction contemplated therein requires the affirmative vote of a majority of the outstanding shares of Mid Am Common Stock as of the Mid Am Record Date.

     As of the Mid Am Record Date, Mid Am directors and executive officers and their affiliates held approximately 6.2% of the outstanding shares of Mid Am Common Stock entitled to vote at the Mid Am Special Meeting and such persons have indicated a present intent to vote their shares for approval and adoption of the Merger Agreement. As of the Mid Am Record Date, Bancshares held no shares of Mid Am Common Stock and none of its directors and executive officers or their affiliates held any shares of Mid Am Common Stock. The trustee of the Mid Am Employee Stock Ownership Pension Plan and the Mid Am Employee Stock Ownership and Savings Plan will vote the unallocated shares in the respective accounts and the allocated shares not voted by the plan participants in accordance with the instructions received from the plan administrator, subject to compliance with the provisions of ERISA. There are currently an aggregate of 327,402 unallocated shares of Mid Am Common Stock, representing 1.4% of the outstanding shares of Mid Am Common Stock entitled to vote at the Special Meeting, in the Mid Am Employee Stock Ownership Pension Plan and the Mid Am Employee Stock Ownership and Savings Plan. See "The Merger -- Interest of Certain Persons in the Merger."

MATTERS TO BE CONSIDERED AT THE BANCSHARES SPECIAL MEETING

     At the Bancshares Special Meeting, Bancshares shareholders will be asked to consider and vote upon a proposal to approve the Merger Proposal, which includes the following amendments to the Bancshares Articles of Incorporation: (i) change the name of the corporation from Citizens Bancshares, Inc. to Sky Financial Group, Inc.; (ii) change the location of Bancshares' principal office from Salineville, Ohio to Bowling Green, Ohio; (iii) increase the number of authorized shares of Bancshares Common Stock; (iv) increase the number of authorized shares of Bancshares Preferred Stock from 200,000 to 10,000,000; (v) eliminate cumulative voting in the election of directors; and (vi) reduce the shareholder vote required to approve various material transactions of Bancshares, including certain mergers, consolidations and asset sales.

     In addition, the Merger Proposal includes a proposal to amend the Code of Regulations of Bancshares to effect the following: (i) conform the list of officers authorized to call a special meeting of the shareholders with the additional officer positions provided for in the Merger Agreement; (ii) increase the current size of the Bancshares Board from fourteen (14) members to twenty-two (22) members and establish a maximum board size of thirty-five (35) members; (iii) provide that for a period of three years after the Effective Time, the Sky Financial Board of Directors will contain equal numbers of directors nominated by certain Bancshares directors and by certain Mid Am directors; (iv) vest the power to remove directors solely with the 80% vote of the Bancshares Board and then solely upon a finding of cause; (v) provide that for a period of three years after the Effective Time, the Executive Committee of the Bancshares Board, if established, would contain equal numbers of directors elected by certain Bancshares directors and by certain Mid Am directors; (vi) set forth a description of officer positions consistent with the provisions of the Merger Agreement; and (vii) provide for the creation of a Management Executive Committee to oversee management and operations of Sky Financial post-Merger.

     At the Special Meeting, Bancshares shareholders will also be asked to consider and vote upon the following: (i) a proposal to approve the Control Share Acquisition Amendment; (ii) a proposal to approve the Director Stock Option Plan; and (iii) a proposal to approve the Employee Stock Option Plan. See "Amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations," "Approval of the Amended and Restated 1998 Non-Statutory Stock Option Plan for Non-Employee Directors" and "Approval of 1998 Stock Option Plan for Employees."

MATTERS TO BE CONSIDERED AT THE MID AM SPECIAL MEETING

     At the Mid Am Special Meeting, Mid Am shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

RECOMMENDATION OF BANCSHARES BOARD OF DIRECTORS

     For the reasons described in the section of this Joint Proxy Statement/Prospectus entitled "The Merger -- Reasons for the Merger," the Bancshares Board has unanimously adopted the Merger Proposal and believes that the Merger is in the best interests of Bancshares and its shareholders and unanimously recommends that shareholders of Bancshares vote "FOR" approval of the Merger Proposal. In addition, in contemplation of the Merger, the Bancshares Board has unanimously adopted the Control Share Acquisition Amendment, the Director Stock Option Plan and the Employee Stock Option Plan and unanimously recommends that shareholders of Bancshares vote "FOR" approval thereof. See "The Merger -- Background of the Merger," "The Merger -- Reasons for the Merger," "The Merger -- Interest of Certain Persons in the Merger," "Approval of the Amended and Restated 1998 Non-Statutory Stock Option Plan for Non-Employee Directors" and "Approval of 1998 Stock Option Plan for Employees."

RECOMMENDATION OF MID AM BOARD OF DIRECTORS

     For the reasons described in the section of this Joint Proxy
Statement/Prospectus entitled "The Merger -- Reasons for the Merger," the Mid Am Board has unanimously approved the Merger Agreement and believes the Merger Agreement is in the best interests of Mid Am and its shareholders and unanimously recommends that shareholders of Mid Am vote "FOR" approval of the Merger Agreement. See "The Merger -- Background of the Merger" and "The
Merger -- Reasons for the Merger."

EXPENSES

     The expense of soliciting proxies for the Bancshares Special Meeting and the Mid Am Special Meeting will be paid for by Bancshares and Mid Am, respectively. Pursuant to the Merger Agreement, Mid Am has agreed to share equally with Bancshares all filing fees and printing expenses payable in connection with the Registration Statement and this Joint Proxy Statement/Prospectus. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, Bancshares and Mid Am and their appropriate agents will be contacting brokers, dealers, banks and voting trustees or their nominees who can be identified as record holders of Bancshares and Mid Am Common Stock, respectively; such holders, after inquiry by Bancshares and Mid Am, respectively, will provide information concerning quantity of proxy and other materials needed to supply such materials to beneficial owners, and Bancshares and Mid Am, respectively, will reimburse them for the expense of mailing the proxy materials to such persons.

                                   THE MERGER

     The following information describes certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, which is attached as Appendix A and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

     The Merger Agreement provides for a merger-of-equals transaction whereby Mid Am will be merged with and into Bancshares under the name Sky Financial Group, Inc. At the Effective Time, each share of issued and outstanding Mid Am Common Stock will cease to be outstanding and each such share (other than certain shares held by Mid Am, Bancshares or their subsidiaries, if any) will be converted into 0.77 of a share of Sky Financial Common Stock. Each issued and outstanding share of Bancshares Common Stock immediately prior to the Merger will remain unchanged as an issued and outstanding share of Sky Financial Common Stock. Following the consummation of the Merger, the former shareholders of Mid Am and the former shareholders of Bancshares will own approximately 50.9% and 49.1%, respectively, of Sky Financial.

     The Merger Agreement provides that the articles of incorporation of Bancshares, as amended by the Bancshares Articles Amendment, will be the Articles of Incorporation of Sky Financial, which will be named Sky Financial Group, Inc., and the Code of Regulations of Bancshares, as amended by the Bancshares Code of Regulations Amendment, will be the Code of Regulations of Sky Financial. At the Effective Time, the headquarters of Sky Financial will be at 221 South Church Street, Bowling Green, Ohio, the current headquarters of Mid Am.

BACKGROUND OF THE MERGER

     In February 1998, Mr. Marty E. Adams, President and Chief Executive Officer of Bancshares, and Mr. David R. Francisco, President and Chief Operating Officer of Mid Am, commenced preliminary discussions regarding the possibility of a strategic business combination involving Bancshares and Mid Am. Although no specific terms were discussed, Messrs. Adams and Francisco agreed that, in view of the competitive environment in the banking and financial services industry in the Midwest and generally, and in view of the trend toward consolidation taking place, a strategic business combination between the two companies would strengthen the competitive position of the combined institution, generate significant cost savings and enhance acquisition and other opportunities. These discussions continued in March 1998 and were principally focused on the operating philosophies of the two companies. The discussions became more focused in early May 1998 when the executives discussed a range of non-financial issues, including a possible management structure for the combined institution.

     Based on these meetings, Messrs. Adams and Francisco concluded that their respective institutions shared similar operating philosophies and strategic plans and were engaged in compatible businesses. At that time, the parties agreed that each would engage a financial advisor with a view toward determining whether an exchange ratio could be agreed upon in connection with a potential business combination transaction involving the two companies. In mid May, Mid Am engaged the services of McDonald & Company as its financial advisor and Bancshares engaged Sandler O'Neill as its financial advisor. On May 18, 1998, the two companies reached preliminary agreement on a proposed exchange ratio of
0.385 (0.77 following a Bancshares two-for-one stock split) shares of Bancshares Common Stock for each share of Mid Am Common Stock.

     On the evening of May 17, 1998, a special meeting of the Mid Am Board was held, with representatives of McDonald & Company and Mid Am's legal advisors present, to consider the terms of a possible strategic business combination with Bancshares. McDonald & Company made a presentation on the financial aspects of the proposal and indicated that it was prepared to render a fairness opinion, assuming there were no material changes in the facts and circumstances.

     After an extensive discussion, the Mid Am Board unanimously determined, based upon consideration of the various factors discussed below, that the proposed strategic combination of Mid Am and Bancshares was in the best interest of Mid Am's shareholders. The Mid Am Board unanimously approved the Merger Agreement and the related transactions contemplated therein and authorized Mid Am's senior management to move expeditiously to sign a definitive agreement for the Merger of Mid Am and Bancshares substantially on the terms presented at the meeting, including pricing, the Stock Option Agreements, the Employment Agreements, termination provisions, standard representations, warranties and covenants and customary closing conditions.

     On May 18, Messrs. Francisco, Adams and Reiter met to review the terms of a merger.

     On May 19 and 20, 1998, a special meeting of the Bancshares Board was held, with legal advisors present, to consider the terms of a potential merger with Mid Am. Sandler O'Neill made a presentation on the financial aspects of the Merger and rendered its oral opinion, subsequently confirmed in writing, that, as of such date, the Exchange Ratio was fair to the shareholders of Bancshares from a financial point of view.

     After an extensive discussion, the Bancshares Board unanimously determined, based upon consideration of the various factors discussed below, that the proposed strategic combination of Mid Am and Bancshares was in the best interest of Bancshares and its shareholders. The Bancshares Board unanimously approved the Merger Proposal and the related transactions contemplated therein.

     The Merger Agreement was executed by representatives of Mid Am and Bancshares shortly after the Bancshares Board meeting was adjourned. On May 21, 1998, representatives of Mid Am and Bancshares executed the Stock Option Agreements. Mid Am and Bancshares issued a joint press release announcing the Merger Agreement on May 21, 1998.

REASONS FOR THE MERGER

     THE BANCSHARES BOARD HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF BANCSHARES AND BANCSHARES SHAREHOLDERS. THE BANCSHARES BOARD, THEREFORE, UNANIMOUSLY RECOMMENDS THAT BANCSHARES SHAREHOLDERS VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER PROPOSAL.

     THE MID AM BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF MID AM AND MID AM SHAREHOLDERS. THE MID AM BOARD, THEREFORE, UNANIMOUSLY RECOMMENDS THAT MID AM SHAREHOLDERS VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

     In reaching their determinations that the Merger Proposal is in the best interests of Mid Am and the Mid Am shareholders and Bancshares and the Bancshares shareholders, as the case may be, each of the Mid Am Board and the Bancshares Board considered a number of factors, both from a short-term and long-term perspective, including, without limitation, the following:

          (i) the consistency of the Merger with Mid Am's and Bancshares' strategic objectives;

          (ii) each of the Mid Am Board's and the Bancshares Board's familiarity with and review of its and the other's business, financial condition, results of operations and prospects, including but not limited to its potential growth, development, productivity and profitability;

          (iii) the current and prospective environment in which each of Mid Am and Bancshares operates, including national and local conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation and increased competition in the financial services industry both in the Midwest and elsewhere;

          (iv) each Board's review, based in part on presentations by their respective management and advisors, of the business, financial condition, results of operations and management of the other party, and the recent performance of the Mid Am Common Stock and the Bancshares Common Stock on both an historical and prospective basis, the strategic fit between the parties, the enhanced opportunities for operating efficiencies that could result from the Merger (including cost savings of approximately 8% to

     10% of combined non-interest expense or $16 to $20 million) and the respective contributions the parties would bring to a combined institution;

          (v) the belief that the Merger would further the respective strategic plans of Mid Am and Bancshares;

          (vi) the structure of the Merger as a merger of equals whereby each company would have substantial input with respect to the control and future plans of the combined company;

          (vii) the opportunity that the Merger provides to strengthen and deepen the management team of the combined entity by integrating the already strong management teams at both Mid Am and Bancshares;

          (viii) the expectation that the Merger will generally be a tax-free transaction to Mid Am and its shareholders and to Bancshares and its shareholders and will qualify for pooling-of-interests accounting treatment (see "-- Federal Income Tax Considerations" and "-- Accounting Treatment");

          (ix) the recognition of various financial benefits accompanying the Merger, including the belief that the Merger would be accretive to earnings per share to both shareholder groups in the first full year of post-Merger operations, that Sky Financial would be well capitalized and have strong asset quality and that Sky Financial may have a higher potential for earnings and book value multiples expansion;

          (x) the recognition of the complementary nature of the markets served and the products offered by Mid Am and Bancshares and the expectation that the Merger would provide economies of scale, expanded product offerings, expanded opportunities for cross-selling, cost savings opportunities and enhanced opportunities for growth, including an expanded pool of acquisition targets;

          (xi) the similarity between Mid Am's and Bancshares' philosophy and commitments to their respective employees, suppliers, creditors and customers, and the effect of the Merger on those constituencies and other community and societal considerations;

          (xii) the review by each of the Mid Am Board and the Bancshares Board with its respective legal and financial advisors of the provisions of the Merger Agreement and the Stock Option Agreements;

          (xiii) the financial presentation and opinion of McDonald & Company, in the case of Mid Am, and Sandler O'Neill, in the case of Bancshares, rendered to the Mid Am Board and the Bancshares Board, respectively, as to the fairness, from a financial point of view, of the Exchange Ratio to Mid Am shareholders and Bancshares shareholders, respectively; and

          (xiv) the belief of the Mid Am Board and the Bancshares Board, after consultation with its respective legal counsel, that the regulatory approvals necessary to consummate the Merger could be obtained (see
     "-- Regulatory Approvals").

     The Board of Directors of each of Mid Am and Bancshares determined that the Merger would place the combined company in an improved competitive position in the financial markets because of each board's respective belief that the Merger combines two financially sound institutions with complementary businesses and business strategies, thereby creating a stronger combined institution with greater size, flexibility, breadth of services, efficiency, capital resources, profitability and potential for expansion than either party would possess on a stand-alone basis. The boards of directors of Mid Am and Bancshares believe that each institution is currently well-managed and possesses management philosophies and strategic focus compatible with those of the other, that each institution will contribute complementary business strengths resulting in a well-diversified combined institution, and that the strong capitalization and diversification of the combined institution will allow it to take advantage of future opportunities for growth, including appropriate acquisitions. The boards of directors of Mid Am and Bancshares also believe that the Merger will allow the combined institution to compete effectively in the rapidly changing marketplace for banking and financial services and to take advantage of opportunities for growth and diversification that may not be available to either institution on its own.

     In reaching its determination to approve and recommend the Merger, neither the Mid Am Board nor the Bancshares Board assigned any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors.

OPINION OF BANCSHARES FINANCIAL ADVISOR

     Pursuant to a letter agreement dated as of May 19, 1998 (the "Sandler O'Neill Agreement"), Bancshares retained Sandler O'Neill as an independent financial advisor in connection with Bancshares' consideration of a possible business combination with Mid Am. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

     Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to Bancshares in connection with the Merger. In connection therewith, the Bancshares Board requested Sandler O'Neill to render its opinion as to the fairness of the Exchange Ratio to the shareholders of Bancshares from a financial point of view. On May 20, 1998, Sandler O'Neill delivered to the Bancshares Board its oral opinion, subsequently confirmed in writing, that, as of such date, the Exchange Ratio was fair to the holders of shares of Bancshares Common Stock from a financial point of view. Sandler O'Neill has also delivered to Bancshares' Board a written opinion dated August 5, 1998, (the "Sandler O'Neill Fairness Opinion") which is substantially identical to the May 20, 1998 opinion. THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH RENDERING SUCH OPINION, IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. BANCSHARES' SHAREHOLDERS ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER.

     THE SANDLER O'NEILL FAIRNESS OPINION WAS PROVIDED TO THE BANCSHARES BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF SHARES OF BANCSHARES COMMON STOCK. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF BANCSHARES TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF BANCSHARES COMMON STOCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE BANCSHARES SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

     In connection with rendering its May 20, 1998 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Bancshares, Mid Am and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, none of Bancshares, Mid Am or Sandler O'Neill assumes responsibility for their accuracy.

     Summary of Proposal. Sandler O'Neill reviewed the financial terms of the proposed transaction. Sandler O'Neill noted that the negotiated Exchange Ratio was designed to approximate a market for market exchange of common stock. Based on the closing price of Bancshares Common Stock on May 18, 1998 of $35.63 and an Exchange Ratio of 0.77, Sandler O'Neill calculated an implied transaction value per share of Mid Am of $27.43. Based on the closing price of Mid Am Common Stock on May 18, 1998 of $26.38, Mid Am Common

Stock was trading at a price to last twelve months' earnings multiple of 22.80x, a price to last quarter annualized earnings multiple of 21.40x, a price to book value multiple of 382% and a price to tangible book value multiple of 403%. Based on the closing price of Bancshares Common Stock on May 18, 1998 of $35.63, Bancshares Common Stock was trading at a price to last twelve months' earnings multiple of 26.19x, a price to last quarter annualized earnings multiple of 23.07x, a price to book value multiple of 400% and a price to tangible book value multiple of 424%.

     Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of Bancshares Common Stock and Mid Am Common Stock, and the relationship between the movements in the prices of Bancshares Common Stock and Mid Am Common Stock, respectively, to movements in certain stock indices, including Standard & Poor's 500 Index, the Nasdaq Banking Index and a selected composite group of publicly traded commercial banks (identified below).

     Comparable Company Analysis. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for Bancshares, Mid Am and two groups of selected institutions. The first group consisted of Bancshares and Mid Am and the following four publicly traded Ohio commercial banks (the "Regional Group"): First Financial Bancorp, Park National Corp., FirstFederal Financial Services and BancFirst Ohio Corp. Sandler O'Neill also compared Bancshares and Mid Am to a group of eighteen publicly traded commercial banks which had a return on equity (based on last twelve months' earnings) of greater than 17.50% and a price-to-tangible book value of greater than 290% (the "Highly-Valued Group"). The Highly-Valued Group was comprised of Bancshares, National Commerce Bancorp, Commerce Bancorp Inc., FirstBank Puerto Rico, HUBCO Inc., Silicon Valley Bancshares, TrustCo Bank Corp., Park National Corp., Chittenden Corp., Santa Barbara Bancorp, GBC Bancorp, Irwin Financial Corp, Westernbank Puerto Rico, Hamilton Bancorp Inc., Mississippi Valley Bancshares, CVB Financial Corp., Sterling Bancshares and U.S.B. Holding Co. Inc. The analysis compared publicly available financial information for Bancshares and Mid Am and the median data for each of the Regional Group and the Highly-Valued Group as of and for each of the years ended December 31, 1993 through December 31, 1997 and as of and for the twelve months ended March 31, 1998.

     Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of Mid Am through the year 2002 under various circumstances, assuming Mid Am performed in accordance with the earnings forecasts of its management and certain variations thereof. To approximate the terminal value of Mid Am Common Stock at December 31, 2002, Sandler O'Neill applied price to earnings multiples ranging from 14x to 32x and applied multiples of tangible book value ranging from 150% to 600%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Mid Am Common Stock. This analysis, assuming the current dividend payout ratio and management's earnings forecasts, indicated an imputed range of values per share of Mid Am Common Stock of between $16.58 and $42.34 when applying the price to earnings multiples, and an imputed range of values per share of Mid Am Common Stock of between $11.13 and $44.84 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill used sensitivity analyses to consider the effects changes in the underlying assumptions (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expenses and dividend payout ratio) would have on the resulting present value.

     Sandler O'Neill also performed a similar analysis which estimated the future stream of after-tax dividend flows of Bancshares through 2002 under various circumstances, assuming Bancshares performed in accordance with the earnings forecasts of its management and certain variations thereof. To approximate the terminal value of Bancshares Common Stock at December 31, 2002, Sandler O'Neill applied price to earnings multiples ranging from 14x to 32x and applied multiples of tangible book value ranging from 150% to 600%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Bancshares Common Stock. This analysis, assuming the current dividend payout ratio and management's earnings forecasts, indicated an imputed range of values per share of

Bancshares Common Stock of between $20.93 and $54.51 when applying the price to earnings multiples, and an imputed range of values per share of Bancshares Common Stock of between $14.21 and $59.77 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to consider the effects changes in the underlying assumptions (including variations with respect to the levels of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio) would have on the resulting present value.

     Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

     Pro Forma Merger Analysis. Sandler O'Neill analyzed certain potential pro forma effects of the Merger on the combined company, based upon an Exchange Ratio of 0.77, Bancshares' and Mid Am's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the Merger, charges associated with the Merger, operating efficiencies and other adjustments discussed with the senior managements of Bancshares and Mid Am. This analysis indicated that the Merger would be accretive to Bancshares' earnings per share in all periods analyzed, and slightly dilutive to tangible book value per share of Bancshares' Common Stock in the anticipated closing period ending December 31, 1998 and accretive in each of the periods analyzed thereafter. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Contribution Analysis. Sandler O'Neill reviewed the relative contributions to, among other things, total assets, total securities, total net loans, total deposits, total borrowings, total equity and last quarter annualized ("LQA") net income to be made by Bancshares and Mid Am to the combined institution based on data at and for the quarter ended March 31, 1998. This analysis indicated that Mid Am's implied contribution was 55.6% of total assets, 46.3% of total securities, 58.5% of total net loans, 56.0% of total deposits, 56.1% of total borrowings, 50.9% of total equity and 52.0% of LQA net income. Based upon an Exchange Ratio of .77, holders of the Mid Am Common Stock would own approximately 50.9% of the outstanding shares of the combined institution.

     In connection with rendering its May 20, 1998 opinion, Sandler O'Neill reviewed, among other things: (i) the Merger Agreement and exhibits thereto;
(ii) the Stock Option Agreements; (iii) certain publicly available financial statements of Bancshares and other historical financial information provided by Bancshares that Sandler O'Neill deemed relevant; (iv) certain publicly available financial statements of Mid Am and other historical financial information provided by Mid Am that Sandler O'Neill deemed relevant; (v) certain financial analyses and forecasts of Bancshares prepared by and reviewed with management of Bancshares and the views of senior management of Bancshares regarding Bancshares' past and current business operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of Mid Am prepared by and reviewed with management of Mid Am and the views of senior management of Mid Am regarding Mid Am's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for Bancshares' and Mid Am's common stock, including a comparison of certain financial and stock market information for Bancshares and Mid Am with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the banking industry, to the extent available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as it considered relevant.

     In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its May 20, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     In performing its reviews and analyses, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Bancshares or Mid Am or any of their subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of Bancshares or Mid Am, nor has it reviewed any individual credit files relating to Bancshares or Mid Am. With Bancshares' consent, Sandler O'Neill has assumed that the respective aggregate allowances for loan losses for both Bancshares and Mid Am are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of Bancshares or Mid Am. With respect to all financial information and projections reviewed with each company's management, Sandler O'Neill assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Bancshares and Mid Am and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.

     Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Merger Agreement are not waived. Sandler O'Neill also assumed, with Bancshares' consent, that there has been no material change in Bancshares' and Mid Am's assets, financial condition, results of operations, business, or prospects since the date of the last financial statements made available to them, that the Merger will be accounted for using the pooling of interests method of accounting, that Bancshares and Mid Am will remain as going concerns for all periods relevant to its analyses and that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

     Under the Sandler O'Neill Agreement, Bancshares will pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial part of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, Bancshares will pay Sandler O'Neill a transaction fee equal to 0.27% of the aggregate value of the consideration received by Mid Am shareholders in the transaction. Based on the closing price of Bancshares Common Stock on August 3, 1998, Bancshares would pay Sandler O'Neill a transaction fee of approximately $1.7 million, of which approximately $450,000 has been paid and the balance will be paid when the Merger is consummated. Bancshares has also agreed to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     Sandler O'Neill has in the past provided and may in the future provide other financial advisory services to Bancshares and has received and will receive compensation for such services. Sandler O'Neill acted as financial adviser to Bancshares in connection with the pending Ohio Bank Merger and will be separately compensated for such services. In the ordinary course of its business, Sandler O'Neill may actively trade the debt or equity securities of Bancshares and Mid Am and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF MID AM FINANCIAL ADVISOR

     Merger -- General. Pursuant to an engagement letter dated May 15, 1998 between Mid Am and McDonald & Company, Mid Am retained McDonald & Company to act as its sole financial advisor in connection with the Merger and related matters. As part of its engagement, McDonald & Company agreed, if requested by Mid Am, to render an opinion with respect to the fairness, from a financial point of view, to Mid Am shareholders of the consideration to be received in the Merger. McDonald & Company is a nationally recognized specialist in the financial services industry, in general, and in midwestern banks and thrifts in particular. McDonald & Company is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Mid Am selected McDonald & Company as its financial advisor based upon its qualifications, expertise and reputation in such capacity.

     On May 20, 1998, McDonald & Company delivered its oral opinion, subsequently confirmed in writing that the consideration to be received by Mid Am in the Merger (the amount of which was determined by Mid Am and Bancshares on the basis of arm's-length negotiation between Mid Am and Bancshares), was fair to Mid Am shareholders, from a financial point of view, as of May 20, 1998 (the "McDonald & Company Opinion"). McDonald & Company also delivered to the Mid Am Board a written opinion dated August 5, 1998, confirming its oral opinion as of such date. No limitations were imposed by Mid Am on McDonald & Company with respect to the investigations made or the procedures followed in rendering its opinion.

     THE FULL TEXT OF MCDONALD & COMPANY'S WRITTEN OPINION TO THE MID AM BOARD, DATED AUGUST 5, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND EXTENT OF REVIEW BY MCDONALD & COMPANY, IS ATTACHED HERETO AS APPENDIX E AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF MCDONALD & COMPANY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MCDONALD & COMPANY'S OPINION IS ADDRESSED TO THE MID AM BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF MID AM AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE MID AM SPECIAL MEETING.

     In connection with its opinion, McDonald & Company has, among other things:
(i) reviewed the Merger Agreement and related documents and this Joint Proxy Statement/Prospectus; (ii) reviewed certain historical business and financial information relating to Mid Am and Bancshares; (iii) reviewed other pertinent internally generated reports with regard to the separate businesses and prospects of Mid Am and Bancshares including, among other things: the strategic objectives of each corporation and the potential benefits which might be realized through consummation of the Merger; (iv) participated in senior management discussions between Mid Am and Bancshares with regard to said strategic objectives which might be realized through consummation of the Merger;
(v) reviewed public information regarding other selected comparable publicly traded companies deemed relevant to the proposed business combination; (vi) reviewed the financial terms and data of selected comparable combinations between banks and bank or thrift holding companies deemed relevant to the proposed business combination; (vii) reviewed the historical market performance and trading volume of Mid Am Common Stock and Bancshares Common Stock; (viii) reviewed and evaluated the current stock distribution and ownership of Mid Am Common Stock and Bancshares Common Stock, as well as the pro forma distribution and ownership following consummation of the Merger, based upon the contribution of, among other things, Mid Am's assets, liabilities, shareholders' equity and earnings to the combined entity; and (ix) conducted such other financial studies, analyses and investigations as McDonald & Company deemed appropriate. The oral and written opinions provided by McDonald & Company to Mid Am were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

     In connection with its review and arriving at its opinion, McDonald & Company relied upon the accuracy and completeness of the financial information and other pertinent information provided by Mid Am to McDonald & Company for purposes of rendering its opinion. McDonald & Company did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Mid Am and Bancshares with the input of the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, McDonald & Company assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Mid Am and Bancshares as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which McDonald & Company could formulate its opinion. Neither Mid Am nor Bancshares publicly discloses such internal management projections of the type utilized by McDonald & Company in connection with McDonald & Company's role as financial advisor to Mid Am with respect to review of the Merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, but notwithstanding, factors relative to the general economic and competitive conditions facing Mid Am and Bancshares. Accordingly, actual results could vary significantly from those set forth in the respective projections.

     McDonald & Company does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Mid Am and Bancshares are adequate to cover such losses. In addition, McDonald & Company does not assume responsibility for the review of individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Mid Am or Bancshares, nor was McDonald & Company provided with such appraisals. Furthermore, McDonald & Company assumes that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver of any material terms or conditions by Mid Am and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on either separate institution or combined entity. Moreover, in each analysis that involves per share data for Mid Am, McDonald & Company adjusted the data to reflect full dilution, i.e., the exercise of all outstanding options and/or warrants (utilizing the treasury stock method). In particular, McDonald & Company assumes that the Merger will be recorded as a pooling-of-interests in accordance with generally accepted accounting principles.

     In connection with rendering its opinion to the Mid Am Board, McDonald & Company performed a variety of financial and comparative analyses which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by McDonald & Company. Moreover, McDonald & Company believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, McDonald & Company also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, McDonald & Company drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in McDonald & Company's analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or necessarily reflect the prices at which companies or their respective securities actually may be sold. Most notably, none of the analyses performed by McDonald & Company were assigned a greater significance by McDonald & Company than any other in deriving its opinion.

     Comparable Company Analysis: McDonald & Company reviewed and compared actual stock market data and actual and estimated selected financial information for Mid Am and Bancshares with corresponding information for 15 publicly traded banks with assets between $1 billion and $5 billion, equity to assets less than 9.00% and return on assets greater than 1.25% (the "Peer Group"). The Peer Group included: BancFirst Corp., Oklahoma City, OK; Cathay Bancorp Inc., Los Angeles, CA; Chittenden Corp., Burlington, VT; CVB Financial Corp., Ontario, CA; Hamilton Bancorp Inc., Miami, FL; HUBCO Inc., Mahwah, NJ; Irwin Financial Corp., Columbus, IN; Mississippi Valley Bancshares, St. Louis, MO; National Commerce Bancorp, Memphis, TN; National Penn Bancshares Inc., Boyertown, PA; Santa Barbara Bancorp, Santa Barbara, CA; Sterling Bancshares Inc., Houston, TX; TrustCo Bank Corp. of NY, Schenectady, NY; U.S. Trust Corp., New York, NY; and West Coast Bancorp, Lake Oswego, OR.

     The analysis of the Peer Group indicated, among other things, that, based on market prices as of May 14, 1998 and the latest publicly available financial data based on March 31, 1998: (i) the mean and median multiples of price to respective last twelve months' earnings were 21.58x and 20.51x, respectively, as compared to 23.04x for Mid Am and 25.30x for Bancshares; (ii) the mean and median multiples of price to estimated 1998 earnings were 19.89x and 19.15x, respectively, as compared to 21.20x for Mid Am and 23.40x for Bancshares, based on consensus estimates; (iii) the mean and median multiples of price to estimated 1999 earnings were 17.55x and 16.97x, respectively, as compared to 18.93x for Mid Am and 20.86x for Bancshares, based on consensus estimates; (iv) the mean and median multiples of price to book value were 372% and

354%, respectively, as compared to 382% for Mid Am and 410% for Bancshares; (v) the mean and median multiples of price to tangible book value were 389% and 376%, respectively, as compared to 403% for Mid Am and 430% for Bancshares; (vi) the mean and median dividend yields were 1.54% and 1.45%, respectively, as compared to 2.42% for Mid Am and 1.70% for Bancshares; (vii) the mean and median return on average assets (ROAA) for the last twelve months were 1.47% and 1.42%, respectively, as compared to 1.31% for Mid Am and 1.43% for Bancshares; (viii) the mean and median return on average equity for the last twelve months were 18.73% and 18.60%, respectively, as compared to 16.23% for Mid Am and 16.22% for Bancshares; (ix) the mean and median ratios of tangible equity to tangible assets were 7.28% for both, as compared to 6.93% for Mid Am and 8.29% for Bancshares; (x) the mean and median ratios of non-performing assets to assets were 0.53% and 0.47%, as compared to 0.27% for Mid Am and 0.29% for Bancshares;
(xi) the mean and median ratios of loan loss reserves to non-performing loans were 248% and 207%, respectively, as compared to 329% for Mid Am and 366% for Bancshares; and (xii) the mean and median efficiency ratios for the last twelve months were 55.43% and 57.07%, respectively, as compared to 67.52% for Mid Am and 54.03% for Bancshares.

     Contribution Analysis: McDonald & Company analyzed the contribution of each of Mid Am and Bancshares to the pro forma assets, total loans, deposits, equity, tangible equity, earnings for the last twelve months, 1998 estimated earnings, 1999 estimated earnings and current market value. This analysis demonstrated that Mid Am contributed approximately 55.7% of assets, 58.4% of total loans, 56.0% of deposits, 51.1% of total equity, 51.2% of tangible equity, 55.5% of earnings for the last twelve months, 52.7% of 1998 estimated earnings, 51.9% of 1999 estimated earnings and 48.9% of the combined current market value of the two companies on May 14, 1998. The Exchange Ratio implies that Mid Am shareholders will own approximately 50.9% of pro forma shares outstanding upon completion of the Merger.

     Accretion/Dilution Analysis: On the basis of financial projections and estimates of on-going cost savings accruing to the pro forma company provided to McDonald & Company by management, as well as estimated one-time costs related to the transaction, McDonald & Company compared pro forma equivalent earnings, cash dividends, book value and tangible book value to the stand-alone projections of Mid Am.

     The accretion/dilution analysis demonstrated, among other things, that the Merger would result in (i) accretion to earnings for Mid Am shareholders in each year of the analysis; (ii) no accretion or dilution to cash dividends assuming the dividends paid remain as estimated for Mid Am on a stand-alone basis, (iii) dilution to book value for Mid Am shareholders in each year of the analysis; and
(iv) dilution to tangible book value to Mid Am shareholders in each year of the analysis.

     In addition, the accretion/dilution analysis demonstrated, among other things, that the Merger would result in (i) accretion to earnings for Bancshares shareholders in each year of the analysis; (ii) accretion to estimated cash dividends for Bancshares shareholders in each year of the analysis; (iii) accretion to book value for Bancshares shareholders in each year of the analysis; and (iv) zero dilution to tangible book value for Bancshares shareholders in 1998 and accretion to tangible book value in the subsequent years of the analysis.

     Discounted Cash Flow Analysis: McDonald & Company performed a discounted cash flow analysis with regard to Mid Am on a stand-alone basis. This analysis utilized a discount rate of 15% and a range of earnings terminal multiples of 18.0x to 26.0x. The analysis resulted in a range of present values of $22.35 to $31.25 per share for Mid Am on a stand-alone basis and a range of present values of $27.55 to $38.63 per share for Bancshares on a stand-alone basis.

     This analysis is not necessarily indicative of actual value or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. McDonald & Company advised the Board of Directors that the discounted cash flow analysis was included because it is a widely-used valuation methodology, but noted that the results of such methodology are dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

     Other Analyses: McDonald & Company also reviewed certain other information including selected pro forma industry rankings, pro forma estimated balance sheet composition and pro forma financial performance.

     NO OTHER COMPANY USED AS A COMPARISON IN THE ABOVE ANALYSES IS IDENTICAL TO MID AM, BANCSHARES OR THE COMBINED ENTITY AND NO OTHER TRANSACTION IS IDENTICAL TO THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING IS NOT PURELY MATHEMATICAL; RATHER, IT INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING DIFFERENCES IN FINANCIAL MARKET AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VOLUME OF THE COMPANIES TO WHICH MID AM, BANCSHARES AND THE COMBINED ENTITY ARE BEING COMPARED.

     IN CONNECTION WITH THE MCDONALD & COMPANY OPINION (DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS), MCDONALD & COMPANY PERFORMED PROCEDURES TO UPDATE, AS NECESSARY, CERTAIN OF THE ANALYSES DESCRIBED ABOVE AND REVIEWED THE ASSUMPTIONS ON WHICH SUCH ANALYSES DESCRIBED ABOVE WERE BASED AND THE FACTORS CONSIDERED IN CONNECTION THEREWITH. MCDONALD & COMPANY DID NOT PERFORM ANY ANALYSES IN ADDITION TO THOSE DESCRIBED ABOVE IN UPDATING THE MCDONALD & COMPANY OPINION.

     Under an agreement with McDonald & Company, Mid Am will pay McDonald & Company a transaction fee in connection with the Merger, a substantial part of which is contingent upon the consummation of the Merger. Under the terms of such agreement, Mid Am will pay McDonald & Company a transaction fee equal to 0.27% of the aggregate value of shares of Sky Financial received by holders of Mid Am Common Stock in the transaction. Based on the closing price of Bancshares Common Stock on August 3, 1998, Mid Am would pay McDonald & Company a transaction fee of approximately $1.7 million, of which approximately $250,000 has been paid and the balance will be paid when the Merger is consummated. Mid Am has also agreed to reimburse McDonald & Company for all reasonable out-of-pocket expenses and indemnify McDonald & Company and its affiliates and their respective directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

     McDonald & Company is a member of all principal securities exchanges in the United States and its conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, Mid Am and/or Bancshares. As a market maker, McDonald & Company may also have purchased and sold the securities of Mid Am or Bancshares for McDonald & Company's own account and for the accounts of its customers. McDonald & Company in the past, from time to time, has provided financial advisory and investment banking services to Mid Am and Bancshares, for which services McDonald & Company has received customary fees.

EFFECTIVE TIME

     If the Merger Proposal is approved by the requisite vote of Bancshares shareholders and the Mid Am shareholders, all required governmental and other consents and approvals are obtained and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the Closing Date and at the Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger, the parties have agreed to cause the Closing Date to occur on the Tenth business day to occur after the last of the conditions to the consummation of the Merger have been satisfied or waived or such other date to which the parties may agree in writing. Mid Am and Bancshares each has the right, acting unilaterally, to terminate the Merger Agreement should the Merger not be consummated on or before March 31, 1999. See "The Merger -- Amendment, Waiver and Termination."

DISTRIBUTION OF SKY FINANCIAL CERTIFICATES

     Promptly after the Effective Time, Sky Financial will send or cause to be sent transmittal materials to each record holder of Mid Am Common Stock for use in exchanging such holder's certificates for the shares of Sky Financial Common Stock to which such shareholder is entitled as a result of the Merger. MID AM SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS WHICH WILL BE SENT AS SOON AS REASONABLY PRACTICABLE AFTER CONSUMMATION OF THE MERGER. Sky Financial will cause the certificates for Sky Financial Common Stock and/or any check in respect of any fractional share interests or dividends or distributions which a holder of Mid Am Common Stock will be entitled to receive to be delivered upon surrender to the exchange agent, of certificates representing such shares of Mid Am Common Stock owned by such shareholder. No party will be liable to a holder of Mid Am Common Stock for any property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     After the Effective Time, no dividend or other distribution payable after the Effective Time with respect to Sky Financial Common Stock will be paid to the holder of any unsurrendered certificate for Mid Am Common Stock, and no such unsurrendered shares will be entitled to vote following 90 days after the Effective Date, until the holder duly surrenders such certificate. Upon such surrender, all undelivered dividends and other distributions and, if applicable, a check for the amount to be paid in lieu of any fractional share interest will be delivered to such shareholder, in each case without interest.

     In the event of a lost certificate, the Mid Am shareholder shall provide, in lieu of the lost certificate, (i) a request for a replacement certificate,
(ii) an indemnity agreement and (iii) other reasonable items (including an affidavit and a surety bond).

     In the event of a transfer of ownership of Mid Am Common Stock that is not registered in the transfer records of Mid Am, a certificate representing the proper number of shares of Sky Financial Common Stock may be issued to a transferee if the Mid Am certificate representing such Mid Am Common Stock is presented to the Exchange Agent, accompanied by all documents required by Sky Financial to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     At the Effective Time, there will be no transfers of shares of Mid Am Common Stock.

FRACTIONAL SHARES

     Pursuant to the terms of the Merger Agreement, each holder of shares of Mid Am Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Sky Financial Common Stock shall receive, in lieu thereof, cash (without interest) in an amount determined by multiplying such fraction by the last reported sale price of Bancshares Common Stock, as reported by the Nasdaq National Market System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), on the last trading day immediately preceding the Closing Date. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder with respect to any fractional shares.

STOCK OPTIONS

     At the Effective Time, by virtue of the Merger and without any action on the part of the holders of Mid Am options, each option previously granted by Mid Am to purchase Mid Am Common Stock that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time, will be converted into an option to purchase such number of shares of Sky Financial Common Stock that is equal to the number of shares of Mid Am Common Stock purchasable under the original Mid Am option multiplied by the Exchange Ratio with a per share exercise price equal to the exercise price per share of the original Mid Am option divided by the Exchange Ratio.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the Merger to Mid Am shareholders who hold Mid Am Common Stock as a capital asset. The summary is based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and judicial decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to shareholders subject to special treatment under U.S. federal income tax law such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers, traders in securities that elect to mark to market, persons that hold Mid Am Common Stock as part of a hedge, straddle or conversion transaction, persons who are not citizens or residents of the United States and shareholders who acquired their shares of Mid Am Common Stock through

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

the exercise of an employee stock option or otherwise as compensation. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. MID AM SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN, AND OTHER TAX LAWS.

     In connection with the filing of the Registration Statement, Mid Am has received an opinion of Sullivan & Cromwell, special counsel to Mid Am, and Bancshares has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Bancshares, in each case dated the date hereof, addressing the U.S. federal income tax consequences of the Merger as described in this paragraph. Such opinions are rendered on the basis of facts, representations and assumptions set forth or referred to in such opinions which are consistent with the expected state of facts existing as of the Effective Time. In rendering these opinions, Sullivan & Cromwell and Skadden, Arps, Slate, Meagher & Flom LLP have assumed that representations and covenants, including those contained in certificates of officers of Mid Am and Bancshares which Sullivan & Cromwell and Skadden, Arps, Slate, Meagher & Flom LLP have received before the mailing of this Joint Proxy Statement/Prospectus, are correct and accurate. The opinions are to the effect that, for U.S. federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that each of Bancshares and Mid Am will be a party to that reorganization within the meaning of Section 368(b) of the Code and, in the case of the opinion of Sullivan & Cromwell, also to the effect that no gain or loss will be recognized by the Mid Am shareholders who exchange all of their Mid Am Common Stock solely for Sky Financial Common Stock pursuant to the Merger except with respect to cash received in lieu of a fractional share interest in Sky Financial Common Stock.

     Mid Am's obligation to consummate the Merger is conditioned upon the receipt of a further opinion of Sullivan & Cromwell, and Bancshares' obligation to consummate the Merger is conditioned upon the receipt of a further opinion of Skadden, Arps, Slate, Meagher and Flom LLP, in each case dated as of the Effective Date, opining as to the same U.S. federal income tax consequences discussed in the immediately preceding paragraph and as further described under the caption "-- Conditions to Consummation." None of the tax opinions to be delivered to the parties in connection with the Merger as described herein are binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurances that the IRS will not challenge the conclusions reflected in such opinions or that a court will not sustain such challenge.

     In accordance with the tax opinions discussed above regarding the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, subject to the assumptions, limitations, qualifications and other considerations described below under "-- Conditions to Consummation," the U.S. federal income tax consequences of the Merger can be summarized as follows: (i) no gain or loss will be recognized by the Mid Am shareholders who exchange all of their Mid Am Common Stock solely for Sky Financial Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Sky Financial Common Stock); (ii) the aggregate tax basis of Sky Financial Common Stock received by Mid Am shareholders who exchange all of their Mid Am Common Stock solely for Sky Financial Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Mid Am Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iii) the holding period for shares of Sky Financial Common Stock received in exchange for shares of Mid Am Common Stock pursuant to the Merger will include the holding period of the shares of Mid Am Common Stock surrendered in exchange therefor.

     Additionally, cash received by a Mid Am shareholder in lieu of a fractional share interest in Sky Financial Common Stock will be treated as received in redemption of such fractional share interest, and a Mid Am shareholder should generally recognize capital gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of Mid Am Common Stock allocable to such fractional share interest. Such capital gain or loss would be long-term capital gain or loss if the holding period for such share of Mid Am Common Stock is greater than one year at the Effective Time. Under current law, long-term capital gain of a non-corporate United States holder is generally subject to a maximum tax rate of 20% in respect of property held for more than one year.
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

BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Board of Directors. Pursuant to the Merger Agreement, at the Effective Time, the directors of Sky Financial will consist of twenty-two (22) members, eleven (11) of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am (the "Mid Am Directors") and eleven (11) of whom will be selected by the Bancshares Board (the "Bancshares Directors") and which will be allocated among the three classes of directors of Bancshares by the agreement of the Chairman of the Board and Chief Executive Officer of Mid Am and the Chief Executive Officer of Bancshares so that each class will have equal numbers of Mid Am Directors and Bancshares Directors. For a period of three years after the Effective Time, in the event that a Mid Am Director or a Bancshares Director or a director otherwise elected or nominated pursuant to the procedure set forth in the Merger Agreement will resign, no longer be able to serve or not stand for reelection, (i) if such director is a Mid Am Director or a nominee of the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors will have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors will either elect such person a director or nominate such person for election as a director and (ii) if such director is a Bancshares Director or a nominee of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors will have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors will either elect such person a director or nominate such person for election as a director. With the exceptions of Messrs. Reiter, Francisco and Adams as of the date of this Proxy Statement/Prospectus, it has not yet been determined who shall be nominated to serve on Sky Financial Board of Directors.

     Executive Committee. In addition, the directors of Sky Financial may elect from their number an Executive Committee which shall consist of four (4) or more directors of Sky Financial, each of whom will hold office during the pleasure of the directors of Sky Financial. In the event that an Executive Committee is formed at any time during the three year period after the Effective Time, the Executive Committee shall contain an even number of directors, one-half of whom shall be selected by the Mid Am Directors (the "Mid Am Executive Committee Members") and one-half of whom shall be selected by the Bancshares Directors (the "Bancshares Executive Committee Members"). For a period of three years after the Effective Time, in the event that a Mid Am Executive Committee Member or a Bancshares Executive Committee Member or a member of the Executive Committee otherwise selected as set forth herein resigns or is no longer able to serve, (i) if such member is a Mid Am Executive Committee Member or a nominee of the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors will have the exclusive right to select an individual to fill such vacancy and (ii) if such member is a Bancshares Executive Committee Member or a nominee of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors will have the exclusive right to select an individual to fill such vacancy.

     Management. The Merger Agreement also provides that at the Effective Time, Edward J. Reiter will become the Senior Chairman of the Board of Directors of Sky Financial, David R. Francisco will become the Chairman of the Board of Directors and Chief Executive Officer of Sky Financial. Marty E. Adams will become President and Chief Operating Officer of Sky Financial and James C. McBane will become Vice Chairman of Sky Financial. Messrs. Reiter, Francisco and Adams are parties to employment agreements with respect to their management positions with Sky Financial.

     In his capacity as Chairman and Chief Executive Officer, Mr. Francisco will render executive, policy and other management services to Sky Financial of the type customarily performed by persons serving in a similar executive officer capacity. Mr. Francisco will report to Sky Financial Board of Directors and will perform such related duties as Sky Financial Board of Directors may from time to time reasonably direct or request. Unless otherwise determined by a majority of the entire Board of Directors of Sky Financial, on the fifth anniversary of the Effective Date, Mr. Francisco will relinquish his position as Chief Executive Officer but will continue in his role as Chairman.

     As President and Chief Operating Officer of Sky Financial, Mr. Adams will be the second highest ranking officer of Sky Financial and will render executive policy and other management services to New

Company. In addition, Mr. Adams will have primary responsibility for the commercial banking operations of Sky Financial, including related acquisitions. He will also participate in all aspects of other merger and acquisition activity engaged in by Sky Financial. Unless otherwise determined by a majority of the Board of Directors, Mr. Adams will become the President and Chief Executive Officer of Sky Financial on the earlier to occur of (i) the fifth anniversary of the Effective Date or (ii) the date that Mr. Francisco ceases to serve as the Chief Executive Officer of Sky Financial. Mr. Adams will then become the highest ranking officer of Sky Financial.

     Management Executive Committee. At the Effective Time, a management executive committee of Sky Financial (the "Management Executive Committee") will be formed and will consist of at least eight (8) members, one-half of whom will be selected by the Chairman of the Board and Chief Executive Officer of Mid Am (the "Mid Am Management Executive Committee Members") and one-half of whom shall be selected by the President and Chief Executive Officer of Bancshares (the "Bancshares Management Executive Committee Members"). For a period of three years after the Effective Time, in the event that a Mid Am Management Executive Committee Member or a Bancshares Management Executive Committee Member or a member of the management executive committee otherwise selected as set forth herein resigns or no longer is able to serve, (i) if such member is a Mid Am Management Executive Committee Member, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors will have the exclusive right to select an individual to fill such vacancy and (ii) if such member is a Bancshares Management Executive Committee Member, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors will have the exclusive right to select an individual to fill such vacancy. Mid Am Directors and the nominees of Mid Am Directors serving as directors will have the exclusive right to remove any Mid Am Management Executive Committee Member. Bancshares Directors and the nominees of Bancshares Directors serving as directors will have the exclusive right to remove any Bancshares Management Executive Committee Member. It is currently contemplated that the activities of the Management Executive Committee will include, but not be limited to, such matters as facilitating the integration of Bancshares and Mid Am and their respective operating philosophies; making recommendations, as appropriate, with respect to Sky Financial's management structure and operations; engaging in strategic planning activities; and reviewing recommendations of employee committees regarding employee benefits, shareholder services and data processing operations. With the exceptions of Messrs. Reiter, Francisco and Adams as of the date of this Proxy Statement/Prospectus, it has not yet been determined who shall be nominated to serve on the Management Executive Committee.

     As Senior Chairman and Vice Chairman of Sky Financial, Messrs. Reiter and McBane, respectively, will render executive, policy and other management services to Sky Financial of the type customarily performed by persons serving in similar executive officer capacities. See "Interests of Certain Persons in the Merger."

     It is contemplated that, in furtherance of the merger of equals philosophy, key management positions of Sky Financial will be made up of both Bancshares and Mid Am employees.

     Headquarters. The headquarters of Sky Financial will be the current headquarters of Mid Am, at 221 South Church Street, Bowling Green, Ohio 43402. Sky Financial will maintain substantial operating facilities in Salineville, Ohio, the current headquarters of Bancshares.

POST-ACQUISITION COMPENSATION AND BENEFITS

     Bancshares and Mid Am have agreed that prior to the Effective Date they will cooperate in reviewing, evaluating and analyzing the Bancshares benefit plans and Mid Am benefit plans with a view towards either developing appropriate new benefit plans or amending, supplementing or modifying existing benefit plans of Bancshares or Mid Am.

     Committees comprised of an equal number of employee representatives of Bancshares and Mid Am have been established to evaluate and make recommendations to Sky Financial Board of Directors and/or the Management Executive Committee as appropriate, with respect to the employee welfare benefits and stock ownership plan and programs which should be available to Sky Financial employees, with the goal of providing such employees, in the aggregate, with a cost effective program including a range of employee benefits and stock ownership opportunities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Bancshares' management and the Bancshares Board and certain members of Mid Am management and the Mid Am Board may be deemed to have certain interests in the Merger that are in addition to their interest as Bancshares or Mid Am shareholders, as the case may be. Each of the Bancshares Board of Directors and the Mid Am Board of Directors was aware of these interests in approving the Merger Agreement.

     Sky Financial Board of Directors. Eleven members from the current Board of Directors of Bancshares and eleven members from the current Mid Am Board of Directors will serve as directors of Sky Financial. In addition, certain existing directors of the Boards of Directors of Mid Am and Bancshares will be invited to serve in an advisory capacity on the Advisory Board of Directors of Sky Financial. See "Board of Directors, Management and Operations after the Merger."

     Sky Financial Executive Officers. At the Effective Time of the Merger, pursuant to the Merger Agreement, David R. Francisco will become the Chairman and Chief Executive Officer of Sky Financial and Marty E. Adams will become the President and Chief Operating Officer of Sky Financial. In addition, Edward J. Reiter will become the Senior Chairman of Sky Financial and James C. McBane will become Vice Chairman of Sky Financial. See "Board of Directors, Management and Operations after the Merger."

     Indemnification and Insurance. The Merger Agreement provides that following the Effective Time, Sky Financial will indemnify and hold harmless (including the advancement of expenses as incurred) each present and former director and officer of Mid Am and Bancshares and their subsidiaries for a period of six years after the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law.

     The Merger Agreement also provides that Sky Financial will cause the persons serving as officers and directors of Mid Am and Bancshares immediately prior to the Effective Time to be covered for a period of six years after the Effective Time by the directors' and officers' liability insurance policy currently maintained by Bancshares with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such. Sky Financial, however, will not be required to expend more than 200% of the amount currently expended by Mid Am to maintain or procure insurance coverage to existing Mid Am and Bancshares officers and directors.

     In addition, the current directors of Mid Am who will become directors of Sky Financial at the Effective Time are expected to enter into indemnification agreements with Sky Financial substantially identical to the existing indemnification agreements between current Bancshares directors and Bancshares.

     Employment Agreements. In connection with the Merger Agreement, Bancshares entered into an employment agreement with Edward J. Reiter. The agreement provides that Mr. Reiter shall serve as Senior Chairman of the Board for a term beginning at the Effective Time and ending upon his reaching age 65. Under the agreement, Mr. Reiter's annual base salary will be $250,000, and he will be eligible to receive an annual target bonus equal to at least 40% of such base salary. The agreement also provides for payment of $2.5 million to Mr. Reiter in exchange for, among other consideration, relinquishing all of his rights under his existing change of control agreement with Mid Am and agreeing not to engage in competitive activity with Sky Financial. If Mr. Reiter's employment is terminated without "Cause," or if he voluntarily terminates for "Good Reason" (as such terms are defined in his employment contract), he shall receive a lump sum payment equal to the sum of his annual base salary plus targeted annual bonus multiplied by the number of whole years remaining in the term, plus his unpaid prorated annual base salary and unpaid prorated targeted annual bonus for the year of termination. In addition, if such an event were to occur, all stock options granted to Mr. Reiter following the effective date of the Merger will immediately vest, and the Company would provide continued welfare benefits for the remainder of the term. If any payments made to Mr. Reiter pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied.

     Bancshares also entered into employment agreements with Mr. Francisco and Mr. Adams. The agreements are for initial five year terms and automatically renew for an additional one year upon each anniversary of the Effective Time commencing with the third such anniversary, unless prior notice not to renew is given. Pursuant to the agreements, Mr. Francisco will serve initially as Chairman and Chief Executive Officer of Sky Financial and Mr. Adams will serve as President and Chief Operating Officer, each until the fifth anniversary of the Effective Time and thereafter unless otherwise determined by a majority of the Board of Directors of Sky Financial, Mr. Francisco will serve as Chairman of Sky Financial and Mr. Adams will succeed Mr. Francisco as Chief Executive Officer of Sky Financial and become the highest ranking officer of Sky Financial. The agreements provide that each executive will be nominated for election to the Board at each election of directors at which his term thereon would expire, unless a majority of the Board determines otherwise. The agreements provide for initial base salaries of $600,000 for Mr. Francisco and $500,000 for Mr. Adams which may not be reduced during the term of the agreements. Both Mr. Francisco and Mr. Adams are eligible to receive an annual target bonus equal to at least 40% of such base salary.

     Each agreement provides for payments upon the executive's termination without "Cause" or for "Good Reason" (as such terms are defined in the agreements) , or if the agreement is not renewed by Sky Financial, equal to the greater of (x) the sum of the executive's annual base salary plus targeted annual bonus (hereinafter, "Annual Cash Compensation") multiplied by the number of whole and partial years remaining in the term as it existed immediately preceding the executive's termination and (y) three times Annual Cash Compensation, (two times for Mr. Francisco if he is then serving solely as Chairman of the Board). Welfare benefit continuation will be provided for the remainder of the term. If such termination occurs during the two-year period following a "Change in Control" (as defined), the executive would receive the greater of the termination payment described above, or three times the sum of his highest annual rate of base salary and his highest annual bonus during the three year period immediately prior to the date of termination, and continued welfare benefits for the longer of three years or the remaining period of the term as it existed immediately prior to termination. Upon any such termination all stock options granted after the Effective Time shall vest and become immediately exercisable in full. For purposes of the agreements, "cause" means
(i) the willful and continued failure by the executive to substantially perform his duties which is detrimental to Sky Financial after a written demand for substantial performance is made by the Board, or (ii) the willful engagement by executive in gross misconduct materially and demonstrably injurious to Sky Financial. For purposes of the agreement, "good reason" means (i) for the period prior to or more than two years after a change in control: removal of, or failure to reappoint executive to his initial position, removal of, or failure to appoint or reappoint executive to his subsequent position after the fifth anniversary of the Effective Time, reduction in base salary, bonus, or benefits, change in responsibilities, or relocation of the executive's office base of more than 30 miles, and (ii) for the period two years after a change in control: the events described in (i) above, requiring the executive to travel on Sky Financial business to a substantially greater extent than he did immediately prior to the change in control, refusal to permit executive to engage in non-business activities which he was permitted to engage in prior to the change in control, termination which does not comply with notice provisions under the agreement, or failure of Sky Financial to cause its successor or transferee to assume the agreement. In addition, the executives may voluntarily terminate their employment with Sky Financial during the thirty day period commencing one year after a change in control, and such voluntary termination will be considered "good reason" under the agreements.

     If any payments pursuant to the agreements or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, Sky Financial will provide an additional payment such that the executive retains a net amount equal to the payments he would have retained if such excise tax had not applied.

     Each of Mr. Francisco and Mr. Adams is subject to a one year non-compete provision if he voluntarily terminates employment under circumstances which do not constitute Good Reason or is terminated by the Company for Cause.

     In November 1993, Bancshares entered into an employment agreement (the "Agreement") with Frank J. Koch, Executive Vice President, which contains change in control provisions which will be triggered as a result of the Merger. The Agreement provides, that upon a change in control of Bancshares', Mr. Koch is to continue to be employed by Bancshares in an executive position until the earlier of: (i) normal retirement; or (ii) 24 months, during which time he shall receive
(i) his annual salary, for the first twelve-months, at least equal to his highest base salary for any month during the twelve-month period preceding the change in control, and for the second twelve months, at least equal to his salary of the subsequent year plus a pay increase calculated in a manner at least as favorable as the manner in which the pay increases for other Bancshares executives are calculated; (ii) an annual bonus calculated in a manner at least as favorable as the manner in which the last annual bonus paid to the him prior to the change in control was calculated, or the annual bonus paid to him by the Company in the immediately preceding year, whichever is greater; (iii) continued insurance and health benefits; and (iv) continued participation in the Bancshares Profit Sharing Plan and Trust (the "Profit Sharing Plan"). Following a change in control, if Mr. Koch's employment with Bancshares is terminated by Bancshares for any reason, including death or disability (but excluding misconduct) or by Mr. Koch for cause (as that term is defined in the Agreement), Mr. Koch shall receive, for a twenty-four (24) month period from the date of the change in control an amount equal to: (i) monthly salary at the level of the highest monthly salary received during the twelve months immediately preceding the change in control; (ii) a contribution to the Profit Sharing Plan, if possible; and (iii) the greater of the average of the annual bonuses received by Mr. Koch from Bancshares during the three (3) calendar years immediately preceding (a) the change in control or (b) his termination; reduced by any amount received during such year pursuant to the Bancshares long-term disability policy. Mr. Koch may elect to receive this amount in equal monthly installments, or if elected within sixty days following his termination, in a single lump sum payment. In addition, Mr. Koch will be entitled to receive continued welfare benefits. In the event Mr. Koch terminates his employment within six months of a change in control, he shall be entitled to receive one year's salary plus a bonus prorated to the date of termination of employment. It is anticipated that Mr. Koch will enter into a new employment agreement.

     In January 1997, Bancshares and Citizens entered into an employment agreement with Patrick A. Sebastiano, Senior Vice President and Trust Officer, which contains change in control provisions which will be triggered as a result of the Merger. Mr. Sebastiano's employment agreement provides, that upon a change in control of Bancshares and Citizens, if Mr. Sebastiano voluntarily terminates his employment with Bancshares and Citizens, he is entitled to receive two (2) years salary, medical benefits and life insurance. In addition, in connection with the merger of Century with and into Bancshares, Bancshares and Citizens entered into an employment agreement with Joseph Tosh, President and Chief Executive Officer of CNB which provides that in the event that Mr. Tosh ceases to be a director of either Bancshares or Citizens after a change in control, such as the Merger, he is entitled to receive an amount equal to the director fees he would have received if he had served up to the age of sixty-five, based upon the fee payable to non-employee directors during the preceding year.

     Under the terms of the Bancshares 1995 Non-Statutory Stock Option and Stock Appreciation Rights Plan (the "Bancshares Stock Option Plan") the vesting of all outstanding stock options and SARs, consisting in the aggregate of 130,812 options to purchase shares of Bancshares common stock, will be accelerated at the Effective Time, and all outstanding stock options and SARs will remain exercisable for the length of their terms. Executive officers and directors of Bancshares hold a total of 161,499 options and SARs under the Bancshares Stock Option Plan.

     Under the terms of the Mid Am 1992 Stock Option Plan (the "Stock Plan") the vesting of all outstanding options will be accelerated at the Effective Time, and all outstanding options will remain exercisable for the length of their terms. Pursuant to the Merger Agreement, each Mid Am option that is outstanding and unexercised, whether vested or unvested, will be converted into an option to purchase such number of shares of Sky Financial Common Stock that is equal to the number of shares of Mid Am Common

Stock purchasable under the original Mid Am option multiplied by the Exchange Ratio with a per share exercise price equal to the exercise price per share of the original Mid Am option divided by the Exchange Ratio. Executive officers and directors of Mid Am held a total of [--] options under the Stock Plan.

CONDITIONS TO CONSUMMATION

     The obligations of Bancshares and Mid Am to consummate the Merger are subject to the satisfaction or written waiver of the following conditions: (i) the Merger Agreement shall have been approved by requisite vote of the shareholders of Bancshares and Mid Am and the Bancshares Articles Amendment and Bancshares Code of Regulations Amendment shall have been approved by the requisite vote of the shareholders of Bancshares; (ii) the required regulatory approvals described under "Regulatory Approvals" below shall have been received, generally without any conditions, restrictions or requirements which the Mid Am Board or the Bancshares Board reasonably determines would following the Effective Time, have a material adverse effect on Sky Financial and its subsidiaries taken as a whole; (iii) the required consents or approvals of third parties (other than regulatory approvals described under "Regulatory Approvals" below) shall have been received, unless the failure to obtain such consent or approval is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations of Sky Financial; (iv) no court or regulatory authority shall have taken any action prohibiting the consummation of the transactions contemplated by the Merger Agreement; (v) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have been declared effective by the Commission and shall not be subject to a stop order or any threatened stop order; (vi) the shares of Bancshares Common Stock issuable in connection with the Merger shall have been qualified, registered or otherwise approved for exchange under the securities laws of the various states in which such qualification, registration or approval is required; (vii) the shares of Bancshares Common Stock issuable pursuant to the Merger shall have been approved for quotation on the Nasdaq Stock Market; (viii) Bancshares shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Bancshares, dated the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code and that each of Bancshares and Mid Am will be a party to that reorganization within the meaning of Section 368(b) of the Code (in rendering its opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon representations and covenants, including those contained in certificates of officers of Bancshares, Mid Am and others, reasonably satisfactory in form and substance to such counsel); (ix) Mid Am shall have received an opinion of Sullivan & Cromwell, special counsel to Mid Am, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (a) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that each of Bancshares and Mid Am will be a party to that reorganization within the meaning of Section 368(b) of the Code and (b) no gain or loss will be recognized by stockholders of Mid Am who exchange all of their Mid Am Common Stock for Sky Financial Common Stock pursuant to the Merger, except with respect cash received in lieu of a fractional share interest in Sky Financial Common Stock (in rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Mid Am, Bancshares and others reasonably satisfactory in form and substance to such counsel); (x) the other party's representations and warranties shall remain accurate and each party shall have performed in all material respects all of the obligations required to be performed by it pursuant to the Merger Agreement, and shall have delivered certificates confirming satisfaction of the foregoing requirements; and (xi) each of Bancshares and Mid Am shall have received from their respective independent auditors, letters, dated as of the Effective Time, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

     No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, the parties have no reason to believe that any of the conditions set forth above will not be satisfied.

     The conditions to consummation of the Merger may generally be waived, in whole or in part, to the extent permissible under applicable law, by the party for whose benefit the condition has been imposed, without the approval of the Mid Am or Bancshares shareholders. See "-- Amendment, Waiver and Termination."

     The foregoing disclosure regarding conditions to the Merger represents and includes all material conditions to the consummation thereof.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains representations and warranties by the parties regarding, among other things, their respective organization and qualification, subsidiaries, capitalization, authority to enter into the Merger Agreement, governmental and regulatory filings, financial statements, representation of the absence of certain changes and events, compliance with applicable laws and regulations, tax compliance, insurance coverage, labor matters, employee benefits, environmental matters, ratings under the Community Reinvestment Act, contractual obligations, knowledge, fairness opinions, brokers and finders, risk management instruments and preparation for year 2000. These representations and warranties will not survive consummation of the Merger.

REGULATORY APPROVALS

     Federal Reserve Board. The Merger is subject to prior approval by the Federal Reserve Board under Section 3 of the BHC Act. This approval was received on July 30, 1998.

AMENDMENT, WAIVER AND TERMINATION

     To the extent permitted by law, Bancshares and Mid Am may amend the Merger Agreement by written agreement at any time. Prior to or at the Effective Time, either Bancshares or Mid Am, acting through its respective board of directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the fulfillment by the other party of any of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of an applicable law or governmental regulation.

     The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of Mid Am and Bancshares. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either Mid Am or Bancshares if: (i) the other party breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement; (ii) any consent or approval of certain regulatory authorities is denied or the permanent withdrawal of the application has been requested; (iii) the Bancshares shareholders or the Mid Am shareholders fail to approve the Merger Agreement, or the Bancshares shareholders fail to approve the Bancshares Articles Amendment or the Bancshares Code of Regulations Amendment; (iv) the Merger has not been consummated by March 31, 1999; or (v) the other party's board of directors has failed to recommend approval of the Merger, withdrawn such recommendation or materially modified or changed such recommendation.

     In the event of the termination of the Merger Agreement by either Bancshares or Mid Am, neither Bancshares nor Mid Am will have any further obligations thereunder except (i) for certain specified provisions of the Merger Agreement relating to confidentiality and expenses, and (ii) that no party will be relieved or released from any liabilities or damages arising out of its willful breach of any provision of the Merger Agreement.

ACQUISITION PROPOSALS

     The Merger Agreement provides that neither Bancshares nor Mid Am nor any of their respective subsidiaries nor any of their respective officers and directors or the officers and directors of their respective subsidiaries shall, and Bancshares and Mid Am shall direct and use all reasonable best efforts to cause their respective employees and agents, including any investment banker, attorney or accountant retained by it or any of its subsidiaries not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any substantial part of its assets, deposits or any equity securities of either Mid Am or Bancshares or any of their material subsidiaries, other than as expressly contemplated by the Merger Agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to any such proposals or otherwise facilitate any effort or attempt to implement or make any such proposal. Bancshares will notify Mid Am, and Mid Am will notify Bancshares, immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it and any developments with respect thereto.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, each of Mid Am and Bancshares has agreed, as to itself and its subsidiaries, that, except insofar as the other party shall otherwise consent in writing or except as otherwise expressly contemplated by the Merger Agreement or the Stock Option Agreements or as set forth in a disclosure letter delivered to the other party:

          (i) The business of it and its subsidiaries will be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and its subsidiaries will use all reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (i) adversely affect the ability of any of them to obtain any regulatory approval, the accountants' pooling-of-interest letters, or the opinions of tax counsel, or (ii) adversely affect its ability to perform its obligations under the Merger Agreement or the Stock Option Agreements.

          (ii) It will not sell or pledge any stock owned by it or any of its material subsidiaries; amend or restate its articles of incorporation or code of regulations; split, combine or reclassify any outstanding capital stock; declare, set aside or pay any dividend or distribution payable in cash, stock or other property with respect to any of its capital stock; or repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (iii) Neither it nor any of its subsidiaries will issue, sell, pledge, dispose of or encumber any shares of its capital stock of, any class, except pursuant to the Merger Agreement, the Stock Option Agreements, or in connection with acquisitions announced prior to the date hereof; transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any other material property or assets or encumber any property or assets other than to a direct or indirect wholly owned subsidiary of it; cancel, release, assign or modify any material amount of indebtedness of any other individual, bank, corporation, partnership, trust, association or other entity or organization other than in the ordinary and usual course of business consistent with past practice; or authorize capital expenditures other than in the ordinary and usual course of business.

          (iv) Except for internal reorganizations involving existing subsidiaries, or in satisfaction of debts previously contracted in good faith, neither it nor any of its subsidiaries will make any material acquisition of, or investment in, assets or stock of any other person.

          (v) Other than in the ordinary course of business consistent with past practice, it will not incur or permit any of its subsidiaries to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person or make any loan or advance.

          (vi) Neither it nor any of its subsidiaries will grant any increase in compensation or benefits to its employees, except for normal increases consistent with past practice or as required by law; pay any bonus except as consistent with past practice; grant any severance or termination pay to any director or employee except as consistent with past practice; enter into or amend any employment or severance agreement with any director or employee; grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors; or effect any material change in retirement benefits for any class of its employees.

          (vii) Neither it nor any of its subsidiaries will establish, adopt, enter into or make any new, or amend any existing, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors or employees.

          (viii) Neither it nor any of its subsidiaries will implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory accounting principles.

          (ix) Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding against it, except for any claim, action or proceeding which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Bancshares or Mid Am and each of their respective subsidiaries, taken as a whole, and that does not involve or create precedent for claims, actions or proceedings that are reasonably likely to be material to Bancshares or Mid Am and each of their respective subsidiaries taken as a whole.

          (x) Neither it nor any of its subsidiaries will authorize or enter into an agreement to take any of the actions described above.

DIVIDENDS

     Each of Mid Am and Bancshares has agreed that until the Effective Time each may pay quarterly dividends on outstanding shares of Mid Am Common Stock and Bancshares Common Stock, respectively, at a rate not to exceed $0.16 per share per quarter. Bancshares and Mid Am have agreed to coordinate the declaration of dividends (and the record and payment dates therefor), it being the intention of the parties that holders of Bancshares Common Stock or Mid Am Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Bancshares Common Stock and/or Mid Am Common Stock and any shares of Sky Financial Common Stock any such holder receives in the Merger. Consummation of the Merger is expected to occur after each of Mid Am and Bancshares pays its third quarter dividend. After the Effective Time, Sky Financial expects to pay dividends at the annual rate of $0.21 per share per quarter. This is equivalent to Mid Am's current dividend rate. There can be no guarantee, however, that such dividend will be paid at all or will be paid in a manner consistent with the past dividend payments of either Mid Am or Bancshares.

EXPENSES AND FEES

     The Merger Agreement provides that each party shall be responsible for all expenses incurred by it in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement, except that Mid Am and Bancshares have agreed to share equally all Commission filing fees and all printing expenses payable in connection with the Registration Statement and this Joint Proxy Statement/ Prospectus.

ACCOUNTING TREATMENT

     Consummation of the Merger is conditioned upon the receipt by each of Bancshares and Mid Am of a letter from its respective independent public accountants, Crowe, Chizek and Company LLP and PricewaterhouseCoopers LLP, as of the Effective Time, indicating their concurrence that the Merger qualifies for "pooling-of-interests" accounting treatment if consummated in accordance with the terms of the Merger Agreement. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Mid Am and Bancshares will be combined at the Effective Date and carried forward at their previously recorded amounts and the shareholders' equity accounts of Bancshares and Mid Am will be combined on Bancshares' consolidated balance sheet. Income and other financial statements of Bancshares issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Mid Am and Bancshares as if the Merger had taken place prior to the periods covered by such financial statements. In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Mid Am Common Stock must be exchanged for Sky Financial Common Stock with substantially similar terms. Other criteria must also be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time. Neither Mid Am nor Bancshares currently expects to consummate the Merger in the event pooling-of-interests accounting treatment is unavailable. See "Unaudited Pro Forma Condensed Combined Financial Statements."

DISSENTERS' RIGHTS

     The Merger Agreement provides that shareholders of both Bancshares and Mid Am who do not vote in favor of the Merger Agreement (or, in the case of Bancshares, the Merger Proposal) will be entitled to their rights as dissenting shareholders in accordance with the provisions of the OGCL. See "Rights of Dissenting Shareholders."

NASDAQ LISTING OF SKY FINANCIAL COMMON STOCK

     The shares of Sky Financial Common Stock to be issued to the holders of Mid Am Common Stock in the Merger will be listed for quotation on the Nasdaq Stock Market, subject to notice of official issuance.

RESALES OF SKY FINANCIAL COMMON STOCK

     The shares of Sky Financial Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock) of Bancshares or Mid Am for purposes of Rule 145 under the Securities Act as of the date of the Bancshares Special Meeting or the Mid Am Special Meetings, as the case may be. Such affiliates may not sell their shares of Sky Financial Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act. Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the Merger and ending when financial results covering at least 30 days of post-Merger operations of the combined operations have been published.

     Each of Mid Am and Bancshares has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who may be deemed to be an "affiliate" of such party to execute and deliver to Mid Am and Bancshares, respectively, an agreement pursuant to which such person agrees, among other things, not to offer to sell, transfer or otherwise dispose of any of the shares of Sky Financial Common Stock distributed to them pursuant to the Merger except
(i) with respect to affiliates of Bancshares, in compliance with Rule 145 under the Securities Act, or in a transaction that, in the opinion of counsel reasonably satisfactory to Mid Am, is otherwise exempt from the registration requirements of the Securities Act, or in an offering which is registered under the Securities Act, and (ii) with respect to affiliates of each of Bancshares and Mid Am, in compliance with Commission guidelines regarding qualifying for pooling-of-interests accounting treatment. Sky Financial shall place restrictive legends on certificates representing Sky Financial Common Stock issued to all persons who are deemed to be "affiliates" of Mid Am under Rule 145. This Joint Proxy Statement/Prospectus does not cover resales of Sky Financial Common Stock received by any person who may be deemed to be an affiliate of Mid Am.

                           CERTAIN RELATED AGREEMENTS

STOCK OPTION AGREEMENTS

     As an inducement to the other party's willingness to pursue the transactions contemplated by the Merger Agreement, on May 21, 1998, Mid Am granted to Bancshares an option pursuant to the Mid Am Stock Option Agreement and Bancshares granted to Mid Am an option pursuant to the Bancshares Stock Option Agreement. Arrangements such as the Stock Option Agreements are customarily entered into in connection with corporate mergers and acquisitions in an effort to increase the likelihood that the transactions will be consummated in accordance with their terms, and to compensate the grantee for the efforts undertaken and the expenses, losses and opportunity costs incurred by it in connection with the transactions if they are not consummated under certain circumstances involving an acquisition or potential acquisition of the option issuer by a third party. The Stock Option Agreements were entered into to accomplish these objectives. The Stock Option Agreements may have the effect of discouraging offers by third parties to acquire Mid Am or Bancshares prior to the Merger, even if such persons were prepared to offer to pay consideration to Bancshares or Mid Am shareholders which has a higher current market price than the consideration holders would receive pursuant to the Merger Agreement. The following description of the Stock Option Agreements is qualified in its entirety by reference to the text of such Stock Option Agreements, the form of which is attached as Annex 1 to the Merger Agreement and is incorporated herein by reference.

     Pursuant to the Bancshares Stock Option Agreement, Bancshares granted Mid Am an option which permits Mid Am to purchase up to 3,522,616 shares of Bancshares Common Stock, subject to adjustment in certain cases as described below but in no event exceeding 19.9% of the number of shares of Bancshares Common Stock outstanding immediately prior to the exercise of such option. The exercise price of such option is $36.375 per share (the closing price of Bancshares Common Stock on May 20, 1998 as adjusted for its June 1998 two-for-one stock split), subject to adjustment under specified circumstances.

     Pursuant to the Mid Am Stock Option Agreement, Mid Am granted Bancshares an option which permits Bancshares to purchase up to 4,648,726 shares of Mid Am Common Stock, subject to adjustments in certain cases as described below but in no event exceeding 19.9% of the number of shares of Mid Am Common Stock outstanding immediately prior to the exercise of such option. The exercise price of the such option is $27.00 per share, subject to adjustment under specified circumstances.

     The Bancshares Stock Option Agreement and the Mid Am Stock Option Agreement are fully reciprocal and the following description is equally applicable to each of the Stock Option Agreements. As used in the following description the term "Issuer" refers to the party granting the option under the respective Stock Option Agreement, and the term "Grantee" refers to the grantee under the respective Stock Option Agreement. In addition, the term "Option Shares" refers to shares of Bancshares Common Stock or Mid Am Common Stock, as the case may be, issued upon total or partial exercise of the option granted by the respective Stock Option Agreement, and the term Option Price means, with respect to the Bancshares Stock Option Agreement, $36.375 per share of Bancshares Common Stock, and with respect to the Mid Am Stock Option Agreement, $27.00 per share of Mid Am Common Stock, in each case subject to adjustment.

     The option will become exercisable in whole or in part if both an "Initial Triggering Event" and a "Subsequent Triggering Event" occur with respect to the Issuer prior to the occurrence of an "Exercise Termination Event," as such terms are defined below. The purchase of any shares of the Issuer Common Stock pursuant to the option is subject to compliance with applicable law, including the receipt of necessary approvals under the BHC Act.

     The Stock Option Agreements generally define the term "Initial Triggering Event" to mean any of the following events or transactions:

          (i) The Issuer, without the Grantee's prior written consent, enters into an agreement to engage in an "Acquisition Transaction" (as defined below) with a third party or the Issuer recommends that the shareholders of the Issuer approve or accept any Acquisition Transaction, other than as contemplated by the Merger Agreement;

          (ii) A third party shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of the Issuer Common Stock;

          (iii) The shareholders of the Issuer shall have voted and failed to approve the Merger Agreement at the Issuer's shareholder meeting or such meeting has not been held in violation of the Merger Agreement or has been canceled prior to termination of the Merger Agreement if, prior to such shareholder meeting (or if such shareholder meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any third party shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction with respect the Issuer;

          (iv) The Issuer's Board withdraws or modifies (or publicly announces its intention to withdraw or modify) in any manner adverse to the Grantee its recommendation that the shareholders of the Issuer approve the Merger Agreement at the Issuer's shareholder meeting, or the Issuer, without the Grantee's prior written consent, authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with a third party;

          (v) A third party makes a proposal to the Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

          (vi) A third party shall have filed with the Commission a registration statement with respect to a potential exchange offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the Commission with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

          (vii) The Issuer willfully breaches any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach the Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

          (viii) A third party files an application or notice with the Federal Reserve Board or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     As used in the Stock Option Agreements, the term "Acquisition Transaction' means (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary or group of Issuer Subsidiaries (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly owned Subsidiaries of the Issuer or (ii) after which the common shareholders of the Issuer immediately prior thereto in the aggregate own or continue to own at least 65% of the common stock of the Issuer or the publicly held surviving or successor corporation immediately following consummation thereof; provided, that any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary or group of Issuer Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X), or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or group of Issuer Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary.

     The Stock Option Agreements generally define the term "Subsequent Triggering Event" to mean any of the following events or transactions: (i) the acquisition by a third party of beneficial ownership of 20% or more of the then outstanding Issuer Common Stock or (ii) the Issuer, without having received the prior written consent of the Grantee, enters into an agreement to engage in an Acquisition Transaction with a third party or the Issuer's Board recommends that the shareholders of the Issuer approve or accept any Acquisition Transaction, other than as contemplated by the Merger Agreement; provided, that for purposes of the definition of "Subsequent Triggering Event," the percentage referred to in clause (z) of the definition of "Acquisition Transaction" above shall be 20% rather than 10%.

     The Stock Option Agreements define the term "Exercise Termination Event" to mean any of (i) the Effective Time; (ii) termination of the Merger Agreement in accordance with its terms, if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by the Grantee if the Issuer breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement; or (iii) the passage of 18 months, subject to extension in order to obtain required regulatory approvals, to comply with applicable regulatory waiting periods or to avoid liability under Section 16(b) of the Exchange Act, after termination of the Merger Agreement if such termination is concurrent with or follows the occurrence of an Initial Triggering Event or is a termination by the Grantee if the Issuer breaches, and does not timely cure any breach of, a representation, warranty, covenant or other agreement contained in the Merger Agreement. Notwithstanding anything to the contrary contained in a Stock Option Agreement, the option may not be exercised at any time when the Grantee is in breach of any of its covenants or agreements contained in the Merger Agreement such that the Issuer shall be entitled to terminate the Merger Agreement pursuant to the terms thereof as a result of a material breach, and such Stock Option Agreement shall automatically terminate upon the termination of the Merger Agreement by the Issuer pursuant to the terms thereof as a result of a breach by the Grantee of its covenants or agreements contained therein.

     If an option becomes exercisable, it may be exercised in whole or in part within six months following the applicable Subsequent Triggering Event. The Grantee's right to exercise the option and certain other rights under the corresponding Stock Option Agreement are subject to an extension in order to obtain required regulatory approvals and comply with applicable regulatory waiting periods and to avoid liability under Section 16(b) of the Exchange Act. The Option Price and the number of shares issuable under the option are subject to adjustment in the event of specified changes in the capital stock of the Issuer.

     Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, the Issuer will have certain registration rights with respect to the shares of Bancshares Common Stock issued or issuable pursuant to the option.

     The Stock Option Agreements also provide that at any time after the occurrence of a "Repurchase Event" (as defined below), upon request, the Grantor shall be obligated to repurchase the option and all or any part of the Option Shares. Such repurchase of the option shall be at a price per share equal to the amount by which the "Market/Offer Price" (as defined below) exceeds the Option Price (as adjusted). A repurchase of Option Shares shall be at a price per share equal to the Market/Offer Price. The term "Market/Offer Price" means the highest of (i) the price per share at which a tender or exchange offer has been made for the Grantor Common Stock, (ii) the price per share of the Grantor Common Stock that any third party is to pay pursuant to an agreement with the Grantor, (iii) the highest closing price per share of the Grantor Common Stock within the six-month period immediately preceding the date that notice to repurchase is given or (iv) in the event of a sale of all or substantially all of the Grantor's assets or deposits, the sum of the price paid for such assets or deposits and the current market value of the remaining assets (as determined by a nationally recognized investment banking firm), divided by the number of shares of the Grantor Common Stock outstanding at the time of such sale. The term "Repurchase Event" is defined to mean (i) the acquisition by any third party of beneficial ownership of 50% or more of the outstanding shares of the Grantor Common Stock or (ii) the consummation of an Acquisition Transaction; provided, that for purposes of the definition of "Repurchase Event," the percentage referred to in clause (z) of the definition of "Acquisition Transaction" above shall be 50% rather than 10%.

     The Stock Option Agreement also provides that the Issuer may, at any time following a Repurchase Event and prior to an Exercise Termination Event, surrender the option (and any Option Shares obtained upon the exercise thereof and still held by the Issuer) for a cash surrender fee (the "Surrender Fee") equal to $25 million (i) plus, if applicable, the Issuer's purchase price with respect to any Option Shares and (ii) minus, if applicable, any net cash received pursuant to the sale of Option Shares to any third party (less the purchase price of such Option Shares). The Issuer may not exercise its right to surrender the option and receive the Surrender Fee if Bancshares has previously repurchased the option (or any portion thereof) or any Option Shares as described in the preceding paragraph.

     Pursuant to the terms of the Stock Option Agreement, in the event that, prior to an Exercise Termination Event, the Grantor enters into certain transactions in which the Grantor is not the surviving corporation, certain fundamental changes in the capital stock of the Grantor occur or the Grantor sells all or substantially all of its or certain of its subsidiaries' assets, the option will be converted into a substitute option, with terms similar to those of the previous option, to purchase capital stock of the entity that is the effective successor to the Grantor.

     The Stock Option Agreement provides that neither the Issuer nor the Grantor may assign any of its rights or obligations thereunder without the written consent of the other party, except that in the event an Initial Triggering Event occurs prior to an Exercise Termination Event, the Issuer may, subject to certain limitations, assign its rights and obligations thereunder in whole or in part (subject to extension in certain cases).

     To the best knowledge of Mid Am and Bancshares, no event giving rise to the right to exercise an option under the Stock Option Agreements has occurred as of the date of this Joint Proxy Statement/Prospectus.

                       RIGHTS OF DISSENTING SHAREHOLDERS

RIGHTS OF DISSENTING BANCSHARES SHAREHOLDERS

     Shareholders of Bancshares are entitled to certain dissenters' rights pursuant to Section 1701.85 of the OGCL. Section 1701.85 generally provides that shareholders of Bancshares will not be entitled to such rights absent compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any Bancshares shareholder who is a record holder of shares of Bancshares Common Stock on the Record Date and whose shares are not voted in favor of the Merger may be entitled to be paid the "fair cash value" of such shares of Bancshares Common Stock (the "Dissenting Bancshares Shares") after the Effective Time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to Bancshares on or before the tenth day following the Bancshares Special Meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the Record Date, and the amount claimed as the "fair cash value" of the Dissenting Bancshares Shares. See the text of
Section 1701.85 of the OGCL attached as Appendix F to this Joint Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

     If Sky Financial or Bancshares, as the case may be, so requests, dissenting shareholders must submit their share certificates to Bancshares within fifteen days of such request, for endorsement thereon by Bancshares that demand for appraisal has been made and failure to comply with such request could terminate the dissenting shareholders rights. Such certificates will be promptly returned to the dissenting shareholders by Bancshares. If Bancshares and any dissenting shareholder cannot agree upon the "fair cash value" of the Dissenting Bancshares Shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Columbiana County, Ohio (the "Court") for a determination of the "fair cash value" of such Dissenting Bancshares Shares. The Court may appoint one or more appraisers to determine the "fair cash value" and if the Court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the Court considers equitable.

     If more than ten percent or a lesser percentage, if applicable, of shareholders perfect their rights as dissenting shareholders, the ability of the Merger, if completed as proposed, to qualify as a pooling of interests for accounting and financial reporting purposes may be adversely affected. The qualification of the Merger for pooling of interests accounting is a condition of the respective obligations of Mid Am and Bancshares to effect the Merger.

     BECAUSE A PROXY CARD WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR ADOPTION OF THE MERGER PROPOSAL, A BANCSHARES SHAREHOLDER WHO WISHES TO EXERCISE HIS DISSENTERS' RIGHTS MUST EITHER NOT SIGN OR NOT RETURN HIS PROXY CARD OR, IF HE SIGNS AND RETURNS HIS PROXY CARD, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE ADOPTION OF THE MERGER PROPOSAL.

RIGHTS OF DISSENTING MID AM SHAREHOLDERS

     Shareholders of Mid Am are entitled to certain dissenters' rights pursuant to Section 1701.84 and Section 1701.85 of the OGCL. Section 1701.85 generally provides that shareholders of Mid Am will not be entitled to such rights absent compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any Mid Am shareholder who is a record holder of shares of Mid Am Common Stock on the Record Date and whose shares are not voted in favor of the Merger may be entitled to be paid the "fair cash value" of such shares of Mid Am Common Stock (the "Dissenting Mid Am Shares") after the Effective Time. To be entitled to such payment, a shareholder must deliver a written demand for payment therefor to Mid Am on or before the tenth day following the Mid Am Special Meeting and must otherwise comply with Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the Record Date, and the amount claimed as the "fair cash value" of the Dissenting Mid Am Shares. See the text of Section 1701.85 of the OGCL attached as Appendix F to this Joint Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.

     If Mid Am so requests, dissenting shareholders must submit their share certificates to Mid Am within fifteen days of such request, for endorsement thereon by Mid Am that demand for appraisal has been made and failure to comply with such request could terminate the dissenting shareholders rights. Such certificates will be promptly returned to the dissenting shareholders by Mid Am. If Mid Am and any dissenting shareholder cannot agree upon the "fair cash value' of the Dissenting Mid Am Shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Columbiana County, Ohio (the "Court") for a determination of the "fair cash value" of such Dissenting Mid Am Shares. The Court may appoint one or more appraisers to determine the "fair cash value" and if the Court approves the appraisers' report, judgment will be entered therefor, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the Court considers equitable.

     If more than ten percent or a lesser percentage, if applicable, of shareholders perfect their rights as dissenting shareholders, the ability of the Merger, if completed as proposed, to qualify as a pooling of interests for accounting and financial reporting purposes may be adversely affected. The qualification of the Merger for pooling of interests accounting is a condition of the respective obligations of Mid Am and Bancshares to effect the Merger.

     BECAUSE A PROXY CARD WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, A MID AM SHAREHOLDER WHO WISHES TO EXERCISE HIS DISSENTERS' RIGHTS MUST EITHER NOT SIGN OR NOT RETURN HIS PROXY CARD OR, IF HE SIGNS AND RETURNS HIS PROXY CARD, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE ADOPTION OF THE MERGER AGREEMENT.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined balance sheet as of March 31, 1998, and the pro forma condensed combined income statements for the three-month periods ended March 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1997, give effect to the Merger, to be accounted for as a pooling of interests. The pro forma information is based on the historical consolidated financial statements of Bancshares and Mid Am and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combined financial statements.

     The pro forma condensed combined financial statements have been prepared by the managements of Bancshares and Mid Am based on their respective consolidated financial statements. Pro forma per share amounts are based on the conversion rate of 0.77 of a share of Bancshares Common Stock for each share of Mid Am Common Stock. The pro forma condensed combined financial statements include results of operations as if the Merger had been consummated as of the beginning of the earliest period presented. The pro forma condensed combined balance sheet reflects preliminary estimates by Bancshares and Mid Am of Merger-related charges to be incurred in connection with the consummation of the Merger; however, the pro forma condensed combined income statements do not reflect these charges nor the cost savings anticipated to result from the Merger. The current estimate of Merger-related charges is considered preliminary based on the due diligence that has been performed to date by management in connection with the Merger and is subject to change; the actual charges incurred may be higher or lower than what is currently estimated. Merger-related charges are contingent upon consummation of the Merger and would be recognized in the period in which the Merger closes.

     The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Bancshares and Mid Am and the supplemental consolidated financial statements and notes thereto of Bancshares, incorporated by reference herein. Pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated as of the beginning of the earliest period indicated, nor are they necessarily indicative of future results of operations or combined financial position.

                             BANCSHARES AND MID AM

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1998

                                                                           PRO FORMA     PRO FORMA
                                           BANCSHARES(A)      MID AM      ADJUSTMENTS     COMBINED
                                           -------------      ------      -----------    ---------
                                                       (IN THOUSANDS, EXCEPT FOOTNOTES)
ASSETS
Cash and due from banks..................   $   42,428      $   94,066                   $  136,494
Federal funds sold and interest-bearing
  deposits...............................       10,882          43,257                       54,139
Securities held to maturity..............       60,815              --     $(60,815)(B)          --
Securities available for sale............      461,449         405,427       60,815(B)      927,691
Loans, net...............................    1,128,046       1,602,677                    2,730,723
Premises and equipment...................       29,707          53,581                       83,288
Accrued interest receivable and other
  assets.................................       52,354          40,105        7,000(C)       99,459
                                            ----------      ----------     --------      ----------
  Total assets...........................   $1,785,681      $2,239,113     $  7,000      $4,031,794
                                            ==========      ==========     ========      ==========
LIABILITIES
Deposits.................................   $1,401,966      $1,781,482                   $3,183,448
Federal funds purchased and repurchase
  agreements.............................       82,016          95,616                      177,632
Other debt and Federal Home Loan Bank
  advances...............................      128,836         175,060                      303,896
Accrued interest payable and other
  liabilities............................       15,285          23,724     $ 25,000(C)       64,009
                                            ----------      ----------     --------      ----------
  Total liabilities......................    1,628,103       2,075,882       25,000       3,728,985
SHAREHOLDERS' EQUITY.....................      157,578         163,231      (18,000)(C)     302,809
                                            ----------      ----------     --------      ----------
  Total liabilities and shareholders'
     equity..............................   $1,785,681      $2,239,113     $  7,000      $4,031,794
                                            ==========      ==========     ========      ==========

-------------------------
(A) Restated to reflect the March 1998 merger of UniBank with and into Bancshares and the May 1998 merger of Century Financial Corporation with and into Bancshares, each of which was accounted for as a pooling-of-interests.

(B) Reclassification of Bancshares' held-to-maturity securities to available for sale to maintain a consistent interest rate risk position. The fair value of such securities does not differ materially from the carrying value. The future accounting will be at fair value with unrealized gains or losses reflected as a component of shareholders' equity.

(C) Preliminary estimate of Merger-related charges. As a result, an estimated $7 million current and deferred tax asset is reflected herein.

                             BANCSHARES AND MID AM

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                                                        PRO FORMA
                                                              BANCSHARES(A)   MID AM    COMBINED
                                                              -------------   ------    ---------
                                                                        (IN THOUSANDS)
INTEREST INCOME
Loans, including fees.......................................     $25,739      $37,147    $62,886
Securities and other........................................       8,611        6,261     14,872
                                                                 -------      -------    -------
     Total interest income..................................      34,350       43,408     77,758
                                                                 -------      -------    -------
INTEREST EXPENSE
Deposits....................................................      13,841       17,095     30,936
Borrowings..................................................       3,157        3,789      6,946
                                                                 -------      -------    -------
     Total interest expense.................................      16,998       20,884     37,882
                                                                 -------      -------    -------
NET INTEREST INCOME.........................................      17,352       22,524     39,876
PROVISION FOR LOAN LOSSES...................................         695        1,017      1,712
                                                                 -------      -------    -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........      16,657       21,507     38,164
OTHER INCOME................................................       2,974       18,634     21,608
OTHER EXPENSES..............................................      14,075       28,924     42,999
                                                                 -------      -------    -------
INCOME BEFORE INCOME TAXES..................................       5,556       11,217     16,773
INCOME TAXES................................................       1,428        3,774      5,202
                                                                 -------      -------    -------
NET INCOME..................................................     $ 4,128      $ 7,443    $11,571
                                                                 =======      =======    =======
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.................     $ 4,128      $ 7,443    $11,571
                                                                 =======      =======    =======
EARNINGS PER COMMON SHARE
  Basic.....................................................     $  0.23      $  0.31    $  0.32
                                                                 =======      =======    =======
  Diluted...................................................     $  0.23      $  0.31    $  0.32
                                                                 =======      =======    =======
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic.....................................................      17,699       23,756     35,991
                                                                 =======      =======    =======
  Diluted...................................................      17,808       24,337     36,547
                                                                 =======      =======    =======

-------------------------
(A) Restated to reflect the March 1998 merger of UniBank with and into Bancshares, the May 1998 merger of Century Financial Corporation with and into Bancshares and the June 1998 two-for-one stock split in the form of a 100% stock dividend.

                             BANCSHARES AND MID AM

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                       THREE MONTHS ENDED MARCH 31, 1997

                                                                                        PRO FORMA
                                                              BANCSHARES(A)   MID AM    COMBINED
                                                              -------------   ------    ---------
                                                                        (IN THOUSANDS)
INTEREST INCOME
Loans, including fees.......................................     $23,288      $34,942    $58,230
Securities and other........................................       7,310        6,602     13,912
                                                                 -------      -------    -------
     Total interest income..................................      30,598       41,544     72,142
                                                                 -------      -------    -------
INTEREST EXPENSE
Deposits....................................................      11,862       17,417     29,279
Borrowings..................................................       2,221        2,182      4,403
                                                                 -------      -------    -------
     Total interest expense.................................      14,083       19,599     33,682
                                                                 -------      -------    -------
NET INTEREST INCOME.........................................      16,515       21,945     38,460
PROVISION FOR LOAN LOSSES...................................         613        1,885      2,498
                                                                 -------      -------    -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........      15,902       20,060     35,962
OTHER INCOME................................................       2,308       19,918     22,226
OTHER EXPENSES..............................................       9,631       25,201     34,832
                                                                 -------      -------    -------
INCOME BEFORE INCOME TAXES..................................       8,579       14,777     23,356
INCOME TAXES................................................       2,656        5,210      7,866
                                                                 -------      -------    -------
NET INCOME..................................................     $ 5,923      $ 9,567    $15,490
                                                                 =======      =======    =======
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.................     $ 5,923      $ 9,151    $15,074
                                                                 =======      =======    =======
EARNINGS PER COMMON SHARE(A)
  Basic.....................................................     $  0.34      $  0.40    $  0.43
                                                                 =======      =======    =======
  Diluted...................................................     $  0.33      $  0.37    $  0.41
                                                                 =======      =======    =======
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic.....................................................      17,657       23,081     35,429
                                                                 =======      =======    =======
  Diluted...................................................      17,726       25,981     37,731
                                                                 =======      =======    =======

-------------------------
(A) Restated to reflect the March 1998 merger of UniBank with and into Bancshares, the May 1998 merger of Century Financial Corporation with and into Bancshares and the June 1998 two-for-one stock split in the form of a 100% stock dividend.

                             BANCSHARES AND MID AM

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1997

                                                                                           PRO FORMA
                                                              BANCSHARES(A)     MID AM     COMBINED
                                                              -------------     ------     ---------
                                                                          (IN THOUSANDS)
INTEREST INCOME
Loans, including fees.......................................    $ 99,188       $146,266    $245,454
Securities and other........................................      32,480         24,936      57,416
                                                                --------       --------    --------
       Total interest income................................     131,668        171,202     302,870
INTEREST EXPENSE
Deposits....................................................      51,253         69,301     120,554
Borrowings..................................................      11,956         12,375      24,331
                                                                --------       --------    --------
       Total interest expense...............................      63,209         81,676     144,885
                                                                --------       --------    --------
NET INTEREST INCOME.........................................      68,459         89,526     157,985
PROVISION FOR LOAN LOSSES...................................       4,335          5,527       9,862
                                                                --------       --------    --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........      64,124         83,999     148,123
OTHER INCOME................................................      10,991         66,569      77,560
OTHER EXPENSES..............................................      43,229        104,052     147,281
                                                                --------       --------    --------
INCOME BEFORE INCOME TAXES..................................      31,886         46,516      78,402
INCOME TAXES................................................       9,466         15,635      25,101
                                                                --------       --------    --------
NET INCOME..................................................    $ 22,420       $ 30,881    $ 53,301
                                                                ========       ========    ========
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.................    $ 22,420       $ 30,276    $ 52,696
                                                                ========       ========    ========
EARNINGS PER COMMON SHARE
  Basic.....................................................    $   1.27       $   1.27    $   1.46
                                                                ========       ========    ========
  Diluted...................................................    $   1.26       $   1.22    $   1.43
                                                                ========       ========    ========
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic.....................................................      17,671         23,836      36,025
                                                                ========       ========    ========
  Diluted...................................................      17,778         25,227      37,203
                                                                ========       ========    ========

-------------------------
(A) Restated to reflect the March 1998 merger of UniBank with and into Bancshares, the May 1998 merger of Century Financial Corporation with and into Bancshares and the June 1998 two-for-one stock split in the form of a 100% stock dividend.

                             BANCSHARES AND MID AM

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1996

                                                                                       PRO FORMA
                                                          BANCSHARES(A)     MID AM     COMBINED
                                                          -------------     ------     ---------
                                                                      (IN THOUSANDS)
INTEREST INCOME
Loans, including fees...................................    $ 90,656       $134,721    $225,377
Securities and other....................................      27,326         30,262      57,588
                                                            --------       --------    --------
  Total interest income.................................     117,982        164,983     282,965
INTEREST EXPENSE
Deposits................................................      45,158         73,128     118,286
Borrowings..............................................       6,259          6,941      13,200
                                                            --------       --------    --------
  Total interest expense................................      51,417         80,069     131,486
                                                            --------       --------    --------
NET INTEREST INCOME.....................................      66,565         84,914     151,479
PROVISION FOR LOAN LOSSES...............................       2,279          4,537       6,816
                                                            --------       --------    --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....      64,286         80,377     144,663
OTHER INCOME............................................       8,735         49,501      58,236
OTHER EXPENSES..........................................      41,737         91,419     133,156
                                                            --------       --------    --------
INCOME BEFORE INCOME TAXES..............................      31,284         38,459      69,743
INCOME TAXES............................................       9,554         12,467      22,021
                                                            --------       --------    --------
NET INCOME..............................................    $ 21,730       $ 25,992    $ 47,722
                                                            ========       ========    ========
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.............    $ 21,730       $ 23,585    $ 45,315
                                                            ========       ========    ========
EARNINGS PER COMMON SHARE
  Basic.................................................    $   1.23       $   1.04    $   1.29
                                                            ========       ========    ========
  Diluted...............................................    $   1.22       $   0.98    $   1.25
                                                            ========       ========    ========
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic.................................................      17,708         22,734      35,213
                                                            ========       ========    ========
  Diluted...............................................      17,768         26,554      38,215
                                                            ========       ========    ========

-------------------------
(A) Restated to reflect the March 1998 merger of UniBank with and into Bancshares, the May 1998 merger of Century Financial Corporation with and into Bancshares and the June 1998 two-for-one stock split in the form of a 100% stock dividend.

                             BANCSHARES AND MID AM

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1995

                                                                                        PRO FORMA
                                                             BANCSHARES(A)    MID AM    COMBINED
                                                             -------------    ------    ---------
                                                                        (IN THOUSANDS)
INTEREST INCOME
Loans, including fees......................................    $ 83,127      $130,300   $213,427
Securities and other.......................................      27,664        32,243     59,907
                                                               --------      --------   --------
  Total interest income....................................     110,791       162,543    273,334
INTEREST EXPENSE
Deposits...................................................      42,413        72,527    114,940
Borrowings.................................................       6,210         7,789     13,999
                                                               --------      --------   --------
  Total interest expense...................................      48,623        80,316    128,939
                                                               --------      --------   --------
NET INTEREST INCOME........................................      62,168        82,227    144,395
PROVISION FOR LOAN LOSSES..................................       2,504         3,002      5,506
                                                               --------      --------   --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES........      59,664        79,225    138,889
OTHER INCOME...............................................       7,531        35,955     43,486
OTHER EXPENSES.............................................      40,172        78,416    118,588
                                                               --------      --------   --------
INCOME BEFORE INCOME TAXES.................................      27,023        36,764     63,787
INCOME TAXES...............................................       8,229        11,797     20,026
                                                               --------      --------   --------
NET INCOME.................................................    $ 18,794      $ 24,967   $ 43,761
                                                               ========      ========   ========
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS................    $ 18,794      $ 22,216   $ 41,010
                                                               ========      ========   ========
EARNINGS PER COMMON SHARE
  Basic....................................................    $   1.06      $   0.96   $   1.15
                                                               ========      ========   ========
  Diluted..................................................    $   1.06      $   0.92   $   1.13
                                                               ========      ========   ========
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic....................................................      17,783        23,070     34,547
                                                               ========      ========   ========
  Diluted..................................................      17,806        27,241     38,782
                                                               ========      ========   ========

-------------------------
(A) Restated to reflect the March 1998 merger of UniBank with and into Bancshares, the May 1998 merger of Century Financial Corporation with and into Bancshares and the June 1998 two-for-one stock split in the form of a 100% stock dividend.

                   DESCRIPTION OF SKY FINANCIAL CAPITAL STOCK

     The following description of the capital stock of Sky Financial does not purport to be complete and is qualified in its entirety by reference to the description of the Bancshares Common Stock in the Bancshares registration statements which are incorporated by reference into this Joint Proxy/Statement Prospectus and to the Bancshares Articles Amendment, the Control Share Acquisition Amendment and the Bancshares Code of Regulations Amendment which are attached to this Joint Proxy Statement Prospectus as Appendices B and C. See "Incorporation of Certain Information by Reference."

GENERAL

     Bancshares has currently authorized 36,000,000 shares of Bancshares Common Stock of which 17,748,688 shares are issued and outstanding and 9,571 are held in treasury. Following the consummation of the Merger and the adoption of the Bancshares Articles Amendment, Sky Financial will have authorized 150,000,000 shares of Sky Financial Common Stock. At the Effective Time, Bancshares will be the surviving corporation in the Merger and the existing Articles of Incorporation of Bancshares, as amended by the Bancshares Articles Amendment, will remain as the Articles of Incorporation of Sky Financial. See "Amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations." The following discussion of the Bancshares Common Stock applies to Sky Financial Common Stock to be issued in the Merger and should be read in conjunction with the Bancshares Articles Amendment and the Bancshares Code of Regulations Amendment. For a further discussion of the rights of holders of Sky Financial Common Stock, see "Comparison of Certain Rights of Holders of Common Stock of Bancshares, Mid Am and Sky Financial."

     Each outstanding share of Bancshares Common Stock is, and each share of Sky Financial Common Stock issued in the Merger will be, validly issued, fully paid and nonassessable. Bancshares Common Stock has no par value. With the exception of certain rights issued pursuant to a shareholders' rights plan and more fully described under "Shareholder Rights Plan" below, holders of Bancshares Common Stock have no preemptive rights, subscription rights or conversion rights. The holders of shares of Bancshares Common Stock have one vote per share on each matter on which shareholders are entitled to vote. Holders of Sky Financial common stock will not have the right to cumulate their votes in the election of directors. Directors are elected for staggered three-year terms. Specifically, the Board is divided into three classes, one of which is elected annually. Upon liquidation or dissolution of Bancshares, the holders of Bancshares Common Stock are entitled to share ratably in such assets as remain after creditors have been paid.

     In addition, Bancshares has authorized 200,000 shares of serial preferred stock ("Sky Financial Preferred Stock"), none of which are currently outstanding. Following the consummation of the Merger and the adoption of the Bancshares Articles Amendment, Sky Financial will have authorized 10,000,000 shares of Sky Financial Preferred Stock. The terms of Sky Financial Preferred Stock are to be established by Bancshares' Board of Directors; therefore, if Bancshares were to issue Sky Financial Preferred Stock in the future, holders thereof might have preferences over the holders of Bancshares Common Stock.

     Bancshares' Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board of Directors take into account Bancshares' financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be.

     Bancshares is the transfer agent and registrar for Bancshares Common Stock.

CONTROL SHARE ACQUISITION PROVISION

     OGCL. Unless the articles of incorporation or code of regulations of the issuing public Ohio corporation provide otherwise, Section 1701.831 of the OGCL provides that any control share acquisition of an issuing public Ohio corporation, such as Bancshares, can only be made with the prior authorization of the shareholders of such corporation in accordance with Ohio law. The Bancshares Articles of Incorporation

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

provide that the control share acquisition provisions of the OGCL are not applicable to Bancshares. See "Approval of the Control Share Acquisition Amendment" and "Comparison of Certain Rights of Holders of Common Stock of Bancshares, Mid Am and Sky Financial -- Control Share Acquisitions."

     Bancshares Articles of Incorporation. Currently, the Bancshares' Articles of Incorporation contain a provision (the "Bancshares Control Share Acquisition Provision") which restricts certain acquisitions of Bancshares Common Stock without prior approval of the shareholders and generally operates to make the non-negotiated acquisition of control of Bancshares through a tender or exchange offer more difficult. As discussed in "Amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations -- Control Share Acquisition Amendment," Bancshares is proposing that the Control Share Acquisition Provision be eliminated.

     A Control Share Acquisition is defined as the acquisition, directly or indirectly, by any person, of Bancshares Common Stock that, when added to all other shares of Bancshares in respect of which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of the voting power in the election of directors within any of the following ranges of such voting power:

          (i)  One-fifth or more but less than one-third of such voting power;

          (ii) One-third or more but less than a majority of such voting power;

          (iii) A majority or more of such voting power.

     The provision provides for certain exceptions to this definition, such as good faith acquisitions not for the purpose of circumventing the Bancshares Articles of Incorporation, bequests, inheritances and gifts, pledges or other security interests created in good faith and not for the purpose of circumventing the Bancshares Articles of Incorporation, or pursuant to certain shareholder-approved mergers, consolidations or majority share acquisitions. If an acquisition of Bancshares Common Stock qualifies as a Control Share Acquisition, authorization for such transaction must be obtained at a special shareholder meeting held in accordance with procedures contained in the Articles of Incorporation. If these procedures are violated, the person making such acquisition loses certain shareholder rights.

     In order to obtain authorization for a Control Share Acquisition, the person proposing to make such acquisition must deliver a notice to Bancshares (the "Notice") including the following information:

          (i)  The identity of the person who is giving the Notice;

          (ii) A statement that the Notice is given pursuant to the Articles of Incorporation;

          (iii) The number and class of shares of Bancshares owned, directly or indirectly, by the person who gives the Notice;

          (iv) The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

          (v) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

          (vi) Reasonable evidence that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

Within ten days of receiving the Notice, the Board of Directors must call a special meeting of shareholders to be held not later than 50 days after receipt of the Notice. The purpose of the special meeting of shareholders is to consider the proposed Control Share Acquisition; provided, that the Board of Directors shall have no obligation to call such meeting if it makes a determination within ten days after receipt of the Notice (i) that the Notice was not given in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of Bancshares and its shareholders (the "Best Interests Standard"), or
(iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons. The Board of Directors of Bancshares, however, may not fail to call such special meeting of shareholders under the Best Interests

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

Standard if the Control Share Acquisition described in the request is for any and all shares of Bancshares at a price higher than 175% of the book value of the Bancshares Common Stock as of the close of the immediately preceding fiscal year.

     The Person who delivered the Notice may make the proposed Control Share Acquisition if both of the following occur: (i) the shareholders authorize such acquisition at the special meeting called by the Board of Directors for that purpose, at which a quorum is present, by an affirmative vote of a majority of the shares entitled to vote in the election of directors ("Voting Shares") represented by such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of "Interested Shares"; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following shareholder authorization of the Control Share Acquisition. "Interested Shares" are Voting Shares with respect to which any of the following persons may exercise or direct the exercise of the voting power:

          (a) Any person whose Notice prompted the calling of the meeting of shareholders;

          (b) Any officer of Bancshares elected or appointed by the directors of Bancshares; and

          (c) Any employee of Bancshares who is also a director of Bancshares.

     Bancshares Common Stock issued or transferred to any person in violation of this restriction are valid only with respect to such amount of shares as does not result in a violation of the Articles of Incorporation, and such issuance or transfer is null and void with respect to the remainder of such shares. Any such remainder of shares is called "Excess Shares." Excess Shares are not entitled to any voting rights, are not considered to be outstanding for quorum or voting purposes, and are not entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Any person who receives dividends, interest or any other distribution with respect to Excess Shares holds the distribution as agent for Bancshares and, following a permitted transfer, for the transferee. Any holder of Excess Shares may transfer the Excess Shares (together with any distributions thereon) to any person who, following such transfer, would not own shares in violation of the Articles of Incorporation. Upon a permitted transfer, Bancshares will pay or distribute to the transferee any distributions on the Excess Shares not previously paid or distributed.

SHAREHOLDERS RIGHTS PLAN

     On July 21, 1998, the Bancshares Board declared a dividend distribution of one right (a "Right") for each share of Bancshares Common Stock to shareholders of record at the close of business on July 21, 1998. Each Right entitles the registered holder to purchase from Bancshares one one-hundredth of a share of Series A Participating Preferred Stock, $10.00 par value (the "Preferred Stock"), at a Purchase Price of $150 per one one-hundredth of a share, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement") between Bancshares and Citizens, as Rights Agent.

     Initially, the Rights will be attached to all Bancshares Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Bancshares Common Stock upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Bancshares Common Stock (the "Stock Acquisition Date"), or (ii) ten business days (or such later date as the Board of Directors shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Bancshares Common Stock (the earlier of (i) and (ii) being referred to herein as the "Distribution Date"). Until the Distribution Date, (i) the Rights will be evidenced by the Bancshares Common Stock certificates and will be transferred with and only with such Bancshares Common Stock certificates, (ii) new Bancshares Common Stock certificates issued after July 21, 1998 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer or any certificates for Bancshares Common Stock

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

outstanding will also constitute the transfer of the Rights associated with the Bancshares Common Stock represented by such certificates. Pursuant to the Rights Agreement, Bancshares reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 20, 2008 unless earlier redeemed by Bancshares as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Bancshares Common Stock as of the close of business on the Distribution Date and thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Bancshares Common Stock outstanding prior to the Distribution Date will be issued with Rights.

     The events described in this paragraph and the following paragraph are referred to herein as the "Triggering Events." In the event that an Acquiring Person becomes the beneficial owner of 10% or more of the then outstanding shares of Bancshares Common Stock (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of Bancshares, upon terms and conditions determined by at least two-thirds (2/3) of the Board of Directors of the Company to be in the best interests of Bancshares and its shareholders (a "Qualifying Offer")), each holder of a Right will thereafter have the right to receive, upon exercise, Bancshares Common Stock (or, in certain circumstances, cash, property or other securities of Bancshares), having a value equal to two times the Exercise Price of the Right. The "Exercise Price" is the Purchase Price times the number of shares of Bancshares Common Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are or (under certain circumstances specified in the Rights Agreement) were beneficially owned by any Acquiring Person will be null and void.

     Following the Stock Acquisition Date, in the event that the Acquiring Person giving rise to the Stock Acquisition Date controls the Board of Directors of the Company and (i) Bancshares is acquired in a merger or business combination transaction in which Bancshares is not the surviving corporation (other than a merger consummated pursuant to a Qualifying Offer); (ii) Bancshares is the surviving corporation in a consolidation or merger pursuant to which all or part of the outstanding shares of Bancshares Common Stock are changed or exchanged for stock or other securities of any other person or cash or any other property; or (iii) more than 50% of the combined assets or earning power is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets or earning power by or to subsidiaries of Bancshares as specified in the Rights Agreement), each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the Exercise Price of the Right.

     The Purchase Price payable, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribed-for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock) or subscription rights or warrants (other than those referred to in (ii) immediately above).

     With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock are required to be issued (other than fractions which are integral multiples of one one hundredth of a share of Preferred Stock) and, in lieu thereof, Bancshares may make an adjustment in cash based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time until ten business days following the Stock Acquisition Date, Bancshares may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, shares of Bancshares Common

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

Stock or other consideration deemed appropriate by the Bancshares Board). Immediately upon the action of the Bancshares Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Bancshares, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to Bancshares, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Bancshares Common Stock (or other consideration) as set forth above or in the event that the Rights are redeemed.

     The Company and the Rights Agent may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights (i) at any time when the Rights are redeemable in any respect and (ii) thereafter, to make any changes that the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the terms of the preceding sentence.

     The Rights will not prevent a takeover of Bancshares. However, the Rights may cause substantial dilution to a person or group that acquires 10% or more of the Bancshares Common Stock unless the Rights are first redeemed by the Bancshares Board. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of Bancshares and its stockholders because the Rights can be redeemed on or prior to the Stock Acquisition Date, before the consummation of such transaction.

                   COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF
              COMMON STOCK OF SKY FINANCIAL, MID AM AND BANCSHARES

     If the Merger is consummated, at the Effective Time all shareholders of Mid Am (other than shareholders of Mid Am who perfect their dissenters' rights under the OGCL) will become shareholders of Sky Financial and all shareholders of Bancshares (other than shareholders of Bancshares who perfect their dissenters' rights under the OGCL) will remain shareholders of Sky Financial. Mid Am and Bancshares are corporations organized under the OGCL. Following the Merger, Bancshares, as the surviving corporation under the name of Sky Financial Group, Inc., will remain an Ohio corporation. The rights of the holders of Sky Financial Common Stock will continue to be governed by the OGCL. The differences among the rights of the holders of Mid Am Common Stock, Bancshares Common Stock and Sky Financial Common Stock are governed by the Articles of Incorporation and Code of Regulations of Mid Am, Bancshares and Sky Financial, respectively. At the Effective Time, the Articles of Incorporation of Bancshares, as amended by the Bancshares Articles Amendment, and the Code of Regulations of Bancshares, as amended by the Bancshares Code of Regulations Amendment and, if adopted, the Control Share Acquisition Amendment, will be the Articles of Incorporation and Code of Regulations of Sky Financial. THE FOLLOWING SUMMARY IS NECESSARILY GENERAL AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE OGCL AND THE EXISTING ARTICLES OF INCORPORATION AND CODE OF REGULATIONS OF BANCSHARES AND MID AM AND THE BANCSHARES ARTICLES AMENDMENT, THE CONTROL SHARE ACQUISITION AMENDMENT AND THE BANCSHARES CODE OF REGULATIONS AMENDMENT.

AUTHORIZED SHARES

     Sky Financial. The Sky Financial Articles of Incorporation will provide for 150,000,000 shares of Sky Financial Common Stock, without par value, and 10,000,000 shares of Sky Financial Preferred Stock, par value $10.00 per share. If Sky Financial Serial Preferred Shares were to be issued, the rights of holders of Sky Financial Common Stock would be subordinated in certain respects to the rights of the holders of Sky Financial Serial Preferred Shares. See "Amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations."

     Mid Am. The Mid Am Amended Articles of Incorporation provide for 35,000,000 shares of Mid Am Common Stock, without par value, and 2,000,000 shares of preferred stock, without par value. No shares of preferred stock are currently outstanding.

     Bancshares. The Bancshares Articles of Incorporation provide for 36,000,000 shares of Bancshares Common Stock, without par value, and 200,000 Serial Preferred Shares, par value $10.00 per share. No Serial Preferred Shares are currently outstanding.

AMENDMENTS TO ARTICLES OF INCORPORATION OR CODE OF REGULATIONS

     Sky Financial. Except for specific provisions relating to an amendment with respect to Sky Financial Serial Preferred Shares, an amendment to Sky Financial Articles of Incorporation will require the approval of a majority vote of the outstanding shares of Sky Financial voting as a class. Notwithstanding the foregoing, any amendment or addition to Sky Financial Articles of Incorporation which is inconsistent with or would have the effect of amending certain sections of Sky Financial Code of Regulations, including provisions governing the number, classification, election or term of office of directors or removal of directors, would require the same affirmative vote of shareholders as would be required if such provision were being amended or revised under Sky Financial Code of Regulations.

     The Sky Financial Code of Regulations will provide for amendments thereto upon the affirmative vote of the holders of a majority of the shares entitled to vote; provided, however, that any amendment with respect to the number, classification, election or term of office of directors or the removal of directors will require the affirmative vote of at least 75% of the shares entitled to vote, unless such amendment has been recommended by at least two-thirds of the Sky Financial Board of Directors.

     Mid Am. A vote of the holders of Mid Am capital stock entitled to exercise a majority of the voting power is required to effect amendments to the Mid Am Articles of Incorporation; provided, however, that the repeal or amendment of Mid Am's "fair price/supermajority" provisions requires the affirmative vote of holders representing 80 percent of the voting power, unless two-thirds of Mid Am's continuing directors approve the measure.

     Bancshares. The provisions of the Bancshares Articles of Incorporation and Code of Regulations governing amendments thereto in effect before the Merger are the same as the provisions in effect for Sky Financial after the Merger.

SPECIAL MEETINGS OF SHAREHOLDERS

     Sky Financial. The Sky Financial Code of Regulations will provide that a special meeting of the shareholders of Sky Financial may be called by any of the Chairman, Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President and the majority of directors. In addition, holders representing at least 50% of the outstanding shares entitled to vote at the special meeting will have the authority to call such meeting.

     Mid Am. The Mid Am Code of Regulations provides that the Chairman, President or the majority of the directors may call a special meeting of shareholders of Mid Am. In addition, three or more shareholders owning at least 25% of the capital stock of Mid Am may call a special meeting of Mid Am shareholders.

     Bancshares. The provision governing special meetings of shareholders under the Bancshares Code of Regulations provides that a special meeting of shareholders of Bancshares may be called by any of the Chairman, the President, any Vice President and the majority of directors. In addition, holders representing at least 50% of the outstanding shares entitled to vote at the special meeting will have the authority to call such meeting.

NUMBER OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS

     Sky Financial. The Sky Financial Code of Regulations will provide that the number of directors shall not be less than five (5) nor more than thirty-five
(35), with the exact number of directors to be determined from time to time by an 80% majority vote of the directors then in office. Furthermore, until otherwise determined in accordance with the Code of Regulations, the Sky Financial Board of Directors will consist of 22 directors. The Sky Financial Code of Regulations provides for a classified board of directors, such that approximately one-third of the members of the Sky Financial Board of Directors are elected each year; consequently, two annual meetings are effectively required for Sky Financial's shareholders to change a majority of the members of the Sky Financial Board of Directors.

     For a period of three years after the Effective Time, in the event that a Mid Am Director or a Bancshares Director or a director otherwise elected or nominated pursuant to the Merger Agreement resigns, is no longer able to serve or does not stand for reelection, (i) if such director is a Mid Am Director or a nominee of the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors will have the exclusive right to select an individual to fill such vacancy and (ii) if such director is a Bancshares Director or a nominee of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors will have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors of Sky Financial will either elect such person as a director or nominate such person for election as a director.

     Any amendment or repeal of the foregoing provisions of Sky Financial Code of Regulations will require the affirmative vote of at least 75% of the outstanding shares eligible to vote for the election of directors unless such amendment or repeal has been recommended by the affirmative vote of at least two-thirds of the entire Sky Financial Board of Directors, in which case only a majority vote of the outstanding shares eligible to vote will be required.

     Mid Am. The Mid Am Code of Regulations provides that the number of directors shall not be less than five nor more than 25, with the exact number of directors to be determined from time to time by an 80% vote

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

of the directors then in office. The Mid Am Board has fixed the number at 18 directors. The provision of the Mid Am Code of Regulations setting forth the number of directors may be amended at a meeting of Mid Am shareholders by the affirmative vote of the holders representing a majority of the outstanding Mid Am capital stock entitled to vote thereon, or by the written consent of the holders representing two-thirds of the capital stock entitled to vote thereon.

     The Mid Am Board is divided into three classes, such that approximately one-third of the members of the Mid Am Board are elected each year. Consequently, two annual meetings are effectively required for Mid Am's shareholders to change a majority of the members of the Mid Am Board. The affirmative vote of the holders representing at least 80% of the outstanding Mid Am Common Stock entitled to vote thereon is required to amend the classified board provision of the Mid Am Code of Regulations.

     Bancshares. The Bancshares Code of Regulations provides that the number of directors shall not be less than nine nor more than 21, with the exact number of directors to be determined from time to time by a majority vote of the directors then in office or by the shareholders of Bancshares. The Bancshares shareholders have fixed the number at 14 directors. The Bancshares Code of Regulations provides for a classified board of directors, such that approximately one-third of the members of the Bancshares Board are elected each year; consequently, two annual meetings are effectively required for Bancshares' shareholders to change a majority of the members of the Bancshares Board.

     Any amendment or repeal of the foregoing provisions of the Bancshares Code of Regulations requires the affirmative vote of at least 75% of the outstanding shares eligible to vote for the election of directors unless such amendment or repeal has been recommended by the affirmative vote of at least two-thirds of the entire Bancshares Board, in which case only a majority of the outstanding shares eligible to vote thereon is required.

REMOVAL OF DIRECTORS

     Sky Financial. The Sky Financial Code of Regulations will provide that a director may be removed only for cause and only by the affirmative vote of 80% of the entire the Sky Financial Board of Directors. Amendment or repeal of the foregoing provision requires the vote of holders representing at least than 75% of the outstanding capital stock entitled to vote for the election of directors, unless such amendment has been recommended by at least two-thirds of the Sky Financial Board of Directors then in office, in which case only a majority vote of the outstanding shares eligible to vote is required.

     Mid Am. The Mid Am Code of Regulations provides that a director may be removed only for cause and only by the affirmative vote of 80% of the entire Mid Am Board. Amendment or repeal of the foregoing provision of the Mid Am Code of Regulations requires the vote of holders representing no less than 80% of the outstanding capital stock of Mid Am or the consent of 80% of the voting power of Mid Am.

     Bancshares. The Bancshares Code of Regulations provides that a director may be removed without cause by the affirmative vote the holders representing no less than 75% of the outstanding capital stock entitled to vote for the election of directors. Because shareholders of Bancshares may exercise cumulative voting rights, no individual director may be removed if the votes of a sufficient number of shares are cast against such director's removal such that, if cumulatively voted at an election of all the directors, such votes would be sufficient to elect at least one director.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS

     Sky Financial. The Sky Financial Code of Regulations will provide that nominations for election to the Sky Financial Board of Directors may be made by the Sky Financial Board of Directors or by any holders of shares of the capital stock of Sky Financial entitled to vote for the election of directors. Nominations other than those made by or on behalf of the Sky Financial Board of Directors must be made in writing delivered to or mailed and received at the principal executive offices of Sky Financial no less than 60 days nor more than 90 days prior to the meeting of shareholders at which directors are to be elected. However, if notice of the meeting is mailed or public disclosure is made to shareholders less than 75 days before the meeting date, the nomination must be received no later than the close of business on the 15th day following the day on which

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

notice of the meeting was mailed or public disclosure made. Such notice must be accompanied by the written consent of each proposed nominee to serve as a director of Sky Financial, if elected.

     Mid Am. Mid Am's Code of Regulations provides that director nominations by a shareholder must be made in writing and delivered or mailed not less than 14 days nor more than 50 days prior to the meeting of shareholders at which directors are to be elected, except that if less than 21 days' notice of the meeting is given to shareholders, notification of the nomination must be mailed or delivered to the President of Mid Am not later than the close of business on the seventh day following the date on which the notice of meeting was mailed.

     Bancshares. Provisions dealing with the nomination of directors to the Bancshares Board are identical to the provisions set forth in Sky Financial Code of Regulations.

CUMULATIVE VOTING

     Sky Financial. The Sky Financial Articles of Incorporation will provide that no shareholder of Sky Financial may cumulate his or her voting power in the election of directors.

     Mid Am. Under the terms of the Mid Am Articles of Incorporation, shareholders of Mid Am have no right to vote cumulatively for the election of directors.

     Bancshares. Under the OGCL, every shareholder of Bancshares has the right to vote cumulatively for the election of directors, provided such shareholder first serves timely written notice upon Bancshares. Cumulative voting allows each shareholder to give one candidate as many votes as the number of directors to be elected multiplied by the number of voting shares held by such shareholder, or to distribute his votes on the same principle among two or more candidates.

CONTROL SHARE ACQUISITIONS

     Sky Financial. The State of Ohio has passed a control share acquisition statute (the "Control Share Acquisition Statute") designed to make the non-negotiated acquisition of control of an Ohio corporation through a tender offer more difficult. The Sky Financial Articles of Incorporation will specify that the Control Share Acquisition Statute is not applicable to Sky Financial. See "Description of Sky Financial Common Stock -- Control Share Acquisition Provision" and "Approval of the Control Share Acquisition Amendment."

     Mid Am. Mid Am is subject to the Control Share Acquisition Statute. Under the Control Share Acquisition Statute, the acquisition by any person (as used in this section, an "acquiring person") of shares of voting stock of Mid Am giving the acquiring person voting power of Mid Am within any of the following ranges would constitute a "control share acquisition": (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power. An acquiring person may make a control share acquisition only if (1) the shareholders of Mid Am who hold shares entitling them to vote in the election of directors authorize such acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of the voting power of Mid Am in the election of directors represented at such meeting in person or by proxy, and of a majority of the portion of such voting power excluding the voting power of "interested shares" (as defined below). A quorum shall be deemed to be present at such special meeting if at least a majority of the voting power of Mid Am in the election of directors, and a majority of the portion of such voting power excluding the voting power of interested shares, are represented at such meeting in person or by proxy; and (2) such acquisition is consummated, in accordance with the terms so authorized, no later than 360 days following shareholder authorization of the control share acquisition. "Interested shares" means the shares of Mid Am in respect of which any of the following persons may exercise or direct the exercise of the voting power of Mid Am in the election of directors: (a) the acquiring person; (b) any officer of Mid Am elected or appointed by the directors of Mid Am; or (c) any employee of Mid Am who is also a director of Mid Am. "Interested shares" also means any shares of Mid Am acquired, directly or indirectly, by any person from the holder or holders thereof for a valuable consideration during the period beginning with the date of the first public

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

disclosure of a proposed control share acquisition of Mid Am or any proposed merger, consolidation, or other transaction that would result in a change in control of Mid Am or all or substantially all of its assets and ending on the date of any special meeting of Mid Am's shareholders held thereafter for the purpose of voting on a control share acquisition proposed by an acquiring person if either of the following applies: (a) the aggregate consideration paid or given by the person who acquired the shares, and any other persons acting in concert with him, for all such shares exceeds two hundred fifty thousand dollars; (b) the number of shares acquired by the person who acquired the shares, and any other persons acting in concert with him, exceeds one-half of one percent of the outstanding shares entitled to vote in the election of directors. Mid Am has not taken any corporate action to opt-out of the Control Share Acquisition Statute.

     Bancshares. The Articles of Incorporation of Bancshares expressly opt out of the Control Share Acquisition Statute. In its place, the Bancshares Articles of Incorporation contain a similar provision which may also make the non-negotiated acquisition of Bancshares through a tender offer more difficult.

BUSINESS COMBINATION PROVISIONS

     Sky Financial. Under Section 1704 of the OGCL, which is applicable to Sky Financial as well as to Mid Am and Bancshares, a corporation is prohibited from entering into a "Chapter 1704 transaction" (as defined herein) with the direct or indirect beneficial owner of 10% or more of the shares of the corporation (a "10% shareholder") for at least three years after the shareholder attains his 10% ownership unless the board of directors of the corporation approves, before the shareholder attains his 10% ownership, either the transaction or the purchase of shares resulting in his 10% ownership. A "Chapter 1704 transaction" is broadly defined to include, among other things, a merger or consolidation involving the corporation and the 10% shareholder, a sale or purchase of substantial assets between the corporation and the 10% shareholder, a reclassification, recapitalization, or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder, and the receipt by the 10% shareholder of a loan, guarantee, other financial assistance, or tax benefit not received proportionately by all shareholders. Even after the three-year period, Ohio law restricts these transactions between the corporation and the 10% shareholder. At that time, such a transaction may proceed only if (a) the board of directors of the corporation had approved the purchase of shares that gave the shareholder his 10% ownership, (b) the transaction is approved by the holders of shares of the corporation with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares held or controlled by the 10% shareholder, or (c) the business combination results in shareholders, other than the 10% shareholder, receiving a prescribed fair price plus interest for their shares.

     Mid Am. In addition to being subject to Chapter 1704 of the OGCL, Article Eighth of Mid Am's Amended Articles of Incorporation contains a provision (the "Fair Price Provision") which, in certain circumstances, requires a business combination between Mid Am and a 10% shareholder to meet specified criteria as to price and procedural requirements which may have the effect of making such business combination prohibitively expensive for an acquiror. Subject to certain exceptions, a business combination with a 10% shareholder must provide that the shareholders of Mid Am receive a price for their shares at least equal to the highest price per share paid by such 10% shareholder to acquire beneficial ownership of any Mid Am Common Stock during the two-year period immediately prior to the date such 10% shareholder acquired 10% or more of Mid Am's capital stock entitled to vote generally in the election of directors. The foregoing conditions must be met unless the business combination is approved by (i) the holders of not less than 80% of the total capital stock entitled to vote on the matter, or (ii) two-thirds of the continuing directors of the Mid Am Board.

     In evaluating a proposed business combination or tender offer, the Mid Am Board is required pursuant to the Fair Price Provision to consider, in addition to the adequacy of consideration to be paid in the business combination, the social and economic effects of the transaction on Mid Am, its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which Mid Am and its subsidiaries operate or are located; the business and financial condition and earnings prospects of the acquiring party; and the competence, experience and integrity of the acquiring entity.

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

     Bancshares. Bancshares is currently subject to Section 1704 of the OGCL.

VOTE REQUIRED TO APPROVE MERGER, CONSOLIDATION, SALE OF SUBSTANTIALLY ALL ASSETS

     Sky Financial. Except as otherwise provided by the Sky Financial Articles of Incorporation or the Sky Financial Code of Regulations, and subject to
Section 1704 of the OGCL, Sky Financial Articles of Incorporation will provide that notwithstanding any provision of the OGCL which requires a two-thirds vote, or any other proportion, of the voting power of Sky Financial, any amendments to the Sky Financial Articles of Incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders, including the merger, consolidation of Sky Financial with another corporation, or sale of substantially all of the assets of Sky Financial, may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of Sky Financial.

     Mid Am. Except as otherwise provided by the Mid Am Articles of Incorporation and the Mid Am Code of Regulations, and subject to Section 1704 of the OGCL, the Mid Am Articles of Incorporation provides that notwithstanding any provision of the OGCL which requires a two-thirds vote, or any other proportion, of the voting power of Mid Am, any amendments to the Mid Am Articles of Incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders, including the merger or consolidation of Mid Am with another corporation, or sale of substantially all of the assets of Mid Am, may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of Mid Am.

     Bancshares. The Bancshares Articles of Incorporation currently requires the affirmative vote of holders representing at least two-thirds of the outstanding capital stock of Bancshares entitled to vote in the election of directors for the adoption of a plan of merger or consolidation, or for the sale of substantially all of the assets of Bancshares.

INDEMNIFICATION

     Sky Financial. The Sky Financial Code of Regulations will provide that Sky Financial shall indemnify any director or officer and any former director or officer and any such director or officer who is or has served at the request of Sky Financial as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. Such indemnification will not be deemed to restrict the power of Sky Financial (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of Sky Financial, or any person who is or was serving at the request of Sky Financial as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

     In addition, Sky Financial will have indemnification agreements with each of its directors and executive officers which expand such indemnitees' rights in the event that the OGCL and Sky Financial's Regulations are changed. Pursuant to the agreements, indemnitees would receive the highest available of the following: (i) the benefits provided by Sky Financial's Regulations as of the date of the agreement; (ii) the benefits provided by Sky Financial's Regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under the OGCL which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Sky Financial; (vi) the benefits which would have been available to the indemnitees under a Bancshares insurance policy which was

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

in effect prior to and expired on May 8, 1986; or (vii) such other benefits are or may be otherwise available to the indemnitees. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial.

     Mid Am. Article Tenth of the Mid Am Articles of Incorporation provides Mid Am with the power to indemnify present and past directors, officers, employees and agents and, to the full extent permitted under OGCL, such other persons as permitted under the OGCL. Upon the affirmative vote of a majority of Mid Am directors, Mid Am may also purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the full extent allowable under Article Tenth of the Mid Am Articles of Incorporation.

     Bancshares. Bancshares' current indemnification program, including a provision in the Bancshares Code of Regulations and the protections offered by indemnification agreements, individual directors and executive officers is identical to Sky Financial program described above.

SHAREHOLDERS RIGHTS PLAN

     Sky Financial. Sky Financial will have a shareholders rights plan. This plan may make it more difficult for a potential acquiror to effect a non-negotiated business combination with Sky Financial. See "Description of Sky Financial Capital Stock -- Shareholders' Rights Plan."

     Mid Am. Mid Am has no shareholder's rights plan.

     Bancshares. Bancshares implemented a shareholder's rights plan on July 21, 1998. The Shareholder Rights Plan is not affected by the consummation of the Merger or the other transactions contemplated in the Merger Agreement.

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

             AMENDMENTS TO THE BANCSHARES ARTICLES OF INCORPORATION
                     AND THE BANCSHARES CODE OF REGULATIONS

     The following description of the Bancshares Articles Amendment, the Control Share Acquisition Amendment and the Bancshares Code of Regulations Amendment does not purport to be complete and is qualified in its entirety by the form of the Bancshares Articles Amendment and Control Share Acquisition Amendment and the form of the Bancshares Code of Regulations Amendment set forth in Appendices B and C, respectively, to this Joint Proxy Statement/Prospectus.

GENERAL

     In accordance with the provisions of the Merger Agreement, the Merger is contingent upon the approval by Bancshares shareholders of the Bancshares Articles Amendment and the Bancshares Code of Regulations Amendment. In accordance with the provisions of applicable law, the approval and adoption of the Merger Proposal will constitute an approval and adoption of such amendments to the Bancshares Articles of Incorporation and the Bancshares Code of Regulations. In addition to such amendments, Bancshares shareholders are also being asked to consider and approve the Control Share Acquisition Amendment although the repeal of the Control Share Acquisition is not a condition to the Merger.

BANCSHARES ARTICLES AMENDMENT

     The following description of the Bancshares Articles Amendment is intended to highlight certain important provisions of the Bancshares Articles Amendment. It is not intended to be complete and is qualified in its entirety by the text of the Bancshares Articles Amendment, a copy of which is attached as Appendix B hereto.

     Change in Name. The Bancshares Articles Amendment changes the name of Bancshares to Sky Financial Group, Inc.

     Principal Office. The Bancshares Articles Amendment changes the principal office of Bancshares from Salineville, Ohio to Bowling Green, Ohio.

     Number of Shares of Authorized Stock. The Bancshares Articles Amendment authorizes an increase in the authorized shares of Bancshares Common Stock from 36,000,000 shares to 150,000,000 shares and of Sky Financial Preferred Stock from 200,000 shares to 10,000,000 shares and reads in its entirety as follows:

          FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, divided into two classes as follows: 10,000,000 Serial Preferred Shares, par value $10.00 (Ten Dollars) per share (hereinafter called the "Serial Shares"), and 150,000,000 Common Shares, without par value (hereinafter called the "Common Shares").

     Of the 150,000,000 shares of Sky Financial Common Stock authorized under the Bancshares Articles Amendment, approximately 17,748,688 shares are currently issued as Bancshares Common Stock, approximately 19,170,700 shares are expected to be issued in connection with the Merger in respect of Mid Am Common Stock. In addition, approximately 5,249,750 shares are reserved for issuance in the Ohio Bank Merger.

     Therefore, upon consummation of the Merger, Sky Financial will have no more than approximately 107,262,344 shares of Sky Financial Common Stock available for issuance from time to time as may be necessary in connection with future financings, acquisitions of other companies, stock dividends, stock splits, other distributions, or other corporate purposes. The Boards of Directors of Bancshares and Mid Am believe that it is advisable to have authorization for such additional shares in order to enable Sky Financial, as the need may arise, to take prompt advantage of market conditions and favorable business opportunities without the delay and expense of holding a special meeting of Sky Financial shareholders.

     The issuance in future acquisitions or other transactions of the additional shares that would be authorized under the Bancshares Articles Amendment may dilute the present equity ownership position of current

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

holders of Bancshares Common Stock and Mid Am Common Stock, and could have a dilutive effect on the book value and earnings per share of Sky Financial Common Stock. Further, additional shares could be issued by Sky Financial in a private placement to a holder that would, among other things, vote against a business combination. The effect of issuing shares to a holder that would vote against a business combination could be to dilute the ownership of a person attempting to gain control of Sky Financial. Accordingly, a theoretical effect of adoption of the Bancshares Articles Amendment may be to deter potential acquirors from attempts to take control of Sky Financial.

     The express terms of Sky Financial Common Stock are discussed under the headings "Description of Sky Financial Common Stock" and "Comparison of Certain Rights of Holders of Common Stock of Bancshares, Mid Am and Sky Financial."

     Cumulative Voting. The Bancshares Articles Amendment eliminates the right of shareholders of Sky Financial to cumulate their votes in the election of directors. This change is being made in connection with the Merger to conform the Bancshares Articles of Incorporation to the provisions in the Mid Am Articles of Incorporation. Cumulative voting allows each shareholder to give one candidate as many votes as the number of directors to be elected multiplied by the number of voting shares held by such shareholder, or to distribute votes on the same principle among two or more candidates. The elimination of cumulative voting has the effect of permitting a majority of a quorum to elect every director and to preclude a minority of a quorum to elect or prevent the removal of any director. Therefore, the elimination of cumulative voting may make it more difficult for a minority shareholder to obtain representation on the Sky Financial Board of Directors.

     Shareholder Vote Required to Approve Mergers, Consolidations, Sale of Substantially All Assets. The Bancshares Articles Amendment provides that notwithstanding any provision of the OGCL which requires the vote of two-thirds, or any other proportion, of the voting power of Sky Financial, and subject only to whatever supermajority provisions are otherwise required by Sky Financial Articles of Incorporation or Sky Financial Code of Regulations, any proposal or proposition requiring the action of shareholders of Sky Financial may be authorized upon the affirmative vote of a majority of the voting power thereof. This change is being made in connection with the Merger to conform the Bancshares Articles of Incorporation to the provisions in the Mid Am Articles of Incorporation. Subject to Section 1704 of the OGCL, the decreased voting requirement has the effect of necessitating the affirmative vote of only a majority of the outstanding shares entitled to vote in approving mergers and consolidations of Sky Financial with another corporation. Similarly, only a majority vote will be required to approve the sale of substantially all of Sky Financial's assets.

     The Board of Directors of Sky Financial believes that the reduced shareholder approval requirement will provide the Sky Financial Board of Directors with increased flexibility in consummating future acquisitions and other significant transactions. In addition, in the event the Board of Directors decides that a sale of Sky Financial is in the best interest of Sky Financial and its shareholders, the reduced voting requirement will make it easier for an acquiror approved by the Sky Financial Board of Directors to consummate a merger with or purchase of Sky Financial.

CONTROL SHARE ACQUISITION AMENDMENT

     The Control Share Acquisition Amendment provides for the repeal of the control share acquisition provision currently set forth in Article Sixth of the Bancshares Articles of Incorporation. See "Description of Sky Financial Capital Stock -- Control Share Acquisition Provision" and Appendix B to this Joint Proxy Statement/Prospectus. The Control Share Acquisition provision restricts certain acquisitions of Bancshares Common Stock without prior approval of the shareholders and generally makes the non-negotiated acquisition of control of Bancshares through a tender or exchange offer more difficult. This provision effectively precludes a person from acquiring in most cases more than 20% of Bancshares Common Stock (a "Control Share Acquisition") without receiving the prior approval of the shareholders of Bancshares at a meeting of shareholders. The vote required for such approval is (i) a majority of the shares entitled to vote for the election of directors and (ii) a majority of such shares represented at the meeting in person or by proxy excluding Interested Shares (as defined therein). Under this provision, the Board of Bancshares, within ten days after receipt of a written request, is obligated to call a special meeting of shareholders to be held not later than 50 days after receipt of a request to consider any proposed Control Share Acquisition; provided that the

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

Board of Directors has no obligation to call such meeting if it makes a determination within ten days after receipt of such request (i) that the request was not given in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interests of the Corporation and its shareholders (the "Best Interest Standard"), or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons. The Board of Directors of Bancshares, however, may not refuse to call such special meeting of shareholders under the Best Interests Standard if the Control Share Acquisition described in the request is for any and all shares of Bancshares Common Stock at a price higher than 175% of the book value of the common shares as of the close of the immediately preceding fiscal year. Although the Bancshares Board believes that restrictions on acquisitions of sizable blocks of voting stock are appropriate and necessary from a shareholder protection point of view, it believes that any necessary protection can be obtained from the recently adopted Rights Plan. Furthermore, it does not believe that it is in the best interests of the Corporation or its shareholders for non-shareholders or small groups of shareholders to have the right to force a special shareholders meeting at any time and at no expense to such persons, and without regard to the strategic objectives and plans of Bancshares, to consider a change in control or acquisition of Bancshares. The Bancshares Board believes in the first instance that such matters should first be considered by the Board of Directors and that annual shareholders meetings present appropriate opportunities to consider such matters. An effect of the repeal of the Control Share Acquisition Provision would be to remove the ability of a person proposing to make an acquisition of 100% of the Bancshares Common Stock with an offer valued in excess of 175% of the book value of Bancshares Common Stock as of the end of the immediately preceding fiscal year to force the Board of Directors of Bancshares to call a special meeting of shareholders to consider such proposal. Adoption of the Control Share Acquisition Amendment requires the affirmative vote of 75% of the outstanding Bancshares Common Stock. Repeal of the Control Share Acquisition Amendment is not a condition to the consummation of the Merger.

BANCSHARES CODE OF REGULATIONS AMENDMENT

     The following description of the Bancshares Code of Regulations Amendment is intended to highlight certain important provisions of the Bancshares Code of Regulations. It is not intended to be complete and is qualified in its entirety by the text of the Bancshares Code of Regulations Amendment, a copy of which is attached as Appendix C hereto.

     Number of Directors. The Bancshares Code of Regulations Amendment increases the size of the board of directors to twenty-two (22), from the current fourteen
(14). This Bancshares Code of Regulations Amendment also increases the range of possible board compositions, from between nine (9) and twenty-one (21) directors, to between five (5) and thirty-five (35). Subject to other provisions in the Code of Regulations and Articles of Incorporation, including restrictions on removal of directors without cause, the size of the board may vary through the affirmative vote of 80 percent of the directors then in office. Under the current Bancshares Code of Regulations, a simple majority of the directors then in office is sufficient to vary the size of the Bancshares Board within the specified range. This change is being made in connection with the Merger to accommodate a combination of a significant portion of each of the Mid Am and Bancshares Boards of Directors, and to provide for the appointment of additional directors in connection with the Ohio Bank Merger.

     In accordance with the terms of the Merger Agreement and in connection with the transaction, the Bancshares Code of Regulations Amendment also provides that at the Effective Time, the board of directors will consist of twenty-two (22) members, eleven (11) of which will have been appointed by Bancshares and eleven
(11) of which will have been appointed by Mid Am. See "The Merger -- Board of Directors, Management and Operations after the Merger."

     Nominations. Pursuant to the terms of the Merger Agreement and in connection with the transactions, for a period of three years after the Effective Time, Mid Am Directors and nominees thereof will have the exclusive right to nominate individuals to fill vacancies on the Board of Directors of Sky Financial which were created by the resignation or other departure of one or more Mid Am Directors or nominees of Mid Am Directors. Bancshares Directors and nominees thereof will have an identical right with respect to vacancies

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

created by the resignation or other departure of one or more Bancshares Directors or nominees of Bancshares Directors. See "The Merger -- Board of Directors, Management and Operations after the Merger."

     Removal. An amendment to the Bancshares Code of Regulations provision governing the removal of directors is included in the Bancshares Code of Regulations Amendment. The amendment provides that directors may only be removed for cause, and only by the affirmative vote of not less than 80% of the entire Board of Directors of Sky Financial. This change is being made in connection with the Merger to conform the Bancshares Articles of Incorporation to the provisions in the Mid Am Articles of Incorporation. Under the current Bancshares Code of Regulations, directors may be removed with or without cause and only by the affirmative vote of at least 75% of the shares entitled to vote at an election of directors and present in person or by proxy at the meeting duly called for the purpose of acting on such removal. Because the foregoing provision will bar shareholders from removing directors of Sky Financial, such provision may make it more difficult for a potential acquiror to obtain control of the Board of Directors of Sky Financial. Therefore, such provision may have an antitakeover effect.

     Officers. The Bancshares Code of Regulations Amendment incorporates certain revisions in the descriptions of Sky Financial officer positions to more accurately reflect the management and organization of Sky Financial. Descriptions of the office of Senior Chairman, Vice Chairman, Chief Executive Officer and Chief Operating Officer have been added and the description of the office of President has been revised to more accurately reflect New Citizen's management structure. See "The Merger -- Board of Directors, Management and Operations after the Merger."

     Special Meetings. In keeping with the changes to be effected to the management positions of Sky Financial, the Bancshares Code of Regulations Amendment incorporates a conforming change to the provision governing the calling of special meetings of shareholders. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Chief Operating Officer.

     For a discussion of the how the amended Code of Regulations will differ from Bancshares' current Code of Regulations and from the Mid Am Code of Regulations see "Comparison of Certain Rights of Holders of Common Stock of Sky Financial, Mid Am and Bancshares."

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

                APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK
                     OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Bancshares' Director Stock Option Plan is being submitted by the Bancshares Board for approval by the shareholders of Bancshares and would become effective upon consummation of the Merger. The following description of the Director Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the text of such Director Stock Option Plan attached as Appendix G to this Joint Proxy Statement/Prospectus.

PURPOSE

     In connection with the proposed Merger, the Bancshares Board believes that it is appropriate to amend and restate the Director Stock Option Plan, which will permit the granting of awards of stock options to non-employee directors of Sky Financial and its subsidiaries as a method of enhancing its ability to attract and retain experienced and knowledgeable directors with a proprietary interest in Sky Financial's success and progress. If the Director Stock Option Plan is approved and becomes effective, no further options would be granted to non-employee directors under either the Bancshares or Mid Am option plans currently in effect.

SUMMARY OF THE DIRECTOR STOCK OPTION PLAN

     Plan Administration. The Director Stock Option Plan will be administered by a committee (the "DSOP Committee") comprised of not less than two (2) disinterested members of Sky Financial Board of Directors and consisting of an equal number of former Mid Am Directors and directors other than Mid Am Directors. The DSOP Committee will have the sole authority to (i) grant options under the Director Stock Option Plan, (ii) determine the provisions of the options to be granted, (iii) interpret the terms of the Director Stock Option Plan and the options granted thereunder, (iv) correct any defect, supply any omission and reconcile any inconsistency in the Director Stock Option Plan, (v) determine whether, to what extent and under what circumstances shares payable upon exercise of an option may be deferred automatically or at the election of the holder or of the Committee, (vi) amend the Director Stock Option Plan and
(vii) generally administer it as the Committee determines necessary and advisable.

     Eligibility and Participation. All current non-employee directors of Sky Financial and its subsidiaries would be eligible to participate in the Director Stock Option Plan. Future non-employee directors of Sky Financial or its subsidiaries would also be eligible to participate in the Director Stock Option Plan.

     Common Shares Available; Restrictions on Transferability. The Director Stock Option Plan provides that two percent (2%) of the total issued and outstanding shares of Sky Financial Common Stock as of the Effective Date of the Merger will be reserved for issuance in connection with the grant of stock options. The number of common shares subject to the Director Stock Option Plan will be proportionately and equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations or other corporate reorganizations. In the event that a stock option is forfeited, terminates or is cancelled, the shares of Sky Financial Common Stock relating thereto will again become available for issuance under the Director Stock Option Plan. Unless otherwise determined by the DSOP Committee, stock options are not transferable by the participant, other than by will or by the laws of descent and distribution.

     Stock Option Awards. On an annual basis during the term of the Director Stock Option Plan, the DSOP Committee will (i) establish performance goals and criteria in its discretion, and (ii) subject to the terms of the Director Stock Option Plan, determine the aggregate number of stock options to be granted based upon such goals and criteria. It is anticipated that grants of stock options to non-employee directors will be made on an annual basis, but in no event will any grants be made before December 1998.

     Exercise Price of Stock Options. The exercise price for the purchase of Sky Financial Common Stock subject to stock options shall not be less than 100% of the fair market value of Sky Financial Common Stock on the date of the grant. For purposes of the Director Stock Option Plan, the fair market value of a share of Sky Financial Common Stock shall be the closing bid quotation as reported on the Nasdaq Stock Market on

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

the date of grant by the National Association of Securities Dealers, Inc., or if no such quotations are available, as determined by the DSOP Committee.

     Exercise and Term of Stock Options. Stock options granted pursuant to the Director Stock Option Plan shall become exercisable as determined by the DSOP Committee (provided, however, that a change in control of Sky Financial, as defined in the Director Stock Option Plan, will accelerate the exercise period of options that are not otherwise exercisable) and shall be for a term determined by the DSOP Committee from time to time; provided, however, that in no event shall the term be longer than ten years from the date of grant.

     Expiration of Stock Options. Stock options are not exercisable by a participant after ninety (90) days from the date that an optionee ceases to serve as a non-employee director of Sky Financial or its subsidiaries, except that in the event of a termination of service by reason of death or permanent disability, all stock options shall become exercisable for a one-year period thereafter; but in no event later than the expiration date of stock options.

     Effective Date; Termination and Amendment of Option and Plan. The Director Stock Option Plan will not become effective unless and until the later of (i) the date on which it is approved by the shareholders of Bancshares or (ii) the Effective Date of the Merger. The Director Stock Option Plan will continue until May 11, 2008. The Board of Directors of Sky Financial may suspend or discontinue the Director Stock Option Plan and the DSOP Committee may amend the Director Stock Option Plan from time to time in any respect whatsoever, but no amendment shall be made that, without the approval of the holder of an option theretofore granted, would materially impair any rights or materially increase any obligations under any award made under the Director Stock Option Plan, except as otherwise specified in the Director Stock Option Plan. Shareholder approval of any amendment would be obtained to the extent necessary to comply with applicable laws and regulations.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the federal income tax consequences of the grant and exercise of stock options under the Director Stock Option Plan. This summary is not intended to provide tax advice to recipients and holders of awards.

     Generally, the grant of stock options does not result in taxable income to the holder of the stock option and Sky Financial is not entitled to a corresponding deduction from its income taxes.

     With respect to non-qualified stock options, the option holder will realize ordinary income equal to the difference between the fair market value of the option shares upon exercise over the exercise price thereof. Sky Financial will be entitled to a corresponding deduction in an amount equal to the amount of ordinary income realized by the option holder. Upon the subsequent disposition of the option shares, any gain (loss) will be taxed as short-term or long-term capital gain (loss), as the case may be.

RECOMMENDATION AND VOTE

     The Bancshares Board of Directors recommends that the Bancshares shareholders vote "FOR" the approval of the Director Stock Option Plan. The affirmative vote of the holders of at least a majority of the shares of Bancshares Common Stock present in person or by proxy at the Bancshares Special Meeting is required to approve the Director Stock Option Plan.

                APPROVAL OF 1998 STOCK OPTION PLAN FOR EMPLOYEES

     The Employee Stock Option Plan is being submitted by the Bancshares Board for approval by the shareholders of Bancshares at the Bancshares Special Meeting and would become effective upon consummation of the Merger. The following description of the Employee Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the text of such Employee Stock Option Plan attached as Appendix H to this Joint Proxy Statement/Prospectus.

PURPOSE

     In connection with the proposed Merger, the Board of Directors believes that it is appropriate for Bancshares to have a new Employee Stock Option Plan to aid Sky Financial and its subsidiaries in attracting, securing, and retaining key employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of Sky Financial and its subsidiaries. If the Employee Stock Option Plan is approved and becomes effective, no further options would be granted to employees under the Bancshares or Mid Am stock option plans currently in effect.

SUMMARY OF THE EMPLOYEE STOCK OPTION PLAN

     Plan Administration. The Employee Stock Option Plan will be administered by a committee (the "SOP Committee") comprised of not less than two (2) disinterested members of the Sky Financial Board of Directors and consisting of an equal number of former Mid Am Directors and directors other than Mid Am Directors. The SOP Committee will have the sole authority to (i) grant options under the Employee Stock Option Plan; (ii) determine the provisions of the options to be granted; (iii) interpret the terms of the Employee Stock Option Plan and the options granted thereunder; (iv) correct any defect, supply any omission and reconcile any inconsistency in the Employee Stock Option Plan; (v) amend the Employee Stock Option Plan and generally administer it as the SOP Committee determines necessary and advisable.

     Eligibility and Participation. All current and future key employees, including officers, of Sky Financial and its subsidiaries, who are from time to time responsible for the management, growth and protection of the business of Sky Financial and its subsidiaries will be eligible for options under the Employee Stock Option Plan. The SOP Committee will select from the pool of eligible employees, in its discretion, those employees who shall receive options under the Employee Stock Option Plan. The SOP Committee will determine, in accordance with the terms of the Employee Stock Option Plan, the number of shares each eligible employee will be granted. The Employee Stock Option Plan specifically provides that, unless otherwise determined by the SOP Committee, to the extent options are granted by the SOP Committee during the first two years of the Employee Stock Option Plan, for every option granted to a Sky Financial employee formerly employed by Mid Am, the SOP Committee shall grant an identical option to a Sky Financial employee previously employed by Bancshares.

     Common Shares Available; Restrictions on Transferability. The Employee Stock Option Plan provides that five and one-half percent (5 1/2%) of the total issued and outstanding shares of Sky Financial as of the Effective Date will be reserved for issuance in connection with the grant of stock options. The number of shares of Sky Financial Common Stock subject to the Employee Stock Option Plan will be proportionately and equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations or other corporate reorganizations. In the event a stock option is forfeited, terminates or is cancelled, the common shares relating thereto will again become available for issuance under the Employee Stock Option Plan. Unless otherwise determined by the SOP Committee, the options are not transferable by the participant, other than by will or by the laws of decent and distribution.

     Exercise Price of Stock Options. The option price for the purchase of Sky Financial common shares subject to stock options shall not be less than 100% of the fair market value on the date of grant. Fair market value of a common share of Sky Financial Common Stock on a particular date will be the closing bid price for such date of the shares of Sky Financial Common Stock (or the last day shares of Sky Financial Common Stock were traded prior to the grant date) as quoted on the Nasdaq Stock Market, or if no such quotations are available, as determined by the SOP Committee.

     Time of Exercise Option. Unless otherwise determined by the SOP Committee, each option will be exercisable during and over a period ending not later than ten (10) years from the date it was granted. Unless otherwise determined by the SOP Committee or as otherwise required by the Employee Stock Option plan, the options shall be exercisable as follows:

                            TIME                                AMOUNT EXERCISABLE
                            ----                                ------------------
After Second Anniversary of Date of Grant...................            40%
After Third Anniversary of Date of Grant....................            60%
After Fourth Anniversary of Date of Grant...................            80%
After Fifth Anniversary of Date of Grant....................           100%

     Certain events, however, will accelerate the above vesting schedule. These events include the optionee's death, retirement or permanent disability, or a change in control of Sky Financial as defined in the Employee Stock Option Plan.

     Termination of Employees for Cause; Activities Harmful to Sky Financial. In the event an employee is terminated for cause, the optionee's option shall terminate and no options shall thereafter be exercisable. Furthermore, if an optionee within one (1) year of the date on which an optionee exercises an option (i) is terminated for cause by Sky Financial or a subsidiary, or (ii) engages in any activity determined in the discretion of the SOP Committee to be in competition with any activity, or otherwise inimical, contrary or harmful to the interest of Sky Financial or any subsidiary, then an amount of cash equal to any gain realized by the optionee from the exercise of the option shall be paid by the optionee to Sky Financial immediately upon notice from Sky Financial.

     Designation of Certain Options as Incentive Stock Options. Options or portions of options granted to employees under the Employee Stock Option Plan may, in the discretion of the SOP Committee, be designated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code. In addition to the terms and conditions otherwise set forth in the Employee Stock Option Plan, options designated as incentive stock options shall also be subject to the certain aggregate fair market value limitations as may be imposed from time to time under Section 422 of the Code. To the extent such options do not otherwise comply with Section 422, the options will be treated as nonqualified stock options.

     Effective Date; Termination and Amendment. The Employee Stock Option Plan will not become effective unless and until the later of (i) the date on which it is approved by the shareholders of Bancshares or (ii) the Effective Date. The Employee Stock Option Plan will continue for a period of ten (10) years after the effective date thereof. The Board of Directors of Sky Financial may suspend or discontinue the Employee Stock Option Plan and the SOP Committee may amend the Employee Stock Option Plan from time to time in any respect whatsoever, but no amendment shall be made that, without the approval of the holder of an option theretofore granted, would materially impair any rights or materially increase any obligations under any award made under the Employee Stock Option Plan, except as otherwise specified in the Employee Stock Option Plan. Shareholder approval of any amendment would be obtained to the extent necessary to comply with applicable laws and regulations.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE GRANT AND EXERCISE OF OPTIONS UNDER THE EMPLOYEE STOCK OPTION PLAN. THIS SUMMARY IS NOT INTENDED TO PROVIDE TAX ADVICE TO RECIPIENTS AND HOLDERS OF AWARDS.

     Generally, the grant of options does not result in taxable income to the option holder and Sky Financial is not entitled to a corresponding deduction from its income taxes.

     In the case of ISOs, generally there will be no taxable income for the option holder upon exercise. In addition, if an option holder does not dispose of the shares acquired upon exercise of the ISO until the later of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), any gain or loss realized by the option holder upon disposition will be taxed as long-term capital gain or loss, as the case may be. Sky Financial will not be entitled to a tax deduction upon the grant or exercise of ISOs or the disposition of ISO shares. However, if a disqualifying disposition occurs, then the option holder will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disqualifying disposition) over the exercise price thereof. Sky Financial will be entitled to deduct an amount equal to the ordinary income realized by the option holder upon a disqualifying disposition.

     With respect to non-qualified stock options, the option holder will realize ordinary income equal to the difference between the fair market value of the option shares upon exercise over the exercise price thereof. Sky Financial will be entitled to a corresponding deduction in an amount equal to the amount of ordinary income realized by the option holder. Upon the subsequent disposition of the option shares, any gain (loss) will be taxed as short-term or long-term capital gain (loss), as the case may be.

RECOMMENDATION AND VOTE

     THE BANCSHARES BOARD RECOMMENDS THAT SHAREHOLDERS OF BANCSHARES VOTE "FOR" THE APPROVAL OF THE EMPLOYEE STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF BANCSHARES COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE BANCSHARES SPECIAL MEETING IS REQUIRED TO APPROVE THE EMPLOYEE STOCK OPTION PLAN.

                                    EXPERTS

     The consolidated financial statements and supplemental consolidated financial statements of Bancshares at December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, incorporated by reference in this Joint Proxy Statement/Prospectus and Registration Statement have been audited by Crowe, Chizek and Company LLP, as set forth in its reports thereon incorporated by reference herein. The financial statements audited by Crowe, Chizek and Company LLP have been incorporated by reference herein in reliance upon such report given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Century incorporated in this Joint Proxy Statement/Prospectus by reference to Century's Annual Report on Form 10-K for the year ended December 31, 1997, included in Bancshares Form 8-K/A, have been so incorporated in reliance on the report of S. R. Snodgrass, A. C., given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Mid Am incorporated in this Joint Proxy Statement/Prospectus by reference to Mid Am's Annual Report on Form 10-K for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               VALIDITY OF SHARES

     The validity of the Bancshares Common Stock and the associated Rights to be issued pursuant to the Merger will be passed upon for Bancshares by Squire, Sanders & Dempsey L.L.P.

                       PROPOSALS FOR 1999 ANNUAL MEETINGS

     The Bancshares 1999 Annual Meeting of Shareholders is scheduled to be held on or about March 25, 1999. Any proposals of shareholders of Bancshares intended to be presented at that meeting must be received by October 28, 1998, for inclusion in Bancshares' proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders.

     The date for the Mid Am 1999 Annual Meeting of Shareholders has not yet been scheduled pending the consideration by the Mid Am shareholders of the transactions described in this Joint Proxy Statement/ Prospectus. In the event that the Mid Am 1999 Annual Meeting of Shareholders is held, shareholder proposals intended to be presented at such meeting must have been received by November 4, 1998 for inclusion in Mid Am's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                            DATED AS OF MAY 20, 1998
                            AS AMENDED AND RESTATED
                              AS OF AUGUST 5, 1998
                                 BY AND BETWEEN
                                  MID AM, INC.
                                      AND
                           CITIZENS BANCSHARES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
                                   RECITALS
A.      Mid Am......................................................     A-1
B.      Bancshares..................................................     A-1
C.      The Stock Option Agreements.................................     A-1
D.      Intention of the Parties....................................     A-1
E.      Approvals...................................................     A-1

                                  ARTICLE I
                                  THE MERGER
1.1     The Merger..................................................     A-1
1.2     Effective Time..............................................     A-2
1.3     Closing.....................................................     A-2

                                 ARTICLE II
                         GOVERNING DOCUMENTS OF THE
                           SURVIVING CORPORATION
2.1     Articles of Incorporation of the Surviving Corporation......     A-2
2.2     Code of Regulations of the Surviving Corporation............     A-2
2.3     Headquarters of the Surviving Corporation...................     A-2
2.4     Name of the Surviving Corporation...........................     A-2
2.5     Articles Amendments.........................................     A-2
2.6     Amendments to the Code of Regulations.......................     A-2

                                ARTICLE III
                           DIRECTORS AND OFFICERS
3.1     Directors of the Surviving Corporation......................     A-2
3.2     Management Executive Committee..............................     A-3
3.3     Executive Committee.........................................     A-3
3.4     Officers of the Surviving Corporation.......................     A-4

                                 ARTICLE IV
                    CONVERSION OR CANCELLATION OF SHARES
4.1     Conversion or Cancellation of Shares........................     A-4
        (a) Mid Am Common Stock.....................................     A-4
        (b) Bancshares Common Stock.................................     A-4
        (c) Cancellation of Old Shares..............................     A-4
4.2     Fractional Shares...........................................     A-4
4.3     Exchange of Old Certificates for New Certificates...........     A-4
        (a) Appointment of Exchange Agent...........................     A-4
        (b) Exchange Procedures.....................................     A-5
        (c) Distributions with Respect to Unexchanged Shares........     A-5
        (d) Transfers...............................................     A-5
        (e) Lost, Stolen or Destroyed Certificates..................     A-5
4.4     Adjustment of Exchange Ratio................................     A-5
4.5     Dissenting Shareholders.....................................     A-6

                                 ARTICLE V
                       REPRESENTATIONS AND WARRANTIES
5.1     Disclosure Letters..........................................     A-7
5.2     Standards...................................................     A-7
5.3     Representations and Warranties of Mid Am and Bancshares.....     A-7
        (a) Corporate Organization and Qualification................     A-7
        (b) Subsidiaries............................................     A-7

                                    PAGE
                                    ----
        (c) Capital Stock...........................................     A-8
        (d) Corporate Authority and Action..........................     A-8
        (e) Governmental Filings; No Violations.....................     A-9
        (f) Reports and Financial Statements........................     A-9
        (g) Absence of Certain Events and Changes...................    A-10
        (h) Compliance with Laws....................................    A-10
        (i) Litigation..............................................    A-10
        (j) Taxes...................................................    A-11
        (k) Insurance...............................................    A-11
        (l) Labor Matters...........................................    A-11
        (m) Employee Benefits.......................................    A-11
        (n) Environmental Matters...................................    A-12
        (o) Community Reinvestment Act..............................    A-13
        (p) Agreements..............................................    A-13
        (q) Knowledge as to Conditions..............................    A-13
        (r) Fairness Opinions.......................................    A-13
        (s) Brokers and Finders.....................................    A-13
        (t) Risk Management Instruments.............................    A-13
        (u) Year 2000...............................................    A-13
        (v) Employment Agreements...................................    A-14

                                 ARTICLE VI
                                 COVENANTS
6.1     Conduct of Business Pending the Effective Time..............    A-14
6.2     Dividends...................................................    A-15
6.3     Acquisition Proposals.......................................    A-15
6.4     Shareholder Approval........................................    A-16
6.5     Filings; Other Actions......................................    A-16
6.6     Information Supplied........................................    A-17
6.7     Access and Investigations...................................    A-17
6.8     Certain Modifications; Restructuring Charges................    A-17
6.9     Takeover Laws...............................................    A-18
6.10    Options.....................................................    A-18
        (a) Conversion of Options...................................    A-18
        (b) Assumption by Bancshares................................    A-18
6.11    Benefit Plans...............................................    A-18
6.12    Indemnification and Insurance...............................    A-19
6.13    Affiliate Agreements........................................    A-19
6.14    Publicity...................................................    A-20
6.15    Reasonable Best Efforts.....................................    A-20
6.16    Notification of Certain Matters.............................    A-20
6.17    Expenses....................................................    A-20

                                ARTICLE VII
                                 CONDITIONS
7.1     Conditions to Each Party's Obligation to Effect the Merger..    A-20
        (a) Shareholder Approval....................................    A-20
        (b) Governmental and Regulatory Consents....................    A-20
        (c) Third Party Consents....................................    A-20
        (d) No Prohibitions.........................................    A-20
        (e) Registration Statement..................................    A-21
        (f) Blue Sky Approvals......................................    A-21
        (g) Accountants' Pooling Letters............................    A-21

                                    PAGE
                                    ----
        (h) Nasdaq Listing..........................................    A-21
7.2     Conditions to Obligation of Mid Am..........................    A-21
        (a) Representations and Warranties..........................    A-21
        (b) Performance of Obligations of Bancshares................    A-21
        (c) Opinion of Tax Counsel..................................    A-21
7.3     Conditions to Obligation of Bancshares......................    A-22
        (a) Representations and Warranties..........................    A-22
        (b) Performance of Obligations of Mid Am....................    A-22
        (c) Opinion of Tax Counsel..................................    A-22

                                ARTICLE VIII
                                TERMINATION
8.1     Termination by Mutual Consent...............................    A-22
8.2     Termination by Either Mid Am or Bancshares..................    A-22
8.3     Termination by Bancshares...................................    A-22
8.4     Termination by Mid Am.......................................    A-23
8.5     Effect of Termination and Abandonment.......................    A-23

                                 ARTICLE IX
                               MISCELLANEOUS
9.1     Survival....................................................    A-24
9.2     Modification or Amendment...................................    A-24
9.3     Waiver of Conditions........................................    A-24
9.4     Counterparts................................................    A-24
9.5     Governing Law...............................................    A-24
9.6     Notices.....................................................    A-24
9.7     Entire Agreement, Etc. .....................................    A-25
        Definition of "subsidiary"; Covenants with Respect to
9.8     Subsidiaries................................................    A-25
9.9     Interpretation; Effect......................................    A-25
9.10    Severability................................................    A-25
9.11    No Third Party Beneficiaries................................    A-25

                                  ANNEXES
1.      Form of Stock Option Agreement (Recital C)
2.      Amendment to Bancshares Articles of Incorporation (Section 2.5)
3.      Amendment to Bancshares Regulations (Section 2.6)
4.      Form of Mid Am Affiliate Agreement (Section 6.13)
5.      Form of Bancshares Affiliate Agreement (Section 6.13)

                             INDEX OF DEFINED TERMS

                                                              LOCATION OF
                            TERM                              DEFINITION
                            ----                              -----------
Acquisition Proposal........................................          6.3
Affiliates..................................................      6.13(a)
Articles Amendments.........................................          2.5
Articles of Incorporation...................................          2.1
BHC Act.....................................................    5.3(e)(i)
Certificate of Merger.......................................       1.2(a)
Bancshares..................................................     Preamble
Bancshares Common Stock.....................................    Recital B
Bancshares Directors........................................          3.1
Bancshares Dissenting Shares................................       4.5(b)
Bancshares Management Executive Committee Members...........          3.2
Bancshares Meeting..........................................       6.4(b)
Bancshares Preferred Stock..................................    Recital B
Bancshares Stock Option Agreement...........................    Recital C
Closing.....................................................          1.3
Closing Date................................................          1.3
Code Amendments.............................................          2.6
Code of Regulations.........................................          2.2
Compensation Plans..........................................    5.3(m)(i)
Contracts...................................................   5.3(e)(ii)
Disclosure Letter...........................................          5.1
Effective Time..............................................       1.2(a)
Employees...................................................    5.3(m)(i)
Environmental Laws..........................................       5.3(n)
ERISA.......................................................    5.3(m)(i)
ERISA Affiliate.............................................  5.3(m)(iii)
ERISA Affiliate Plan........................................  5.3(m)(iii)
Exception Shares............................................       4.1(a)
Exchange Act................................................    5.3(e)(i)
Exchange Agent..............................................       4.3(a)
Exchange Ratio..............................................       4.1(a)
Federal Reserve Board.......................................    5.3(e)(i)
Financial Statements........................................  5.3(f)(iii)
Governmental Entity.........................................    5.3(e)(i)
Internal Revenue Code.......................................    Recital D
Joint Proxy Statement/Prospectus............................       6.5(a)
Liens.......................................................   5.3(c) (E)
Management Executive Committee..............................          3.2
Material Adverse Effect.....................................       5.2(b)
Maximum Amount..............................................      6.12(b)
Merger......................................................       1.1(a)
Mid Am......................................................     Preamble
Mid Am Common Stock.........................................    Recital A
Mid Am Directors............................................          3.1
Mid Am Dissenting Shares....................................       4.5(a)
Mid Am Management Executive Committee Members...............          3.2
Mid Am Meeting..............................................       6.4(a)
Mid Am Option...............................................      6.10(a)
Mid Am Preferred Stock......................................    Recital A

                                                              LOCATION OF
                            TERM                              DEFINITION
                            ----                              -----------
Mid Am Stock Option Agreement...............................    Recital C
Nasdaq......................................................          4.2
New Certificate.............................................       4.1(c)
New Option..................................................      6.10(a)
New Shares..................................................       4.1(c)
OGCL........................................................       1.1(b)
Old Certificate.............................................       4.1(c)
Old Share...................................................       4.1(c)
Pension Plan................................................   5.3(m)(ii)
Person......................................................       6.1(c)
Plan........................................................     Preamble
Registration Statement......................................       6.5(a)
Regulatory Approvals........................................    5.3(e)(i)
Reports.....................................................    5.3(f)(i)
Representatives.............................................          6.3
Rights......................................................    5.3(c)(D)
Risk Management Instruments.................................       5.3(t)
SEC.........................................................    5.3(f)(i)
Securities Act..............................................    5.3(e)(i)
Securities Laws.............................................    5.3(e)(i)
Stock Option Agreements.....................................    Recital C
Surviving Corporation.......................................       1.1(a)
Takeover Laws...............................................   5.3(d)(ii)
Tax.........................................................       5.3(j)
Termination Date............................................          8.2

     AGREEMENT AND PLAN OF MERGER, dated as of May 20, 1998, and amended and restated as of August 5, 1998 (this "Plan"), by and between Mid Am, Inc. ("Mid Am") and Citizens Bancshares, Inc. ("Bancshares").

                                    RECITALS

     A. Mid Am. Mid Am is an Ohio corporation with its principal executive offices located in Bowling Green, Ohio. As of the date hereof, Mid Am has (i) 100,000,000 authorized shares of common stock, without par value ("Mid Am Common Stock"), of which not more than 23,360,430 shares are outstanding, and (ii) 2,000,000 authorized shares of preferred stock, without par value ("Mid Am Preferred Stock"), of which no shares are designated or outstanding.

     B. Bancshares. Bancshares is an Ohio corporation with its principal executive offices located in Salineville, Ohio. As of the date hereof, Bancshares has (i) 36,000,000 authorized shares of common stock, without par value ("Bancshares Common Stock"), of which not more than 8,850,796 shares are outstanding, and (ii) 200,000 authorized shares of preferred stock, par value $10.00 per share ("Bancshares Preferred Stock"), of which no shares are designated or outstanding.

     C. The Stock Option Agreements. As an inducement to the willingness of Bancshares to continue to pursue the transactions contemplated by this Plan, Mid Am expects (but is not obligated) to grant to Bancshares an option pursuant to a stock option agreement in substantially the form of Annex 1 to this Plan (the "Mid Am Stock Option Agreement"). As an inducement to the willingness of Mid Am to continue to pursue the transactions contemplated by this Plan, Bancshares expects (but is not obligated) to grant to Mid Am an option pursuant to a stock option agreement in substantially the form of Annex 1 to this Plan (the "Bancshares Stock Option Agreement" and, together with the Mid Am Stock Option Agreement, the "Stock Option Agreements").

     D. Intention of the Parties. It is the intention of the parties to this Plan that the Merger (as hereinafter defined) (i) shall be accounted for as a "pooling of interests" under generally accepted accounting principles and (ii) shall qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and that this Plan shall constitute a "plan of reorganization" for purposes of Section 368 of the Internal Revenue Code.

     E. Approvals. The Board of Directors of each of Mid Am and Bancshares has
(i) determined that this Plan and the transactions contemplated hereby are in the best interests of Mid Am and Bancshares, respectively, and in the best long-term interests of their respective shareholders, (ii) determined that this Plan and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) approved, at meetings of each of such Boards of Directors, this Plan.

     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. (a) Subject to the terms and conditions of this Plan, at the Effective Time (as hereinafter defined), Mid Am shall merge with and into Bancshares (the "Merger"), and the separate corporate existence of Mid Am shall thereupon cease. Bancshares shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Ohio. Upon their mutual agreement, Bancshares and Mid Am may at any time prior to the Effective Time change the method of effecting the combination of Bancshares and Mid Am (including, without limitation, the provisions of this Article I) if and to the extent they both deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the Exchange Ratio (as hereinafter defined), (ii) adversely affect the tax treatment of Mid Am's shareholders or Bancshares' shareholders pursuant to this Plan, (iii) adversely affect the tax treatment of Bancshares, Mid Am or any affiliate of Bancshares or Mid Am or (iv) materially impede or delay consummation of the transactions contemplated by this Plan.

     (b) The Merger shall have the effects specified in this Plan and the Ohio General Corporation Law (the "OGCL").

     1.2 Effective Time. (a) Subject to the terms and conditions of this Plan, the parties to this Plan will cause a certificate of merger to be filed with the Office of the Secretary of State of the State of Ohio as provided in Section 1701.78 of the OGCL (the "Certificate of Merger"). The Merger shall become effective at such time as the Certificate of Merger has been filed, or at such other time as may be specified therein. The date and time when the Merger shall become effective is herein referred to as the "Effective Time".

     (b) Mid Am and Bancshares each will use reasonable best efforts to cause the Effective Time to occur on or prior to the tenth business day immediately following the date on which the satisfaction or waiver of the last of the conditions specified in Sections 7.1(a), (b), (c), (e) and (g) of this Plan has occurred. Notwithstanding anything to the contrary in this Section 1.2(b), Mid Am and Bancshares may cause the Effective Time to occur on such earlier or later day following the satisfaction or waiver of such conditions as they may agree in writing, consistent with the provisions of the OGCL.

     1.3 Closing. The closing of the Merger (the "Closing") shall take place at such time and place as Mid Am and Bancshares shall agree, on the date when the Effective Time is to occur (the "Closing Date").

                                   ARTICLE II
                GOVERNING DOCUMENTS OF THE SURVIVING CORPORATION

     2.1 Articles of Incorporation of the Surviving Corporation. At the Effective Time, the amended articles of incorporation of Bancshares, as in effect on the date hereof and as amended in accordance with Section 2.5, shall be the articles of incorporation of the Surviving Corporation (the "Articles of Incorporation").

     2.2 Code of Regulations of the Surviving Corporation. At the Effective Time, the Code of Regulations of Bancshares, as in effect on the date hereof and as amended in accordance with Section 2.6, shall be the Code of Regulations of the Surviving Corporation (the "Code of Regulations").

     2.3 Headquarters of the Surviving Corporation. At the Effective Time, the headquarters of the Surviving Corporation shall be the headquarters on the date hereof of Mid Am.

     2.4 Name of the Surviving Corporation. The name of the Surviving Corporation shall be Sky Financial Group, Inc.

     2.5 Articles Amendments. Prior to the Effective Time, Bancshares shall duly execute and deliver for filing and file, in accordance with the OGCL, with the Secretary of State of the State of Ohio, a certificate of amendment substantially in the form set forth in Annex 2 (the "Articles Amendments").

     2.6 Amendments to the Code of Regulations. At the Effective Time, the Code of Regulations shall be amended substantially in the form set forth in Annex 3 (the "Code Amendments").

                                  ARTICLE III
                             DIRECTORS AND OFFICERS

     3.1 Directors of the Surviving Corporation. At the Effective Time, the directors of the Surviving Corporation shall consist of 22 members, 11 of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am (the "Mid Am Directors") and 11 of whom shall be selected by the Board of Directors of Bancshares (the "Bancshares Directors") and which shall be allocated among the three classes of directors of Bancshares by the agreement of the Chairman of the Board and Chief Executive Officer of Mid Am and the Chief Executive Officer of Bancshares so that each class shall (to the extent practicable) have an

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

equal number of Mid Am Directors and Bancshares Directors. For a period of three years after the Effective Time, in the event that a Mid Am Director or a Bancshares Director or a director otherwise elected or nominated as set forth in this Section 3.1 shall resign, no longer be able to serve or not stand for reelection, (i) if such director shall be a Mid Am Director or a nominee of the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors shall either elect such person a director or nominate such person for election as a director and (ii) if such director shall be a Bancshares Director or a nominee of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors shall either elect such person a director or nominate such person for election as a director. Each director will hold office in accordance with the Articles of Incorporation and Code of Regulations until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     3.2 Management Executive Committee. At the Effective Time, a management executive committee (the "Management Executive Committee") of the Surviving Corporation will be formed and will consist of at least eight members, one-half of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am (the "Mid Am Management Executive Committee Members") and one-half of whom shall be selected by the President and Chief Executive Officer of Bancshares (the "Bancshares Management Executive Committee Members"). For a period of three years after the Effective Time, in the event that a Mid Am Management Executive Committee Member or a Bancshares Management Executive Committee Member or a member of the Management Executive Committee otherwise selected as set forth herein or by the Mid Am Directors or Bancshares Directors set forth herein shall resign or no longer serve, (i) if such member shall be a Mid Am Management Executive Committee Member or selected by the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Management Executive Committee Member or selected by of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy. Mid Am Directors and the nominees of Mid Am Directors serving as directors shall have the exclusive right to remove any Mid Am Management Executive Committee Member or any member of the Management Executive Committees they have selected. Bancshares Directors and the nominees of Bancshares Directors serving as directors shall have the exclusive right to remove any Bancshares Management Executive Committee member or any member of the Management Executive Committee they have selected. Members of the Management Executive Committee shall either be members of the Board of Directors or employees of the Surviving Corporation or its subsidiaries. After the Effective Time, the Board of Directors may appoint additional members to the Management Executive Committee other than as set forth in the preceding sentence and the Board of Directors shall have the exclusive right to remove any such member it has selected.

     3.3 Executive Committee. The directors, at any time, may elect from their number an executive committee ("Executive Committee") which shall consist of four or more directors of the Surviving Corporation, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof. In the event that an Executive Committee is formed at any time during the three year period after the Effective Time, the Executive Committee shall consist of an even number of directors, one-half of whom shall (the "Mid Am Executive Committee Members") be selected by the Mid Am Directors and nominees of Mid Am Directors serving as directors and one-half of whom (the "Bancshares Executive Committee Members") shall be selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors plus such additional directors as a majority of the directors who become directors as a result of or pursuant to Section 7(b) or 8(b) shall determine. Vacancies occurring in the Executive Committee may be filled by the directors; provided however, that for a period of three years after the Effective Time, in the event that a Mid Am Executive Committee Member or a Bancshares Executive Committee Member or a member of the Executive Committee otherwise selected as set forth herein by the Mid Am Directors or Bancshares Directors shall resign or no longer serve, (i) if such member shall be a Mid Am Executive Committee Member or shall have been selected by the Mid Am Directors and
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

nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Executive Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy.

     3.4 Officers of the Surviving Corporation. At the Effective Time, Edward J. Reiter shall become the Senior Chairman of the Board of Directors of the Surviving Corporation, David R. Francisco shall become the Chairman of the Board of Directors and Chief Executive Officer of the Surviving Corporation, Marty E. Adams shall become President and Chief Operating Officer of the Surviving Corporation and James C. McBane shall become Vice Chairman of the Board of Directors of the Surviving Corporation. Subject to the terms of an employment agreement between Mr. Adams and Bancshares entered into in connection with the Merger, unless otherwise determined by a majority of the Board of Directors of the Surviving Corporation, Mr. Adams will become the Chief Executive Officer of the Surviving Corporation on the earlier to occur of (i) the fifth anniversary of the Effective Date or (ii) the date that Mr. Francisco ceases to serve as the Chief Executive Officer of the Surviving Corporation.

                                   ARTICLE IV
                      CONVERSION OR CANCELLATION OF SHARES

     4.1 Conversion or Cancellation of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder:

          (a) Mid Am Common Stock. Each share of Mid Am Common Stock issued and outstanding immediately prior to the Effective Time, other than Exception Shares (as hereinafter defined) and Mid Am Dissenting Shares (as hereinafter defined), shall be converted into 0.385 of a share of Bancshares Common Stock (subject to Section 4.4, the "Exchange Ratio"). "Exception Shares" means shares of Mid Am Common Stock owned or held, other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, by Mid Am or a subsidiary (as hereinafter defined) of Mid Am or held by Bancshares in treasury or by a subsidiary of Bancshares.

          (b) Bancshares Common Stock. Each share of Bancshares Common Stock outstanding immediately prior to the Effective Time, other than Bancshares Dissenting Shares (as hereinafter defined), shall remain outstanding.

          (c) Cancellation of Old Shares. Each Exception Share shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each share of Mid Am Common Stock issued and outstanding immediately prior to the Effective Time, other than Exception Shares and Dissenting Shares, is hereinafter defined as an "Old Share". Old Shares shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate (an "Old Certificate") formerly representing Old Shares shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, upon exchange of such Old Certificate in accordance with Section 4.3, a certificate (a "New Certificate") representing the shares of Bancshares Common Stock ("New Shares") and any payment to which such holder is entitled pursuant to this Article IV.

     4.2 Fractional Shares Notwithstanding any other provision of this Article IV, no fractional shares of Bancshares Common Stock will be issued in exchange for shares of Mid Am Common Stock hereunder and any former holder of Mid Am Common Stock that would be entitled hereunder to receive fractional interests in shares of Bancshares Common Stock but for this Section 4.2 will be entitled hereunder to receive instead a cash payment, without interest, in an amount equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the last reported sale price per share of Bancshares Common Stock on the trading day most recently preceding the Closing Date as reported on the Nasdaq

National Market System (the "Nasdaq") (as published in The Wall Street Journal or, if not therein, in another authoritative source).

     4.3 Exchange of Old Certificates for New Certificates. (a) Appointment of Exchange Agent. Until the first anniversary of the Effective Time, Bancshares shall make available or cause to be made available to an exchange agent agreed upon by Bancshares and Mid Am (the "Exchange Agent"), New Certificates and cash in amounts sufficient to allow the Exchange Agent to make all deliveries of New Certificates and payments that may be required in exchange for Old Certificates pursuant to this Article IV. Upon such anniversary, any such New Certificates and cash remaining in the possession of the Exchange Agent (together with any dividends or earnings in respect thereof) shall be delivered to Bancshares. Any former holder of Old Shares who has not theretofore exchanged his or her Old Certificates for New Certificates and cash pursuant to this Article IV shall thereafter be entitled to look exclusively to Bancshares, and only as a general creditor thereof, for the New Shares and/or cash to which he or she may be entitled upon exchange of such Old Certificates pursuant to this Article IV. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto, shall be liable to any former holder of Old Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (b) Exchange Procedures. Promptly after the Effective Time, Bancshares shall cause the Exchange Agent to mail or deliver to each Person (as hereinafter defined) who was, immediately prior to the Effective Time, a holder of record of Old Shares a form of letter of transmittal containing instructions for use in effecting the surrender of Old Certificates in exchange for New Certificates and any payments pursuant to this Article IV. Upon surrender to the Exchange Agent of an Old Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Old Certificate shall be entitled to receive in exchange therefor a New Certificate representing the New Shares and a check in the amount, if any, to which such holder is entitled pursuant to this Article IV, and the Old Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid with respect to any property to be delivered upon surrender of Old Certificates. If any New Certificate is to be issued, or cash payment made, in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such New Certificate or the making of such cash payment in a name other than that of the registered holder of the Old Certificate surrendered, or shall establish to the satisfaction of Bancshares that any such taxes have been paid or are not applicable. An Affiliate (as hereinafter defined) of Mid Am or Bancshares shall not be entitled to receive any New Certificate or payment pursuant to this Article IV until such Affiliate shall have duly executed and delivered an appropriate agreement described in
Section 6.13.

     (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provision of this Plan, in the absence of an election to the contrary by Bancshares, no dividends or other distributions with a record date following the 90th day after the Effective Time shall be paid, to any Person holding an Old Certificate with respect to the New Shares until such Old Certificate has been surrendered for exchange as provided herein. Subject to the effect of applicable laws, (i) there shall be paid, to each former holder of Old Shares, the amount of dividends or other distributions with a record date after the Effective Time but on or before the 90th day following the Effective Time payable with respect to the New Shares, into which such Old Shares have been converted pursuant to
Section 4.1 and (ii) following surrender of any such Old Certificates, there shall be paid to the holder of the New Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after such 90-day period theretofore payable with respect to the New Shares represented thereby.

     (d) Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Old Shares.

     (e) Lost, Stolen or Destroyed Certificates. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Bancshares, the posting by such Person of a bond in such reasonable amount as Bancshares may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, Bancshares shall, in exchange for such lost, stolen or destroyed Old Certificate, issue or cause to be issued a New Certificate and pay or cause to be paid the amounts, if any, deliverable in respect to the Old Shares formerly represented by such Old Certificate pursuant to this Article IV.

     4.4 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Plan but prior to the Effective Time, the shares of Bancshares Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of Bancshares, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio including, in the case of the previously announced stock split or stock dividend by Bancshares of one share for each existing share, an adjustment in the Exchange Ratio of an additional 0.385 shares of Bancshares Common Stock for each share of Mid Am Common Stock.

     4.5 Dissenting Shareholders. (a) Notwithstanding anything in this Plan to the contrary, shares of Mid Am Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who did not vote in favor of the adoption of this Plan, who are entitled to demand the fair cash value of such shares of Mid Am Common Stock under Section 1701.84 of the OGCL, and who comply with all of the relevant provisions of such Section (the "Mid Am Dissenting Shares") shall be converted into the right to receive payment for the fair cash value of such shares upon strict compliance with the applicable provisions of the OGCL (unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the OGCL). If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, such holder's shares of Mid Am Common Stock shall thereupon cease to be outstanding, shall be canceled and retired, shall cease to exist and shall otherwise be treated as Old Shares and each holder of a certificate formerly representing such Old Shares shall have the right to receive, without interest, upon exchange of such holder's Old Certificate in accordance with Section 4.3, a New Certificate representing the New Shares and any payment to which such holder is entitled pursuant to this Article IV. Mid Am shall give Bancshares (i) prompt notice of any written demands for payment for any Mid Am Common Stock under Section 1701.85 of the OGCL, attempted withdrawals of such demands, and any other instruments served pursuant to the OGCL and received by Mid Am relating to dissenters' rights, and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of dissenters' rights under the OGCL. Mid Am shall not, except with the prior written consent of Bancshares, voluntarily make any payment with respect to any demands for payments for Mid Am Common Stock under Section 1701.84 of the OGCL, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     (b) Notwithstanding anything in this Plan to the contrary, shares of Bancshares Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who did not vote in favor of the adoption of this Plan, who are entitled to demand the fair cash value of such shares of Bancshares Common Stock under Section 1701.84 of the OGCL, and who comply with all of the relevant provisions of such Section (the "Bancshares Dissenting Shares") shall be converted into the right to receive payment for the fair cash value of such shares upon strict compliance with the applicable provisions of the OGCL (unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the OGCL). If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, all rights of such holder with respect to such holder's shares of Bancshares Common Stock in question shall be restored, all distributions which, but for the suspension of rights with respect to such holder's shares of Bancshares Common Stock in question, would have been made shall be made to the holder of record of the shares of Bancshares Common Stock in question at the time of termination, and the effect of any recapitalization contemplated by the Articles Amendments which, but for the suspension of rights with respect to such holder's shares of Bancshares Common Stock in question, would have been effected shall be effected as to such shares. Prior to the Effective Time, Bancshares shall give Mid Am (i) prompt notice of any written demands for payment for any Bancshares Common Stock under
Section 1701.84 of the OGCL, attempted withdrawals of such demands, and any other instruments served pursuant to the OGCL and received by Bancshares relating to dissenters' rights, and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of dissenters' rights under the OGCL. Prior to the Effective Time, Bancshares shall not, except with the prior written consent of Mid Am, voluntarily make any payment with respect to any demands for payments for Bancshares Common Stock under Section 1701.84 of the OGCL, offer to settle or settle any such demands or approve any withdrawal of any such demands.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.1 Disclosure Letters. Prior to the execution and delivery hereof, Bancshares has delivered to Mid Am, and Mid Am has delivered to Bancshares, a letter (as the case may be, its "Disclosure Letter") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Section 5.3 or to one or more of its covenants contained in Article VI; provided, that (a) no such item is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.2, and (b) the mere inclusion of an item in a Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as hereinafter defined) with respect to either Bancshares or to Mid Am, respectively.

     5.2 Standards. (a) No representation or warranty of Bancshares or Mid Am contained in Section 5.3 (other than the representations and warranties in Sections 5.3(c), 5.3(d), 5.3(f)(ii) and 5.3(o) which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Section 5.3, has had or is reasonably likely to have a Material Adverse Effect.

     (b) The term "Material Adverse Effect" means an effect which (A) is materially adverse to the business, properties, financial condition or results of operations of Mid Am or Bancshares, as the context may dictate, and its subsidiaries taken as a whole, (B) materially impairs the ability of Mid Am or Bancshares, as the context may dictate, to consummate the Merger or (C) enables any Person to prevent the consummation by Mid Am or Bancshares of the Merger; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect the proximate cause of which is (i) any change in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally and (iii) the effects of the actions contemplated by Section 6.8.

     5.3 Representations and Warranties of Mid Am and Bancshares. Subject to and giving effect to Sections 5.1 and 5.2 and except as set forth in the relevant Disclosure Letter referred to therein, Mid Am hereby represents and warrants to Bancshares, and Bancshares hereby represents and warrants to Mid Am, that:

     (a) Corporate Organization and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification. It has the requisite corporate power and authority to carry on its businesses as they are now being conducted. It has made available to the other party hereto a complete and correct copy of its articles of incorporation and code of regulations, each as amended to date and currently in full force and effect.

     (b) Subsidiaries. Each of its subsidiaries is duly organized, and (to the extent applicable) validly existing, and in good standing under the laws of the jurisdiction of incorporation or organization of such subsidiary, and is duly qualified to do business in each jurisdiction where the property owned, leased or operated, or the business conducted, by such subsidiary requires such qualification. Each of its subsidiaries has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c) Capital Stock. (i) In the case of the representations and warranties made by Bancshares:

          (A) The information in Recital A is true and correct.

          (B) As of the date hereof, 82,690 shares of Bancshares Common Stock were held in treasury by Bancshares or otherwise owned by Bancshares or its subsidiaries for its own account. No shares of Bancshares Preferred Stock were held in treasury by Bancshares or otherwise owned by Bancshares or its subsidiaries for its own account.

          (C) All the outstanding shares of Bancshares Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

          (D) As of the date hereof, except as set forth in this Plan or the Bancshares Stock Option Agreement, Bancshares does not have any Rights issued or outstanding with respect to any of its capital stock and Bancshares does not have any commitment to authorize, issue or sell any shares of its capital stock or Rights. As used herein, "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

          (E) All the outstanding shares of capital stock of each of Bancshares' subsidiaries owned by Bancshares or a subsidiary of Bancshares have been duly authorized and validly issued and are fully paid and (except, with respect to bank subsidiaries, as provided in 12 U.S.C. sec. 55 and comparable state laws) nonassessable, and are owned by Bancshares or a subsidiary of Bancshares free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind or Rights ("Liens").

          (F) The shares of Bancshares Common Stock to be issued in the Merger, when so issued in accordance with this Plan, will have been duly authorized and validly issued and will be fully paid and nonassessable and not subject to any preemptive rights or other Liens established by Bancshares.

     (ii) In the case of the representations and warranties made by Mid Am:

          (A) The information in Recital B is true and correct.

          (B) As of the date hereof, 1,103,720 shares of Mid Am Common Stock were held in treasury by Mid Am or otherwise owned by Mid Am or its subsidiaries for its own account. No shares of Mid Am Preferred Stock were held in treasury by Mid Am or otherwise owned by Mid Am or its subsidiaries for its own account.

          (C) All the outstanding shares of Mid Am Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

          (D) As of the date hereof, except as set forth in this Plan or the Mid Am Stock Option Agreement, Mid Am does not have any Rights issued or outstanding with respect to any of its capital stock and Mid Am does not have any commitment to authorize, issue or sell any shares of its capital stock or Rights.

          (E) All the outstanding shares of capital stock of each of Mid Am's subsidiaries owned by Mid Am or a subsidiary of Mid Am have been duly authorized and validly issued and are fully paid and (except, with respect to bank subsidiaries, as provided in 12 U.S.C. sec. 55 and comparable state laws) nonassessable, and are owned by Mid Am or a subsidiary of Mid Am free and clear of all Liens.

     (d) Corporate Authority and Action. (i) It has the requisite corporate power and authority and has taken all corporate action necessary (including in the case of Mid Am, the approval of this Plan and the transactions contemplated herein by the affirmative vote of at least two-thirds of the Board of Directors of Mid Am) in order to authorize the execution and delivery of and performance of its obligations under, this Plan and, subject only to receipt of the requisite approval of (A) in the case of Bancshares, at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Bancshares Common Stock and (B) in the case of Mid Am, a majority of the votes entitled to be cast by the holders of the outstanding shares of Mid Am Common Stock, to consummate the Merger. This Plan is a valid and legally binding agreement of it enforceable in accordance with the terms hereof.

     (ii) It has taken all action required to be taken by it in order to exempt this Plan and the Stock Option Agreement under which it is the issuer and the transactions contemplated hereby and thereby, from, and this Plan and such Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from (A) the requirements of any "moratorium," "control share," "fair price," "supermajority," "affiliate transactions", "business combination" or other state antitakeover laws and regulations (collectively, "Takeover Laws"), including section 1701.831 chapter 1704 of the OGCL and (B) in the case of Mid Am, the requirements of Paragraph 2(i) of Article 8 of Bancshares' restated articles of incorporation, as amended.

     (e) Governmental Filings; No Violations. (i) Other than the applications, notices, reports and other filings required to be made by it in connection with the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and the approvals of federal, state and local, domestic and foreign, authorities regulating financial institutions (the "Regulatory Approvals") and other than as required under the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (including the rules and regulations thereunder, the "Securities Act"), and state securities and "Blue Sky" laws (together with the Exchange Act and the Securities Act, the "Securities Laws"), no applications, notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of this Plan or the Mid Am Stock Option Agreement or the Bancshares Stock Option Agreement, as the case may be, by it and the consummation by it of the transactions contemplated hereby and thereby.

     (ii) The execution, delivery and performance of this Plan does not and will not, and the consummation by it of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or code of regulations, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under any of the Contracts.

     (f) Reports and Financial Statements. (i) It has delivered to the other party each registration statement, offering circular, report, definitive joint proxy statement or information statement filed, used or circulated by it under the Securities Act, the Exchange Act and state securities and "Blue Sky" laws with respect to periods since January 1, 1998 through the date of this Plan and will promptly deliver each such registration statement, offering circular, report, definitive proxy statement or information statement filed, used or circulated after the date hereof (collectively, whether filed before or after the date hereof, its "Reports"), each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (or if not so filed, in the form used or circulated).

     (ii) As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan), each of the Reports, including the financial statements, exhibits and schedules thereto,

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filed, used or circulated prior to the date hereof complied (and each of the
Reports filed after the date of this Plan, will comply) in all material respects with applicable Securities Laws and did not (or in the case of Reports filed after the date of this Plan, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (iii) Each of its consolidated statements of condition or balance sheets included in or incorporated by reference into its Reports, including the related notes and schedules, fairly presented (or, in the case of Reports prepared after the date of this Plan, will fairly present) the consolidated financial position of it and its subsidiaries as of the date of such statement of condition or balance sheet and each of the consolidated statements of income, cash flows and shareholders' equity included in or incorporated by reference into its Reports, including any related notes and schedules, fairly presented (or, in the case of Reports prepared after the date of this Plan, will fairly present) the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Collectively, its foregoing consolidated statements of condition or balance sheets, statements of income, cash flows and shareholders' equity are referred to as its "Financial Statements".

     (g) Absence of Certain Events and Changes. (i) Since December 31, 1997, it and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (ii) there has not been any change or development or combination of changes or developments which, individually or in the aggregate, has or resulted in or is reasonably likely to result in a Material Adverse Effect.

     (h) Compliance with Laws. It and each of its subsidiaries:

          (i) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act;

          (ii) has all permits, licenses, franchises, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it or such subsidiary to carry on its business as presently conducted;

          (iii) has received since December 31, 1995 no notification or communication from any Governmental Entity (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (A) asserting that it or any of its subsidiaries is not in compliance with any statutes, regulations or ordinances, (B) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance; or

          (iv) is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (i) Litigation. There are no criminal or administrative investigations or hearings of, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings of, before or by any Person (including any Governmental Entity) pending or, to its knowledge, threatened, against or affecting it or any of its subsidiaries (including, without limitation, under the Equal Credit Opportunity Act, the Fair

Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discrimination).

     (j) Taxes. All federal, state, local and foreign Tax (as hereinafter defined) returns, including all information returns, required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its Reports, all Taxes attributable to it or any of its subsidiaries that are or were due or payable (without regard to whether such Taxes have been assessed) have been paid in full or have been adequately provided for on its consolidated balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). As of the date of this Plan and except as disclosed in its Reports, there is no outstanding audit examination, deficiency, refund litigation or outstanding waivers or agreements extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its subsidiaries. All Taxes due with respect to completed and settled examinations or concluded litigation relating to it or any of its subsidiaries have been paid in full or have been recorded on its or such subsidiary's balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Neither it nor any of its subsidiaries is a party to a Tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified any party (other than it or one of its subsidiaries) with respect to Taxes that has been entered into in connection with the sale of a company or a business. The proper and accurate amounts have been withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for such purposes) for all periods through the Closing Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation). The term "Tax" includes any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by any federal, state or local, domestic or foreign government or subdivision or agency thereof.

     (k) Insurance. It and its subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices.

     (l) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any material proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike involving it or any of its subsidiaries pending or, to its knowledge, threatened, nor is it aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

     (m) Employee Benefits. (i) Paragraph 5.3(m) of its Disclosure Letter sets forth a list of each "employee benefit plan", as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plan, employment or severance contract and all other employee benefit plans that cover current or former officers or employees ("Employees") or current or former directors of it and its subsidiaries (its "Compensation Plans").

     (ii) All of its Compensation Plans other than Multiemployer Plans are in compliance with all applicable laws, including ERISA and the Internal Revenue Code. Each of its Compensation Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of

Rev. Proc. 93-39), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation relating to its Compensation Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Compensation Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA.

     (iii) No liability under Subtitle C or D of Title IV of ERISA (other than payment of applicable premiums) has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity (an "ERISA Affiliate Plan") which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Internal Revenue Code (an "ERISA Affiliate"). It and its subsidiaries and ERISA Affiliates have neither contributed to nor been obligated to contribute to any "multiemployer plan" within the meaning of Section 3(37) of ERISA, regardless of whether based on contributions of an ERISA Affiliate. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date hereof, or will be required to be filed as a result of the transactions contemplated by this Plan. Neither it, its subsidiaries nor any of their respective ERISA Affiliates has incurred or is aware of any facts that are reasonably likely to result in any liability pursuant to Sections 4069 or 4204 of ERISA.

     (iv) All contributions required to be made by it and its subsidiaries under the terms of any of its Compensation Plans have been timely made or have been reflected on its audited financial statements or preliminary financial statements. Neither any of its Pension Plans nor any of its ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. None of it, its subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (v) Under each of its Pension Plans and any ERISA Affiliate Plans, as of the last day of the most recent plan year ended prior to the date of this Plan, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the most recent actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan, and there has been no change in the financial condition of such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year.

     (vi) Neither it nor its subsidiaries have any obligations for retiree health and life benefits and there are no restrictions on the rights of it or its subsidiaries to amend or terminate any such Plan without incurring any liability thereunder in addition to normal liabilities for benefits.

     (vii) The transactions contemplated by this Plan and the Stock Option Agreements will not result in the vesting or acceleration of any amounts under any Compensation Plan, any increase in benefits under any Compensation Plan or payment of any severance or similar compensation under any Compensation Plan.

     (viii) No Compensation Plans covering current or former non-U.S. employees of its subsidiaries have unfunded liabilities and all such Compensation Plans are in substantial compliance with local law.

     (n) Environmental Matters. Neither the conduct nor operation of it or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws (as hereinafter defined) and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither it nor any of its subsidiaries has received any notice from any person or entity that it or its subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property. As used herein, "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     (o) Community Reinvestment Act. Each of its banking subsidiaries which is subject to the provisions of the Community Reinvestment Act has an assigned rating of "satisfactory" or better under the provisions of the Community Reinvestment Act and the regulations promulgated thereunder.

     (p) Agreements. (i) As of the date of this Plan, except for (A) this Plan and the Stock Option Agreements and (B) arrangements made after the date, and in accordance with the terms, of this Plan, it and its subsidiaries are not bound by (x) any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act) to be performed after the date hereof that has not been filed with or incorporated by reference in its Reports filed on or prior to the date hereof or (y) any Contract that restricts the conduct of business by it or any of its subsidiaries.

     (ii) None of it or any of its subsidiaries is in default under any material Contract.

     (q) Knowledge as to Conditions. As of the date of this Plan, it knows of no reason, including the status of its efforts regarding "year 2000 issues," (i) why the Regulatory Approvals should not be obtained, (ii) why the accountants' letters referred to in Section 7.1(g) or the opinions of tax counsel referred to in Section 7.2(c) will not be able to be obtained on the Closing Date, or (iii) why the opinion of tax counsel referred to in Section 7.3(c) will not be able to be obtained at the Effective Time.

     (r) Fairness Opinions. It has received the opinion of, McDonald & Company Securities, Inc. in the case of Mid Am, and Sandler O'Neill & Partners, L.P. in the case of Bancshares, to the effect that as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to its shareholders.

     (s) Brokers and Finders. None of it, its subsidiaries or any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that Mid Am has retained McDonald & Company Securities, Inc. as its financial adviser and Bancshares has retained Sandler O'Neill & Partners, L.P. as its financial adviser, the arrangements with which have been set forth in its respective Disclosure Letter.

     (t) Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements (collectively, the "Risk Management Instruments"), whether entered into for its own account, or for the account of one or more of its subsidiaries or its customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of the Risk Management Instruments constitutes the valid and legally binding obligation of, in the case of representations and warranties made by Mid Am, Mid Am or one of its subsidiaries or, in the case of representations and warranties made by Bancshares, Bancshares or one of its subsidiaries, enforceable in accordance with the terms of such Risk Management Instrument (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect.

     (u) Year 2000. The computer software operated by it which is material to the conduct of its business is capable of providing or is being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a Material Adverse Effect on it.

     (v) Employment Agreements. In the case of Bancshares only, Bancshares has entered into certain employment agreements with Edward J. Reiter, David R. Francisco and Marty E. Adams, each of which has been duly authorized, executed and delivered by Bancshares and none of which shall be modified, amended or supplemented without the prior written consent of Mid Am.

                                   ARTICLE VI
                                   COVENANTS

     6.1 Conduct of Business Pending the Effective Time. Each of Mid Am and Bancshares agrees, as to itself and its subsidiaries, that, except insofar as the other party shall otherwise consent in writing (such consent not to be unreasonably withheld) or except as otherwise expressly contemplated by this Plan or the Stock Option Agreements or as set forth in paragraph 6.1 of its Disclosure Letter:

          (a) The business of it and its subsidiaries will be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and its subsidiaries will use all reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (i) adversely affect the ability of any of them to obtain (A) any Regulatory Approval, (B) the accountants' letters referred to in Section 7.1(g) or (C) the opinions of tax counsel referred to, in the case of Mid Am, in Section 7.2(c) and in the case of Bancshares, in Section 7.3(c), or (ii) adversely affect its ability to perform its obligations under this Plan or the Stock Option Agreements.

          (b) It will not (i) sell or pledge, agree to sell or pledge, or permit any Lien to exist on, any stock owned by it or any of its material subsidiaries; (ii) other than as contemplated by Section 2.5 and Section 2.6, amend or restate its articles of incorporation or code of regulations;
     (iii) other than as referred to in Section 4.4, split, combine or reclassify any outstanding capital stock; (iv) other than as permitted by
     Section 6.2, declare, set aside or pay any dividend or distribution payable in cash, stock or other property with respect to any of its capital stock; or (v) except for acquisitions made by Mid Am National Bank and Trust Company, as trustee under Mid Am's Employee Stock Ownership Pension Plan, as amended and restated, and Mid Am's Employee Stock Ownership and Savings Plan, as amended and restated, and by the trustee under Citizen's Employee Stock Ownership Plan, as amended and restated, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) Neither it nor any of its subsidiaries will (i) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of, any class, except pursuant to this Plan, the Stock Option Agreements, or in connection with acquisitions announced prior to the date hereof; (ii) transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any other material property or assets or encumber any property or assets other than to a direct or indirect wholly owned subsidiary of it; (iii) cancel, release, assign or modify any material amount of indebtedness of any other individual, bank, corporation, partnership, trust, association or other entity or organization (any of the foregoing, a "Person") other than in the ordinary and usual course of business consistent with past practice; or (iv) authorize capital expenditures other than in the ordinary and usual course of business.

          (d) Except for internal reorganizations involving existing subsidiaries, or in satisfaction of debts previously contracted in good faith, neither it nor any of its subsidiaries will make any material acquisition of, or investment in, assets or stock of any other Person.

          (e) Other than in the ordinary course of business consistent with past practice, it will not incur or permit any of its subsidiaries to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or make any loan or advance.

          (f) Neither it nor any of its subsidiaries will (i) grant any increase in compensation or benefits to its Employees, except for normal increases consistent with past practice or as required by law; (ii) pay any bonus except as consistent with past practice; (iii) grant any severance or termination pay to any director or Employee except as consistent with past practice; (iv) enter into or amend any employment or severance agreement with any director or Employee (provided that this clause (iv) shall not prohibit either party from approving a renewal or other extension of an existing employment or severance agreement in accordance with its terms and in the ordinary course of business consistent with past practice); (v) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors; or (vi) effect any material change in retirement benefits for any class of its Employees (unless such change is required by applicable law or, in the opinion of counsel, is necessary or advisable to maintain the tax qualification of any plan under which the retirement benefits are provided) (provided that this clause (vi) shall not prohibit Bancshares from entering into certain stock option plans for employees and directors with the cooperation and consent of Mid Am).

          (g) Except as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable law, neither it nor any of its subsidiaries will establish, adopt, enter into or make any new, or amend any existing, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors or Employees.

          (h) Neither it nor any of its subsidiaries will implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory accounting principles.

          (i) Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding against it, except for any claim, action or proceeding which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Bancshares or Mid Am and each of their respective subsidiaries, taken as a whole, and that does not involve or create precedent for claims, actions or proceedings that are reasonably likely to be material to Bancshares or Mid Am and each of their respective subsidiaries taken as a whole.

          (j) Neither it nor any of its subsidiaries will authorize or enter into an agreement to take any of the actions referred to in paragraphs (a) through (i) above.

     6.2 Dividends. Each of Mid Am and Bancshares agrees that, from and after the date hereof until the Effective Time, (i) direct and indirect wholly owned subsidiaries of each of Mid Am and Bancshares may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay dividends in cash, stock or other property and (ii) each may pay quarterly dividends on outstanding shares of Mid Am Common Stock and Bancshares Common Stock, respectively, at a rate not to exceed $0.16 per share per quarter in the case of Mid Am and $0.31 per share per quarter in the case of Bancshares (adjusted to $0.16 per share per quarter after the stock split or stock dividend referred to in Section 4.4). Bancshares and Mid Am shall coordinate (on a mutually agreeable basis that will not materially impair their ability to obtain the letters referred to in Section 7.1(g)) the declaration of dividends (and the record and payment dates therefor), it being the intention of the parties hereto that holders of Bancshares Common Stock or Mid Am Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Bancshares Common Stock and/or Mid Am Common Stock and any shares of Bancshares Common Stock any such holder receives in the Merger.

     6.3 Acquisition Proposals. Each of Mid Am and Bancshares agrees that neither it nor any of its subsidiaries nor any of its respective officers and directors or the officers and directors of its subsidiaries shall, and it shall direct and use all reasonable best efforts to cause its employees and agents, including any investment banker, attorney or accountant retained by it or any of its subsidiaries (collectively, its

"Representatives") not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of, all or any substantial part of its assets, deposits or any equity securities of either Mid Am or Bancshares or any of their material subsidiaries (any such proposal or offer in respect of either Mid Am or Bancshares being hereinafter referred to as an "Acquisition Proposal"), other than as expressly contemplated by this Plan, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to implement or make an Acquisition Proposal. Bancshares will notify Mid Am, and Mid Am will notify Bancshares, immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it and any developments with respect thereto.

     6.4 Shareholder Approval. (a) Mid Am agrees to take, in accordance with applicable law and its amended articles of incorporation and code of regulations, all action necessary to convene a meeting of its shareholders (including any adjournment or postponement, the "Mid Am Meeting"), as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the adoption and approval of this Plan and the Merger. The Board of Directors of Mid Am shall recommend such adoption and approval and Mid Am will take all reasonable lawful action to solicit such adoption and approval and authorization by its shareholders.

     (b) Bancshares agrees to take, in accordance with applicable law and its restated articles of incorporation, as amended, and code of regulations, all action necessary to convene a meeting of its shareholders (including any adjournment or postponement, the "Bancshares Meeting"), as promptly as practicable after the Registration Statement is declared effective to consider and vote upon the adoption and approval of this Plan and the Merger and the other matters contemplated hereby. The Board of Directors of Bancshares shall recommend such adoption and approval and Bancshares will take all reasonable lawful action to solicit such adoption and approval by its shareholders.

     6.5 Filings; Other Actions. (a) Each of Mid Am and Bancshares agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Bancshares with the SEC in connection with the issuance of Bancshares Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of Bancshares and Mid Am constituting a part thereof (the "Joint Proxy Statement/Prospectus")). Bancshares agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. Bancshares also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Plan, and each of Bancshares and Mid Am agrees to furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action.

     (b) Each of Mid Am and Bancshares agrees to cooperate with the other and, subject to the terms and conditions set forth in this Plan, use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Plan, including without limitation the Regulatory Approvals. Each of Mid Am and Bancshares shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the material information relating to the other party, and any of their respective subsidiaries, which appears in any material filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other party apprized of the status of matters relating to completion of the transactions contemplated hereby.

     (c) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or Joint Proxy Statement/Prospectus or any other statement, filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Plan.

     (d) Each of Mid Am and Bancshares agrees to consult and cooperate with the other in effecting actions and measures for the purpose of ensuring the orderly consummation of the transactions contemplated hereby and the efficient conduct of the combined businesses of Mid Am and Bancshares following the Merger. Without limiting the foregoing, each of Mid Am and Bancshares agrees, to the extent consistent with applicable law, to consult and cooperate with the other in (i) developing a joint business plan for periods beginning at the Effective Time and (ii) taking reasonable steps in an effort to result in the achievement of the objectives stated in such joint business plan.

     6.6 Information Supplied. Each of Bancshares and Mid Am agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement and each amendment and supplement thereto, if any, become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing to shareholders and at the times of the Bancshares Meeting and the Mid Am Meeting, will contain any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement/Prospectus or any amendment or supplement thereto. Neither the Joint Proxy Statement/Prospectus nor the Registration Statement will be filed, and, prior to the termination of this Plan, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement shall be filed, by Mid Am or Bancshares without consultation with the other party and its counsel.

     6.7 Access and Investigations. (a) Upon reasonable notice and whether during or after the due diligence periods provided for in Sections 8.3(a) and 8.4(a), each of Mid Am and Bancshares agrees to (and shall cause each of its subsidiaries to) afford the other party's Representatives access, during normal business hours throughout the period until the Closing Date, to its properties, books, contracts and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all material information concerning its business, properties and personnel as may reasonably be requested. Neither Bancshares nor Mid Am nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such party's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule regulation, order, judgment or decree or any binding agreement entered into prior to the date of this Plan. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which restrictions of the preceding sentence apply.

     (b) Each party agrees, and will cause its respective Representatives not to, use any information obtained from the other party (or such other party's affiliates or Representatives), pursuant to this Section 6.7 or otherwise, for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Each party will keep, and will cause its Representatives to keep, all information and documents obtained from the other party pursuant to this Section
6.7 or during the investigation leading up to the execution of this Plan confidential unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

     6.8 Certain Modifications; Restructuring Charges. Bancshares and Mid Am agree to consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. Bancshares and Mid Am shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with generally accepted accounting principles, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this Section 6.8.

     6.9 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby or by the Stock Option Agreements, each of Mid Am and Bancshares and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Plan or by the Stock Option Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Plan.

     6.10 Options. (a) Conversion of Options. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of an option, each option granted by Mid Am to purchase shares of Mid Am Common Stock (any such option to purchase shares of Mid Am Common Stock being referred to as a "Mid Am Option") that is outstanding and unexercised, whether vested or unvested, immediately prior thereto (excluding any such option the holder of which is then entitled to receive cash or stock in satisfaction thereof under the terms of such option or warrant) shall be converted into an option (each, a "New Option") to purchase such number of shares of Bancshares Common Stock at an exercise price determined as provided below (and otherwise having the same duration and other terms as the original Mid Am Option):

          (i) the number of shares of Bancshares Common Stock to be subject to the New Option shall be equal to the product of (A) the number of shares of Mid Am Common Stock purchasable upon exercise of the original Mid Am Option and (B) the Exchange Ratio, the product being rounded, if necessary, up or down, to the nearest whole share; and

          (ii) the exercise price per share of Bancshares Common Stock under the New Option shall be equal to (A) the exercise price per share of Mid Am Common Stock under the original Mid Am Option divided by (B) the Exchange Ratio, rounded, if necessary, up or down, to the nearest cent.

With respect to any Mid Am Options that are "incentive stock options" (as defined in Section 422(b) of the Internal Revenue Code), the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Internal Revenue Code.

     (b) Assumption by Bancshares. At or prior to the Effective Time, Mid Am shall make all necessary arrangements with respect to its plans to permit assumption of the unexercised Mid Am Options by Bancshares pursuant to this
Section 6.10.

     6.11 Benefit Plans. (a) Prior to the Effective Date, Bancshares and Mid Am shall cooperate in reviewing, evaluating and analyzing the Bancshares benefit plans and the Mid Am benefit plans with a view towards developing appropriate new benefit plans or amending, supplementing or modifying existing benefit plans of Bancshares or Mid Am. One or more committees comprised of an equal number of employee representatives of Bancshares and Mid Am shall be established to evaluate and make recommendations to the Board of Directors of the Surviving Corporation or the Management Executive Committee formed pursuant to Section 3.2 of this Plan, as appropriate, with respect to the employee welfare benefits and stock ownership plan and programs of the Surviving Corporation.

     (b) The foregoing notwithstanding, Bancshares agrees to honor in accordance with their terms all benefits vested under Mid Am's Compensation Plans.

     (c) It is the express understanding and intention of the parties that no employee or other Person shall be deemed to be a third party beneficiary, or have or acquire any right to enforce the provisions, of this Section 6.11, and that nothing in this Plan shall be deemed to constitute a "plan" or an "amendment to a plan."

     6.12 Indemnification and Insurance. (a) Bancshares agrees to indemnify and hold harmless (including the advancement of expenses as incurred) each present and former director and officer of Mid Am and Bancshares and their subsidiaries (each, an "Indemnified Party") for a period of six years after the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. Bancshares' obligations under this paragraph (a) shall continue in full force and effect for a period of six years from the Effective Time, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

     (b) Bancshares shall cause the Persons serving as officers and directors of Mid Am and Bancshares immediately prior to the Effective Time to be covered for a period of six years after the Effective Time by the directors' and officers' liability insurance policy currently maintained by Bancshares (provided that Bancshares may substitute policies providing comparable or better coverage than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Bancshares be required to expend more than 200% of the amount currently expended by Mid Am (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto, and provided further that, if Bancshares is unable to maintain or obtain the insurance called for by this Section 6.12(b), Bancshares shall use its best efforts to obtain as much comparable insurance as available for the Maximum Amount; provided, further, that such Persons may be required to make application and provide customary representations and warranties to Bancshares' insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Bancshares thereof; provided that the failure so to notify shall not affect the obligations of Bancshares under
Section 6.12(a) unless and to the extent that Bancshares is actually prejudiced as a result of such failure.

     (d) If Bancshares or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Bancshares shall assume the obligations set forth in this Section 6.12.

     (e) The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.13 Affiliate Agreements. (a) As soon as practicable after the date hereof, Mid Am shall identify to Bancshares and Bancshares shall identify to Mid Am all Persons who are at the date hereof (or at another reasonably proximate date) "affiliates" of Mid Am or Bancshares, respectively, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and/or Accounting Series Releases 130 and 135, as amended, of the SEC ("Affiliates"). Each of Mid Am and Bancshares shall use all reasonable best efforts to obtain a written agreement in the form of, in the case of Mid Am, Annex 4 and, in the case of Bancshares, Annex 5, from each Person who is so identified as a possible Affiliate and shall deliver copies of such written agreements to the other party as soon as practicable.

     (b) As soon as practicable after the date of the Mid Am Meeting or Bancshares Meeting, as applicable, Mid Am shall identify to Bancshares and Bancshares shall identify to Mid Am all Persons who were, at the time of the Mid Am Meeting or the Bancshares Meeting, Affiliates of Mid Am and Bancshares, respectively, and who were not previously identified in accordance with Section 6.13(a). Each of Mid Am and Bancshares shall use all reasonable best efforts to obtain a written agreement in the form specified in paragraph (a) from each Person who is so identified and shall deliver copies of such written agreements to the other party as soon as practicable.

     6.14 Publicity. The initial press release relating hereto will be a joint press release and thereafter Bancshares and Mid Am shall agree with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity.

     6.15 Reasonable Best Efforts. Subject to the terms and conditions of this Plan, each of Mid Am and Bancshares agrees to cooperate fully with each other and to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, at the time and in the manner contemplated by this Plan, the Merger, including, without limitation, using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger.

     6.16 Notification of Certain Matters. Each of Mid Am and Bancshares will give prompt notice to the other upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any Material Adverse Effect with respect to it, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.17 Expenses. Each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that Mid Am and Bancshares each shall bear and pay one-half of the following expenses:
(i) the costs (excluding the fees and disbursements of counsel and accountants) incurred in connection with the preparation (including copying and printing) of the Joint Proxy Statement/Prospectus and Registration Statement and applications to Governmental Entities for the approval of the Merger and (ii) all listing, filing or registration fees, including, without limitation, fees paid for filing the Registration Statement and the Joint Proxy Statement/Prospectus with the SEC and fees paid for filings with Governmental Entities.

                                  ARTICLE VII
                                   CONDITIONS

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Mid Am and Bancshares to consummate the Merger is subject to the fulfillment or written waiver by Mid Am and Bancshares prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Plan and the Merger and the Articles Amendments and the Code Amendments shall have been duly adopted and approved by the requisite votes of the shareholders of Mid Am and the shareholders of Bancshares.

          (b) Governmental and Regulatory Consents. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which either of the Bancshares Board of Directors or the Mid Am Board of Directors reasonably determines would following the Effective Time, have a Material Adverse Effect on the Surviving Corporation and its subsidiaries taken as a whole.

          (c) Third Party Consents. All consents or approvals of all Persons (other than Governmental Entities) required for consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the financial condition or results of operations of the Surviving Corporation.

          (d) No Prohibitions. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger.

          (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Entity.

          (f) Blue Sky Approvals. All permits and other authorizations under the Securities Laws (other than that referred to in Section 7.1(e)) and other authorizations necessary to consummate the Merger and to issue the shares of Bancshares Common Stock to be issued in the Merger shall have been received and be in full force and effect.

          (g) Accountants' Pooling Letters. Each of Mid Am and Bancshares shall have received letters, dated as of the mailing date of the Joint Proxy Statement/Prospectus and the Effective Time, from Crowe, Chizek and Company LLP and PricewaterhouseCoopers LLP, independent auditors, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended, if consummated in accordance with this Plan.

          (h) Nasdaq Listing. The shares of Bancshares Common Stock that shall be issued to the shareholders of Mid Am upon consummation of the Merger shall have been authorized for listing on the Nasdaq subject to official notice of issuance.

     7.2 Conditions to Obligation of Mid Am. The obligation of Mid Am to consummate the Merger is also subject to the fulfillment, or the written waiver by Mid Am prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Bancshares set forth in this Plan shall be, giving effect to Sections
     5.1 and 5.2, true and correct as of the date of this Plan and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Plan or some other date shall be true and correct as of such date); and Mid Am shall have received a certificate, dated the Closing Date, signed on behalf of Bancshares by the Chief Executive Officer and the Chief Financial Officer of Bancshares to such effect.

          (b) Performance of Obligations of Bancshares. Bancshares shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time, and Mid Am shall have received a certificate, dated the Closing Date, signed on behalf of Bancshares by the Chief Executive Officer and the Chief Financial Officer of Bancshares to such effect.

          (c) Opinion of Tax Counsel. Mid Am shall have received an opinion of Sullivan & Cromwell, special counsel to Mid Am, dated the Closing Date and in customary form, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code, and that each of Bancshares and Mid Am will be a party to that reorganization within the meaning of
     Section 368(b) of the Internal Revenue Code. If Bancshares or an affiliate of Bancshares is the surviving or acquiring corporation in the Merger, such opinion shall include a statement to the effect that on the basis of the assumptions set forth in such opinion, no gain or loss will be recognized for Federal income tax purposes by the stockholders of Mid Am who exchange all of their Mid Am Common Stock solely for Bancshares Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Bancshares Common Stock). In rendering its opinion, Sullivan & Cromwell may require and rely upon representations and covenants, including those contained in certificates of officers of Bancshares, Mid Am and others, reasonably satisfactory in form and substance to such counsel.

     7.3 Conditions to Obligation of Bancshares. The obligation of Bancshares to consummate the Merger is also subject to the fulfillment, or the written waiver by Bancshares prior to the Effective Time, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Mid Am set forth in this Plan shall be, giving effect to Sections 5.1 and 5.2, true and correct as of the date of this Plan and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Plan or some other date shall be true and correct as of such date) and Bancshares shall have received a certificate, dated the Closing Date, signed on behalf of Mid Am by the Chief Executive Officer and the Chief Financial Officer of Mid Am to such effect.

          (b) Performance of Obligations of Mid Am. Mid Am shall have performed in all material respects all obligations required to be performed by it under this Plan at or prior to the Effective Time; and Bancshares shall have received a certificate, dated the Closing Date, signed on behalf of Mid Am by the Chief Executive Officer and the Chief Financial Officer of Mid Am to such effect.

          (c) Opinion of Tax Counsel. Bancshares shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates, special counsel to Bancshares, dated the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that each of Bancshares and Mid Am will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. If pursuant to
     Section 1.1 of this Agreement the method of effecting the combination of Bancshares and Mid Am is changed such that Mid Am or an affiliate of Mid Am is the surviving or acquiring corporation in the Merger, such opinion shall also include a statement substantially to the effect that no gain or loss will be recognized for Federal income tax purposes by the stockholders of Bancshares who exchange all of their Bancshares Common Stock solely for Mid Am Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Mid Am Common Stock). In rendering its opinion, Skadden, Arps, Slate, Meagher & Flom LLP & Affiliates may require and rely upon representations and covenants, including those contained in certificates of officers of Bancshares, Mid Am and others, reasonably satisfactory in form and substance to such counsel.

                                  ARTICLE VIII
                                  TERMINATION

     8.1 Termination by Mutual Consent. This Plan may be terminated and the Merger may be abandoned at any time prior to the Effective Time (whether or not the shareholders of Bancshares Common Stock or Mid Am Common Stock have adopted and approved this Plan), upon the mutual consent of Mid Am and Bancshares, by action of their respective Boards of Directors.

     8.2 Termination by Either Mid Am or Bancshares. This Plan may be terminated and the Merger may be abandoned by action of the Board of Directors of either Mid Am or Bancshares if (a) the Merger shall not have been consummated by March 31, 1999 (the "Termination Date"), (b) any required Regulatory Approval shall have been denied by the relevant Governmental Entity or such Governmental Entity shall have requested the permanent withdrawal of any application therefor, or
(c) the approval of the shareholders of Mid Am or Bancshares referred to in
Section 7.1(a) shall not have been obtained at the Mid Am Meeting or the Bancshares Meeting, respectively (provided, that the terminating party is not then in material breach of its obligations under Section 6.4).

     8.3 Termination by Bancshares. This Plan may be terminated and the Merger may be abandoned by action of the Board of Directors of Bancshares as follows:

          (a) It is intended that Bancshares will continue its due diligence review of Mid Am for up to 30 days after the date hereof. In the event that Bancshares' due diligence investigation of Mid Am and its subsidiaries discloses one or more matters which either (i) Bancshares in good faith believes in the reasonable judgment of the Board of Directors of Bancshares to be inconsistent with any of the representations and warranties of Mid Am and which constitute or have had or are reasonably likely to have a Material Adverse Effect on Mid Am or (ii) in the reasonable judgment of the Board of Directors of Bancshares either (A) is of such significance as to constitute or have or be reasonably likely to have a Material Adverse Effect on Mid Am and its subsidiaries, taken as a whole, or (B) deviates materially and adversely from the financial statements for the year ended December 31, 1997 or the three months ended March 31, 1998, of Mid Am, the Board of Directors of Bancshares may elect to terminate this Plan by giving notice of termination to Mid Am within or at the end of the 30 day period following the date hereof;

          (b) At any time prior to the Effective Time, if Mid Am shall have breached any representation, warranty, covenant or agreement contained herein that would result in the failure to satisfy the closing condition set forth in Section 7.3(a) or 7.3(b) and such breach cannot be or has not been cured within 30 days after the giving of a written notice to Mid Am of such breach;

          (c) At any time prior to the Mid Am Meeting, if the Board of Directors of Mid Am shall have failed to make or shall have withdrawn, or materially modified or changed, its approval or recommendation referred to in Section 6.4(a); or

          (d) at any time prior to the close of business, Eastern Standard Time, on May 21, 1997, if Mid Am shall have not executed and delivered the Mid Am Stock Option Agreement to Bancshares.

     8.4 Termination by Mid Am. This Plan may be terminated and the Merger may be abandoned by action of the Board of Directors of Mid Am as follows:

          (a) It is intended that Mid Am will continue its due diligence review of Bancshares for up to 30 days after the date hereof. In the event that Mid Am's due diligence investigation of Bancshares and its subsidiaries discloses one or more matters which either (i) Mid Am in good faith believes in the reasonable judgment of the Board of Directors of Mid Am to be inconsistent with any of the representations and warranties of Bancshares and which constitute or have had or are reasonably likely to have a Material Adverse Effect on Bancshares or (ii) in the reasonable judgement of the Board of Directors of Mid Am either (A) is of such significance as to constitute or have or be reasonably likely to have a Material Adverse Effect on Bancshares and its subsidiaries, taken as a whole, or (B) deviates materially and adversely from the financial statements for the year ended December 31, 1997 or the three months ended March 31, 1998, of Bancshares, the Board of Directors of Mid Am may elect to terminate this Plan by giving notice of termination to Bancshares within or at the end of the 30 day period following the date hereof;

          (b) At any time prior to the Effective Time, if Bancshares shall have breached any representation, warranty, covenant or agreement contained herein that would result in the failure to satisfy the closing condition set forth in Section 7.2(a) or 7.2(b) and such breach cannot be or has not been cured within 30 days after the giving of a written notice to Bancshares of such breach;

          (c) At any time prior to the Bancshares Meeting, if the Board of Directors of Bancshares shall have failed to make, or shall have withdrawn, or materially modified or changed, its approval or recommendation referred to in Section 6.4(b); or

          (d) at any time prior to the close of business, Eastern Standard Time, on May 21, 1997, if Bancshares shall have not executed and delivered the Bancshares Stock Option Agreement to Mid Am.

     8.5 Effect of Termination and Abandonment. In the event of termination of this Plan and the abandonment of the Merger pursuant to this Article VIII, (a) no party to this Plan shall have any liability or further obligation to any other party hereunder provided, however, termination will not relieve a breaching party from liability for any willful breach giving rise to such termination and (b) this Plan shall forthwith be void and of no further legal effect, other than the provisions of this Section 8.5 and Sections 6.7(b) and 6.17 and Article IX. Notwithstanding the foregoing, in the event of any termination of this Plan, the Stock Option Agreements shall remain in full force and effect in accordance with their respective terms.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 Survival. Except for the agreements and covenants contained in Article II, Article III, Article IV, Section 6.10, Section 6.11, Section 6.12 and this
Article IX, the representations and warranties, agreements and covenants contained in this Plan shall be deemed only to be conditions of the Merger and shall not survive the Effective Time.

     9.2 Modification or Amendment. Subject to applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Plan, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3 Waiver of Conditions. The conditions to each party's obligation to consummate the Merger are for the sole benefit of such party and may be waived by such party as a whole or in part to the extent permitted by applicable law. No waiver shall be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

     9.4 Counterparts. For the convenience of the parties hereto, this Plan may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5 GOVERNING LAW. THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

     9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

          (a) If to Mid Am:

          Mid Am, Inc.
          221 South Church Street
          Bowling Green, Ohio 43402
          Attention: Edward J. Reiter
          Telecopy: (419) 354-5263

          with copies to:
                                              and

          W. Granger Souder, Esq.                      H. Rodgin Cohen, Esq.
          Mid Am, Inc.                                 Mark J. Menting, Esq.
          221 South Church Street                      Sullivan & Cromwell
          Bowling Green, Ohio 43402                    125 Broad Street
          Telecopy: (419) 354-5263                     New York, New York 10004
                                                       Telecopy: (212) 558-3588

          (b) If to Bancshares:

              Citizens Bancshares, Inc.
           10 East Main Street
           Salineville, Ohio 43945
           Attention: Marty E. Adams
           Telecopy: (330) 679-0523

           with copies to:
                                                and

           Patricia Oliver, Esq.                 William S. Rubenstein, Esq.
           Squire, Sanders & Dempsey L.L.P.      Skadden, Arps, Slate, Meagher &
           4900 Key Tower                        Flom & Affiliates
           127 Public Square                     919 Third Avenue
           Cleveland, Ohio 44114                 New York, New York 10022
           Telecopy: (216) 479-8776              Telecopy: (212) 735-2000

     9.7 Entire Agreement, Etc. This Plan (including the Annexes hereto and the Disclosure Letters) and any Stock Option Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof, and this Plan shall not be assignable by operation of law or otherwise (any attempted assignment in contravention of this Section 9.7 being null and void).

     9.8 Definition of "subsidiary"; Covenants with Respect to Subsidiaries. (a) When a reference is made in this Plan to a subsidiary of a Person, the term "subsidiary" means those other Persons that are controlled, directly or indirectly, by such Person.

     (b) Insofar as any provision of this Plan shall require a subsidiary of a party to take or omit to take any action, such provision shall be deemed a covenant by Mid Am or Bancshares, as the case may be, to cause such action or omission to occur.

     9.9 Interpretation; Effect. When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents and headings contained in this Plan are for reference purposes only and are not part of this Plan. Whenever the words "include," "includes" or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation." No provision of this Plan shall require Mid Am or Bancshares or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation or prevent any of them from taking any action the failure of which to take would result in such a violation. As used herein, the term "as of the date hereof" or any similar term shall mean May 20, 1998.

     9.10 Severability. If any provision of this Plan or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     9.11 No Third Party Beneficiaries. Nothing contained in this Plan, expressed or implied, is intended to confer upon any Person, other than the parties hereto, any benefit, right or remedies except that the provisions of
Section 6.12 shall inure to the benefit of the Persons referred to therein.

     IN WITNESS WHEREOF, this Plan has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.
                                          MID AM, INC.

                                          BY:     /s/ DAVID R. FRANCISCO
                                             -----------------------------------
                                             Name: David R. Francisco
                                             Title: President and Chief
                                              Operating Officer

                                          CITIZENS BANCSHARES, INC.

                                          BY:       /s/ MARTY E. ADAMS
                                             -----------------------------------
                                             Name: Marty E. Adams
                                             Title: President and Chief
                                              Executive Officer

                                                                         ANNEX 1

               FORM OF [MID AM] [CITIZENS] STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of May 21, 1998, between [Mid Am, Inc. ("Mid Am")] [Citizens Bancshares, Inc. (Citizens)], an Ohio corporation ("Grantee"), and [Citizens] [Mid Am], an Ohio corporation ("Issuer").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer are entering into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, as a condition and an inducement to Grantee's entering into the Merger Agreement, Issuer is granting Grantee the Option (as hereinafter defined) and, as a condition and an inducement to Issuer's entering into the Merger Agreement, Grantee is granting Issuer a Reciprocal Option (as hereinafter defined) on terms and conditions substantially identical to those of this Agreement; and

     WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the date hereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of [IF MID AM IS GRANTOR -- 4,648,726][IF CITIZENS IS GRANTOR -- 1,761,308] fully paid and nonassessable shares of the common stock, without par value, of Issuer ("Common Stock") at a price per share equal to [IF MID AM IS GRANTOR -- $27.00] [IF CITIZENS IS GRANTOR -- $72.75], (such price, as adjusted if applicable, the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section [IF MID AM IS GRANTOR -- 8.4(b)][IF CITIZENS IS GRANTOR -- 8.3(b) due to a willful breach by Issuer (a "Listed Termination"); or (iii) the passage of eighteen (18) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. Notwithstanding anything to the contrary contained herein,
(i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section [IF MID AM IS GRANTOR -- 8.3(b)][IF CITIZENS IS GRANTOR -- 8.4(b)] thereof and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (A) by Issuer pursuant to Section [if Mid Am is Grantor -- 8.3(b)][if Citizens is Grantor -- 8.4(b)] thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Merger Agreement or (B) pursuant to Section 8.3(a) or Section 8.4(a) unless the Grantor is in willful and material breach of the Merger Agreement.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) Issuer or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean
     (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary or group of Issuer Subsidiaries (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned Subsidiaries of the Issuer or (ii) after which the common shareholders of the Issuer immediately prior thereto in the aggregate own or continue to own at least 65% of the common stock of the Issuer or the publicly held surviving or successor corporation immediately following consummation thereof, provided, that any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary or group of Issuer Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X), or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or group of Issuer Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary, provided, that Acquisition Transaction shall not include any transaction specifically disclosed in the Issuer's Reports filed prior to the date hereof, and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

          (ii) Any person other than the Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii) The shareholders of Issuer shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or ANY ISSUER SUBSIDIARY OR GROUP OF ISSUER SUBSIDIARIES THAT IS, OR WOULD ON AN AGGREGATE BASIS CONSTITUTE, A SIGNIFICANT SUBSIDIARY shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

          (v) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

          (vi) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

          (vii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 20% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 20%.

     (d) The term "Reciprocal Option" shall mean the option granted pursuant to the option agreement dated the date hereof between the Grantee, as issuer of such option, and Issuer, as grantee of such option.

     (e) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (f) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (i) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to
     certain provisions of an agreement, dated as of             , 199 , between
     the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (j) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

          (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like (including any stock dividend split-up or subdivision announced prior to the date hereof but not yet effective), the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/ offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

          (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

          (ii) the consummation of any Acquisition Transaction described in
     Section 2(b)(i) hereof, except that the percentage referred to in clause
     (z) shall be 50%.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
     (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) Subject to paragraph (d) of this Section 8, the Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

     10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12, 14 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (c) The execution, delivery and performance of this Agreement, does not and will not, and the consummation by it of any of the transactions contemplated hereby will not constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or code of regulations, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, or the acceleration of or the creation of a lien (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of it or any of its subsidiaries or any judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

     13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $25 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares being so relinquished and (ii) minus, if applicable, the sum of (1) the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares, and (2) the net cash amounts, if any, received by Grantee pursuant to an arms' length sale of any portion of the Option sold.

     (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
14).

     15. (a) In the event that any Person who has participated in a Subsequent Triggering Event enters into any agreement or understanding with Grantee with respect to Grantee's exercise of, or its election not to exercise, any of Grantee's rights set forth in Section 2, 7 or 14 of this Agreement, Issuer may, by written notice to Grantee, require that Grantee sell to Issuer, and Grantee shall sell to Issuer, (i) the Option and (ii) all (but not less than all) Option Shares purchased by Grantee pursuant hereto and with respect to which Grantee then has beneficial ownership; provided, however, that any such exercise by the Issuer shall not operate to limit Grantee's rights pursuant to Sections 7 and 14 hereof. The date of Grantee's written notice referred to above is referred to as the "Section 15 Notice Date." Such repurchase shall be at an aggregate price (the "Section 15 Repurchase Consideration") equal to:

          (i) the aggregate Purchase Price paid by Grantee for any Option Shares acquired pursuant to the Option with respect to which Grantee then has beneficial ownership; plus

          (ii) the excess, if any, of (x) the market/offer price as of the
     Section 15 Notice Date for a share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; plus

          (iii) the excess, if any, of the market/offer price as of the Section 15 Notice Date over the Option Price paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable (subject to adjustment pursuant to Section 5)) by Grantee for each Option Share with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares; plus

          (iv) the amount of the documented reasonable out-of-pocket expenses incurred by Grantee in connection with the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

     (b) Issuer shall, within 2 business days of receiving the notice referred to in Section 15(a) above, pay the Section 15 Repurchase Consideration in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the Option Shares purchased hereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter the rights and obligations of the Issuer and the Grantee with respect thereto shall be the same as under Section 7(c).

     (c) If, prior to the date which is 18 months after the Section 15 Notice Date, Issuer enters into, or is the subject of, any transaction which would have constituted a Repurchase Event hereunder but for the prior repurchase by Issuer of the Option and Option Shares under this Section 15, then concurrently with the occurrence of such event, Issuer shall pay to Grantee, as additional consideration for the Option and Option Shares purchased by Issuer pursuant to this Section, an amount in immediately available funds equal to the excess, if any, of (i) the Section 15 Repurchase Consideration calculated as if the Section 15 Notice Date had occurred on the date of such Repurchase Event over (ii) the amount previously paid by Issuer to Grantee pursuant to this Section 15.

     (d) In the event that Issuer is, as a result of law or regulation, prohibited from performing any of its obligations under this Section 15, Issuer shall not thereafter enter into any Acquisition Transaction unless the other parties thereto agree to assume Issuer's obligations under this Section 15 to the extent not previously performed. The foregoing sentence shall not operate to limit or waive any remedies Grantee may have against Issuer for Issuer's failure to perform its obligations under this Section 15.

     16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

     17. Each of the Grantor and the Issuer hereby acknowledges and agrees that no profit from the sale of the Common Stock acquired pursuant to the terms of this Option shall be recoverable under Section 1707.043 of the Ohio General Corporation Law.

     18. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     19. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     20. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

     21. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     22. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     23. Except as otherwise expressly provided herein, in the Reciprocal Option or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     24. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          CITIZENS BANCSHARES, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          MID AM, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX 2

                        CERTIFICATE OF AMENDMENT OT THE
                   FIFTH AMENDED ARTICLES OF INCORPORATION OF
                           CITIZENS BANCSHARES, INC.
                   (TO BE RENAMED SKY FINANCIAL GROUP, INC.)

     Marty E. Adams, President of Citizens Bancshares, Inc., an Ohio corporation (the "Corporation"), does hereby certify that a special meeting of the shareholders was duly called and held on the 1st day of October, 1998, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise more than a majority of the voting power of the Corporation, as required by article NINTH, Division B of the Fifth Amended Articles of Incorporation, the following amendments to the Corporation's Fifth Amended Articles of Incorporation were duly adopted:

          1. Article FIRST of the Corporation's Fifth Amended Articles of Incorporation is amended in its entirety to read as follows:

             FIRST: The name of the Corporation shall be Sky Financial Group,
        Inc.

          2. Article SECOND of the Corporation's Fifth Amended Articles of Incorporation is amended in its entirety to read as follows:

             SECOND: The place in the State of Ohio where the principal office of the Corporation will be located is in Bowling Green, Wood County, or such other location as the Board of Directors may from time to time determine.

          3. The first two paragraphs introducing and preceding Division A of Article FOURTH of the Corporation's Fifth Amended Articles of Incorporation are amended in their entirety to read as follows and there is hereby added a new third paragraph as follows:

             FOURTH: The Total number of shares of all classes which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, divided into two classes as follows: 10,000,000 Serial Preferred Shares, par value $10.00 (Ten Dollars) per share (hereinafter called the "Serial Shares") and 150,000,000 Common Shares, without par value (hereinafter called the "Common Shares").

             No holder of any class of shares of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any such class of stock of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to the rights or options to purchase granted by the Corporation.

             No holder of any class of shares of the Corporation shall have the right to cumulate his voting power in the election of the Board of Directors, and the right to cumulate his voting power in the election of Board of Directors, and the right to cumulate voting described in Ohio Revised Code Section 1701.55 is hereby specifically denied to the holders of any class of stock of the Corporation.

          4. Article EIGHTH of the Corporation's Fifth Amended Articles of Incorporation is amended in its entirety to read as follows:

             EIGHTH: Except as otherwise required by these Articles of Incorporation, but notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, any amendments to the Articles of Incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation.

          5. Article NINTH of the Corporation's Fifth Amended Articles of Incorporation is amended in its entirety to read as follows:

             NINTH: Except to the extent that Article FOURTH and SIXTH otherwise provides with respect to certain matters therein set forth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation and to add new provision, in the manner now or hereafter prescribed by statute, upon the affirmative vote of a majority of the outstanding shares of the Corporation, voting as a class; and all rights, privileges and preferences of whatsoever nature conferred upon shareholders, directors and officers pursuant to these Amended and Restated Articles of Incorporation in their present form or as hereafter amended are granted subject to this reservation. Notwithstanding the foregoing, the adoption of any amendment, alteration, change or repeal to these Amended and Restated Articles of Incorporation as the same may be in effect from time to time which is inconsistent with or would have the effect of amending, altering, changing or repealing the provisions of the Sections 7, 9 or 10 of the Regulations of the Corporation as the same may be in effect from time to time shall require the same affirmative vote of the shareholders as would be required under such Regulations to adopt any amendment, alteration, change or repeal or said Sections 7, 9 or 10 or to adopt any provisions inconsistent therewith.

     IN WITNESS WHEREOF, Marty E. Adams, President of the Corporation, acting
for and on behalf of the Corporation has hereunto subscribed his name this   th
day of           , 1998.

                                          CITIZENS BANCSHARES, INC.

                                          By:
                                             -----------------------------------
                                             Marty E. Adams
                                             President

                                                                         ANNEX 3

                      AMENDMENT TO THE CODE OF REGULATIONS
                                       OF
                           CITIZENS BANCSHARES, INC.

     In accordance with Section 37 of the Code of Regulations of Citizens Bancshares, Inc., an Ohio corporation (the "Corporation"), the Board of Directors recommended the following amendments to the Code of Regulations of the Corporation by the affirmative vote of at least two-thirds of the Board of Directors then in office at a duly called meeting held on the 21st day of July, 1998. A special meeting of the shareholders was duly called and held on the 1st day of October, 1998, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise more than a majority of the voting power of the Corporation, as required by Section 37 of the Code of Regulations of the Corporation, the following amendments to the Corporation's Code of Regulations were adopted:

     FIRST, Section 2 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 2. SPECIAL MEETINGS.

          Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or by the directors by action at a meeting or a majority of the directors acting without a meeting or by shareholders holding 50% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

     SECOND, Section 7 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 7. NUMBER.

          (a) The number of directors shall not be less than five (5) nor more than thirty five (35), the exact number of directors to be determined from time to time by an eighty (80) percent majority vote of the directors then in office, and such exact number shall be twenty-two (22) until otherwise so determined.

          (b) At the effective time (the "Effective Time") of the merger with Mid Am, Inc. ("Mid Am"), the directors of the Corporation shall consist of twenty-two (22) members, eleven (11) of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am ("Mid Am Directors") and eleven (11) of whom shall be selected by the Board of Directors of the Corporation prior to the Effective Time ("Bancshares Directors") and which shall be allocated among the three classes of directors of the Corporation by the agreement of the Chairman of the Board and Chief Executive Officer of Mid Am and the Board of Directors of the Corporation so that each class shall have an equal number of Mid Am Directors and Bancshares Directors.

     THIRD, Section 8 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 8. NOMINATIONS.

          (a) Only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election by shareholders as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors by any nominating committee or person appointed by the directors, including (i) pursuant to paragraph (b) of this Section 8 or
     (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in paragraph (c) of this Section 8. No person shall be eligible for election by shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this
     Section 8.

          (b) For a period of three years after the Effective Time, in the event that a Mid Am Director or a Bancshares Director or a director otherwise elected or nominated as set forth herein or by the Mid Am Directors or Bancshares Directors as set forth herein shall resign, no longer be able to serve or not stand for reelection, (i) if such director shall be a Mid Am Director or a nominee of the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and (ii) if such director shall be a Bancshares Director or a nominee of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy.

          (c) Nominations other than those made by or at the direction of the directors, shall be made only pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 8, and, if he should so determine, the defective nomination shall be void and ineffective and the person or persons so nominated shall not be eligible for election.

     FOURTH, Section 10 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 10. REMOVAL.

          Directors may only be removed for cause and only by the affirmative vote of not less than 80 percent of the whole Board of Directors of the Corporation.

     FIFTH, Section 11 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 11. VACANCIES.

          Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to
     Section 7 hereof. Subject to Section 8(b), except in cases where a director is removed as provided by law and these Regulations and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term. A majority of the directors then in office may also fill any vacancy that results from an increase in the number of directors.

     SIXTH, Section 17 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 17. MEMBERSHIP AND ORGANIZATION.

          (a) The directors, at any time, may elect from their number an Executive Committee which shall consist of four or more directors of the Corporation, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof. In the event that an Executive Committee is formed at any time during the three year period after the Effective Time, the Executive Committee shall consist of an even number of directors, one-half of whom shall (the "Mid Am Executive Committee Members") be selected by the Mid Am Directors and nominees of Mid Am Directors serving as directors and one-half of whom (the "Bancshares Executive Committee Members") shall be selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors plus such additional directors as a majority of the directors who become directors as a result of or pursuant to Section 7(b) or 8(b) shall determine.

          (b) Vacancies occurring in the Executive Committee may be filled by the directors; provided however, that for a period of three years after the Effective Time, in the event that a Mid Am Executive Committee Member or a Bancshares Executive Committee Member or a member of the Executive Committee otherwise selected as set forth herein by the Mid Am Directors or Bancshares Directors shall resign or no longer serve, (i) if such member shall be a Mid Am Executive Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Executive Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy.

          (c) In the event the directors have not designated a Chairman, the Executive Committee shall appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Executive Committee) who shall keep its records and who shall hold office at the pleasure of the Executive Committee.

     SEVENTH, Section 20 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 20. OTHER COMMITTEES.

          (a) The directors may elect other committees from among the directors in addition to or in lieu of the Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in the Executive Committee, provided, that in the event that any such committee is formed at any time during the three year period after the Effective Time, such committee shall consist of an even number of directors, one-half of whom (the "Mid Am Committee Members") shall be selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors and one-half of whom (the "Bancshares Committee Members") shall be selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors plus such additional directors as a majority of the directors who become directors as a result of or pursuant to Section 7(b) or 8(b) shall determine.

          (b) Vacancies occurring in any committee formed pursuant to Section 20(a) may be filled by the directors; provided that for a period of three years after the Effective Time, in the event that a Mid Am Committee Member or a Bancshares Committee Member or a member of such committee otherwise selected as set forth herein by the Mid Am Directors or Bancshares Directors shall resign or no longer serve, (i) if such member shall be a Mid Am Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and
     (ii) if such member shall be a Bancshares Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy.

     EIGHTH, Section 21 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 21. OFFICERS DESIGNATED.

          The directors, at their organization meeting or at a special meeting held in lieu thereof or to the extent otherwise necessary shall elect, and unless otherwise determined by the directors there shall be, a Chairman of the Board, a Senior Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Vice Chairman of the Board, a Secretary, a Treasurer and, in their discretion, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the directors may deem appropriate. From time to time, the directors may elect one or more additional Vice Chairmen of the Board, in which case the Vice Chairman who was initially elected as such will thereafter be designated by the directors as the First Vice Chairman of the Board. Any two or more of such offices other than that of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, these Regulations or any by-laws to be executed, acknowledged, or verified by two or more officers.

     NINTH, Sections 24 through 32, inclusive, of the Corporation's Code of Regulations are renumbered as sections 26 through 34, respectively, and Sections 33 to 37, inclusive, are renumbered Sections 36 through 40 respectively.

     TENTH, new Sections 24 and 25 to the Corporation's Code of Regulations are added and newly designated Section 26 is restated to read in their entirety as follows:

     SECTION 24. SENIOR CHAIRMAN OF THE BOARD; CHAIRMAN OF THE BOARD; VICE CHAIRMAN OF THE BOARD.

          Each of the Senior Chairman of the Board, the Chairman of the Board and the Vice Chairman of the Board, shall render policy and other management services to the Corporation of the type customarily performed by persons serving in a similar capacity.

     SECTION 25. CHIEF EXECUTIVE OFFICER.

          The Chief Executive Officer of the Corporation shall have general supervision over its property, business and affairs, subject to the directions of the Chairman of the Board and/or the directors. Unless otherwise determined by the directors, he shall have authority to execute all authorized deeds, mortgages, bonds, contracts and other instruments and obligations in the name of the Corporation, and in the absence of the Chairman of the Board shall preside at meetings of the shareholders and the directors. He shall have such other powers and duties as may be prescribed by the directors.

     SECTION 26. PRESIDENT AND CHIEF OPERATING OFFICER.

          The President and Chief Operating Officer of the Corporation shall be the second highest ranking officer of the Corporation and shall render executive, policy and other management services to the Corporation and have primary responsibility for the commercial banking operations of the Corporation and related acquisitions and, with respect to all other merger and acquisition activity, shall have the right to participate fully in any such process, including discussions and negotiations, and shall have such other duties as the Board of Directors or the Chief Executive Officer of the Corporation may from time to time reasonably direct or request.

     ELEVENTH, new Section 35 to the Code of Regulations is added to read in its entirety as follows:

     SECTION 35. MANAGEMENT EXECUTIVE COMMITTEE.

          (a) At the Effective Time, a Management Executive Committee of the Corporation shall be established and shall consist of at least eight members, one-half of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am immediately prior to the Effective Time (the "Mid Am Management Executive Committee Members") and one-half of whom shall be selected by the President and Chief Executive Officer of the Corporation immediately prior to the Effective Time (the "Bancshares Management Executive Committee Members"). For a period of three years after the Effective Time, in the event that a Mid Am Executive Committee Member or a Bancshares Executive Committee Member or a member of the Management Executive Committee otherwise selected as set forth herein shall resign or no longer serve, (i) if such member shall be a Mid Am Executive Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Executive Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy. Mid Am Directors and the nominees of Mid Am Directors serving as directors shall have the exclusive right to remove any Mid Am Management Executive Committee Member or any member of the Management Executive Committee they have selected. Bancshares Directors and the nominees of Bancshares Directors serving as directors shall have the exclusive right to remove any Bancshares Management Executive Committee member or any member of the Management Executive Committee they have selected. Members of the Management Executive Committee shall either be members of the Board of Directors of the Corporation or employees of the Corporation or its subsidiaries.

          (b) Subject to the authority of the Board of Directors and the officers of the Corporation, the activities of the Management Executive Committee will include, but not be limited to, such matters as facilitating the integration of the Corporation and Mid Am and their respective operating philosophies; making recommendations, as appropriate, with respect to the Corporation's management structure and operations; engaging in strategic planning activities; and reviewing recommendations of employee committees regarding employee benefits, shareholder services and data processing operations. The Management Executive Committee may engage in such other activities as the Board of Directors may from time to time prescribe.

     IN WITNESS WHEREOF, Marty E. Adams, President of the Corporation, acting for and on behalf of the Corporation has hereunto subscribed his name this 1st day of October, 1998.

                                                                         ANNEX 4

                            FORM OF AFFILIATE LETTER

                                                                          , 1998

Mid Am, Inc.
221 South Church Street
Bowling Green, Ohio 43402

Citizens Bancshares, Inc.
10 East Main Street
Salineville, Ohio 43945

Attention:

Ladies and Gentlemen:

     I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Mid Am, Inc. an Ohio corporation ("Mid Am"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of May 20, 1998 (the "Merger Agreement"), by and between Mid Am and Citizens, an Ohio corporation ("Citizens"), Mid Am plans to merge with and into Citizens (the "Merger") and that the Merger is intended to be accounted for under the "pooling of interest" accounting method.

     I further understand that as a result of the Merger, I may receive shares of common stock, without par value, of Citizens ("Citizens Stock") (i) in exchange for shares of common stock, without par value, of Mid Am ("Mid Am Stock") or (ii) as a result of the exercise of Rights (as defined in the Merger Agreement).

     I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Citizens Stock and Mid Am Stock, to the extent I felt necessary, with my counsel or counsel for Mid Am.

     I represent, warrant and covenant with and to Citizens that in the event I receive any Citizens Stock as a result of the Merger:

          1. I shall not make any sale, transfer, or other disposition of such Citizens Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Citizens, or under a "no-action' letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

          2. I understand that Citizens is under no obligation to register the sale, transfer or other disposition of shares of Citizens Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          3. I understand that stop transfer instructions will be given to Citizens's transfer agent with respect to shares of Citizens Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

             "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter
             agreement, dated May   , 1998, between the registered holder
             hereof and         ,Inc., a copy of which agreement is on file at
             the principal offices of                , Inc."

          4. I understand that, unless transfer by me of the Citizens Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, Citizens reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to Citizens (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Citizens, to the effect that such legend is not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to Citizens that Citizens Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

     I further represent, warrant and covenant with and to Citizens that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of Mid Am Stock or Citizens Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to effective date of the Merger and ending at such time as Citizens notifies me that results covering at least 30 days of combined operations of Mid Am and Citizens after the Merger have been published by Citizens. I understand that Citizens is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

     I further understand and agree that this letter agreement shall apply to all shares of Mid Am Stock and Citizens Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

     I also understand that the Merger is intended to be treated as a "pooling of interests" for accounting purposes, and I agree that if Mid Am or Citizens advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Mid Am Stock or Citizens Stock in order for Citizens to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                                          Very truly yours,

                                          By
                                            ------------------------------------
                                            Name:

Accepted this   day of
               , 1998.

MID AM, INC.

By
  -----------------------------------------------------
   Name:
   Title:

CITIZENS BANCSHARES, INC.

By
  -----------------------------------------------------
   Name:
   Title:

                                                                         ANNEX 5

                            FORM OF AFFILIATE LETTER

                                                                          , 1998

Citizens Bancshares, Inc.
10 East Main Street
Salineville, Ohio 43945

Ladies and Gentlemen:

     I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Citizens, an Ohio corporation ("Citizens") as that term is defined in the Securities and Exchange Commission's Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of May 20, 1998 (the "Merger Agreement"), by and between Mid Am, Inc., an Ohio corporation ("Mid Am"), and Citizens, Mid Am plans to merge with and into Citizens (the "Merger") and that the merger is intended to be accounted for under the "pooling of interests" accounting method.

     I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of common stock of Citizens and Mid Am, to the extent I felt necessary, with my counsel or counsel for Citizens.

     I hereby represent, warrant and covenant with and to Citizens that:

          1. I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of common stock of Mid Am or Citizens (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as Citizens notifies me that results covering at least 30 days of combined operations of Mid Am and Citizens after the Merger have been published by Citizens. I understand that Citizens is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

          2. I further understand and agree that this letter agreement shall apply to all shares of common stock of Mid Am and Citizens that I am deemed to beneficially own pursuant to applicable federal securities laws.

          3. If Citizens advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of common stock of Mid Am or Citizens in order for Citizens to be entitled to use the "pooling of interests" accounting method, I will abide by such restrictions.

                                          Very truly yours,

                                          By
                                            ------------------------------------
                                            Name:
Accepted this   day of
               , 1998.

CITIZENS BANCSHARES, INC.

By
  -------------------------------------------------
   Name:
   Title:

                                                                      APPENDIX B

                        CERTIFICATE OF AMENDMENT TO THE
                   FIFTH AMENDED ARTICLES OF INCORPORATION OF
                           CITIZENS BANCSHARES, INC.
                   (TO BE RENAMED SKY FINANCIAL GROUP, INC.)

     Marty E. Adams, President of Citizens Bancshares, Inc., an Ohio corporation (the "Corporation"), does hereby certify that a special meeting of the shareholders was duly called and held on the 1st day of October, 1998, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise more than a majority of the voting power of the Corporation, as required by Article NINTH, Division B, of the Fifth Amended Articles of Incorporation, the following amendments to the Corporation's Fifth Amended Articles of Incorporation were duly adopted:

          1. Article FIRST of the Corporation's Fifth Amended Articles of Incorporation is amended in its entirety to read as follows:

             FIRST: The name of the Corporation shall be Sky Financial Group,
          Inc.

          2. Article SECOND of the Corporation's Fifth Amended Articles of Incorporation is amended in its entirety to read as follows:

             SECOND: The place in the State of Ohio where the principal office of the Corporation will be located is in Bowling Green, Wood County, or such other location as the Board of Directors may from time to time determine.

          3. The first two paragraphs introducing and preceding Division A of Article FOURTH of the Corporation's Fifth Amended Articles of Incorporation are amended in their entirety to read as follows and there is hereby added a new third paragraph as follows:

             FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, divided into two classes as follows:
          10,000,000 Serial Preferred Shares, par value $10.00 (Ten Dollars) per share (hereinafter called the "Serial Shares") and 150,000,000 Common Shares, without par value (hereinafter called the "Common Shares").

             No holder of any class of shares of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of stock of the Corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any such class of stock of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to the rights or options to purchase granted by the Corporation.

             No holder of any class of shares of the Corporation shall have the right to cumulate his voting power in the election of the Board of Directors, and the right to cumulate his voting power in the election of Board of Directors, and the right to cumulate voting described in Ohio Revised Code Section 1701.55 is hereby specifically denied to the holders of any class of stock of the Corporation.

          [4. Article SIXTH of the Corporation's Fifth Amended Articles of Incorporation is amended to read in its entirety as follows:

             SIXTH: Intentionally omitted.]*

          [4.][5.] Article EIGHTH of the Corporation's Fifth Amended Articles of Incorporation is amended in its entirety to read as follows:

             EIGHTH: Except as otherwise required by these Articles of Incorporation, but notwithstanding any provision of the Ohio Revised Code now or hereafter in force requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, any amendments to the Articles of Incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation.

          [5.][6]. Article NINTH of the Corporation's Fifth Amended Articles of Incorporation is amended in its entirety to read as follows:

             NINTH: Except to the extent that Article FOURTH otherwise provides with respect to certain matters therein set forth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation and to add new provisions, in the manner now or hereafter prescribed by statute, upon the affirmative vote of a majority of the outstanding shares of the Corporation, voting as a class; and all rights, privileges and preferences of whatsoever nature conferred upon shareholders, directors and officers pursuant to these Amended and Restated Articles of Incorporation in their present form or as hereafter amended are granted subject to this reservation. Notwithstanding the foregoing, the adoption of any amendment, alteration, change or repeal to these Amended and Restated Articles of Incorporation as the same may be in effect from time to time which is inconsistent with or would have the effect of amending, altering, changing or repealing the provisions of the Sections 7, 9 or 10 of the Regulations of the Corporation as the same may be in effect from time to time shall require the same affirmative vote of the shareholders as would be required under such Regulations to adopt any amendment, alteration, change or repeal or said Sections 7, 9 or 10 or to adopt any provisions inconsistent therewith.

     IN WITNESS WHEREOF, Marty E. Adams, President of the Corporation, acting for and on behalf of the Corporation has hereunto subscribed his name this 1st day of October, 1998.

                                          CITIZENS BANCSHARES, INC.

                                          By:
                                             -----------------------------------
                                             Marty E. Adams
                                             President

---------------

* This provision will only be included if the Control Share Acquisition Amendment is approved.

                                                                    ATTACHMENT A
                                                                   TO APPENDIX B

                        FULL TEXT OF ARTICLE SIXTH TO BE
                  REPEALED FROM THE ARTICLES OF INCORPORATION
                          OF CITIZENS BANCSHARES, INC.

     SIXTH: No Person shall make a Control Share Acquisition without the prior authorization of the Corporation's shareholders.

     SECTION 1. PROCEDURE. In order to obtain authorization of a Control Share Acquisition by the Corporation's shareholders, a Person shall deliver a notice (the "Notice") to the Corporation at its principal place of business that sets forth all of the following information:

          1. The identity of the Person who is giving the Notice;

          2. A statement that the Notice is given pursuant to this Article
     SIXTH;

          3. The number and class of shares of the Corporation owned, directly or indirectly, by the Person who gives the Notice;

          4. The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

          5. A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

          6. Reasonable evidence that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the Person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

     SECTION 2. CALL OF SPECIAL MEETING OF SHAREHOLDERS. The Board of Directors of the Corporation shall, within ten days after receipt of such Notice by the Corporation, call a special meeting of the shareholders to be held not later than fifty (50) days after receipt of the Notice by the Corporation, unless the Person who delivered the Notice agrees to a later date, to consider the proposed Control Share Acquisition; provided that the Board of Directors has no obligation to call such meeting if they make a determination within ten days after receipt of the Notice (i) that the Notice was not given in good faith,
(ii) that the proposed Control Share Acquisition would not be in the best interests of the Corporation and its shareholders, or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons. Notwithstanding anything to the contrary contained in clause (ii) of the immediately preceding sentence, the Board of Directors shall not determine not to call such special meeting of shareholders for the reason stated in such clause (ii) if the Control Share Acquisition described in the Notice is for any and all shares of the Corporation at a price higher than 175% of the book value of the Common Shares as of the close of the immediately preceding fiscal year. The Board of Directors may adjourn such meeting if, prior to such meeting, the corporation has received Notice from any other Person and the Board of Directors has determined that the Control Share Acquisition proposed by such other Person or a merger, consolidation or sale of assets of the Corporation should be presented to shareholders at an adjourned meeting or at a special meeting held at a later date.

     For purposes of making a determination that a special meeting of shareholders should not be called pursuant to this Section 3, no such determination shall be deemed void or voidable with respect to the Corporation merely because one or more of its directors or officers who participated in making such determination may be deemed to be other than disinterested, if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For purpose of this paragraph, "disinterested directors" shall mean directors whose material contracts with the Corporation are limited principally to activities as a director or shareholder. Persons who have substantial, recurring business or professional contracts with the Corporation shall not be deemed to be "disinterested directors" for purposes of this provision. A director shall not be deemed to be other than a "disinterested director" merely because he would no longer be a director if the proposed Control Share Acquisition were approved and consummated.

     SECTION 3. NOTICE OF SPECIAL MEETING. The Corporation shall give notice of such special meeting to all shareholders of record as of the record date set for such meeting as promptly as practicable. Such notice shall include or be accompanied by a copy of the Notice and by a statement of the Corporation, authorized by the Board of Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

     SECTION 4. REQUIREMENTS FOR APPROVAL. The Person who delivered the Notice may make the proposed Control Share Acquisition if both of the following occur:
(i) the shareholders of the Corporation authorize such acquisition at the special meeting called by the Board of Directors at which a quorum is present and held for that purpose by an affirmative vote of a majority of the shares entitled to vote in the election of directors ("Voting Shares") represented at such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of Interested Shares; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following shareholder authorization of the Control Share Acquisition.

     SECTION 5. VIOLATIONS OF RESTRICTION. Shares issued or transferred to any Person in violation of this Article SIXTH shall be valid only with respect to such amount of shares as does not result in a violation of this Article SIXTH, and such issuance or transfer shall be null and void with respect to the remainder of such shares, any such remainder of shares being hereinafter called "Excess Shares." If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, the Person who holds Excess Shares shall be conclusively deemed to have acted as an agent on behalf of the Corporation in acquiring the Excess Shares and to hold such Excess Shares on behalf of the Corporation. As the equivalent of treasury securities for such purposes, the Excess Shares shall not be entitled to any voting right shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Any person who receives dividends, interest or any other distribution in respect to Excess Shares shall hold the same as agent for the Corporation and, following a permitted transfer, of the transferee thereof. Notwithstanding the foregoing, any holder of Excess Shares may transfer the same (together with any distributions thereon) to any person who, following such transfer, would not own shares in violation of this Article SIXTH. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any distributions on the Excess Shares not previously paid or distributed.

     SECTION 6. DEFINITIONS. As used in this Article SIXTH:

          1. "Person" includes, without limitation, an individual, a corporation (whether nonprofit or for profit), a partnership, an unincorporated society or association, and two or more persons having a joint or common interest.

          2. (1) "Control Share Acquisition" means the acquisition, directly or indirectly, by any Person of shares of the Corporation that, when added to all other shares of the Corporation in respect of which such Person may exercise or direct the exercise of voting power as provided in this Section 6B.(1), would entitle such Person, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of the voting power of the Corporation in the election of directors within any of the following ranges of such voting power:

             i. One-fifth or more but less than one-third of such voting power;

             ii. One-third or more but less than a majority of such voting power;

             iii. A majority or more of such voting power.

          A bank, broker, nominee, trustee, or other person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this

          Article SIXTH shall, however, be deemed to have voting power only of shares in respect of which such person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under this Article SIXTH. For purpose of this Article SIXTH, the acquisition of securities immediately convertible into shares of the Corporation with voting power in the election of directors shall be treated as an acquisition of such shares.

          b. The acquisition of any shares of the Corporation does not constitute a Control Share Acquisition for the purpose of this Article SIXTH if the acquisition is consummated in any of following circumstances:

             i. By underwriters in good faith and not for the purpose of circumventing this Article SIXTH in connection with an offering of the securities of the Corporation to the public;

             ii. By bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift, that is made in good faith and not for the purpose of circumventing this Article SIXTH;

             iii. Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article SIXTH;

             iv. Pursuant to a merger or consolidation adopted, or a combination or majority share acquisition authorized, by shareholder vote in compliance with the provisions of Section 1701.78 or Section 1701.83 of the Ohio Revised Code if the Corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition and if the vote of the shareholders of the surviving, new, or acquiring corporation is required by the provisions of Section 1701.78 or 1701.83 of the Ohio Revised Code;

             v. Prior to March 11, 1985;

             vi. Pursuant to a contract existing prior to March 31, 1985.

          The acquisition by any Person of shares of the Corporation in a manner described under this Section 6B.(2) shall be deemed to be a Control Share Acquisition authorized pursuant to this Article SIXTH within the range of voting power under Section 6B.(1)(a), (b) or (c) of this Article SIXTH that such Person is entitled to exercise after such acquisition, provided that, in the case of an acquisition in a manner described under Section 6B.(2)(b) or (c), the transferor of shares to such Person had previously obtained any authorization of shareholders required under this Article SIXTH in connection with such transferor's acquisition of shares of the Corporation.

          c. The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article SIXTH the acquisition of which (a) had previously been authorized by shareholders in compliance with this Article or (b) would have constituted a Control Share Acquisition but for Section 6B.(2), does not constitute a Control Share Acquisition for the purpose of this Article SIXTH unless such acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the range of such voting power authorized pursuant to this Article SIXTH, or deemed to be so authorized under Section 6B.(2).

          3. "Interested Shares" means Voting Shares with respect to which any of the following persons may exercise or direct the exercise of the voting power:

             a. any Person whose Notice prompted the calling of the meeting of shareholders;

             b. any officer of the Corporation elected or appointed by the directors of the Corporation; and

             c. any employee of the Corporation who is also a director of the Corporation.

     SECTION 7. PROXIES. No proxy appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article SIXTH is valid if it provides that it is irrevocable. No such proxy is valid unless it is sought, appointed, and received both:

          1. in accordance with all applicable requirements of law; and

          2. separate and apart from the sale or purchase, contract or tender for sale or purchase, or request or invitation for tender for sale or purchase, of shares of the Corporation.

     SECTION 8. REVOCABILITY OF PROXIES. Proxies appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article SIXTH shall be revocable at all times prior to the obtaining of such shareholder authorization, whether or not coupled with an interest.

     SECTION 9. AMENDMENTS. Notwithstanding any other provisions of these Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect from time to time, or any provision of law that might otherwise permit a lesser vote of the directors or the holders of any particular class or series of shares required by law, the Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect from time to time, the affirmative vote of at least seventy-five percent (75%) of the Voting Shares shall be required to alter, amend or repeal this Article SIXTH or adopt any provisions in the Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect form time to time, which are inconsistent with the provisions of this Article SIXTH.

     SECTION 10. LEGEND ON SHARE CERTIFICATES. Each certificate representing shares of the Corporation's capital stock shall contain the following legend.

          "Transfer of the shares represented by this Certificate is subject to the provisions of Article SIXTH of the Corporation's Articles of Incorporation as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Corporation at its principal place of business, the Corporation will mail to the holder of this Certificate a copy of such provisions without charge within five days after receipt of written request therefor. By accepting this certificate the holder hereof acknowledges that it is accepting the same subject to the provisions of said Article SIXTH as the same may be in effect from time to time and covenants with the Corporation and each shareholder thereof from time to time to comply with the provisions of said Article SIXTH as the same may be in effect from time to time."

                                                                      APPENDIX C

                      AMENDMENT TO THE CODE OF REGULATIONS
                                       OF
                           CITIZENS BANCSHARES, INC.

     In accordance with Section 37 of the Code of Regulations of Citizens Bancshares, Inc., an Ohio corporation (the "Corporation"), the Board of Directors recommended the following amendments to the Code of Regulations of the Corporation by the affirmative vote of at least two-thirds of the Board of Directors then in office at a duly called meeting held on the 21st day of July, 1998. A special meeting of the shareholders was duly called and held on the 1st day of October, 1998, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise more than a majority of the voting power of the Corporation, as required by Section 37 of the Code of Regulations of the Corporation, the following amendments to the Corporation's Code of Regulations were adopted:

     FIRST, Section 2 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 2. SPECIAL MEETINGS.

          Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or by the directors by action at a meeting or a majority of the directors acting without a meeting or by shareholders holding 50% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

     SECOND, Section 7 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 7. NUMBER.

          (a) The number of directors shall not be less than five (5) nor more than thirty five (35), the exact number of directors to be determined from time to time by an eighty (80) percent majority vote of the directors then in office, and such exact number shall be twenty-two (22) until otherwise so determined.

          (b) At the effective time (the "Effective Time") of the merger with Mid Am, Inc. ("Mid Am"), the directors of the Corporation shall consist of twenty-two (22) members, eleven (11) of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am ("Mid Am Directors") and eleven (11) of whom shall be selected by the Board of Directors of the Corporation prior to the Effective Time ("Bancshares Directors") and which shall be allocated among the three classes of directors of the Corporation by the agreement of the Chairman of the Board and Chief Executive Officer of Mid Am and the Board of Directors of the Corporation so that each class shall have an equal number of Mid Am Directors and Bancshares Directors.

     THIRD, Section 8 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 8. NOMINATIONS.

          (a) Only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election by shareholders as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors by any nominating committee or person appointed by the directors, including (i) pursuant to paragraph (b) of this Section 8 or
     (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in paragraph (c) of this Section 8. No person shall be eligible for election by shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this
     Section 8.

          (b) For a period of three years after the Effective Time, in the event that a Mid Am Director or a Bancshares Director or a director otherwise elected or nominated as set forth herein or by the Mid Am Directors or Bancshares Directors as set forth herein shall resign, no longer be able to serve or not stand for reelection, (i) if such director shall be a Mid Am Director or a nominee of the Mid Am Directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and (ii) if such director shall be a Bancshares Director or a nominee of the Bancshares Directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy.

          (c) Nominations other than those made by or at the direction of the directors, shall be made only pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 8, and, if he should so determine, the defective nomination shall be void and ineffective and the person or persons so nominated shall not be eligible for election.

     FOURTH, Section 10 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 10. REMOVAL.

          Directors may only be removed for cause and only by the affirmative vote of not less than 80 percent of the whole Board of Directors of the Corporation.

     FIFTH, Section 11 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 11. VACANCIES.

          Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to
     Section 7 hereof. Subject to Section 8(b), except in cases where a director is removed as provided by law and these Regulations and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term. A majority of the directors then in office may also fill any vacancy that results from an increase in the number of directors.

     SIXTH, Section 17 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 17. MEMBERSHIP AND ORGANIZATION.

          (a) The directors, at any time, may elect from their number an Executive Committee which shall consist of four or more directors of the Corporation, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof. In the event that an Executive Committee is formed at any time during the three year period after the Effective Time, the Executive Committee shall consist of an even number of directors, one-half of whom shall (the "Mid Am Executive Committee Members") be selected by the Mid Am Directors and nominees of Mid Am Directors serving as directors and one-half of whom (the "Bancshares Executive Committee Members") shall be selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors plus such additional directors as a majority of the directors who become directors as a result of or pursuant to Section 7(b) or 8(b) shall determine.

          (b) Vacancies occurring in the Executive Committee may be filled by the directors; provided however, that for a period of three years after the Effective Time, in the event that a Mid Am Executive Committee Member or a Bancshares Executive Committee Member or a member of the Executive Committee otherwise selected as set forth herein by the Mid Am Directors or Bancshares Directors shall resign or no longer serve, (i) if such member shall be a Mid Am Executive Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Executive Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy.

          (c) In the event the directors have not designated a Chairman, the Executive Committee shall appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Executive Committee) who shall keep its records and who shall hold office at the pleasure of the Executive Committee.

     SEVENTH, Section 20 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 20. OTHER COMMITTEES.

          (a) The directors may elect other committees from among the directors in addition to or in lieu of the Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in the Executive Committee, provided, that in the event that any such committee is formed at any time during the three year period after the Effective Time, such committee shall consist of an even number of directors, one-half of whom (the "Mid Am Committee Members") shall be selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors and one-half of whom (the "Bancshares Committee Members") shall be selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors plus such additional directors as a majority of the directors who become directors as a result of or pursuant to Section 7(b) or 8(b) shall determine.

          (b) Vacancies occurring in any committee formed pursuant to Section 20(a) may be filled by the directors; provided that for a period of three years after the Effective Time, in the event that a Mid Am Committee Member or a Bancshares Committee Member or a member of such committee otherwise selected as set forth herein by the Mid Am Directors or Bancshares Directors shall resign or no longer serve, (i) if such member shall be a Mid Am Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and
     (ii) if such member shall be a Bancshares Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy.

     EIGHTH, Section 21 of the Corporation's Code of Regulations is amended in its entirety to read as follows:

     SECTION 21. OFFICERS DESIGNATED.

          The directors, at their organization meeting or at a special meeting held in lieu thereof or to the extent otherwise necessary shall elect, and unless otherwise determined by the directors there shall be, a Chairman of the Board, a Senior Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Vice Chairman of the Board, a Secretary, a Treasurer and, in their discretion, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the directors may deem appropriate. From time to time, the directors may elect one or more additional Vice Chairmen of the Board, in which case the Vice Chairman who was initially elected as such will thereafter be designated by the directors as the First Vice Chairman of the Board. Any two or more of such offices other than that of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, these Regulations or any by-laws to be executed, acknowledged, or verified by two or more officers.

     NINTH, Sections 24 through 32, inclusive, of the Corporation's Code of Regulations are renumbered as sections 26 through 34, respectively, and Sections 33 to 37, inclusive, are renumbered Sections 36 through 40 respectively.

     TENTH, new Sections 24 and 25 to the Corporation's Code of Regulations are added and newly designated Section 26 is restated to read in their entirety as follows:

     SECTION 24. SENIOR CHAIRMAN OF THE BOARD; CHAIRMAN OF THE BOARD; VICE CHAIRMAN OF THE BOARD.

          Each of the Senior Chairman of the Board, the Chairman of the Board and the Vice Chairman of the Board, shall render policy and other management services to the Corporation of the type customarily performed by persons serving in a similar capacity.

     SECTION 25. CHIEF EXECUTIVE OFFICER.

          The Chief Executive Officer of the Corporation shall have general supervision over its property, business and affairs, subject to the directions of the Chairman of the Board and/or the directors. Unless otherwise determined by the directors, he shall have authority to execute all authorized deeds, mortgages, bonds, contracts and other instruments and obligations in the name of the Corporation, and in the absence of the Chairman of the Board shall preside at meetings of the shareholders and the directors. He shall have such other powers and duties as may be prescribed by the directors.

     SECTION 26. PRESIDENT AND CHIEF OPERATING OFFICER.

          The President and Chief Operating Officer of the Corporation shall be the second highest ranking officer of the Corporation and shall render executive, policy and other management services to the Corporation and have primary responsibility for the commercial banking operations of the Corporation and related acquisitions and, with respect to all other merger and acquisition activity, shall have the right to participate fully in any such process, including discussions and negotiations, and shall have such other duties as the Board of Directors or the Chief Executive Officer of the Corporation may from time to time reasonably direct or request.

     ELEVENTH, new Section 35 to the Code of Regulations is added to read in its entirety as follows:

     SECTION 35. MANAGEMENT EXECUTIVE COMMITTEE.

          (a) At the Effective Time, a Management Executive Committee of the Corporation shall be established and shall consist of at least eight members, one-half of whom shall be selected by the Chairman of the Board and Chief Executive Officer of Mid Am immediately prior to the Effective Time (the "Mid Am Management Executive Committee Members") and one-half of whom shall be selected by the President and Chief Executive Officer of the Corporation immediately prior to the Effective Time (the "Bancshares Management Executive Committee Members"). For a period of three years after the Effective Time, in the event that a Mid Am Executive Committee Member or a Bancshares Executive Committee Member or a member of the Management Executive Committee otherwise selected as set forth herein shall resign or no longer serve, (i) if such member shall be a Mid Am Executive Committee Member or shall have been selected by the Mid Am Directors and nominees of the Mid Am Directors serving as directors, then the Mid Am Directors and nominees of the Mid Am Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy and (ii) if such member shall be a Bancshares Executive Committee Member or shall have been selected by the Bancshares Directors and nominees of the Bancshares Directors serving as directors, then the Bancshares Directors and nominees of the Bancshares Directors serving as directors shall have the exclusive right to select an individual to fill such vacancy. Mid Am Directors and the nominees of Mid Am Directors serving as directors shall have the exclusive right to remove any Mid Am Management Executive Committee Member or any member of the Management Executive Committee they have selected. Bancshares Directors and the nominees of Bancshares Directors serving as directors shall have the exclusive right to remove any Bancshares Management Executive Committee member or any member of the Management Executive Committee they have selected. Members of the Management Executive Committee shall either be members of the Board of Directors of the Corporation or employees of the Corporation or its subsidiaries. After the Effective Time, the Board of Directors may appoint additional members of the Management Executive Committee other than as set forth in the preceding sentence and the Board of Directors shall have the exclusive right to remove any such member it has selected.

          (b) Subject to the authority of the Board of Directors and the officers of the Corporation, the activities of the Management Executive Committee will include, but not be limited to, such matters as facilitating the integration of the Corporation and Mid Am and their respective operating philosophies; making recommendations, as appropriate, with respect to the Corporation's management structure and operations; engaging in strategic planning activities; and reviewing recommendations of employee committees regarding employee benefits, shareholder services and data processing operations. The Management Executive Committee may engage in such other activities as the Board of Directors may from time to time prescribe.

     IN WITNESS WHEREOF, Marty E. Adams, President of the Corporation, acting for and on behalf of the Corporation has hereunto subscribed his name this 1st day of October, 1998.

                         [SANDLER O'NEILL LETTERHEAD]

                                                                      APPENDIX D

August 5, 1998

Board of Directors
Citizens Bancshares, Inc.
10 East Main Street
Salineville, OH 43945

Ladies and Gentlemen:

     Citizens Bancshares, Inc. ("Bancshares") and Mid Am, Inc. ("Mid Am") have entered into an Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998 (the "Agreement"), pursuant to which Mid Am will be merged with and into Bancshares (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of Mid Am common stock, without par value, issued and outstanding immediately prior to the effective time of the Merger, other than certain shares specified in the Agreement, will be converted into the right to receive 0.77 shares (the "Exchange Ratio") of Bancshares common stock, without par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of shares of Bancshares common stock.

     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreements, dated as of May 21, 1998, by and between Bancshares and Mid Am;
(iii) certain publicly available financial statements of Bancshares and other historical financial information provided by Bancshares that we deemed relevant;
(iv) certain publicly available financial statements of Mid Am and other historical financial information provided by Mid Am that we deemed relevant; (v) certain financial analyses and forecasts of Bancshares prepared by and reviewed with management of Bancshares and the views of senior management of Bancshares regarding Bancshares' past and current business operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of Mid Am prepared by and reviewed with management of Mid Am and the views of senior management of Mid Am regarding Mid Am's past and current business operations, results thereof, financial condition and future prospects;
(vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for Bancshares' and Mid Am's common stock, including a comparison of certain financial and stock market information for Bancshares and Mid Am with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the banking industry, to the extent available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

     In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Bancshares or Mid Am or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Bancshares and Mid Am and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Bancshares' or Mid Am's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that Bancshares and Mid Am will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Bancshares' common stock will be when issued to Mid Am's shareholders pursuant to the Agreement or the prices at which Bancshares' or Mid Am's common stock will trade at any time.

     We have acted as Bancshares' financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. In the past, we have also provided, and may in the future provide, certain other investment banking services for Bancshares and have received, and will receive, compensation for such services.

     In the ordinary course of our business, we may actively trade the debt and equity securities of Bancshares and Mid Am for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion is directed to the Board of Directors of Bancshares in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of Bancshares as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to Bancshares' and Mid Am's Joint Proxy Statement/Prospectus to be dated as of August 6, 1998 and to the references to this opinion therein.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of shares of Bancshares common stock.

                                          Very truly yours,

                                          SANDLER O'NEILL & PARTNERS, L.P.

                                                                      APPENDIX E

                             MCDONALD COMPANY LOGO

                                                                  August 5, 1998

Board of Directors
Mid Am, Inc.
221 South Church Street
Bowling Green, OH 43402

Attention: Mr. Edward J. Reiter
        Chairman of the Board

Ladies and Gentlemen:

     You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of the common stock, no par value per share ("Mid Am Common"), of Mid Am, Inc. ("Mid Am"), of the Exchange Ratio, as set forth in the Amended and Restated Agreement and Plan of Merger (the "Agreement"), between Mid Am and Citizens Bancshares, Inc. ("Citizens").

     The Agreement provides for the merger (the "Merger") of Mid Am with and into Citizens, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), each outstanding share of Mid Am Common, other than shares held in the treasury of Mid Am, will be converted in the right to receive
0.77 shares of the common stock, no par value ("Citizens Common") of Citizens, as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement.

     McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     We have acted as Mid Am's financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

          (i) Reviewed Mid Am's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein, and Mid Am's Quarterly Reports on Form 10-Q for the first quarter of 1998, including the unaudited financial statements contained therein;

          (ii) Reviewed Citizens' Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein, and Citizens' Quarterly Reports on Form 10-Q for the first quarter of 1998, including the unaudited financial statements contained therein;

          (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Mid Am and Citizens provided to us or publicly available;

          (iv) Participated in meetings and telephone conferences with members of senior management of Mid Am and Citizens concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

          (v) Reviewed certain stock market information for Mid Am Common and Citizens Common, and compared it with similar information for certain companies, the securities of which are publicly traded;

Board of Directors
August 5, 1998
Page  2

          (vi) Compared the results of operations and financial condition of Mid Am and Citizens with that of certain companies which we deemed to be relevant for purposes of this opinion;

          (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

          (viii) Reviewed the Agreement dated August 5, 1998 and its schedules and exhibits and certain related documents; and

          (ix) Performed such other reviews and analyses as we have deemed appropriate.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Mid Am and Citizens contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either Mid Am or Citizens, nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Mid Am or Citizens. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared or reviewed by management of Mid Am and Citizens, as the case may be, on a basis reflecting the best currently available estimates and judgments of the management of Mid Am and Citizens, as to the future performance of Mid Am, Citizens, and Mid Am and Citizens combined, as the case may be. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, including the tax-free treatment of the Merger to the holders of Mid Am Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

     We will receive a fee for our services as financial advisor to Mid Am, a substantial portion of which is contingent upon closing of the Merger. We will also receive a fee for our services in rendering this opinion.

     In the ordinary course of business, we may actively trade securities of Citizens and Mid Am for our own account and for the accounts of customers and accordingly, we may at any time hold a long or short position in such securities.

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio, to the holders of Mid Am Common, and does not address the underlying business decision by Mid Am's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any Mid Am shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of Mid Am Common or Citizens Common may be at the Effective Time of the Merger or as to the prospects of Mid Am's business or Citizens' business.

     This opinion is directed to the Board of Directors of Mid Am and may not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of Mid Am Common in connection with the Merger, provided that this opinion will be reproduced in such proxy

Board of Directors
August 5, 1998
Page  3

statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Mid Am Common from a financial point of view.

                                          Very truly yours,

                                          MCDONALD & COMPANY SECURITIES, INC.

                                                                      APPENDIX F

              SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW

1701.85 QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the Merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notations has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgement against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules. Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the preceding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (d) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the Merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership of the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it nor the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and divided or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                      APPENDIX G

                           CITIZENS BANCSHARES, INC.
                  AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

     1. PURPOSE. The purpose of this Citizens Bancshares, Inc. Amended and Restated 1998 Stock Option Plan for Nonemployee Directors ("Plan") is to increase the proprietary interest of the Nonemployee Directors in the success of Citizens Bancshares, Inc. (the "Company") and to enhance the Company's ability to retain and attract experienced and knowledgeable directors.

     2. DEFINITION OF SELECTED TERMS. In addition to the definitions of certain words and phrases that are provided in various sections of this Plan, the following terms when used herein shall have the meanings set forth below.

          (a) "AFFILIATE(S)" shall mean those corporations a majority of the outstanding voting capital stock of which is directly or indirectly owned by the Company.

          (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

          (c) "FAIR MARKET VALUE PER SHARE" on a particular date shall mean (i) if the Stock is quoted or reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or the NASDAQ National Market System, the closing bid price for such day of the Stock (or if the relevant date does not fall on a day on which the Stock is trading on NASDAQ, or the NASDAQ National Market System, the date on which Fair Market Value per Share shall be established shall be the last day on which the Stock was so traded prior to the relevant date), or (ii) if clause (i) is inapplicable, a value determined in good faith by the Committee by any fair and reasonable means prescribed by the Committee.

          (d) "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "NONEMPLOYEE DIRECTOR(S)" shall mean those directors of the Company and its Affiliates who are not employees of the Company or any Affiliate.

          (f) "OPTION" shall mean an option granted to a Nonemployee Director under this Plan.

          (g) "OPTIONEE" means any Nonemployee Director to whom an Option has been granted or any other person who becomes a holder of an Option under the provisions of this Plan.

     3. ADMINISTRATION. This Plan shall be administered by a committee of not less than two (2) disinterested members of the Board of Directors, appointed by at least a majority of the Board of Directors and consisting of an equal number of former Mid Am, Inc. directors and directors who were directors of the Company prior to the effective time of its merger with Mid Am, Inc. (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the sole authority to grant Options under the Plan and, consistent with the Plan, to determine the provisions of the Options to be granted; to interpret the Plan and the Options granted under the Plan; to correct any defect, supply any omission and reconcile any inconsistency in the Plan; to determine whether, to what extent and under what circumstances shares of Stock payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; to amend the Plan to reflect changes in applicable law; to adopt, amend and rescind rules and regulations for the administration of the Plan; and generally to administer the Plan and to make all determinations in connection therewith which may be necessary or advisable and all such actions of the Committee shall be binding upon all Optionees. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (or any

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

successor rule thereto) promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to Options granted to persons subject to
Section 16 of the 1934 Act shall be taken by the Board of Directors unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a subcommittee of the Committee (or the Board of Directors) comprised solely of "non-employee directors."

     Notwithstanding anything to the contrary contained herein, (a) until the Board of Directors shall appoint the members of the Committee, the Plan shall be administered by the Board of Directors, and (b) the Board of Directors may, in its sole discretion, at any time and from time to time, grant Options or resolve to administer the Plan. In either of the foregoing events, the Board of Directors of the Company shall have all of the authority and responsibility granted to the Committee herein.

     4. STOCK SUBJECT TO THIS PLAN. The Stock to be issued under this Plan shall be shares of common stock of the Company ("Stock"). The total number of shares of Stock that may be issued under this Plan pursuant to Options granted hereunder shall be two percent (2%) of the total issued and outstanding shares of Stock the Company on the effective time of its merger with Mid Am, Inc. (subject to adjustment in accordance with Section 10 hereof) which may consist in whole or in part of unissued or treasury shares. If, after the Effective Date of the Plan, any Option is forfeited or otherwise terminates or is cancelled without the delivery of shares of Stock or shares of Stock owned by an Optionee are tendered to pay the exercise price of Options granted under the Plan, then the shares of Stock covered by such Option or to which such Option relates shall again become available for transfer pursuant to Options granted or to be granted under this Plan.

     5. ELIGIBILITY. Each Nonemployee Director of the Company and its Affiliates is eligible to participate in this Plan. The Nonemployee Directors who shall receive Options under the Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible.

     6. GRANT AND EXERCISE OF OPTION.

          (a) OPTION GRANTS. On an annual basis during the term of this Plan, the Committee shall, in its sole discretion, from among those eligible, select the Nonemployee Directors who shall receive Options and determine the number of Options to be granted to each such Nonemployee Director. It is anticipated that grants of Options hereunder will be made on an annual basis; provided however, in no event will any grants be made until December, 1998 at the earliest.

          (b) SCHEDULE UNDER WHICH OPTIONS BECOME FULLY EXERCISABLE. The Committee shall determine from time to time when Options granted under this Plan become exercisable, but in no event shall an Option be exercisable more than ten (10) years after the date it is granted.

          (c) OPTION PRICE. The Option price for each share of Stock purchasable under an Option shall be the Fair Market Value per Share on the date of grant of such Option.

          (d) OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by a stock option agreement ("Stock Option Agreement") that is duly executed on behalf of the Company and by the Nonemployee Director to whom the Option is granted. Each Stock Option Agreement shall be subject to the terms and conditions of this Plan and in such form, not inconsistent with this Plan, as the Board of Directors or the Committee shall from time to time approve.

          (e) PAYMENT. Each Option may be exercised by the Optionee giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full. Unless the applicable Stock Option Agreement provides otherwise, an Option may be exercised from time to time as to all or any part of the shares of Stock as to which such Option is then exercisable (but in any event, only for whole shares). Such payment shall be made: (i) in cash; or (ii) unless the applicable Stock Option Agreement provides otherwise, by delivery of shares of Stock or attestation of the fact of ownership thereof (which, if acquired pursuant to exercise of an Option or under an award made under any compensatory plan of the Company or its Affiliates, were acquired at least six months prior to the Option exercise date) and having a fair market value (determined as of the exercise date) equal to the Option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by cashless exercise through a broker or by such other method as the Committee may from time to time prescribe.

          (f) EXPIRATION OF OPTIONS. Prior to the expiration of ten (10) years from the date the Option was granted, unless otherwise determined by the Committee, the unexercised portion of each Option shall automatically and without notice expire and become null and void at the time of the earliest to occur of the following:

             (i) the expiration of ninety (90) days after the Optionee ceases to be a Nonemployee Director, other than by reason of permanent disability, death, or for cause;

             (ii) the expiration of one year following the death or permanent disability of the Optionee; or

             (iii) the termination of the Optionee's service as a Nonemployee Director, if such termination is for cause (the Committee or the Board of Directors shall have the right to determine what constitutes cause, and such determination shall be conclusive and binding for all purposes).

          (g) OPTIONS ARE NONQUALIFIED. Each Option shall be a nonqualified stock option which does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

     7. TRANSFERABILITY RESTRICTIONS. Unless otherwise determined by the Committee, no option shall be transferable other than pursuant to the last will and testament of the Optionee or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee personally or by the Optionee's legal representative unless otherwise determined by the Committee.

     8. NO RIGHT TO CONTINUE AS DIRECTOR. Neither this Plan nor the granting of an Option, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Board of Directors will nominate any Nonemployee Director for re-election, or that the Company or any Affiliate will retain a Nonemployee Director for any period of time, or at any particular rate of compensation.

     9. RIGHTS AS A SHAREHOLDER. An Optionee or a transferee of an Option pursuant to Section 7 shall have no rights as a shareholder of the Company with respect to any Stock that is the subject of either an unexercised or exercised Option until the Optionee or such transferee shall have become the holder of record of such Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the Optionee or such transferee shall have in fact become the holder of record of the Stock acquired pursuant to the Option.

     10. CHANGES IN CAPITAL. If the outstanding Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, the number and kind of shares of Stock subject to this Plan and the Option prices, and the number of shares of Stock available for awards under this Plan, shall be proportionately and equitably adjusted.

     11. USE OF PROCEEDS. The cash proceeds, if any, received by the Company from the issuance of shares pursuant to Options under this Plan shall be used for general corporate purposes and shall constitute general funds of the Company.

     12. EFFECTIVE DATE AND TERM OF THIS PLAN.

          (a) This Plan shall become effective on the later of (i) the date on which it is approved by the stockholders of the Company in the manner required by Rule 16b-3, under the 1934 Act, or (ii) the effective date of the merger of Mid Am, Inc. into the Company (the "Effective Date").

          (b) Unless previously terminated in accordance with Section 13 of this Plan, this Plan shall terminate at the close of business on May 11, 2008, after which no Options shall be granted under this Plan. Such termination shall not affect any Options granted prior to such termination.

     13. AMENDMENTS. The Board of Directors may suspend or discontinue the Plan and the Committee may amend the Plan from time to time in any respect whatsoever, but no amendment shall be made which, without the approval of the holder of an Option theretofore granted, would materially impair any rights or materially increase any obligations under any award made under the Plan; provided, however, that any action of the Board of Directors or the Committee that alters or affects the tax treatment of any Option granted shall not be considered to materially impair any rights of an Optionee; and provided further, that if the Committee after consulting with management of the Company determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of stock options would have a significant adverse effect on the Company's financial statements because of the fact that Options granted before the issuance of such statement are then outstanding, then the Committee in its absolute discretion may cancel and revoke all outstanding Options to which such adverse effect is attributed and the holders of such Options shall have no further rights in respect thereof; and, provided further, that the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to permit the Company to utilize the pooling-of-interests accounting method (and any outstanding plan agreement shall be deemed to be so amended to the same extent) without obtaining the consent of any grantee (or, after the grantee's death the person having the right to exercise the affected award), without regard to whether such amendment at firstly affects grantee's rights under such agreement. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Options.

     Subject to the first paragraph of this Section 13, the Committee may amend any Stock Option Agreement, including without limitation, an amendment which would accelerate the time or times at which the award may be exercised, or waive or amend any goals, restrictions or conditions set forth in any Stock Option Agreement.

     14. LIMITATION ON ISSUE OR TRANSFER OF SHARES. Notwithstanding any provisions of this Plan or the terms of any Option, the Company shall not be required to issue any shares of Stock or transfer on its books and records any shares of Stock if such issue or transfer would, in the judgment of the Committee or of counsel for the Company, constitute a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange or automated dealer quotation system. An Optionee desiring to exercise an Option may be required by the Company, as a condition of the effectiveness of any exercise of an Option, to agree in writing that all securities to be acquired pursuant to such exercise shall be held for his or her account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect, and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

     15. CHANGE IN CONTROL. Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control (as defined below), each holder of an unexpired Option under the Plan shall have the right to exercise such Option in whole or in part without regard to the date that such Option would be first exercisable and such right shall continue with respect to any Nonemployee Director whose status as a Nonemployee Director terminates following a Change in Control, for a period ending on the earlier of the date of expiration of such Option or the date which is ninety (90) days after such termination of status.

     For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if at any time following the effective time of the merger of Mid Am, Inc. into the Company:

          (a) Individuals who constitute the Board of Directors immediately after the effective time of the merger of Mid Am, Inc. and the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent thereto whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

          (b) Any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934
     Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Company Voting Securities"); provided, however, that the event described in this Section 15(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:
     (i) by the Company or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or
     (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

          (c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than sixty percent (60%) of the total voting power of (x) the company resulting from such Business Combination (the "Surviving Company"), or (y) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company); and (iii) at least fifty percent (50%) of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Directors' approval of the execution of the initial agreement providing for such Business Combination; or

          (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets or deposits.

     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than twenty-five percent (25%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

     16. NO SEGREGATION OF CASH OR SHARES. The Company shall not be required to segregate any shares of Stock that may at any time be represented by Options, and the Plan shall constitute an "unfunded" plan of the Company. No Nonemployee Director shall have rights with respect to shares of Stock prior to the delivery of such shares. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any Stock or any other property and the liabilities of the Company to any Nonemployee Director pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of Nonemployee Director employee, former Nonemployee Director or beneficiary under the Plan shall be limited to those of a general creditor of the Company.

     17. DELIVERY OF SHARES OF STOCK. No shares of stock shall be delivered pursuant to any exercise of an Option under the Plan unless the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     18. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Ohio and construed in accordance therewith.

     19. SEVERABILITY. If any provision of the Plan, or any term or condition of any Option granted thereunder, is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Board of Directors, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

     20. COMPLIANCE WITH SECTION 16(B). The Plan is intended to comply with all applicable conditions of Rule 16b-3 (and any successor rule thereto) under the 1934 Act. All transactions involving Nonemployee Directors are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan or the applicable Stock Option Agreement. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to Nonemployee Directors.

                                     * * *

                                                                      APPENDIX H

                           CITIZENS BANCSHARES, INC.
                      1998 STOCK OPTION PLAN FOR EMPLOYEES

     1. PURPOSE OF PLAN. The purpose of the Citizens Bancshares, Inc. 1998 Stock Option Plan for Employees (the "Plan") is to aid Citizens Bancshares, Inc. (the "Company") and its subsidiaries in attracting, securing, and retaining key employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company expects that it will benefit from the added interest which such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

     2. STOCK SUBJECT TO THE PLAN. The total number of shares of common stock of the Company ("Common Stock") that may be issued under the Plan pursuant to options granted hereunder is five and one-half percent (5 1/2%) of the total issued and outstanding shares of the Company on the effective time of the Company's merger with Mid Am, Inc. (the "Effective Date") (subject to adjustment as provided in Section 13), which may consist, in whole or in part, of unissued shares or treasury shares. If, after the Effective Date of the Plan, any option is forfeited or otherwise terminates or is cancelled without the delivery of shares of Common Stock, shares of the Common Stock are surrendered or withheld from any award to satisfy an optionee's income tax withholding obligations, or shares of Common Stock owned by an optionee are tendered to pay the exercise price of options granted under the Plan, then the shares covered by such option or to which such option relates shall again become available for transfer pursuant to options granted or to be granted under this Plan.

     3. ADMINISTRATION. The Plan shall be administered by a committee of not less than two (2) disinterested members of the Board of Directors of the Company (the "Board of Directors") consisting of an equal number of former Mid Am, Inc. directors and directors who were directors of the Company prior to the effective time of its merger with Mid Am, Inc. (the "Committee").

     The Committee shall (subject to the provisions of Section 4 pertaining to options granted during the first two years of the Plan) have the sole authority to grant options under the Plan and, consistent with the Plan, to determine the provisions of the options to be granted, to interpret the Plan and the options granted under the Plan; to correct any defect, supply any omission and reconcile any inconsistency in the Plan; to amend the Plan to reflect changes in applicable law; to adopt, amend and rescind rules and regulations for the administration of the Plan; and generally to administer the Plan and to make all determinations in connection therewith which may be necessary or advisable; and all such actions of the Committee shall be binding upon all optionees. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to options granted to persons subject to
Section 16 of the 1934 Act shall be taken by the Board of Directors unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a subcommittee of the Committee (or the Board of Directors) comprised solely of "non-employee directors." To the extent required for compensation realized from options granted under the Plan to be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), the members of the Committee shall be "outside directors' within the meaning of Code Section 162(m).

     Notwithstanding anything to the contrary contained herein, (a) until the Board of Directors shall appoint the members of the Committee, the Plan shall be administered by the Board of Directors, and (b) the Board of Directors may, in its sole discretion, at any time and from time to time, grant options or resolve to administer the Plan. In either of the foregoing events, the Board of Directors of the Company shall have all of the authority and responsibility granted to the Committee herein.

     4. ELIGIBILITY. Unless otherwise determined by the Committee, key employees, including officers, of the Company and its subsidiaries, including prospective employees conditioned upon their becoming employees, who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to be granted options under the Plan. The employees who shall receive options under the Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the option or options granted to each such employee selected, subject to the maximum number of stock options which may be granted to optionees under the Plan.

     Notwithstanding the foregoing, unless otherwise determined by the Committee, to the extent options are granted by the Committee during the first two years of this Plan, for every option granted to a Company employee formerly employed by Mid Am, Inc., the Committee shall grant an identical option to a Company employee employed by the Company prior to the effective time of its merger with Mid Am, Inc.

     5. LIMIT ON AWARDS. Unless otherwise determined by the Committee, no option may be granted under the Plan after the ten (10) year anniversary of the Effective Date, but options theretofore granted may extend beyond such date.

     6. TERMS AND CONDITIONS OF STOCK OPTIONS. All options granted under this Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions nor inconsistent therewith as the Committee shall determine.

          (A) OPTION PRICE. The option price per share for options granted to employees shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the fair market value at the time the option is granted. The fair market value on the particular date on which the option is granted shall, for all purposes of the Plan, be the closing bid price for such day of the stock (or if the relevant date does not fall on a day on which the stock is trading, the last day on which the stock was so traded prior to the relevant date) as quoted or reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or the NASDAQ National Market System. In the event that the method of determining the fair market value of the shares provided for in this subsection (a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of the grant of such option.

          (B) TIME OF EXERCISE OF OPTION. Unless otherwise determined by the Committee, each option shall be exercisable during and over such period ending not later than ten (10) years from the date it was granted, as may be determined by the Committee and stated in the option.

     Unless otherwise determined by the Committee pursuant to Section 3 hereof or required pursuant to Sections 6(d) or 13 of the Plan, no option shall be exercisable except as provided in the following vesting schedule:

                            TIME                                AMOUNT EXERCISABLE
                            ----                                ------------------
After Second Anniversary of Date of Grant...................            40%
After Third Anniversary of Date of Grant....................            60%
After Fourth Anniversary of Date of Grant...................            80%
After Fifth Anniversary of Date of Grant....................           100%

; provided, however, that in the event of an optionee's retirement in accordance with Company policy, death or permanent disability or a "Change in Control" (as hereafter defined), any option then outstanding shall become fully vested and immediately exercisable unless the applicable stock option agreement provides otherwise.

          (C) PAYMENT. Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full (including applicable taxes, if any). Unless the applicable stock option agreement provides otherwise, an option may be exercised from time to time as to all or any part of the shares as to which such award is then exercisable (but in any event, only for whole shares). Such payment shall be made: (i) in cash; or (ii) unless the applicable stock option agreement provides otherwise, by delivery of shares of Common Stock or attestation of the fact of ownership thereof (which, if acquired pursuant to exercise of a stock option or under an award made under any compensatory plan of the Company, were acquired at least six months prior to the option exercise date) and having a fair market value (determined as of the exercise date) equal to the option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by cashless exercise through a broker or by such other method as the Committee may from time to time prescribe. No optionee shall have any rights to dividends or other rights of a stockholder with respect to shares subject to his or her option until he or she has given written notice of exercise of his or her option, paid in full for such shares, and, if requested, given the representation described in subsection 10 of the Plan.

          (D) RIGHTS AFTER TERMINATION OF EMPLOYMENT. Unless otherwise determined by the Committee, if an optionee's employment by the Company or a subsidiary terminates by reason of such person's retirement in accordance with Company policy, the optionee's option may thereafter be exercised in full but may not be exercised after the expiration of the period of thirty-six (36) months from the date of such termination of employment due to retirement or of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within thirty-six
     (36) months after such termination of employment, any unexercised option may thereafter be exercised by the legal representative of the estate or by the legatee of the option under the optionee's last will and testament for a period of twelve (12) months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is shorter.

     Unless otherwise determined by the Committee, if an optionee's employment by the Company or a subsidiary terminates by reason of permanent disability, the optionee's option may thereafter be exercised in full but may not be exercised after the expiration of the period of twelve (12) months from the date of such termination of employment or of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within a period of twelve (12) months after such termination of employment, any unexercised option may thereafter be exercised by the legal representative of the estate or by the legatee of the option under the optionee's last will and testament for a period of twelve (12) months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is the shorter.

     Unless otherwise determined by the Committee, if an optionee's employment by the Company or a subsidiary terminates by reason of the optionee's death, the optionee's option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the option under the optionee's last will and testament for a period of twelve (12) months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is the shorter.

     Unless otherwise determined by the Committee or the provisions of this
Section 6(d) or Section 13 hereof are applicable, if an optionee's employment terminates for any reason other than retirement or permanent disability, or death, the optionee's option may thereafter be exercised to the extent to which it was exercisable at the time of termination in accordance with the vesting schedule set forth in Section 6(b) hereof, but may not be exercised after the expiration of ninety (90) days from the date of such termination of employment or the stated period of the option, whichever period is shorter.

     Notwithstanding the foregoing, if an optionee's employment with the Company or a subsidiary is terminated for cause, the optionee's option shall thereupon terminate and no options shall thereafter be exercisable by such optionee. In addition, if at any time within one (1) year of the date of which an optionee exercises an option, the optionee (i) is terminated for cause by the Company or a subsidiary, or (ii) engages in any activity determined in the discretion of the Committee to be in competition with any activity, or otherwise inimical, contrary or harmful to the interests of the Company or any subsidiary (including, but not limited to, accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company or any subsidiary), then an amount of cash equal to any gain ("Gain") realized by the optionee from the exercise of the option shall be paid by the optionee to the Company immediately upon notice from the Company. Such Gain shall be determined as of the option exercise date, without regard to any subsequent change in the fair market value of the Common

Stock. The Company shall have the right to offset such Gain against any amounts otherwise owed to the optionee by the Company or any subsidiary (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

          (E) TAX WITHHOLDING. Each optionee shall, as a condition of exercising an option, pay to the Company the amount, if any, required to satisfy applicable federal, state and local income tax withholding requirements ("Withholding Taxes"). Withholding Taxes shall be payable as of the date income from the exercise is included in an optionee's gross income for federal income tax purposes (the "Tax Date"). An optionee may satisfy this requirement by electing one of the following methods (or a combination), which election is subject to the approval of the Company:

             (i) remitting to the Company, in cash or by check, the amount of the Withholding Taxes;

             (ii) remitting to the Company a number of shares of Common Stock (by either actual delivery of shares or attestation) having an aggregate fair market value as of the trading day immediately preceding the Tax Date equal to the amount of the Withholding Taxes;

             (iii) electing to have the Company withhold from the distribution the number of shares of Common Stock having an aggregate fair market value as of the trading day immediately preceding the Tax Date equal to the amount of the Withholding Taxes.

     Any election by an optionee pursuant to clause (ii) and (iii) of this
Section 6(e) must be made in accordance with such conditions not inconsistent with the terms of the Plan as the Committee may impose through the adoption of rules or regulations or otherwise.

     7. TRANSFERABILITY RESTRICTIONS. Unless otherwise determined by the Committee, the option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by the optionee, or by a duly appointed legal representative, unless otherwise determined by the Committee.

     8. DESIGNATION OF CERTAIN OPTIONS AS INCENTIVE STOCK OPTIONS. Options or portions of options granted to Company employees hereunder may, in the discretion of the Committee, be designated as "incentive stock options" within the meaning of Code Section 422. In addition to the terms and conditions contained in paragraph 6 hereof, options designated as incentive stock options shall also be subject to the condition that the aggregate fair market value (determined at the time the options are granted) of the Company's Common Stock with respect to which incentive stock options are exercisable for the first time by an individual employee during any calendar year (under this Plan and all other similar plans of the Company and its subsidiaries) shall not exceed the maximum limit (currently $100,000), if any, imposed from time to time under
Section 422 of the Code. To the extent that the aggregate fair market value exceeds such maximum limit, or such options do not otherwise comply with Code
Section 422, such options shall be treated as nonqualified stock options.

     9. STOCK OPTION AGREEMENT. Any grant of options pursuant to this Plan shall be conditioned upon an employee's execution of a Stock Option Agreement in a form prescribed by the Committee.

     10. INVESTMENT REPRESENTATION. Upon any distribution of shares of Common Stock of the Company pursuant to any provision of this Plan, the distributee may be required to represent in writing that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificates for such shares may include any legend which the Company deems appropriate to reflect any restrictions or transfers.

     11. TRANSFER, LEAVE OF ABSENCE, ETC. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of employment.

     12. RIGHTS OF EMPLOYEES AND OTHERS.

          (A) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

          (B) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.

     13. CHANGES IN CAPITAL OR CONTROL. If the outstanding Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, the number and kind of shares subject to this Plan and the option prices, and the number of shares available for awards under this Plan, shall be proportionately and equitably adjusted. Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as hereinafter defined, each holder of an unexpired option under the Plan shall have the right to exercise such option in whole or in part without regard to the date that such option would be first exercisable and such right shall continue, with respect to any such holder whose employment with the Company or subsidiary terminates following a Change in Control, for a period ending on the earlier of the date of expiration of such option or the date which is twelve (12) months after such termination of employment.

     For purposes of the Plan a "Change in Control" of the Company shall be deemed to have occurred if at any time following the effective time of the merger of Mid Am, Inc. into the Company:

          (A) Individuals who constitute the Board of Directors immediately after the effective time of the merger of Mid Am, Inc. and the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent thereto whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

          (B) Any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934
     Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Company Voting Securities"); provided, however, that the event described in this Section 13(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:
     (i) by the Company or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or
     (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

          (C) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than sixty percent (60%) of the total voting power of (x) the company resulting from such Business Combination (the "Surviving Company"), or (y) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the

     Surviving Company); and (iii) at least fifty percent (50%) of the members of the board of directors of the Parent Company (of, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Directors' approval of the execution of the initial agreement providing for such Business Combination; or

          (D) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets or deposits.

     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than twenty-five percent (25%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

     14. USE OF PROCEEDS. Proceeds from the issuance of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

     15. AMENDMENTS. The Board of Directors may suspend or discontinue the Plan and the Committee may amend the Plan from time to time in any respect whatsoever, but no amendment shall be made which, without the approval of the holder of an option theretofore granted, would materially impair any rights or materially increase any obligations under any award made under the Plan; provided, however, that any action of the Board of Directors or the Committee that alters or affects the tax treatment of any option granted shall not be considered to materially impair any rights of an optionee; and provided further, that if the Committee after consulting with management of the Company determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of employee stock options would have a significant adverse effect on the Company's financial statements because of the fact that options granted before the issuance of such statement are then outstanding, then the Committee in its absolute discretion may cancel and revoke all outstanding options to which such adverse effect is attributed and the holders of such options shall have no further rights in respect thereof; and, provided further, that the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to permit the Company to utilize the pooling-of-interests accounting method (and any outstanding plan agreement shall be deemed to be so amended to the same extent) without obtaining the consent of any grantee (or, after the grantee's death the person having the right to exercise the affected award), without regard to whether such amendment at firstly affects grantee's rights under such agreement. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such options.

     Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to incentive stock options) or other applicable law or regulation.

     Subject to the first paragraph of this Section 15, the Committee may amend any stock option agreement, including without limitation, an amendment which would accelerate the time or times at which the award may be exercised, or waive or amend any goals, restrictions or conditions set forth in any stock option agreement.

     16. EFFECTIVE DATE OF PLAN. The Plan was adopted by the Board of Directors
on             , 1998 effective upon the Effective Date. Unless otherwise determined by the Board of Directors, all awards under the Plan prior to shareholder approval are subject in their entirety to such approval and if such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on such date.

     17. COMPLIANCE WITH SECTION 16(B). The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Act. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company.

                                     * * *

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or master therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

             (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Section 33 of the Code of Regulations of Citizens Bancshares, Inc. states as follows:

             Section 33. Indemnification. The Corporation shall indemnify any director or officer and any former director or officer of the Corporation and any such director or officer who is serving or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the Corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

     In addition, Bancshares has entered into indemnification agreements with each of its directors and executive officers which expand the indemnities' rights in the event that Ohio law and Bancshares' Code of Regulations are further changed. Pursuant to the agreements, indemnities receive the highest available of the following: (i) the benefits provided by Bancshares' Code of Regulations as of the date of the agreement; (ii) the benefits provided by Bancshares' Code of Regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Bancshares exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Bancshares; (vi) the benefits which would have been available to the indemnitee under a Bancshares insurance policy which was in effect prior to and expired on May 8, 1986; or (vii) such other benefits are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Bancshares.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT NO.                              EXHIBIT
-----------                              -------
    2          Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998, between Citizens Bancshares, Inc. and Mid
               Am, Inc. (included as Appendix A to the Joint Proxy
               Statement/Prospectus).
    3.1        Registrant's Fifth Amended Articles of Incorporation.
    3.2        Registrant's Code of Regulations, as amended (incorporated by reference to Exhibit 3(2) of Form S-4 Registration
               Statement No. 0-18209 of the Registrant).
    3.3        Amendment to the Registrant's Fifth Amended and Restated
               Articles of Incorporation of the Registrant (included as
               Appendix B to the Joint Proxy Statement/Prospectus)
    3.4        Amendment to the Code of Regulations of the Registrant
               (included as Appendix C to the Joint Proxy
               Statement/Prospectus)
    4.         Shareholder Rights Agreement, dated as of July 21, 1998,
               between the Registrant and the Citizens Banking Company.
    5          Opinion of Squire, Sanders & Dempsey L.L.P. regarding
               legality.
    8.1        Opinion of Sullivan & Cromwell regarding tax matters.
    8.2        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
               regarding tax matters.
   10.1        Employment Agreement between Citizens Bancshares, Inc. and
               Edward J. Reiter.
   10.2        Employment Agreement between Citizens Bancshares, Inc. and
               David R. Francisco.
   10.3        Employment Agreement between Citizens Bancshares, Inc. and
               Marty E. Adams.
   23.1        Consent of Squire, Sanders & Dempsey L.L.P. (included in
               Exhibit 5).
   23.2        Consent of Sullivan & Cromwell (included in Exhibit 8.1).
   23.3        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 8.2).
   23.4        Consent of McDonald & Company Securities, Inc.
   23.5        Consent of Sandler O'Neill & Partners, L.P.
   23.6        Consent of PricewaterhouseCoopers LLP
   23.7        Consent of Crowe, Chizek and Company LLP
   23.8        Consent of SR Snodgrass
   99.1        Proxy card of Citizens Bancshares, Inc.
   99.2        Proxy card of Mid Am, Inc.
   99.3        Consent of Edward J. Reiter
   99.4        Consent of David R. Francisco

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

        (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salineville, Ohio on August 5, 1998.

                                          CITIZENS BANCSHARES, INC.

                                                  /s/ MARTY E. ADAMS

                                          --------------------------------------
                                          By: Marty E. Adams,
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            /s/ MARTY E. ADAMS                      August 5, 1998
-------------------------------------------         -------------------------------------------
        Marty E. Adams, President,                  Date
   Chief Executive Officer and Director

         /s/ WILLIAM L. WHITE, III                  August 5, 1998
-------------------------------------------         -------------------------------------------
           William L. White, III                    Date
   Chief Financial Office and Principal
            Accounting Officer

            /s/ JAMES C. MCBANE                     August 5, 1998
-------------------------------------------         -------------------------------------------
         James C. McBane, Director                  Date

         /s/ FRED H. JOHNSON, III                   August 5, 1998
-------------------------------------------         -------------------------------------------
      Fred H. Johnson, III, Director                Date

-------------------------------------------         -------------------------------------------
Keith D. Burgett, Director                          Date

           /s/ WILLARD L. DAVIS                     August 5, 1998
-------------------------------------------         -------------------------------------------
        Willard L. Davis, Director                  Date

-------------------------------------------         -------------------------------------------
Fred H. Johnson, Director                           Date

         /s/ KENNETH E. MCCONNELL                   August 5, 1998
-------------------------------------------         -------------------------------------------
      Kenneth E. McConnell, Director                Date

-------------------------------------------         -------------------------------------------
Glenn F. Thorne, Director                           Date

         /s/ GERARD P. MASTROIANNI                  August 5, 1998
-------------------------------------------         -------------------------------------------
      Gerard P. Mastroianni, Director               Date

            /s/ ELDEN L. SURBEY                     August 5, 1998
-------------------------------------------         -------------------------------------------
         Elden L. Surbey, Director                  Date

-----------------------------------------------------   -----------------------------------------------------
Del E. Goedeker, Director                               Date

-----------------------------------------------------   -----------------------------------------------------
Charles J. Homan, Director                              Date

                /s/ JOSEPH W. TOSH, II                  August 5, 1998
-----------------------------------------------------   -----------------------------------------------------
             Joseph W. Tosh, II, Director               Date

                  /s/ H. LEE KINNEY                     August 5, 1998
-----------------------------------------------------   -----------------------------------------------------
               H. Lee Kinney, Director                  Date

                   /s/ LEE A. SMITH                     August 5, 1998
-----------------------------------------------------   -----------------------------------------------------
   Lee A. Smith, Director of The Bancshares Banking     Date
                       Company

                 /s/ JONATHAN A. LEVY                   August 5, 1998
-----------------------------------------------------   -----------------------------------------------------
 Jonathan A. Levy, Director of The Bancshares Banking   Date
                       Company

                                 EXHIBIT INDEX

EXHIBIT NO.                              EXHIBIT                               PAGE NO.
-----------                              -------                               --------
      2        Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998, between Citizens Bancshares, Inc. and Mid
               Am, Inc. (included as Appendix A to the Joint Proxy
               Statement/Prospectus).
    3.1        Registrant's Fifth Amended Articles of Incorporation.
    3.2        Registrant's Code of Regulations, as amended (incorporated by reference to Exhibit 3(2) of Form S-4 Registration
               Statement No. 0-18209 of the Registrant).
    3.3        Amendment to the Registrant's Fifth Amended and Restated
               Articles of Incorporation of the Registrant (included as
               Appendix B to the Joint Proxy Statement/Prospectus)
    3.4        Amendment to the Code of Regulations of the Registrant
               (included as Appendix C to the Joint Proxy
               Statement/Prospectus)
     4.        Shareholder Rights Agreement, dated as of July 21, 1998,
               between the Registrant and the Citizens Banking Company.
      5        Opinion of Squire, Sanders & Dempsey L.L.P. regarding
               legality.
    8.1        Opinion of Sullivan & Cromwell regarding tax matters.
    8.2        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
               regarding tax matters.
   10.1        Employment Agreement between Citizens Bancshares, Inc. and
               Edward J. Reiter.
   10.2        Employment Agreement between Citizens Bancshares, Inc. and
               David R. Francisco.
   10.3        Employment Agreement between Citizens Bancshares, Inc. and
               Marty E. Adams.
   23.1        Consent of Squire, Sanders & Dempsey L.L.P. (included in
               Exhibit 5).
   23.2        Consent of Sullivan & Cromwell (included in Exhibit 8.1).
   23.3        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 8.2).
   23.4        Consent of McDonald & Company Securities, Inc.
   23.5        Consent of Sandler O'Neill & Partners, L.P.
   23.6        Consent of PricewaterhouseCoopers LLP
   23.7        Consent of Crowe, Chizek and Company LLP
   23.8        Consent of SR Snodgrass
   99.1        Proxy card of Citizens Bancshares, Inc.
   99.2        Proxy card of Mid Am, Inc.
   99.3        Consent of Edward J. Reiter
   99.4        Consent of David R. Francisco